UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
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Preliminary Proxy Statement

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Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

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Definitive Proxy Statement

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Definitive Additional Materials

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Soliciting Material Pursuant to §240.14a-12

HILL INTERNATIONAL, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)
Payment of Filing Fee (Check the appropriate box):
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No fee required.

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Fee paid previously with preliminary materials.

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Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

One Commerce Square
2005 Market Street, 17th Floor
Philadelphia, Pennsylvania 19103
[•], 2022
Dear Fellow Stockholder:
You are cordially invited to attend a special meeting of stockholders (the “special meeting”) of Hill International, Inc., a Delaware corporation (the “Company”), to be held at One Commerce Square, 2005 Market Street, 17th Floor, Philadelphia, Pennsylvania [•], [•], 2022, at [•] a.m. Eastern Time.
On August 26, 2022, the Company entered into an Amended and Restated Agreement and Plan of Merger (as it may be amended, supplemented or otherwise modified in accordance with its terms, the “merger agreement”) with Global Infrastructure Solutions Inc., a Delaware corporation (“Parent”), and Liberty Acquisition Sub Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”), providing for, subject to the satisfaction or waiver of specified conditions set forth therein, the acquisition of the Company by Parent. Subject to the terms and conditions of the merger agreement, Merger Sub will be merged with and into the Company (the “merger”), with the Company surviving the merger as a wholly owned subsidiary of Parent.
At the special meeting, you will be asked to consider and vote on:
•
a proposal to adopt and approve the merger agreement (Proposal 1);

•
a proposal to approve, on a non-binding, advisory basis, the compensation that may be paid or become payable to the named executive officers of the Company that is based on or otherwise relates to the merger (Proposal 2); and

•
a proposal to adjourn the special meeting to a later date or time, if necessary or appropriate, to solicit additional proxies in favor of the proposal to adopt and approve the merger agreement if there are insufficient votes at the time of such special meeting to approve such proposal (Proposal 3).

If the merger is consummated, the holders of the common stock, par value $0.0001 per share, of the Company (the “Company common stock”) will receive $3.40 in cash, without interest, less any applicable withholding taxes, for each share of Company common stock that they own immediately prior to the time the merger becomes effective (the “effective time”), other than shares (i) held in treasury by the Company or owned by Parent or Merger Sub or any direct or indirect wholly owned subsidiaries of Parent, Merger Sub or the Company and (ii) issued and outstanding immediately prior to the effective time that are held by a holder who is entitled to demand and has properly exercised and perfected appraisal rights in respect of such shares pursuant to, and who complies in all respects with, Section 262 of the General Corporation Law of the State of Delaware and has not effectively and validly withdrawn or lost such holder’s rights to appraisal.
The Board of Directors of the Company (the “Company Board”) reviewed and considered the terms and conditions of the merger agreement and the transactions contemplated by the merger agreement, including the merger. After consideration, the Company Board unanimously (i) determined that the merger agreement and the transactions contemplated thereby, including the merger, are advisable and fair to, and in the best interests of, the Company and its stockholders, (ii) approved the execution, delivery and performance by the Company of the merger agreement and the consummation of the merger and the other transactions and (iii) recommended that the Company’s stockholders vote to approve the adoption of the merger agreement, subject to the right of the Company Board to withdraw or modify its recommendation in accordance with the terms of the merger agreement. Accordingly, the Company Board unanimously recommends a vote “FOR” the adoption and approval of the merger agreement and the approval of the other proposals to be voted on at the special meeting, each as described in the accompanying proxy statement.
The accompanying proxy statement provides you with more specific information about the special meeting, the merger agreement, the merger and the other transactions contemplated by the merger agreement. You should carefully read the entire proxy statement, including the annexes and documents referred to or incorporated by reference therein. You may also obtain more information about the Company from the documents the Company files with the U.S. Securities and Exchange Commission (the “SEC”), including those incorporated by reference into the accompanying proxy statement.
Your vote is very important.   Adoption and approval of the merger agreement requires the affirmative vote of the holders of at least a majority of the outstanding shares of Company common stock. The failure of any stockholder to vote will have the same effect as a vote against the merger agreement. Accordingly, whether or not you plan to attend the special meeting, you are requested to promptly vote your shares by completing, signing and dating the enclosed proxy card or voting instruction card and returning it in the envelope provided or by voting over the telephone or the Internet as instructed in these materials. If you are a stockholder of record and you sign, date and mail your proxy card without indicating how you wish to vote, your vote will be counted as a vote:
1.
“FOR” adoption and approval of the merger agreement;

2.
“FOR” approval of the non-binding named executive officer merger-related compensation proposal; and

3.
“FOR” adjourning the special meeting to a later date or time, if necessary or appropriate, to solicit additional proxies.

Voting by proxy will not prevent you from voting your shares in person at the special meeting if you choose to attend the special meeting.
If you hold your shares in “street name,” you should instruct your bank, broker or other nominee how to vote your shares in accordance with the enclosed voting instruction card. Your bank, broker or other nominee cannot vote on any of the proposals, including the proposal to adopt and approve the merger agreement, without your instructions.
Thank you for your cooperation and continued support.
Sincerely,
Raouf S. Ghali,
Chief Executive Officer and President
The merger has not been approved or disapproved by the SEC or any state securities commission. Neither the SEC nor any state securities commission has passed upon the merits or fairness of the merger or upon the adequacy or accuracy of the information contained in this document or the accompanying proxy statement. Any representation to the contrary is a criminal offense.
THE ACCOMPANYING PROXY STATEMENT IS DATED [•], 2022 AND IS FIRST BEING MAILED TO STOCKHOLDERS OF THE COMPANY ON OR ABOUT [•], 2022.

One Commerce Square
2005 Market Street, 17th Floor
Philadelphia, Pennsylvania 19103
NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD [•], 2022
To our Stockholders:
A special meeting of stockholders (the “special meeting”) of Hill International, Inc. (the “Company”) will be held at One Commerce Square, 2005 Market Street, 17th Floor, Philadelphia, Pennsylvania 19103 on [•], [•], 2022, at [•] a.m. Eastern Time. We are holding the special meeting for the following purposes:
1.
Adoption and Approval of the Merger Agreement.   To consider and vote on a proposal to adopt and approve the Amended and Restated Agreement and Plan of Merger, dated as of August 26, 2022, among the Company, Global Infrastructure Solutions Inc., a Delaware corporation (“Parent”), and Liberty Acquisition Sub Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”) (as it may be amended, supplemented, or otherwise modified in accordance with its terms, the “merger agreement”), pursuant to which Merger Sub will be merged with and into the Company (the “merger”), with the Company surviving the merger as a wholly owned subsidiary of Parent (such proposal, the “merger agreement proposal”);

2.
Non-Binding Named Executive Officer Merger-Related Compensation Proposal.   To consider and vote on a proposal to approve, on a non-binding, advisory basis, a resolution approving the compensation that may be paid or become payable to the named executive officers of the Company that is based on or otherwise relates to the merger (such proposal, the “non-binding named executive officer merger-related compensation proposal”); and

3.
Adjournment of the Special Meeting.   To approve the adjournment of the special meeting to a later date or time, if necessary or appropriate, to solicit additional proxies in the event that there are not sufficient votes at the time of the special meeting to approve the merger agreement proposal (such proposal, the “adjournment proposal”).

The Board of Directors of the Company unanimously recommends that the stockholders of the Company vote “FOR” the merger agreement proposal, “FOR” the non-binding named executive officer merger-related compensation proposal and “FOR” the adjournment proposal, each as described in greater detail in the accompanying proxy statement.
Only stockholders of record at the close of business on [•] are entitled to notice of and to vote at the special meeting and at any adjournment of the special meeting in accordance with the merger agreement.
We intend to hold the special meeting in person, but we are actively monitoring the coronavirus pandemic (COVID-19). We are sensitive to the public health and travel concerns our stockholders may have and the protocols that federal, state, and local governments may impose. If it is not possible or advisable to hold the special meeting in person or we otherwise determine that alternative arrangements are necessary, we will announce those alternative arrangements as promptly as practicable. Please refer to the accompanying proxy statement for where to find additional information on such announcements, if any.
For more information concerning the special meeting, the merger agreement, the merger and the other transactions contemplated by the merger agreement, please review the accompanying proxy statement and the copy of the merger agreement attached as Annex A to the proxy statement.
To ensure your representation at the special meeting, regardless of whether you plan to attend the special meeting, you are urged to vote your shares by completing, signing, dating and returning the enclosed proxy or voting instruction card as promptly as possible in the postage-paid envelope enclosed. Alternatively, you may vote by telephone or over the Internet as instructed in these materials. If you are voting by telephone or over the Internet, then your voting instructions must be received by 11:59 p.m., Eastern Time, on the day before the special meeting. Your proxy is being solicited by the Board of Directors of the Company.
A stockholder who does not vote in favor of the merger agreement proposal will have the right to seek appraisal of the fair value of its shares if the merger is consummated, but only if such stockholder submits a written demand for appraisal to the Company prior to the time the vote is taken on the merger agreement proposal and complies with all other requirements of the Delaware General Corporation Law (“DGCL”). A copy of the applicable DGCL statutory provisions is included as Annex C to the accompanying proxy statement, and a summary of these provisions can be found under the section entitled “Appraisal Rights” in the accompanying proxy statement.
Approval of the merger agreement proposal requires the affirmative vote of the holders of at least a majority of the outstanding shares of common stock, par value $0.0001 per share, of the Company (the “Company common stock”). The failure to vote will have the same effect as a vote against the merger agreement proposal. Even if you plan to attend the special meeting, please complete, sign, date and return the enclosed proxy or voting instruction card or vote over the telephone or the Internet as instructed in these materials as promptly as possible to ensure that your shares will be represented at the special meeting if you are unable to attend. If you are a stockholder of record and sign, date and mail your proxy card without indicating how you wish to vote, your shares will be voted in favor of the merger agreement proposal, the non-binding named executive officer merger-related compensation proposal and the adjournment proposal. If you fail to return your proxy card, your shares will not be counted for purposes of determining whether a quorum is present at the special meeting and it will have the same effect as a vote against the merger agreement proposal. If your shares are held in “street name” and you fail to return your voting instruction card or otherwise properly instruct your broker, bank or other nominee how to vote your shares, it will have the same effect as a vote against the merger agreement proposal.
By Order of the Board of Directors,
William H. Dengler, Jr., Executive Vice President, Chief Administrative Officer
and Corporate Secretary
[•], 2022
Philadelphia, Pennsylvania

YOUR VOTE IS IMPORTANT
WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING, WE ENCOURAGE YOU TO SUBMIT YOUR PROXY OR VOTING INSTRUCTION CARD AS PROMPTLY AS POSSIBLE (1) BY TELEPHONE; (2) OVER THE INTERNET; OR (3) BY COMPLETING, SIGNING AND DATING THE ENCLOSED PROXY OR VOTING INSTRUCTION CARD AND RETURNING IT IN THE POSTAGE-PAID ENVELOPE PROVIDED. YOU MAY REVOKE YOUR PROXY OR CHANGE YOUR VOTE AT ANY TIME BEFORE IT IS VOTED AT THE SPECIAL MEETING.
If you are a stockholder of record, voting in person during the special meeting will revoke any proxy that you previously submitted. Registered stockholders may be admitted to the special meeting upon providing picture identification. If you own shares in street name (i.e., your shares are held in street name through a broker, bank, trustee or other nominee), you must also bring your most recent brokerage statement, along with picture identification, to the special meeting. We will use your brokerage statement to verify your ownership of common stock and admit you to the special meeting.
If you are a stockholder of record and you fail to (1) return your proxy, (2) grant your proxy or provide voting instructions electronically over the Internet or by telephone or (3) attend and vote at the special meeting, your shares will not be counted for purposes of determining whether a quorum is present at the special meeting and it will have the same effect as a vote against the merger agreement proposal.
If you hold your shares in “street name,” you will need to instruct your bank, broker or other nominee how to vote your shares in accordance with the enclosed voting instruction card provided by your bank, broker or other nominee. Your broker or other agent cannot vote on any of the proposals, including the merger agreement proposal, without your instructions. Failure to provide these instructions will have the same effect as a vote against the merger agreement proposal.
We encourage you to read the accompanying proxy statement and its annexes, including all documents referred to or incorporated by reference into the accompanying proxy statement, carefully and in their entirety. Please monitor our press releases and filings with the Securities Exchange Commission for updated information. If you are planning to attend the special meeting, please check our press releases available at http://ir.hillintl.com/press-releases in the days leading up to the meeting date. As always, we encourage you to vote your shares by proxy before the special meeting regardless of whether you intend to attend in person. If you have any questions concerning the merger, the special meeting or the accompanying proxy statement, would like additional copies of the accompanying proxy statement or need help voting your shares of Company common stock, please contact:
MacKenzie Partners, Inc.
1407 Broadway, 27th Floor
New York, NY 10018
Telephone (toll-free): (800) 322-2885

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SUMMARY TERM SHEET
This Summary Term Sheet, together with “Questions and Answers About the Special Meeting and Merger” beginning on page 9, summarizes certain of the material information set forth or incorporated by reference in this proxy statement. We encourage you to read carefully this entire proxy statement, its annexes and the documents referred to or incorporated by reference in this proxy statement. Each item in this Summary Term Sheet includes a page reference directing you to a more complete description of that topic. See “Where You Can Find More Information” beginning on page 84 for additional information regarding the documents incorporated by reference in this proxy statement. In this proxy statement, the terms “the Company,” “Hill,” “we,” “our” and “us” refer to Hill International, Inc. and its consolidated subsidiaries taken as a whole, unless the context requires otherwise.
The Parties to the Merger (page 16)
Hill International, Inc.
Hill International, Inc. is a Delaware corporation with more than 3,000 professionals in 100 offices worldwide, provides project management, construction management, facilities management and other consulting services primarily to the building, transportation, environmental, energy and industrial markets. The Company is headquartered in Philadelphia, Pennsylvania. Upon completion of the Merger, the Company will be an indirect wholly owned subsidiary of GISI.
Global Infrastructure Solutions Inc., a Delaware corporation (“Parent” or “GISI”)
GISI is the largest privately owned construction manager in the commercial building, industrial and healthcare markets, and a leading project/construction manager in the environmental and public infrastructure sectors. Through the dedicated efforts of its more than 8,500 employees, it generates annual revenue of approximately $11 billion, and enjoys project backlog of more than $23 billion.
Liberty Acquisition Sub Inc., a Delaware corporation (“Merger Sub”)
Merger Sub is a wholly owned indirect subsidiary of Parent formed by Parent solely for the purpose of engaging in the transactions contemplated by the merger agreement. Upon completion of the merger, Merger Sub will merge with and into the Company, and Merger Sub will cease to exist, and the Company will continue as the surviving company and an indirect wholly owned subsidiary of GISI.
The Merger (page 21)
You are being asked to adopt and approve the Amended and Restated Agreement and Plan of Merger, dated as of August 26, 2022, among the Company, Parent and Merger Sub (as it may be amended, supplemented, or otherwise modified in accordance with its terms, the “merger agreement”), pursuant to which, subject to the terms and conditions set forth therein, Merger Sub will be merged with and into the Company (the “merger”), with the Company surviving the merger as a wholly owned indirect subsidiary of Parent. The merger agreement amended and restated the prior Agreement and Plan of Merger, dated August 16, 2022, among the Company, Parent and Merger Sub (the “original merger agreement”). Upon completion of the merger, the Company will cease to be a publicly traded company, and you will cease to have any rights in the Company as a stockholder except the right to receive the merger consideration.
Consideration To Be Received in the Merger (page 56)
If the merger is consummated, each share of the Company’s common stock, par value $0.0001 per share (the “Company common stock”), other than as provided below, will be converted into the right to receive $3.40 in cash, without interest, less any applicable withholding taxes (the “merger consideration”). The following shares of Company common stock will not be converted into the right to receive the merger consideration in connection with the merger: (i) shares held in treasury by the Company or owned by Parent or Merger Sub or any direct or indirect wholly owned subsidiaries of Parent, Merger Sub or the Company immediately prior to the effective time, and (ii) shares issued and outstanding immediately prior to the effective time that are held by a holder who is entitled to demand and has properly exercised and perfected demand for appraisal of such shares pursuant to, and who complies in all respects with, Section 262 of the General Corporation Law of the State of Delaware (the “DGCL”) and has not effectively and validly withdrawn or lost such holder’s rights to appraisal.
Treatment of Company Compensatory Awards (page 57)
Subject to the terms of the merger agreement, at the effective time, pursuant to the applicable Company stock incentive plan, each (i) restricted stock unit award covering shares of Company common stock (“Company RSU”), (ii) deferred stock unit award covering shares of Company common stock (“Company DSU”), (iii) option to purchase Company shares of common stock (“Company Option”), and (iv)  restricted stock award (the “Company Restricted Stock”) and together each Company RSU, Company DSU and Company Option, the “Company Compensatory Award”), that is outstanding and unvested immediately prior to the effective time of the merger will become vested and be settled in cash, without interest, in an amount equal to the product of (x) the aggregate number of shares of Company common stock subject to each such Company Compensatory Award as of the Effective Time and (y) the excess, if any, of the merger consideration over any per share exercise or purchase price of such Company Compensatory Award immediately prior to such cancellation. For more information, see “The Merger Agreement — Treatment of Company Compensatory Awards.”
When the Merger is Expected to be Consummated
The Company currently anticipates that the merger will be consummated in the fourth quarter of 2022. However, there can be no assurances that the merger will be completed at all, or if completed, that it will be completed in 2022. Completion of the merger is subject to the satisfaction or, to the extent permitted by applicable law, waiver of the conditions to the completion of the merger, which are described below and include regulatory clearances and approvals, and it is possible that factors outside the control of the Company or Parent could delay the completion of the merger, or prevent it from being completed at all. There may be a substantial amount of time between the special meeting and the completion of the merger. We expect to complete the merger promptly following the receipt of all required approvals.
The Special Meeting (page 17)
A special meeting of our stockholders will be held at One Commerce Square, 2005 Market Street, 17th Floor, Philadelphia, Pennsylvania 19103 on [•], [•], 2022, at [•] a.m. Eastern Time (the “special meeting”). We intend to hold the special meeting in person, but we are actively monitoring the coronavirus pandemic (COVID-19). We are sensitive to the public health and travel concerns our stockholders may have and the protocols that federal, state, and local governments may impose. If it is not possible or advisable to hold the special meeting in person or we otherwise determine that alternative arrangements are necessary, we will announce those alternative arrangements as promptly as practicable. At the special meeting, you will be asked to, among other things, vote for the merger agreement proposal. See “Questions and Answers About the Special Meeting and Merger” and “The Special Meeting of the Company’s Stockholders.”
Record Date and Quorum (page 17)
Only holders of record of Company common stock, as of the close of business on [•] (the “record date”), the date established by the Board of Directors of the Company (the “Company Board”) as the record date for the special meeting, are entitled to receive notice of and to vote at the special meeting. On the record date, there were [•] shares of Company common stock outstanding.
To conduct any business at the special meeting, a quorum must be present in person or by proxies. The holders of a majority of the shares of Company common stock outstanding and entitled to vote at the meeting, present in person or by proxy, will constitute a quorum for the transaction of business at the special meeting. For more information, see “The Special Meeting of the Company’s Stockholders — Who Can Vote at the Special Meeting” and “The Special Meeting of the Company’s Stockholders — Quorum for the Special Meeting.”

Votes Required (page 17)
Adoption and approval of the merger agreement (the “merger agreement proposal”) requires the affirmative vote of the holders of at least a majority of the outstanding shares of Company common stock.
Approval of the specified compensation that may be paid or become payable to the named executive officers of the Company that is based on or otherwise relates to the merger, on a non-binding, advisory basis (the “non-binding named executive officer merger-related compensation proposal”), requires the affirmative vote of the holders of shares of Company common stock present in person or by proxy having a majority of the votes entitled to vote thereon.
Approval of the adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies in the event that there are not sufficient votes at the time of the special meeting to approve the merger agreement proposal (the “adjournment proposal”) requires the affirmative vote of the holders of shares of Company common stock represented in person or by proxy having a majority of the votes entitled to vote thereon.
A vote to abstain will have the same effect as voting against each proposal as to which you abstain.
If you are a holder of record, failure to submit a proxy or to vote at the special meeting will have the same effect as a vote against the merger agreement proposal, but it will have no effect on the non-binding named executive officer merger-related compensation proposal or the adjournment proposal.
In the absence of a quorum, the chairman of the meeting or the stockholders so present may, by a majority vote of the holders of shares of Company common stock represented in person or by proxy, adjourn the meeting from time to time in the manner provided in the Company bylaws.
Recommendation of the Company Board (page 36)
After consideration of various factors, including the factors described in the section entitled “The Merger — Recommendation of the Company Board,” the Company Board unanimously (i) determined that the merger agreement and the transactions contemplated thereby, including the merger, are advisable and fair to, and in the best interests of, the Company and its stockholders, (ii) approved the execution, delivery and performance by the Company of the merger agreement, and the consummation of the merger and the other transactions, and (iii) recommended that the Company’s stockholders vote to approve the adoption of the merger agreement, subject to the right of the Company Board to withdraw or modify its recommendation in accordance with the terms of the merger agreement (the “recommendation of the Company Board”).
Accordingly, the Company Board unanimously recommends a vote “FOR” the approval of the merger agreement proposal. The failure to vote your shares, or to provide instructions to your broker, bank or other nominee as to how to vote your shares, will have the same effect as a vote against the merger agreement proposal. Additionally, the Company Board unanimously recommends a vote “FOR” the approval of the non-binding named executive officer merger-related compensation proposal and “FOR” the approval of the adjournment proposal.
Interests of the Company’s Directors and Executive Officers in the Merger (page 48)
In considering the recommendation of the Company Board, you should be aware that some of the Company’s directors and executive officers may have interests in the merger that are different from, or in addition to, your interests as a stockholder. These interests include, among others:
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the accelerated vesting and cash settlement of unvested Company Compensatory Awards for the merger consideration;

•
with respect to certain executive officers and other key employees, the opportunity to receive cash severance payments and benefits; and

•
continued indemnification and directors’ and officers’ liability insurance applicable for a period of six years following completion of the merger.

The Company Board was aware of these interests and considered them, among other matters, prior to making its determination to recommend the adoption and approval of the merger agreement to the Company’s stockholders. For more information, see the section entitled “The Merger — Interests of the Company’s Directors and Executive Officers in the Merger.”
Opinion of Houlihan Lokey (page 39 and Annex B)
On August 26, 2022, Houlihan Lokey Capital, Inc., which we refer to as Houlihan Lokey, verbally rendered its opinion to the Company Board (which was subsequently confirmed in writing by delivery of Houlihan Lokey’s written opinion addressed to the Company Board dated August 26, 2022), as to the fairness, from a financial point of view and as of such date, of the merger consideration to be received by the holders of Company common stock (other than Excluded Persons, as described below) in the merger pursuant to the merger agreement, which opinion was based on and subject to the various procedures followed, assumptions made, qualifications and limitations on the review undertaken and the other matters considered by Houlihan Lokey in connection with the preparation of its opinion. For purposes of Houlihan Lokey’s opinion, “Excluded Persons” refers to Parent, Merger Sub and their respective affiliates.
Houlihan Lokey’s opinion was directed to the Company Board (in its capacity as such) and only addressed the fairness, from a financial point of view and as of such date, of the merger consideration to be received by holders of Company common stock (other than Excluded Persons) in the merger pursuant to the merger agreement and did not address any other aspect or implication of the merger or any other agreement, arrangement or understanding. The summary of Houlihan Lokey’s opinion in this proxy statement is qualified in its entirety by reference to the full text of its written opinion, which is attached as Annex B to this proxy statement and describes certain of the procedures followed, assumptions made, qualifications and limitations on the review undertaken and other matters considered by Houlihan Lokey in connection with the preparation of its opinion. However, neither Houlihan Lokey’s opinion nor the summary of its opinion and the related analyses set forth in this proxy statement are intended to be, and do not constitute, advice or a recommendation to the Company Board, any security holder of the Company or any other person as to how to act or vote with respect to any matter relating to the merger. See “The Merger — Opinion of the Financial Advisor to the Company.”
Certain U.S. Federal Income Tax Consequences of the Merger (page 51)
The exchange of Company common stock for cash pursuant to the merger will be a taxable transaction for U.S. federal income tax purposes. Accordingly, a U.S. holder (as defined in “The Merger — Certain U.S. Federal Income Tax Consequences of the Merger”) of Company common stock who exchanges shares of Company common stock for cash in the merger generally will recognize gain or loss in an amount equal to the difference, if any, between the amount of cash received with respect to such shares and the U.S. holder’s adjusted tax basis in such shares.
This proxy statement contains a general discussion of certain U.S. federal income tax consequences of the merger. This description does not address any non-U.S. tax consequences, nor does it address state, local or other tax consequences or the consequences to holders who are subject to special treatment under U.S. federal tax law. Consequently, you should consult your tax advisor to determine the particular tax consequences to you of the merger.
Non-Solicitation Covenant (page 63)
In the merger agreement, the Company has agreed that it will not, and will cause its subsidiaries not to, and will not permit their respective representatives to, directly or indirectly (i) solicit, initiate, seek, facilitate or knowingly encourage or knowingly induce or take any other action designed or intended to lead to, or that would reasonably be expected to lead to, or the making, submission or announcement of any acquisition proposal or acquisition inquiry (as defined in “The Merger Agreement — Non-Solicitation Covenant”) or (ii) participate in any discussions or negotiations regarding or furnish to any person or entity any information relating to the Company or any Company subsidiary, in each case in connection with an acquisition proposal, other than to state that the Company and its representatives are prohibited hereunder from engaging in any discussions or negotiations. However, the merger agreement allows the Company to furnish information and participate in unsolicited discussions or negotiations under certain circumstances prior to obtaining the requisite approval of the Company’s stockholders.
In the merger agreement, the Company has also agreed that the Company Board (and any committee thereof) will not (i) adopt, approve, publicly endorse or publicly recommend or publicly propose to adopt, approve, endorse or recommend, any acquisition proposal, (ii) withdraw, modify or qualify, or otherwise publicly propose to withdraw, modify or qualify, in a manner adverse to Parent, the Company Board Recommendation, (iii) fail to include the Company Board Recommendation in this proxy statement, (iv) if an acquisition proposal has been publicly disclosed, fail to publicly reaffirm the Company Board Recommendation within 10 business days after Parent’s written request that the Company Board provide such reaffirmation following the first public disclosure of any acquisition proposal (provided that Parent may only make such request once with respect to any particular acquisition proposal and once with respect to any publicly announced material change thereof), (v) fail to recommend against an acquisition proposal that is a tender or exchange offer subject to Regulation 14D under the Exchange Act within 10 business days after of such tender or exchange offer, or (vi) adopt or approve, or propose to adopt or approve, or permit the Company or any Company subsidiary to enter into any binding or non-binding letter of intent, agreement in principle, memorandum of understanding, merger agreement, acquisition agreement, option agreement, joint venture agreement, partnership agreement or other agreement, commitment, arrangement or understanding relating to or in connection with, or that is intended to or would reasonably be expected to lead to, any acquisition proposal.
However, at any time prior to obtaining stockholder approval, the Company Board may make a change of recommendation in response to an intervening event (as defined in “The Merger Agreement — Changes in Board Recommendation”), if the Company Board has determined in good faith after consultation with the Company’s outside legal counsel, that the failure to take such action would be reasonably likely to constitute a breach of the directors’ fiduciary duties under applicable law.
In addition, at any time prior to obtaining stockholder approval, the Company Board, may make a change of recommendation or cause the Company to terminate the merger agreement (pursuant to and in accordance with the terms thereof) in order to enter into a definitive agreement providing for an acquisition proposal that did not result from a material breach of the non-solicitation restrictions and that the Company Board determines in good faith after consultation with the Company’s outside legal counsel and financial advisors is a superior proposal (as defined in “The Merger Agreement — No Solicitation; Recommendations of the Merger”), but only if, in each case, the Company Board has determined in good faith after consultation with the Company’s outside legal counsel, that the failure to take such action would be reasonably likely to constitute a breach of the directors’ fiduciary duties under applicable law.
The Company must comply with certain provisions of the merger agreement related to Parent (including with respect to notifying Parent and negotiating with Parent) before making an adverse recommendation change or terminating the merger agreement. Upon termination of the merger agreement under specified circumstances, the Company will be required to pay Parent a termination fee of $8.4 million.
Conditions to Completion of the Merger (page 69)
The consummation of the merger is subject to, among other things, the following conditions:
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the adoption of the merger agreement at the special meeting by the holders of at least a majority of the outstanding shares of Company common stock;

•
the absence of any order that has the effect of preventing, making illegal or otherwise prohibiting the consummation of the merger;

•
the expiration or termination of any applicable waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), and the receipt of authorization or consent from applicable governmental entitites under certain foreign antitrust laws;

•
each party’s respective representations and warranties in the merger agreement being true and correct as of the closing date, or with respect to certain representations and warranties, as of a time otherwise specified, in the manner described in “The Merger Agreement — Conditions of the Merger” subject to certain materiality and material adverse effect qualifiers;

•
each party’s performance in all material respects of its obligations required to be performed under the merger agreement prior to the effective time of the merger; and

•
the absence of any, with respect to the Company, material adverse effect, in the manner described in “The Merger Agreement — Representations and Warranties.”

Financing (page 69)
The merger agreement does not contain any financing-related closing condition, and Parent and Merger Sub have represented that Parent will have at the effective time sufficient funds to consummate the transactions contemplated by the merger agreement and to make all cash payments contemplated under the merger agreement in connection with the merger and the other transactions, including payment of all related fees and expenses.
Regulatory Approvals (page 53)
Under the terms of the merger agreement, the merger cannot be consummated until the Company has obtained the applicable regulatory approvals and satisfied all statutory waiting period requirements, including the applicable waiting period (and any extension thereof) under the HSR Act has expired or been terminated, and making certain other merger filings or clearances that may be required or advisable in other jurisdictions.
Under the HSR Act and the rules promulgated thereunder by the U.S. Federal Trade Commission (the “FTC”), the merger cannot be consummated until each of the Company and Parent files a notification and report form with the FTC and the Antitrust Division of the U.S. Department of Justice (“DOJ”) under the HSR Act and the applicable waiting period has expired or been terminated, and after the mandatory approval requirements outside of the United States have been obtained under applicable antitrust and foreign investment laws. Each of the Company and Parent filed such a notification and report form with the FTC and DOJ.
If the FTC or DOJ issues a request for additional information and documents (which we refer to as the “Second Request”) prior to the expiration of the initial waiting period, the parties must observe a second 30-day waiting period, which would begin to run only after both parties have substantially complied with the Second Request, unless the waiting period is terminated earlier or the parties otherwise agree to extend the waiting period.
At any time before or after consummation of the merger, notwithstanding the termination of the waiting period under the HSR Act, the Antitrust Division of the DOJ or the FTC could take such action under the antitrust laws as it deems necessary or desirable in the public interest, including seeking to enjoin the completion of the merger, or part of it, seeking divestiture of substantial assets of the Company or Parent, requiring the Company or Parent to license, or hold separate, assets or terminating existing relationships and contractual rights. In addition, state attorneys general and other regulators could take action under the antitrust or other laws as they deem necessary or desirable in the public interest, including, without limitation, seeking to enjoin the completion of the merger or permitting completion subject to regulatory conditions. Private parties may also seek to take legal action under the applicable laws under some circumstances. There can be no assurance that a challenge to the merger will not be made or, if such a challenge were made, that it would not be successful.
Termination of the Merger Agreement (page 71)
The merger agreement may be terminated, and the merger may be abandoned at any time prior to the effective time:
•
by mutual written consent of Parent and the Company;

•
by either Parent or the Company, if:

•
the merger has not been consummated by April 15, 2023 (which we refer to as the “end date”); however, this right to terminate will not be available to any party whose failure to fulfill any obligation has been the principal cause of, or principally resulted in, the failure of the merger to have occurred on or before the end date;
•
any governmental entity of competent jurisdiction has issued a final, non-appealable order, injunction, decree or judgment in each case preventing, making illegal or otherwise prohibiting the consummation of the merger; however, this right to terminate will not be available to any party whose failure to fulfill any obligation has been the principal cause of, or principally resulted in, the issuance, promulgation, enforcement or entry of any such order, injunction, decree or judgment; or

•
the special meeting (including any adjournments or postponements thereof) has concluded and the Company stockholders have not adopted the merger agreement;

•
by the Company:

•
if Parent and/or Merger Sub has breached any of the representations and warranties of Parent or Merger Sub set forth in the merger agreement or failed to perform or violated their respective covenants or agreements under the merger agreement, and such breach, or failure to perform would reasonably be expected to prevent or materially delay the consummation of Parent or Merger Sub of the merger or any of the transactions and is not capable of being cured by the end date or, if capable of being cured by the end date, is not cured before the earlier of the business day immediately prior to the end date and the 20th calendar day following receipt of written notice from the Company of such breach, failure to perform, violation or inaccuracy, except the Company will not have the right to effect such termination if it is then in material breach of the merger agreement; or

•
prior to receipt of the stockholder approval, in order to enter into a definitive agreement providing for a superior proposal (as defined in “The Merger Agreement — Non-Solicitation Covenant”) so long as the Company has complied with its obligations under the non-solicitation covenant in the merger agreement from and immediately prior to or simultaneously with the termination of this Agreement, the Company pays to Parent the $8,400,000 termination fee described below.

•
by Parent:

•
if the Company has breached or failed to perform or violated its covenants or agreements under the merger agreement or any of the representations and warranties of the Company set forth in the merger agreement shall have become inaccurate, and such breach, failure to perform, violation or inaccuracy would result in the failure of the related conditions to Parent’s obligation to close the merger to be satisfied and is not capable of being cured by the end date or, if capable of being cured by the end date, is not cured before the earlier of the business day immediately prior to the end date and the 30th calendar day following receipt of written notice from Parent of such breach, failure to perform, violation or inaccuracy, except Parent will not have the right to effect such termination if it is then in material breach of the merger agreement; or

•
if, prior to the Company stockholder approval, the Company Board has effected a change of the Company Board Recommendation.

Termination Fee Payable by the Company (page 72)
If the merger agreement is terminated under certain circumstances, the Company may be obligated to pay Parent a termination fee of $8.4 million.
Effect of Termination (page 72)
Each of the parties to the merger agreement is entitled to specific performance of the terms of the merger agreement, in addition to any other remedy at law or equity.
Support Agreement (page 73)
Concurrently with the execution of the merger agreement, Parent entered into a Support Agreement (the “support agreement”) with certain stockholders of the Company collectively beneficially owning approximately 10% of the outstanding shares of Company common stock, pursuant to which each such stockholder agreed, among other things, to vote in favor of the transactions contemplated by the merger agreement and in favor of adopting the merger agreement and against other proposals to acquire the Company.
Litigation Related to the Merger (page 53)
The outcome of any future litigation related to the transactions, including the merger, is uncertain. Such litigation, if not resolved, could prevent or delay consummation of the merger and result in substantial costs to the Company, including any costs associated with the indemnification of directors and officers. One of the conditions to the consummation of the merger is that no governmental entity of competent jurisdiction (i) enacted, issued or promulgated any order that is in effect or (ii) issued or granted any order or injunction (whether temporary, preliminary or permanent) that is in effect, in each case which has the effect of preventing, making illegal or otherwise prohibiting the consummation of the merger. Therefore, if a plaintiff were successful in obtaining an injunction prohibiting the consummation of the merger, then such injunction may prevent the merger from being consummated, or from being consummated within the expected time frame.
Appraisal Rights (page 80)
Under the DGCL, a holder of record of Company common stock who does not vote in favor of the merger agreement proposal will have the right to seek appraisal of the fair value of its shares of Company common stock as determined by the Court of Chancery of the State of Delaware if the merger is completed, but only if such stockholder complies with all requirements of the DGCL for exercising appraisal rights, including Section 262 of the DGCL. This appraisal amount could be more than, the same as or less than the merger consideration. Any holder of record of the Company common stock intending to exercise appraisal rights must, among other things, submit a written demand for an appraisal to us prior to the vote on the merger agreement proposal at the special meeting and must not vote or otherwise submit a proxy in favor of the merger agreement proposal. Your failure to follow exactly the procedures specified under the DGCL will result in the loss of your appraisal rights. The requirements of the DGCL for exercising appraisal rights are summarized in this proxy statement, including Section 262 of the DGCL, the text of which can be found in Annex C to this proxy statement.
Delisting and Deregistration of Company Capital Stock (Page 84)
If the merger is consummated, the Company common stock will be delisted from the NYSE and deregistered under the Exchange Act. Accordingly, following the consummation of the merger, we would no longer file periodic reports with the U.S. Securities and Exchange Commission (the “SEC”), on account of the Company common stock.
Where You Can Find More Information (page 84)
You can find more information about the Company in the periodic reports and other information we file with the SEC. The information is available at the website maintained by the SEC at www.sec.gov. See “Where You Can Find More Information.”

QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING AND MERGER
Q:
Why am I receiving this proxy statement?

A:
You are receiving this proxy statement because on August 26, 2022 the Company entered into the merger agreement with Parent and Merger Sub. You are receiving this proxy statement in connection with the solicitation of proxies by the Company Board in favor of the merger agreement proposal. The merger agreement is attached as Annex A to this proxy statement. The description of the merger agreement in this proxy statement is not complete and is qualified in its entirety by reference to the complete text of the merger agreement.

Q:
What will the Company’s stockholders receive in the merger?

A:
If the merger is consummated, each holder of Company common stock will receive the merger consideration of $3.40 in cash, without interest, less any applicable withholding taxes, for each share of the Company common stock that such stockholder owns immediately prior to the time the merger becomes effective (the “effective time”), unless such stockholder exercises and perfects its appraisal rights under the DGCL.

Q:
When and where is the special meeting?

A:
The special meeting of Company stockholders will be held at One Commerce Square, 2005 Market Street, 17th Floor, Philadelphia, Pennsylvania [•], [•], 2022, at [•] a.m. Eastern Time. We intend to hold the special meeting in person, but we are actively monitoring the coronavirus pandemic (COVID-19). We are sensitive to the public health and travel concerns our stockholders may have and the protocols that federal, state, and local governments may impose. If it is not possible or advisable to hold the special meeting in person or we otherwise determine that alternative arrangements are necessary, we will announce those alternative arrangements as promptly as practicable. Please refer to the accompanying proxy statement for where to find additional information on such announcements, if any.

Q:
Who is eligible to vote?

A:
Holders of record of the Company common stock as of the close of business on [•], the record date established by the Company Board for the special meeting, are eligible to vote at the special meeting.

Q:
How many votes do the Company’s stockholders have?

A:
Holders of the Company common stock are entitled to one vote for each share of the Company common stock that such holder owned at the close of business on [•], the record date for the special meeting.

Q:
What vote of the Company’s stockholders is required to approve the merger agreement proposal?

A:
Approval of the merger agreement proposal requires the affirmative vote of the holders of at least a majority of the outstanding shares of Company common stock. Failures to vote, abstentions and broker non-votes will have the same effect as a vote against the merger agreement proposal.

Q:
What vote of the Company’s stockholders is required to approve the other proposals to be considered at the special meeting?

A:
Approval of each of the non-binding named executive officer merger-related compensation proposal and the adjournment proposal requires the affirmative vote of the holders of shares of Company common stock represented in person or by proxy having a majority of the votes entitled to vote thereon. Abstentions have the same effect as a vote against either proposal, but broker non-votes will not affect the outcome of either proposal.

Q:
How does the Company Board recommend that I vote?

A:
After consideration of various factors, including the factors described in the section entitled “The Merger — Recommendation of the Company Board and Reasons for the Merger,” the Company Board unanimously (i) determined that the terms of the merger agreement and the transactions contemplated thereby, including the merger, are fair to, and in the best interests of, the Company and its stockholders, (ii) determined that it is in the best interests of the Company and its stockholders, and declared it advisable, to enter into the merger agreement, (iii) approved the execution and delivery by the Company of the merger agreement, the performance by the Company of its covenants and agreements contained therein and the consummation of the merger and the other transactions upon the terms and subject to the conditions contained therein, and (iv) recommended that the Company’s stockholders vote to adopt the merger agreement. Accordingly, the Company Board unanimously recommends a vote “FOR” the approval of the merger agreement proposal. Additionally, the Company Board unanimously recommends a vote “FOR” the approval of the non-binding named executive officer merger-related compensation proposal and “FOR” the approval of the adjournment proposal.
You should be aware that some of the Company’s directors and executive officers are subject to plans, agreements or arrangements that may provide them with interests in the merger that are different from, or are in addition to, the interests of the Company’s stockholders generally. These interests relate to equity securities held by such persons and their affiliates; change of control severance covering the Company’s executive officers; and indemnification of the Company’s directors and officers by the surviving company following the merger. See the section entitled “The Merger — Interests of the Company’s Directors and Executive Officers in the Merger.”
Q:
What do I need to do now?

A:
Please read this proxy statement carefully in its entirety, including its annexes and the documents referred to or incorporated by reference herein, to consider how the merger would affect you. After you read these materials, you should complete, sign and date your proxy or voting instruction card and mail it in the enclosed return envelope or submit your vote over the telephone or the Internet as soon as possible so that your shares can be voted at the special meeting. If you are a stockholder of record and you sign, date and mail your proxy card or otherwise submit your proxy without indicating how you wish to vote, your shares will be voted in accordance with the recommendations of the Company Board, as applicable, with respect to each proposal.

Q:
Do I need to attend the special meeting?

A:
No. It is not necessary for you to attend the special meeting in order to vote your Company common stock. If you are a stockholder of record as of the record date, you may vote by mail, by telephone or through the Internet, as described in more detail below. If you are a “street name” holder of Company common stock, you must follow the voting instructions provided to you by your bank, broker, trust or other nominee for your shares of Company common stock to be voted at the special meeting, as described in more detail below.

Q:
How do I vote?

A:
If you are a stockholder of record, you may vote:

•
by proxy by returning the enclosed proxy card in the enclosed return envelope;

•
by proxy over the telephone using the telephone number printed on each proxy card you receive;

•
by proxy through the Internet voting instructions printed on each proxy card you receive; or

•
by casting your vote at the special meeting.

Only our stockholders and invited guests may attend the special meeting. Refer to “How to Attend the Special Meeting” for further information regarding admission to the special meeting. You will need to bring picture identification to the meeting. If you own shares in street name (i.e., your shares are held in street name through a broker, bank, trustee or other nominee), you must also bring your most recent brokerage statement to the meeting. We will use your brokerage statement to verify your ownership of common stock and admit you to the meeting. Shares held in your name as the stockholder of record may be voted by you in person at the special meeting. Shares held beneficially in street name may be voted by you in person at the special meeting only if you obtain a legal proxy from the broker or other agent that holds your shares giving you the right to vote the shares and only if you bring such proxy to the special meeting. If you vote by proxy and also attend the special meeting, you do not need to vote again at the special meeting unless you wish to change your vote. Even if you plan to attend the special meeting, we strongly urge you to vote in advance by proxy by signing and dating the enclosed proxy card and returning it in the postage-paid envelope provided.
If you are submitting your proxy by telephone or through the Internet, your voting instructions must be received by 11:59 p.m., Eastern Time, on the day before the special meeting.
If you return your signed proxy card, but do not mark the boxes showing how you wish to vote, your shares of Company common stock will be voted “FOR” the approval of the merger agreement proposal, “FOR” the approval of the non-binding named executive officer merger-related compensation proposal and “FOR” the approval of the adjournment proposal.
If your shares of Company common stock are held in “street name” by your broker, bank or other nominee, you should have received a voting instruction card with these proxy materials from that organization rather than a proxy card from the Company. Your broker, bank or other nominee will vote your shares only if you provide instructions on how to vote. You should instruct your broker to vote your shares by following the procedures provided by your broker. See “The Special Meeting of the Company’s Stockholders — How to Vote.”
Q:
How does an employee participating in the Company’s 401(k) Plan vote?

A:
If you are an employee of the Company and participate in the Hill International Inc. 401(k) Retirement Savings Plan (the “Plan”), the enclosed voting instruction form indicates the aggregate number of shares of common stock credited to your account as of [•], the record date for voting at the special meeting. If you timely submit your voting instructions to the Plan’s trustee (the “Trustee”) by following the instructions on the enclosed voting instruction form, your shares will be voted as you have directed. If you do not provide the Trustee with voting instructions, the Trustee will vote your Plan shares in the same proportion as the shares for which the Trustee receives voting instructions from other participants in the Plan. The Trustee must receive your voting instructions no later than [•], 2022. Please note that Plan participants may vote their shares through the Trustee only and accordingly may not vote their Plan shares in person at the special meeting.

Q:
If my shares are held for me by a bank, broker, trust or other nominee, will my bank, broker, trust or other nominee vote those shares for me with respect to the proposals?

A:
Your bank, broker, trust or other nominee will NOT have the power to vote your shares of Company common stock at the special meeting unless you provide instructions to your bank, broker, trust or other nominee on how to vote. You should instruct your bank, broker, trust or other nominee on how to vote your shares of Company common stock with respect to the proposals, using the instructions provided by your bank, broker, trust or other nominee. You may be able to vote by telephone or through the Internet if your bank, broker, trust or other nominee offers these options.

Q:
What happens if I do not return a proxy card, voting instruction card or otherwise vote or vote to abstain?

A:
If you are a holder of record, the failure to return your proxy card or to otherwise vote will have the same effect as voting against the merger agreement proposal, but it will have no effect on the non-binding named executive officer merger-related compensation proposal or the adjournment proposal.

If your shares are held in “street name” and you do not return your voting instruction card or otherwise instruct your broker, bank or other nominee how to vote your shares, it will have the same effect as a vote against the merger agreement proposal, but it will have no effect on the non-binding named executive officer merger-related compensation proposal or the adjournment proposal.
A vote to abstain will have the same effect as voting against each proposal as to which you abstain.
See “The Special Meeting of the Company’s Stockholders — Votes Required; Treatment of Abstentions and Broker Non-Votes.”

Q:
What does it mean if I receive more than one set of materials?

A:
This means you own shares of Company common stock that are registered under different names. For example, you may own some shares directly as a stockholder of record and other shares through a broker or you may own shares through more than one broker. In these situations, you will receive multiple sets of proxy materials. You must complete, sign, date and return each of the proxy or voting instruction cards that you receive, or vote all of your shares over the telephone or the Internet in accordance with the applicable instructions in order to vote all of the shares you own. Any shares you may hold in “street name” will be deemed to be held by a different stockholder than any shares you hold of record, and therefore any shares held in “street name” will not be combined for voting purposes with shares you hold of record. Each set of proxy materials you receive comes with its own prepaid return envelope and control number(s); if you vote by mail, make sure you return each proxy or voting instruction card in the return envelope that accompanies that proxy or voting instruction card, and if you vote by telephone or over the Internet, use the control number(s) on each proxy or voting instruction card, as applicable.

Q:
Why am I being asked to consider and vote on the non-binding named executive officer merger-related compensation proposal?

A:
SEC rules require the Company to seek approval on a non-binding, advisory basis with respect to certain payments that will or may be made to the Company’s named executive officers in connection with the merger. Approval of the non-binding named executive officer merger-related compensation proposal is not required to complete the merger.

Q:
What happens if I sell my shares of Company common stock before the special meeting?

A:
The record date for the special meeting is earlier than the expected date of the merger. If you own shares of Company common stock as of the close of business on the record date but transfer your shares prior to the date of the special meeting, you will retain your right to vote at the special meeting, but the right to receive the merger consideration will pass to the person who holds your shares immediately prior to the effective time of the merger.

Q:
Am I entitled to appraisal rights?

A:
Under Section 262 of the DGCL, a stockholder will be entitled to dissent and to seek appraisal for its shares only if certain criteria are satisfied. See the section entitled “Appraisal Rights” and Annex C of this proxy statement.

Q:
Will I be subject to U.S. federal income tax upon the exchange of Company common stock for cash pursuant to the merger?

A:
The exchange of Company common stock for cash pursuant to the merger will be a taxable transaction for U.S. federal income tax purposes. Accordingly, a U.S. holder of Company common stock who exchanges shares of Company common stock for cash in the merger generally will recognize gain or loss in an amount equal to the difference, if any, between the amount of cash received with respect to such shares and the U.S. holder’s adjusted tax basis in such shares.

For a more detailed description of certain U.S. federal income tax consequences of the merger, see “The Merger — Certain U.S. Federal Income Tax Consequences of the Merger” beginning on page 51.
This proxy statement contains a general discussion of certain U.S. federal income tax consequences of the merger. This description does not address any non-U.S. tax consequences, nor does it address state, local or other tax consequences or the consequences to holders who are subject to special treatment under U.S. federal tax law. Consequently, you should consult your tax advisor to determine the particular tax consequences to you of the merger
Q:
When do you expect the merger to be completed?

A:
The Company and Parent are working to be in a position to complete the merger as quickly as possible after the special meeting. As of the date of this proxy statement, the Company anticipates that the merger will be completed in the fourth quarter of 2022. In order to complete the merger, we must obtain the required stockholder approval, approval under the HSR Act and certain foreign competition laws, and a number of other closing conditions under the merger agreement must be satisfied or waived. See “The Merger Agreement —  Conditions of the Merger.”
Q:
What happens if the merger is not completed?

A:
In the event that the merger agreement proposal does not receive the required approval of the stockholders described elsewhere in this proxy statement, or if the merger is not completed for any other reason, the Company’s stockholders will not receive any payment for their shares of Company common stock in connection with the merger. Instead, the Company expects that its management will operate the Company’s business in a manner similar to that in which it is being operated today, and the Company will remain an independent public company, the Company common stock will continue to be listed and traded on the NYSE, the Company common stock will continue to be registered under the Exchange Act, and the Company’s stockholders will continue to own their shares of the Company common stock and will continue to be subject to the same general risks and opportunities as they currently are with respect to ownership of the Company common stock. Under certain circumstances, if the merger is not completed, the Company may be obligated to pay to Parent a termination fee.

Q:
Should I send in my stock certificates now?

A:
No. At or about the date of completion of the merger, if you hold certificated shares, you will receive a letter of transmittal with instructions informing you how to send in your stock certificates to Parent’s paying agent in order to receive the merger consideration. You should use the letter of transmittal to exchange stock certificates for the merger consideration to which you are entitled as a result of the merger. PLEASE DO NOT SEND ANY STOCK CERTIFICATES WITH YOUR PROXY OR OTHERWISE SEND THEM TO THE COMPANY, PARENT OR THE PROXY SOLICITATION AGENT.

If you are a beneficial owner of shares of Company common stock, you will receive instructions from your broker, bank or other nominee as to how to surrender your shares and receive the merger consideration for those shares following the completion of the merger.
Q:
Who can help answer my questions?

A:
The information provided above in the Q&A format is for your convenience only and is merely a summary of some of the information in this proxy statement. You should carefully read the entire proxy statement, including its annexes and the documents referred to or incorporated by reference herein. If you would like additional copies of this proxy statement, without charge, or if you have questions about the merger, including the procedures for voting your shares, you should contact the Company’s proxy solicitation agent:

MacKenzie Partners, Inc.
1407 Broadway, 27th Floor
New York, NY 10018
Telephone (toll-free): (800) 322-2885
You may also wish to consult your legal, tax and/or financial advisors with respect to any aspect of the merger, the merger agreement or other matters discussed in this proxy statement.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING INFORMATION
This proxy statement and the documents incorporated into it by reference contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 regarding the Company including, but not limited to, statements related to the proposed acquisition of the Company and the anticipated timing, results and benefits thereof; and statements regarding the expectations and beliefs of the Company Board and management and other statements that are not historical facts. You can generally identify forward-looking statements by the use of forward-looking terminology such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “explore,” “evaluate,” “intend,” “may,” “might,” “plan,” “potential,” “predict,” “project,” “seek,” “should,” or “will,” or the negative thereof or other variations thereon or comparable terminology. These forward-looking statements are based on each of the companies’ current plans, objectives, estimates, expectations and intentions and inherently involve significant risks and uncertainties, many of which are beyond the Company’s control. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of these risks and uncertainties, which include, without limitation, risks and uncertainties associated with the Company’s ability to complete the merger on the proposed terms or on the anticipated timeline, or at all, including:
•
risks and uncertainties related to securing the necessary regulatory and stockholder approvals and the satisfaction of other closing conditions to consummate the merger;

•
the occurrence of any event, change or other circumstance that could give rise to the termination of the merger agreement;

•
risks related to diverting the attention of Company management from ongoing business operations;

•
risk that the proposed merger disrupts the Company’s current operations;

•
significant transaction costs and/or unknown or inestimable liabilities;

•
the risk of stockholder litigation in connection with the merger, including resulting expense or delay;

•
disruption from the proposed transaction, making it more difficult to conduct business as usual or maintain relationships with customers, employees, suppliers or other third parties;

•
effects relating to the announcement of the merger or any further announcements or the consummation of the merger on the market price of the Company’s common stock;

•
the effect of the announcement or pendency of the merger on the Company’s ability to retain and hire key personnel and other employees or the Company’s business relationships (including customers and suppliers), operating results and business generally;

•
limitations placed on the Company’s ability to operate its business under the merger agreement;

•
the occurrence of any event that could give rise to the termination of the merger agreement, including under circumstances that require the Company to pay Parent a termination fee;

•
regulatory initiatives and changes in tax laws;

•
the impact of the COVID-19 pandemic on the operations and financial results of the Company;

•
market volatility;

•
the financial performance of the Company through the completion of the merger;

•
general economic conditions; and

•
other risks and uncertainties affecting the Company, including those described from time to time under the caption “Risk Factors” and elsewhere in the Company’s filings and reports, including the Company’s Annual Report on Form 10-K for the year ended December 31, 2021 and Quarterly Report on Form 10-Q for the quarter ended June 30, 2022, and future filings and reports by the Company.

All of the forward-looking statements in this proxy statement are qualified by the information contained or incorporated by reference into this proxy statement. See the section entitled “Where You Can Find More Information” beginning on page 84 of this proxy statement.

Moreover, other risks and uncertainties of which the Company is not currently aware may also affect its forward-looking statements and may cause actual results and the timing of events to differ materially from those anticipated. The Company cautions investors that such forward-looking statements are not guarantees of future performance and that undue reliance should not be placed on such forward-looking statements.
The forward-looking statements in this proxy statement are made only as of the date hereof or as of the dates indicated in the forward-looking statements and reflect the views stated therein with respect to future events as at such dates, even if they are subsequently made available by the Company on its website or otherwise. The Company undertakes no obligation to update or supplement any forward-looking statements to reflect actual results, new information, future events, changes in its expectations or other circumstances that exist after the date as of which the forward-looking statements were made, except as required by law.

THE PARTIES TO THE MERGER
Hill International, Inc.
Hill International, Inc. is a Delaware corporation with more than 3,000 professionals in 100 offices worldwide. The Company provides project management, construction management, facilities management and other consulting services primarily to the building, transportation, environmental, energy and industrial markets. The Company’s executive offices are located at One Commerce Square, 2005 Market Street, 17th Floor, Philadelphia, PA 19103. The Company’s telephone number is (215) 309-7700. For additional information about the Company, see “Where You Can Find More Information” or visit Company’s website at https://www.hilintl.com. The information provided on the Company’s website is not part of this proxy statement and is not incorporated by reference in this proxy statement.
Global Infrastructure Solutions Inc.
GISI is the largest privately owned construction manager in the commercial building, industrial and healthcare markets, and a leading project/construction manager in the environmental and public infrastructure sectors. Through the dedicated efforts of its more than 8,500 employees, it generates annual revenue of approximately $11 billion, and enjoys project backlog of more than $22 billion. Parent’s executive office is located at 660 Newport Center Drive, Suite 940, Newport Beach, CA 92660. Parent’s telephone number is (213) 640-8159. Parent’s website address is https://www.gisi.com. The information provided on Parent’s website is not part of this proxy statement and is not incorporated by reference in this proxy statement.
Liberty Acquisition Sub Inc.
Liberty Acquisition Sub Inc. is a wholly owned subsidiary of Parent, whose principal executive offices are located at 660 Newport Center Drive, Suite 940, Newport Beach, CA 92660. Merger Sub’s telephone number is (213) 640-8159. Merger Sub was formed solely for the purpose of facilitating Parent’s acquisition of the Company.

THE SPECIAL MEETING OF THE COMPANY’S STOCKHOLDERS
We are furnishing this proxy statement as part of the solicitation of proxies by the Company Board for use at the special meeting and at any properly convened meeting following an adjournment or postponement of the special meeting.
Time, Place and Purpose of the Special Meeting
The Company will hold the special meeting at One Commerce Square, 2005 Market Street, 17th Floor, Philadelphia, Pennsylvania 19103 on [•], [•], 2022, at [•] a.m. Eastern Time. The purpose of the special meeting is to consider and vote on the merger agreement proposal, the non-binding named executive officer merger-related compensation proposal and the adjournment proposal. We intend to hold the special meeting in person, but we are actively monitoring the coronavirus pandemic (COVID-19). We are sensitive to the public health and travel concerns our stockholders may have and the protocols that federal, state, and local governments may impose. If it is not possible or advisable to hold the special meeting in person or we otherwise determine that alternative arrangements are necessary, we will announce those alternative arrangements as promptly as practicable. Please refer to the accompanying proxy statement for where to find additional information on such announcements, if any.
Who Can Vote at the Special Meeting
Only holders of record of the Company common stock, as of the close of business on [•], which is the record date for the special meeting, are entitled to receive notice of and to vote at the special meeting. If you own shares that are registered in the name of someone else, such as a broker, bank or other nominee, you need to direct that person how to vote those shares or obtain an authorization from them and vote the shares yourself at the special meeting. As of the close of business on the record date, there were [•] shares of Company common stock outstanding.
Quorum for the Special Meeting
To conduct any business at the special meeting, a quorum must be present in person or by proxies. The holders of a majority of the outstanding shares of Company common stock entitled to vote at the special meeting, represented in person or by proxy, will constitute a quorum for the transaction of business at the special meeting. Both abstentions and broker non-votes are counted as present for the purpose of determining the presence of a quorum. As of the close of business on the record date, there were [•] shares of the Company common stock outstanding. Accordingly, [•] shares of the Company common stock must be represented in person or by proxy at the special meeting to constitute a quorum.
If you are a Company stockholder of record and you vote by mail, by telephone or through the Internet or at the special meeting, then your shares of Company common stock will be counted as part of the quorum. If you are a “street name” holder of shares of Company common stock and you provide your bank, broker, trust or other nominee with voting instructions, then your shares of Company common stock will be counted in determining the presence of a quorum. If you are a “street name” holder of shares of Company common stock and you do not provide your bank, broker, trust or other nominee with voting instructions, then your shares of Company common stock will not be counted in determining the presence of a quorum.
Once a share of Company common stock is represented at the special meeting, it will be counted for the purpose of determining a quorum and any adjournment of the special meeting, unless the holder is present solely to object to the special meeting. However, if a new record date is set for an adjourned meeting, a new quorum will have to be established.
Votes Required; Treatment of Abstentions and Broker Non-Votes
Approval of the merger agreement proposal requires the affirmative vote of the holders of at least a majority of the outstanding shares of Company common stock.
Approval of each of the non-binding named executive officer merger-related compensation proposal and the adjournment proposal requires the affirmative vote of the holders of shares of Company common stock represented in person or by proxy having a majority of the votes entitled to vote thereon.

A vote to abstain will have the same effect as voting against each proposal as to which you abstain.
If you are a holder of record, failure to submit a proxy or to vote at the special meeting will have the same effect as a vote against the merger agreement proposal, but it will have no effect on the non-binding named executive officer merger-related compensation proposal or the adjournment proposal.
If your shares of Company common stock are held in “street name” by your broker, you should instruct your broker how to vote your shares using the enclosed voting instruction card provided by your broker. Under applicable regulations, brokers, banks and other nominees who hold shares in “street name” for customers may not exercise their voting discretion with respect to non-routine matters such as the proposals to be voted upon at the special meeting. As a result, if you do not instruct your broker, bank or other nominee how to vote your shares of Company common stock, your shares will be treated as “broker non-votes” and will not be voted, which will have the same effect as voting against the merger agreement proposal. Broker non-votes will not, however, have any effect on the non-binding named executive officer merger-related compensation proposal or the adjournment proposal.
How to Vote
Stockholders have a choice of voting by proxy by completing a proxy card and mailing it in the prepaid envelope provided, by calling a toll-free telephone number or through the Internet. Please refer to your proxy card or the information forwarded by your bank, broker, trust or other nominee to see which options are available to you. The telephone and Internet voting facilities for stockholders of record will close at 11:59 p.m., Eastern Time on the day before the special meeting.
If you are a holder of record and sign and return a proxy card but do not include “FOR,” “AGAINST” or “ABSTAIN” on a proposal to be voted, your shares of Company common stock will be voted in favor of that proposal.
If you wish to vote by proxy and your shares of common stock are held by a bank, broker, trust or other nominee, you must follow the voting instructions provided to you by your bank, broker, trust or other nominee. Unless you give your bank, broker, trust or other nominee instructions on how to vote your shares of Company common stock, your bank, broker, trust or other nominee will not be able to vote your shares on the proposals.
If you are an employee of the Company and participate in the Plan, the enclosed voting instruction form indicates the aggregate number of shares of common stock credited to your account as of [•], the record date for voting at the special meeting. If you timely submit your voting instructions to the Trustee by following the instructions on the enclosed voting instruction form, your shares will be voted as you have directed. If you do not provide the Trustee with voting instructions, the Trustee will vote your Plan shares in the same proportion as the shares for which the Trustee receives voting instructions from other participants in the Plan. The Trustee must receive your voting instructions no later than [•], 2022. Please note that Plan participants may vote their shares through the Trustee only and accordingly may not vote their Plan shares in person at the special meeting.
The stockholders of record as of the close of business on the record date for the special meeting, their duly appointed proxy holders, and the “street name” stockholders who beneficially owned shares of Company common stock as of the close of business on the record date are entitled to participate in the special meeting. Registered stockholders may be admitted to the special meeting upon providing picture identification. If you own shares in street name (i.e., your shares are held in street name through a broker, bank, trustee or other nominee), you must also bring your most recent brokerage statement, along with picture identification, to the meeting. We will use your brokerage statement to verify your ownership of common stock and admit you to the special meeting.
Please note that cameras, sound or video recording equipment, or other similar equipment, electronic devices, large bags or packages will not be permitted in the special meeting.
If you have any questions about how to vote or direct a vote in respect of your shares of Company common stock, you may contact our proxy solicitor, MacKenzie Partners, Inc., toll-free at (800) 322-2885.

YOU SHOULD NOT SEND IN YOUR SHARE CERTIFICATE(S) WITH YOUR PROXY CARD.    A letter of transmittal with instructions for the surrender of certificates representing shares or book-entry shares will be mailed to stockholders if the merger is consummated.
Revocation of Proxies
Any proxy given by a Company stockholder may be revoked at any time before it is voted at the special meeting by doing any of the following:
•
submitting another proxy by telephone or through the Internet, in accordance with the instructions on the proxy card;

•
delivering a signed written notice of revocation bearing a date later than the date of the proxy to William H. Dengler, Jr., Corporate Secretary, Hill International, Inc., One Commerce Square, 2005 Market Street, 17th Floor, Philadelphia, PA 19103 stating that the proxy is revoked;

•
submitting a later-dated proxy card relating to the same shares of Company common stock; or

•
attending the special meeting and voting at the meeting (your attendance at the special meeting will not, by itself, revoke your proxy; you must vote at the special meeting).

“Street name” holders of shares of Company common stock should contact their bank, broker, trust or other nominee to obtain instructions as to how to revoke or change their proxies.
Adjournments
Although it is not currently expected, the special meeting may be adjourned one or more times in accordance with the merger agreement to a later day or time if necessary or appropriate, including to solicit additional proxies in favor of the merger agreement proposal. Your shares will be voted on any adjournment proposal in accordance with the instructions indicated in your proxy or voting instruction card. If a quorum is not present, the person presiding at the special meeting or the stockholders holding a majority of the Company common stock represented in person or by proxy at the special meeting and entitled to vote thereat may adjourn the special meeting in accordance with the merger agreement until a quorum shall be present. If the adjournment is for more than 60 days after the date of this proxy statement, or if a new record date is set for the adjourned meeting, a notice of the adjourned meeting will be given to each stockholder of record entitled to vote at the meeting. In addition, the special meeting could be postponed before it commences, subject to the terms of the merger agreement. If the special meeting is adjourned or postponed, stockholders who have already submitted their proxies or voting instructions will be able to revoke them at any time prior to the final vote on the proposals. If you are a holder of record and return a proxy without indicating how you wish to vote on the adjournment proposal, your shares will be voted in favor of the adjournment proposal.
Householding
Certain stockholders of the Company who share an address are being delivered only one copy of this proxy statement unless the Company or one of its mailing agents has received contrary instructions. SEC regulations permit the Company to send a single set of proxy materials, which includes this proxy statement, to two or more stockholders that share the same address. Each stockholder will continue to receive his or her own separate proxy card. Upon written or oral request, the Company will promptly deliver a separate set of proxy materials to a stockholder at a shared address that only received a single set of proxy materials for this year. If a stockholder would prefer to receive his or her own copy, please contact William H. Dengler, Jr., Corporate Secretary, at the Company’s principal executive office: One Commerce Square, 2005 Market Street, 17th Floor, Philadelphia, PA 19103; by telephone at (215) 309-7700; or by email addressed to hil@openboard.info. Similarly, if a stockholder would like to receive his or her own set of the Company’s proxy materials in future years or if a stockholder shares an address with another stockholder and both would like to receive only a single set of the Company’s proxy materials in future years, please contact Mr. Dengler.
Solicitation of Proxies
The Company is soliciting the enclosed proxy card on behalf of the Company Board, and the Company will bear the expenses in connection with the solicitation of proxies. In addition to solicitation by mail, the

Company and its directors, officers and employees may solicit proxies in person, by telephone or by electronic means. These persons will not be specifically compensated for doing this.
The Company has engaged MacKenzie Partners, Inc., or MacKenzie, to assist in the solicitation of proxies for the special meeting and will pay MacKenzie a fee of approximately $15,000, plus reimbursement of out-of-pocket expenses. The address of MacKenzie is 1407 Broadway, 27th Floor, New York, NY 10018. You can call MacKenzie toll-free at (800) 322-2885.
Recommendation of the Company Board
After consideration of various factors, including the factors described in the section entitled “The Merger — Recommendation of the Company Board and Reasons for the Merger,” the Company Board unanimously (i) determined that the merger agreement and the transactions contemplated thereby, including the merger, are advisable and fair to, and in the best interests of, the Company and its stockholders, (ii) authorized and approved the merger agreement and the other transactions contemplated by the merger agreement, including the merger, and directed the senior officers of the Company to execute and deliver the merger agreement, (iii) directed that the merger agreement and the transactions contemplated thereby, including the merger, be submitted to the Company’s stockholders for adoption at the special meeting in accordance with the merger agreement and (iv) recommended that the Company’s stockholders vote in favor of the adoption and approval of the merger agreement and the transactions contemplated thereby, including the merger.
Accordingly, the Company Board unanimously recommends a vote “FOR” the approval of the merger agreement proposal. Additionally, the Company Board unanimously recommends a vote “FOR” the approval of the non-binding named executive officer merger-related compensation proposal and “FOR” the approval of the adjournment proposal.
Questions and Additional Information
If you have more questions about the merger, the special meeting or how to submit your proxy, or if you need additional copies of this proxy statement or the enclosed proxy card or voting instructions, please contact our proxy solicitor:
MacKenzie Partners, Inc.
1407 Broadway, 27th Floor
New York, NY 10018
Telephone (toll-free): (800) 322-2885

THE MERGER (PROPOSAL 1)
The discussion of the merger and the merger agreement in this proxy statement is qualified in its entirety by reference to the complete text of the merger agreement, which is attached to this proxy statement as Annex A. You should read the merger agreement carefully in its entirety.
Background of the Merger
The following chronology summarizes key meetings and events that led to the signing of the merger agreement. The following chronology does not purport to catalogue every communication among the Company Board, representatives of Hill and other parties.
The Company Board and Hill executive management periodically review and assess Hill’s results of operations, financial position, business strategy and prospects, as well as the trends and conditions affecting Hill’s industry and business generally. Such assessments include periodic meetings or consultations with third-party advisors, as well as consideration of potential strategic and financial alternatives to enhance stockholder value, including potential sale transactions. Hill executive management and certain members of the Company Board also engage in general discussions from time to time with various parties, including strategic parties and financial sponsors, as well as financing sources, market participants and investment banking firms, regarding Hill’s business, strategy and growth opportunities, including opportunities for collaboration, potential business combinations, acquisitions and financing transactions.
In July 2017, Hill entered into a letter agreement with Houlihan Lokey Capital, Inc. (which we refer to as “Houlihan Lokey”) pursuant to which Hill retained Houlihan Lokey to act as its exclusive financial advisor with respect to Hill’s continuing review of its corporate strategic posture and to assist Hill in executing on certain identified, preferred strategic alternatives available to Hill. Under the letter agreement, Houlihan Lokey’s services were divided into two phases. In the first phase, Houlihan Lokey agreed to perform a strategic analysis focusing on evaluation and analysis of Hill. In the second phase, Houlihan Lokey agreed to act as Hill’s exclusive financial advisor and/or placement agent to provide investment banking and related financial services in connection with a possible liquidity transaction, including a possible sale of Hill.
In February 2018, Hill initiated a sale process in which Houlihan Lokey confidentially reached out to 124 potential strategic and financial buyers. Between March 2018 and May 2018, 62 potential buyers subsequently entered into confidentiality agreements, of which five potential buyers, including GISI and Company A, submitted indications of interest. Ultimately, only GISI submitted a formal, final-round indication of interest in July 2018. GISI’s July 2018 proposal contemplated a potential transaction in which GISI would purchase certain assets and assume certain liabilities relating to certain of Hill’s regional businesses for consideration comprised of (i) cash at closing of $224.0 million, (ii) a $160.0 million one-time earnout payment in cash contingent upon achievement of certain performance benchmarks in 2019, and (iii) up to approximately $34.5 million in cash to the extent the accounts receivable owed to Hill by Libya (which would be retained by Hill in the proposed transaction) were collected. Hill would also retain all debt and debt-equivalents and certain other liabilities that remained outstanding at closing of the proposed transaction. In August 2018, after discussion among the Company Board, the Company Board determined that remaining an independent company was in the best interests of Hill’s stockholders at the time and declined to accept GISI’s July 2018 due in part to the fact that the cash consideration proposed to be delivered at closing represented a discount to the trading price per share of Company common stock on the NYSE at the time and a lack of confidence that the earnout payment could be achieved. In September 2018, Hill and Houlihan Lokey terminated the July 2017 letter agreement.
In September 2019, Hill received an unsolicited non-binding indication of interest from GISI to acquire all of the shares of Company common stock for a price of $3.76 in cash per share, reflecting a cash premium of 26% to the 30-day volume weighted average closing share price of the Company common stock ended on the date of the non-binding indication of interest. After discussion among the Company Board, the Company Board determined that remaining an independent company was in the best interests of Hill’s stockholders at the time and declined to accept GISI’s 2019 proposal.
In September 2020, Hill received an unsolicited non-binding indication of interest from GISI to acquire all of the shares of Company common stock for a price of $3.00 in cash per share, reflecting a premium of 101% and 93% to Hill’s 3-month and 6-month volume weighted average share price of the Company common stock to the date of the non-binding indication of interest, respectively.
In October 2020, in light of the September 2020 unsolicited indication of interest from GISI, Hill entered into a new letter agreement with Houlihan Lokey re-engaging Houlihan Lokey to initiate a more focused sale process targeting a smaller group of potential buyers. The October 2020 letter agreement was on substantially the same terms as the 2017 letter agreement with Houlihan Lokey, except that the October 2020 letter agreement contemplated a new initial term of twelve months commencing on the date of the new letter and modified the terms of the liquidity fee payable to Houlihan Lokey in connection with a transaction. Of the potential buyers contacted through this process, only GISI expressed interest in pursuing a transaction with Hill at the time.
In November 2020, Hill entered into a confidentiality agreement with GISI and GISI was granted access to a data room for purposes of conducting due diligence in connection with GISI’s evaluation of a potential transaction with Hill.
In January 2021, Hill entered into a confidentiality agreement with Company A in connection with Company A’s evaluation of a potential transaction with Hill and Company A was granted access to a data room for purposes of conducting due diligence in connection therewith.
In February 2021, Hill received a revised indication of interest from GISI to acquire all of the shares of Company common stock for cash consideration reflecting an enterprise valuation at the time of $210 – $240 million. From February 2021 through March 2021, representatives of Hill executive management and representatives of Duane Morris LLP, Hill’s outside counsel also serving as transaction counsel to Hill (which we refer to as “Duane Morris”), and representatives of GISI and representatives of its outside legal counsel, discussed potential transaction structures and purchase price. Ultimately, GISI verbally proposed to acquire all of the outstanding shares of Company common stock for a price of $3.25 in cash per share. However, in late March 2021, GISI declined to further pursue the proposed transaction citing its uncertainty at the time about acquiring Hill’s international business.
Company A also indicated in late March 2021 that it was not interested in pursuing a transaction with Hill at that time.
In November 2021, Hill received an unsolicited non-binding indication of interest from Company A pursuant to which Company A proposed to acquire all of the shares of Company common stock for price between $2.80 and $3.00 in cash per share of Company common stock, representing a premium between 31% and 40% over the 30 days average volume weighted trading price of the Company common stock as of the date of the non-binding indication of interest. The Company Board and representatives of Houlihan Lokey met virtually to discuss Company A’s proposal, at which point the Company Board agreed to form an ad hoc committee of directors comprised of David Sgro, Arnaud Ajdler and Grant McCullough to coordinate discussions with Houlihan Lokey and Company A. From November 2021 through May 2022, representatives of Hill, including members of the ad hoc committee, representatives of Houlihan Lokey and representatives of Duane Morris, continued to discuss the terms of a potential acquisition of Hill with representatives of Company A, including members of Company A’s management, its financial advisors and its outside legal counsel.
At two meetings of the Company Board in January 2022, Mr. Sgro provided updates to the Company Board with respect to ongoing discussions with Company A and, at a meeting of the Company Board in February 2022, Mr. Sgro reported to the Company Board that Company A offered to acquire Hill at a price of $2.90 in cash per share of Company common stock and submitted a proposed work plan for Hill’s consideration.
At a meeting of the Company Board in March 2022 at which members of Hill executive management and representatives of Duane Morris were present, Mr. Sgro provided an update on Company A’s proposal of a potential deal structure involving a management buyout of a majority of Hill’s international business. Representatives of Duane Morris made a presentation on the Company Board’s fiduciary duties under Delaware law in the context of a sale transaction. The Company Board formed a special committee to review any potential strategic transaction involving Hill and appointed Messrs. Sgro, Ajdler and McCullagh as members (the “Special Committee”). At Company Board meetings at the end of March 2022 and in May 2022, Mr. Sgro provided the Company Board with further updates regarding ongoing discussions with Company A.
In April 2022, representatives of Company B contacted members of Hill executive management to express an interest in pursuing a transaction with Hill. In turn, members of Hill executive management informed the Company Board of Company B’s outreach and the Company Board directed representatives of Houlihan Lokey to contact representatives of Company B to further discuss Company B’s interest in Hill. In April 2022, Hill entered into a confidentiality agreement with Company B in furtherance of Company B’s evaluation of a potential transaction with Hill and Company B was granted access to a data room for purposes of conducting due diligence in connection therewith. After further discussion with Company B, it became apparent that Company B was interested in acquiring Hill’s domestic business only.
At a meeting of the Company Board in May 2022, Mr. Sgro reported to the Company Board that the Special Committee had directed representatives of Houlihan Lokey to send process letters to Company A and Company B requiring them to respond on or before June 1, 2022. Mr. Sgro also reported at the meeting that he had spoken with representatives of Company A and that Company A was interested in Hill’s domestic business only. After deliberation by the Special Committee, Mr. Sgro informed representatives of Company A that any transaction would need to involve the acquisition of Hill’s entire business.
Later in May 2022, Mr. Sgro contacted representatives of Company C to ascertain whether Company C had interest in pursuing a potential transaction with Hill. On May 27, 2022, Hill and Company C executed a confidentiality agreement in connection with Company C’s evaluation of a potential transaction with Hill and Company C granted access to a data room for purposes of conducting due diligence in connection therewith.
On or about June 1, 2022, both Company A and Company B withdrew their interest in pursuing a transaction with Hill.
On June 13, 2022, Company C submitted an unsolicited non-binding letter of intent proposing to acquire all of the outstanding shares of Company common stock at a price of $2.45 in cash per share of Company common stock, representing an 80.8% premium over the 30-day volume weighted average price of the Company common stock on the date of the proposal of $1.361, a 69.0% premium to the 60-day volume weighted average price of the Company common stock of $1.452 and a 60.1% premium to the 90-day volume weighted average price of the Company common stock of $1.533. The letter stated that the definitive agreement in relation to the potential transaction would not be subject to any financing contingencies and that Company C anticipated financing its acquisition of Hill partly with Company C’s existing cash on hand and through new debt facilities to be arranged by Company C’s relationship banks. The letter provided that the execution of a definitive agreement would require completion of due diligence, primarily focused on business, financial, tax and legal matters, and execution of satisfactory voting agreements by certain of Hill’s significant related party stockholders. In addition, the letter provided that the consummation of a transaction would require securing the necessary competition and other regulatory clearances and proposals and fulfillment of other customary conditions, including approval of Hill’s stockholders, in the context of a transaction of the sort contemplated by Company C’s proposal. The letter requested that Hill enter into an exclusivity arrangement so that Company C and Hill could work together towards an anticipated signing of a definitive agreement with respect to the proposed transaction within 45 days after the date of Company C’s letter.
Between June 13, 2022 and June 20, 2022, the Special Committee held two meetings and the Company Board held one meeting at which Company C’s June 13, 2022 proposal was discussed. At one such meeting, the Special Committee directed representatives of Houlihan Lokey to contact representatives of Company C to discuss whether there was any flexibility in Company C’s proposed offer price. In response, representatives of Company C advised representatives of Houlihan Lokey that Company C did not expect to increase or decrease the proposed offer price. Ultimately, the Company Board authorized members of Hill executive management and representatives of Houlihan Lokey to negotiate and cause Hill to enter into an exclusivity arrangement with Company C.
On June 20, 2022, representatives of Company C’s outside legal counsel sent an initial draft of an exclusivity agreement to representatives of Houlihan Lokey. Following negotiation of the period of exclusivity and circumstances under which the exclusivity period could be extended, Company C and Hill entered into an exclusivity agreement on or about June 22, 2022, providing for exclusive negotiations until 11:59 p.m. Eastern Time on July 22, 2022, which could be extended for an additional 15 days at Company C’s request and with Hill’s consent, not to be unreasonably withheld.
On June 24, 2022, representatives of Duane Morris spoke with representatives of Company C’s transaction counsel about Company C’s June 13, 2022 proposal and certain logistical matters relating to the drafting of a definitive agreement, antitrust matters and other topics in connection therewith. Duane Morris agreed to prepare an initial draft of the definitive agreement. Over the next several days, representatives of Duane Morris and representatives of Company C’s transaction counsel held preliminary discussions about antitrust and governmental contract matters.
On July 1, 2022, representatives of Duane Morris sent a draft merger agreement to representatives of Company C’s transaction counsel. This initial draft reflected a price of $2.45 in cash per share of Company common stock, consistent with Company C’s June 13, 2022 proposal, and provided, among other things, that the transaction would be structured as a single-step merger requiring approval of Hill’s stockholders and that consummation of the proposed merger with Company C would not be subject to any financing contingencies. In addition, the draft merger agreement with Company C (i) included a 40-day “go-shop” period, during which Hill would have the right to solicit proposals after signing the proposed merger agreement with Company C, and related provisions (so-called “go-shop” provisions), (ii) provided Company C with one opportunity to “match” a superior proposal or intervening event, and (iii) included a “two-tiered” Company termination fee with a lower termination fee of 0.66% of Hill’s equity value payable if the proposed merger agreement were to be terminated by Hill to accept a superior proposal during the go-shop period (as well as after the go-shop period for certain exempted persons who approached Hill during the go-shop period) and a higher termination fee of 2.0% of Hill’s equity value after the go-shop period. The draft merger agreement with Company C also contemplated that Company C, Hill and their respective affiliates would be required to divest assets, pursue litigation and take certain other actions, if necessary, to obtain antirust approvals (a so-called “hell or high water” antitrust provision). The draft merger agreement noted that the parties were to consider whether a filing with the U.S. Committee on Foreign Investment in the United States (which we refer to as “CFIUS”) and other regulatory agencies would be required.
From July 1, 2022 through July 14, 2022, Company C and Hill held management meetings with Hill’s legal, finance, human resources and information technology personnel.
On July 14, 2022, representatives of Company C’s transaction counsel delivered a revised draft merger agreement to representatives of Duane Morris. Company C’s revised draft merger agreement provided, among other things, that Company C would not be required to consummate the proposed merger in the event that it could not obtain financing and that, accordingly, Hill could not seek specific performance of the merger agreement by Company C in such event — concepts that were not reflected in Company C’s June 13, 2022 proposal. Instead, Company C’s revised draft merger agreement contemplated only that Hill would be entitled to a reverse termination fee from Company C in an amount equal to 4.0% of Hill’s equity value in the event (i) all of the conditions to the consummation of the proposed merger (other conditions applicable to Hill’s obligation to consummate the proposed merger) were to be satisfied or waived, (ii) Hill were to confirm in writing to Company C that all of the conditions to Hill’s obligations to consummate the proposed merger were satisfied or waived and that it stood ready, willing and able to consummate the proposed merger, (iii) Company C were to fail to consummate the proposed merger at the time required, and (iv) Company C were to fail to consummate the merger within four business days after Hill had delivered the confirmation referred to in the foregoing clause (ii). In addition, Company C’s revised draft merger agreement included certain covenants with respect to Company C’s obligations to obtain financing in connection with the proposed merger and Hill’s obligations to assist Company C in obtaining such financing. Company C’s draft merger agreement also removed the go-shop provisions, including removal of the two-tiered Company termination fee in favor of a single-tier termination fee of 4.0% of the equity value of Hill. Company C’s draft merger agreement included a provision requiring Hill to submit the proposed merger to a vote of Hill’s stockholders even if the merger was no longer recommended by the Company Board (a so-called “force the vote” provision). Company C’s revised draft merger agreement also revised certain other “fiduciary out” provisions including revisions providing for continuous, “last look” matching rights (instead of a single opportunity to match) with respect to superior proposals and intervening events. Company C’s revised draft merger agreement removed the “hell or high water” antitrust provision in favor of a regime in which Company C would not be obligated to (i) defend or litigate any government challenge, (ii) divest any of its or its affiliates’ assets or modify any of their contractual rights (instead limiting any proposed remedies to assets and contracts of Hill and its subsidiaries), (iii) limit its conduct except as to assets and contracts of Hill and its subsidiaries, (iv) agree to any remedy that would impair the ability of Company C to operate its assets or businesses; (v) agree to a remedy as to assets, properties, businesses or product lines of Hill or its subsidiaries material to Hill and its subsidiaries, and (vi) propose or agree to any remedy to address any legal proceeding by anyone other than a governmental entity. Company C’s revised draft merger agreement also contemplated that consummation of the proposed merger would be conditioned upon the approval of both CFIUS and the Defense Counterintelligence and Security Agency (which we refer to as “DCSA”). The revised merger agreement also contemplated that certain, then-unidentified significant related party stockholders would be required to enter into voting agreements pursuant to which they would be obligated to vote shares of Company common stock beneficially owned by them in favor of the adoption of the proposed merger agreement. The revised draft merger agreement also (i) expanded the scope of Hill’s representations and warranties, (ii) imposed additional restrictions on Hill and its operations between signing of the proposed merger agreement and closing thereunder, (iii) imposed limitations on Hill’s ability to adjourn or postpone the Company Stockholders Meeting, (iv) further revised the no-solicitation provision to require, among other things, that certain information be provided to Company C regarding any third party acquisition proposals and inquiries, and (v) expanded the circumstances in which Hill would be required to pay a termination fee in the event the proposed merger agreement were to be terminated and Hill were to be acquired by a third party thereafter.
From July 19, 2022 through August 3, 2022, Hill received several unsolicited offers or inquiries from financial and strategic buyers regarding a potential acquisition of Hill, including an unsolicited offer from Godspeed Capital Management LP (which we refer to as “Godspeed”) to acquire 100% of Hill’s issued and outstanding shares of Company common stock and equivalents for a price of $1.85 in cash per share in cash, representing a premium of 11.4% over the thirty day trailing average closing price of the Company common stock on the NYSE on July 18, 2022 and a premium of 56.78% over the 52-week low achieved on May 10, 2022. Godspeed publicly disclosed its proposal on the same day it submitted the proposal to the Company Board. Hill did not respond to unsolicited proposals or inquiries while under exclusivity with Company C.
On July 19, 2022, the Special Committee, members of Hill executive management, representatives of Houlihan Lokey and representatives of Duane Morris met virtually to discuss the Godspeed’s July 19, 2022 proposal and a non-public inquiry from a representative of Company D regarding a potential transaction with Hill. Following that discussion, in light of ongoing negotiations and exclusivity with Company C and receipt of unsolicited proposals from other potential buyers, representatives of Duane Morris provided a brief summary of fiduciary duties of directors under Delaware law in the context of a sale transaction. Thereafter, representatives of Duane Morris led a discussion of material issues with respect to Company C’s July 14, 2022 revised draft merger agreement. The discussion highlighted, among other things, removal of the go-shop provisions, revisions to the “fiduciary out” provisions limiting the Company Board’s ability to entertain other proposals or make a change in recommendation, that closing of the proposed merger would not occur unless Company C obtained financing to fund its payment obligations in connection with the proposed merger (the “financing condition” provisions), revisions to the antitrust and other regulatory approval requirements, and the impact of the foregoing, among other things, on deal certainty. In response to a request from representatives of Company C to extend the exclusivity period, the Special Committee determined that, subject to further discussion with the Company Board, representatives of Houlihan Lokey should inform Company C that Hill would not extend the exclusivity arrangement unless Company C agreed to remove the financing condition provisions. Also on July 19, 2022, Company C’s transaction counsel delivered an initial draft form of voting agreement to representatives of Duane Morris.
On July 21, 2022, the Company Board met virtually with members of Hill executive management, representatives of Houlihan Lokey and representatives of Duane Morris to discuss Company C’s July 14, 2022 revised draft merger agreement and whether to extend the exclusivity arrangement with Company C. The discussion with the Company Board initially focused on the financing condition provisions contained in Company C’s revised draft merger agreement. The Company Board also discussed the receipt of unsolicited proposals and inquiries from other potential buyers, including Godspeed and Company D, noting that all of such proposals and inquiries were inferior, from a financial point of view, to Company C’s proposed offer. The Company Board then authorized Hill to extend the exclusivity arrangement with Company C subject to Company C’s agreement to remove the financing condition provisions from the proposed merger agreement. Following that discussion, representatives of Duane Morris then led a discussion of material issues contained in Company C’s July 14, 2022 revised draft merger agreement. That discussion highlighted the other material issues discussed at the July 19, 2022 meeting of the Special Committee.
On July 22, 2022, in light of ongoing discussions and due diligence with respect to the proposed merger with Company C, Hill and Company C entered into a letter agreement to extend the exclusivity period until 11:59 p.m. Eastern Time on August 7, 2022. In the letter, Company C acknowledged that it intended to complete the proposed merger on the terms set forth in Company C’s June 13, 2022 proposal, including with respect to (i) the proposed price per share of Company common stock, (ii) Company C’s intent that there be no financing condition to its obligation to consummate the proposed merger and (iii) that there be no limitation on Hill’s ability to specifically enforce Company C’s obligation to consummate the proposed merger on the terms set forth in the draft merger agreement.
On July 24, 2022, the Special Committee, members of Hill executive management, representatives of Houlihan Lokey and representatives of Duane Morris met virtually to discuss proposed revisions to Company C’s July 14, 2022 revised draft merger agreement in light of prior discussions among the Special Committee and with the Company Board.
On July 25, 2022, representatives of Duane Morris delivered a revised draft merger agreement to representatives of Company C’s transaction counsel. Consistent with the July 22, 2022 letter agreement extending the exclusivity period, the revised draft merger agreement provided that Company C’s obligation to consummate the proposed merger would not be subject to a financing condition and removed limitations on Hill’s ability to seek specific performance. In addition, the revised draft merger agreement reinserted the go-shop provisions and the two-tiered Company termination fee, but increased the lower termination fee to 1.0% of Hill’s equity value (up from 0.66% proposed in Hill’s initial draft merger agreement) and increased the higher termination fee to 3.0% of Hill’s equity value (up from 2.0% proposed in Hill’s initial draft merger agreement). The revised draft also reinstated a single match right in favor of Company C with respect to superior proposals and intervening events in lieu of Company C’s proposal for continuous, last look matching rights. The revised draft also removed the “force the vote” provision and reinstated certain “fiduciary out” provisions. The revised draft merger agreement reinserted the “hell or high water” antitrust provision and indicated to Company C that the requirement to obtain CFIUS and DCSA approvals remained subject to further discussion between Hill and Company C. The revised draft merger agreement also included a request for a list of stockholders to be required by Company C to enter into voting agreements with Company C. Further, the revised draft merger agreement (i) narrowed the scope of certain of Hill’s representations and warranties, (ii) narrowed the scope of restrictions on Hill and its operations between signing of the proposed merger agreement and closing thereunder, including revisions to allow Hill to seek to refinance its existing credit facilities, (iii) rejected certain of the limitations on Hill’s ability to adjourn or postpone the Company Stockholders Meeting, (iv) rejected certain of Company C’s changes with respect to the no-solicitation provision, and (v) limited the circumstances in which Hill would be required to pay a termination fee in the event the proposed merger agreement were to be terminated and Hill were to be acquired by a third party thereafter.
Also on July 25, 2022, the Special Committee met with members of Hill executive management to discuss agenda topics for a management meeting that was scheduled for July 26, 2022 with representatives of Company C at Houlihan Lokey’s office in New York City. The following day, members of Hill executive management met with representatives of Company C at Houlihan Lokey’s office in New York City to discuss financial, operational and other matters.
On July 31, 2022, representatives of Duane Morris and representatives of Company C’s transaction counsel met virtually to discuss in detail Duane Morris’s revised draft merger agreement and Company C’s positions with respect to the changes reflected therein. Representatives of Duane Morris emphasized to representatives of Company C’s transaction counsel that the go-shop provisions, matching rights, other fiduciary out-related provisions and deal certainty matters, particularly with respect to the “hell or high water” antitrust provision and other regulatory approvals, were of critical importance to the Company Board at that point.

On August 1, 2022, representatives of Company C’s outside legal counsel delivered a revised draft merger agreement to representatives of Duane Morris. Again, Company C’s revised draft merger agreement removed the go-shop provisions, reinstated its single-tier termination fee of 4.0% of the equity value of Hill, provided for continuing matching rights with respect to superior proposals and intervening events, and reinstated the “force the vote” provision. The revised draft merger agreement narrowed the scope of the “hell or high water” antitrust provision, including limiting divestiture obligations (and other behavioral remedies) to Hill and its subsidiaries and only with respect to assets, properties, businesses or product lines of Hill and its subsidiaries that would, individually or in the aggregate, not be material to Hill and its subsidiaries, taken as a whole. The draft merger agreement also provided that CFIUS and DCSA approvals would be required in order to consummate the proposed merger. The revised draft merger agreement indicated that all Hill directors and Hill’s chief executive officer and chief financial officer (including their respective affiliated companies) would be required to enter into voting agreements with Company C. In addition, Company C’s revised draft merger agreement and subsequent drafts of the proposed merger agreement exchanged between Hill and Company C thereafter continued to reflect negotiations regarding (i) Hill’s representations and warranties, (ii) the scope of restrictions on Hill and its operations between signing of the proposed merger agreement and closing thereunder, particularly with respect to Hill’s ability to seek to refinance its existing credit facilities, (iii) the circumstances in which Hill would be entitled to adjourn or postpone the Company Stockholders Meeting, (iv) the no-solicitation and fiduciary out provisions, and (v) the circumstances in which Hill would be required to pay a termination fee.
On August 1, 2022, Company D submitted an unsolicited expression of interest to explore a potential transaction to acquire all of the outstanding shares of Company common stock for cash but with no specified price.
On August 2, 2022, GISI delivered an unsolicited non-binding letter of intent to Hill proposing to acquire all of the shares of Company common stock for a price of $2.27 in cash per share of Company common stock. In addition, the Special Committee met virtually with members of Hill executive management and representatives of Imperial Capital to discuss the refinancing process with Imperial Capital and an offer and request for exclusivity from a financing source.
On August 3, 2022, the Company Board held a regularly scheduled quarterly meeting. At this meeting, a representative of Duane Morris made a presentation to the Company Board regarding directors’ fiduciary duties under Delaware law in the context of a sale transaction.
Also on August 3, 2022, the Special Committee met virtually with members of Hill executive management, representatives of Houlihan Lokey and representatives of Duane Morris to discuss Company C’s August 1, 2022 revised draft merger agreement and GISI’s August 2, 2022 proposal. Again, the discussion regarding Company C’s revised draft merger agreement focused on deal certainty, particularly with respect to antitrust and other regulatory approvals, and Company C’s removal of the go-shop provisions, reinsertion of continuous matching rights in favor of Company C, the termination fee and changes to fiduciary out provisions.
On August 4, 2022, representatives of Duane Morris and representatives of Company C’s outside legal counsel met virtually to discuss Company C’s August 1, 2022 revised draft merger agreement. Representatives of Duane Morris continued to emphasize to representatives of Company C’s outside legal counsel the Special Committee’s and the Company Board’s focus on the importance that the terms of any transaction agreement reflect the Special Committee’s due consideration and appropriate discharge of its fiduciary duties in the context of a sale transaction and deal certainty.
On August 5, 2022, representatives of Duane Morris delivered a revised draft merger agreement and a revised draft form of voting agreement to representatives of Company C’s outside legal counsel. Again, the revised draft merger agreement reinserted the go-shop provisions, the two-tiered Company termination fee with a lower termination fee of 1.0% of Hill’s equity value and a higher termination fee of 3.0% of Hill’s equity value (in lieu of Company C’s proposal for a single-tier termination fee of 4.0% of Hill’s equity value), provided for a single match right with respect to superior proposals and intervening events (in lieu of Company C’s proposal for continuous, “last look” matching rights) and removed the “force the vote” provision. The revised draft merger agreement reinserted the “hell or high water” antitrust provision and indicated to Company C that the requirement to obtain approvals of CFIUS and DCSA remained subject to further discussion. Further, the revised draft merger agreement provided that Company C would cause the surviving corporation in the proposed merger to pay all existing employees of Hill and its subsidiaries who, immediately prior to the effective time of the proposed merger with Company C, were participating in Hill’s fiscal 2022 performance bonus program the respective amounts of bonuses that such employees would have been entitled to receive in accordance with the terms of the program in effect immediately prior to the effective time of the proposed merger, regardless of whether such employees were employed by the surviving corporation at any time after the effective time of the proposed merger.
On August 7, 2022, representatives of Company C’s investment banking advisor informed representatives of Houlihan Lokey that, based on its due diligence and other matters, Company C was reducing its offer price from $2.45 in cash per share of Company common stock to $2.20 in cash per share of Company common stock and needed more time to review additional diligence materials before being in position to execute a merger agreement with Hill. Following that discussion, also on August 7, 2022, the Special Committee met virtually with members of Hill executive management, representatives of Houlihan Lokey and representatives of Duane Morris at which meeting representatives of Houlihan Lokey informed the Special Committee of the foregoing and reviewed a “valuation summary” provided by Company C setting forth various items that Company C cited as reasons for Company C’s lower offer price.
At 11:59 p.m. Eastern Time on August 7, 2022, the exclusivity period with Company C expired in accordance with the terms of the exclusivity agreement between Hill and Company C. Following the expiration of the exclusivity period with Company C, at the direction of the Company Board, Houlihan Lokey contacted each of the potential buyers that had submitted unsolicited offers or made inquiries regarding a potential acquisition since July 18, 2022 to gauge potential interest in entering into a merger agreement with Hill on an accelerated timeline.
On the morning of August 8, 2022, a member of Hill management received an unsolicited non-binding letter of intent from Company E to acquire Hill’s international operations for approximately $60 million.
In the early afternoon of August 8, 2022, the Special Committee met virtually with members of Hill executive management, representatives of Houlihan Lokey and representatives of Duane Morris to review the “valuation summary” provided by Company C as well as material issues with respect to the proposed merger agreement with Company C, specifically in relation to the go-shop provisions, the termination fee, matching rights, and antitrust and other regulatory matters. In addition, members of Hill executive management discussed with the Special Committee the non-binding letter of intent received from Company E earlier that morning. The Special Committee directed Houlihan Lokey to contact Company E about its proposal, but ultimately no further discussions were held with Company E.
Following that meeting, also on August 8, 2022, members of Hill executive management met virtually with representatives of Company C to receive Company C’s explanations with respect to the “valuation summary” and to discuss financial due diligence matters that Company C claimed remained outstanding.
In the early evening of August 8, 2022, the Special Committee, members of Hill executive management, representatives of Houlihan Lokey and representatives of Duane Morris met virtually to discuss an update with respect to the discussion earlier in the day between members of Hill executive management and representatives of Company C regarding financial due diligence and valuation matters. In addition, the Special Committee and the other participants at the meeting further discussed the unresolved issues contained in the proposed merger agreement. The Special Committee determined to notify Company C that it was prepared to remove the go-shop provisions and two-tier termination fee, but that the price must remain at $2.45 in cash per share of Company common stock. In addition, the Special Committee reiterated its desire for deal certainty, particularly with respect to antitrust and other regulatory matters.
On August 9, 2022, Hill entered into a confidentiality agreement with Company D in connection with Company D’s expression of interest in a potential transaction with Hill and Company D was granted access to a data room for purposes of conducting due diligence in connection therewith. However, Company D did not submit a proposal after its August 1, 2022 expression of interest.
On August 9, 2022, representatives of Company C’s outside legal counsel delivered a revised draft merger agreement and a revised draft form of voting agreement to representatives of Duane Morris. Company C’s revised draft merger agreement reflected a price of $2.35 in cash per share of Company

Common Stock. Company C also removed representations and covenants regarding its potential financing of the proposed merger. The revised draft merger agreement also removed the go-shop provisions and two-tiered Company termination fee in favor of a single-tier termination fee of 3.75% of the equity value of Hill. Further, the revised draft merger agreement provided for continuing matching rights with respect to superior proposals and intervening events. The revised draft merger agreement again narrowed the scope of the antitrust provision by, among other things, limiting divestiture obligations (and other behavioral undertakings) to Company C, Hill, their respective subsidiaries and certain specified affiliates of Company C and only with respect to assets, properties, businesses or product lines of the foregoing that would, individually or in the aggregate, not be material to Hill and its subsidiaries, taken as a whole. In addition, the revised draft merger agreement again provided that approvals of CFIUS and DCSA would be required in order to consummate the proposed merger. Further, Company C’s revised draft merger agreement removed provisions requiring payment of fiscal 2022 employee performance bonuses, regardless of whether such employees were employed by the surviving corporation after the effective time of the proposed merger.
Also on August 9, 2022, Hill filed its Quarterly Report on Form 10-Q for the quarter ended June 30, 2022 (which we refer to as the “June 30 Hill 10-Q”).
On August 10, 2022, GISI delivered a letter to Hill increasing its offer to $2.62 in cash per share of Company common stock for 100% of Hill’s fully diluted outstanding shares, reflecting a 15.0% increase to GISI’s previous offer of $2.27 in cash per share, an approximately 60.0% premium to Hill’s closing share price of $1.65 per share on the NYSE on August 9, 2022, and a premium of 11.5% to Company C’s then current offer of $2.35 in cash per share. Furthermore, GISI’s revised proposal represented an approximately 77.0% premium to Hill’s 30-day weighted average stock price and an approximately 5.0% premium to Hill’s 52-week trading high achieved on August 31, 2021. GISI also indicated in its letter that the increase in its offer price resulted from its review of Hill’s June 30, 2022 financial results contained in the June 30 Hill 10-Q. GISI also indicated in its letter that, assuming there were no significant regulatory hurdles, its intention was to structure the proposed acquisition as a cash tender offer. GISI also requested exclusive negotiation rights with Hill.
On August 10, 2022, the Special Committee, members of Hill executive management, representatives of Houlihan Lokey and representatives of Duane Morris met virtually to discuss the proposal received earlier that day from GISI. After discussion among the Special Committee regarding Hill’s 2021 negotiations with GISI and the current status of negotiations with Company C, the Special Committee determined to inform GISI that (i) another buyer was involved and that Hill was strongly considering entering a definitive agreement with that buyer, (ii) GISI would not be granted exclusivity, and (iii) if GISI could complete due diligence, agree to the terms contained in Hill’s August 5, 2022 draft merger agreement and be ready to execute definitive agreements before August 19, 2022, the Special Committee would consider further evaluating a proposed transaction with GISI.
On August 10, 2022, Messrs. Sgro and Ajdler held a teleconference with Rick Newman, President and Chief Executive Officer of GISI and a member of its Board of Directors, in which they reviewed GISI’s proposal, due diligence requirements and transaction timing. Messrs. Sgro and Adjler noted that Hill could only proceed with GISI on a non-exclusive basis since Hill was already negotiating a transaction with another potential buyer. In a follow up conversation, Mr. Newman indicated that GISI would move forward with diligence on a non-exclusive basis and that GISI would do its best to meet the Special Committee’s timeline.
Also on August 10, 2022, Company C increased its offer price to $2.45 in cash per share of Company common stock. Later that day, representatives of Duane Morris and representatives of Company C’s outside legal counsel met virtually to discuss antitrust approval requirements with respect to certain international jurisdictions.
On August 11, 2022, the Company Board held a virtual meeting during which Mr. Sgro provided an update on the status of negotiations with Company C, particularly noting the changes in Company C’s offer price which culminated in an revised offer price of $2.45 in cash per share of Company common stock as of the date of the meeting. Mr. Sgro also described the revised offer from GISI, noting the increase in GISI’s offer to $2.62 in cash per share of Company common stock, and informed the Company Board that Mr. Newman informed Mr. Sgro that GISI would be prepared to enter into definitive agreements by

August 19, 2022. Representatives of Duane Morris then led a discussion of the open issues under the proposed merger agreement with Company C, focusing on issues relating to the merger consideration, removal of the go-shop provisions, antitrust matters, CFIUS and DCSA approvals, matching rights with respect to superior proposals and intervening events, and the Hill termination fee. The Company Board directed the Special Committee to continue discussions with GISI while continuing to negotiate the terms of a merger agreement with Company C.
Later in the day on August 11, 2022, representatives of Duane Morris delivered a draft merger agreement to representatives of GISI and representatives of Cooley LLP, GISI’s outside legal counsel (which we refer to as “Cooley”), in substantially the same form, in relevant part, as the revised draft merger agreement delivered to Company C’s outside legal counsel on August 5, 2022 (including with respect to the “hell or high water” antitrust provision and a single match right in favor of GISI with respect to superior proposals and intervening events), but omitting (i) the go-shop provisions, which the Special Committee was prepared to agree to remove from the draft merger agreement with Company C, assuming Company C’s revised offer price remained at or above $2.45 in cash per share of Company common stock, (ii) provisions relating to CFIUS and DCSA approvals, which were not required in connection with the proposed transaction with GISI, and (iii) representations, warranties and covenants regarding financing matters with respect to the proposed transaction, which GISI did not require in connection with its proposal. The revised draft merger agreement also provided for a Company termination fee of 3.0% of Hill’s equity value. In the evening of August 12, 2022, representatives of Duane Morris delivered a further revised draft merger agreement to representatives of GISI and representatives of Cooley reflecting that GISI would commence an all-cash tender offer to acquire 100% of the issued and outstanding shares of Hill for $2.62 in cash per share of Company common stock and that, following the completion of the tender offer and subject to a minimum tender condition, GISI would acquire all remaining shares not tendered in the tender offer through a second-step merger at the same price in cash.
On August 12, 2022 and August 13, 2022, representatives of Duane Morris and representatives of Company C’s outside legal counsel continued to exchange draft merger agreements with negotiations primarily focused on matters relating to the merger consideration, antitrust provisions, CFIUS and DCSA approvals, the extent to which Company would be entitled to continuous, “last look” matching rights with respect to superior proposals and intervening events, and payment of fiscal 2022 employee performance bonuses. Also, in light of Company C’s removal of representations and covenants regarding its potential financing of the proposed merger that were included in its August 9, 2022 revised draft merger agreement, Hill’s revised draft merger agreement included a guaranty from Company C’s parent company guaranteeing performance of Company C’s obligations under the proposed merger agreement with Company C, including payment of the merger consideration (which we refer to as the “Company C parent guaranty”).
In the evening of August 12, 2022, a representative of Company C delivered an email to Mr. Sgro informing him that Company C was increasing its offer to $2.55 in cash per share of Company common stock. In addition, representatives of Company C provided Mr. Sgro with a list of open issues regarding the draft merger agreement, particularly with respect to antitrust, CFIUS and DCSA matters, and discussed with Mr. Sgro that Company C’s parent would not be willing to provide the Company C parent guaranty.
In the morning of August 13, 2022, the Special Committee, members of Hill executive management, representatives of Houlihan Lokey and representatives of Duane Morris met virtually to discuss the email described above received from a representative of Company C on August 12, 2022. The Special Committee and representatives of Duane Morris discussed potential approaches in response to the issues raised by Company C’s representative, and the need to obtain certain information about the ability of Company C to fund the entirety of the cash consideration required in the proposed transaction in order to ascertain whether the Company C parent guaranty would be required.
In the afternoon of August 13, 2022, representatives of Duane Morris and representatives of Company C’s outside legal counsel met virtually to discuss the proposed merger agreement generally. Among other things, representatives of Duane Morris continued to emphasize the Company Board’s desire for deal certainty, particularly with respect to the “hell or high water” antitrust provision and CFIUS and DCSA approval matters. In the early evening of August 13, 2022, representatives of Duane Morris and representatives of Company C’s outside legal counsel met virtually to discuss antitrust matters specifically.

Later in the evening of August 13, 2022, representatives of Cooley and representatives of Company C’s outside legal counsel each delivered revised draft merger agreements to representatives of Duane Morris. Concurrently with delivery of GISI’s revised draft merger agreement, representatives of Cooley delivered an initial draft of the form of tender and support agreement relating to Mr. Ajdler’s and Engine Capital’s outside legal obligations to tender shares beneficially owned by them in the proposed tender offer. Negotiations with respect to the tender and support agreement remained ongoing through August 16, 2022.
The GISI revised draft merger agreement delivered by Cooley on August 13, 2022, which generally accepted Hill’s August 12, 2022 draft merger agreement, except that GISI’s revised draft reflected the following material changes: (i) provided for continuing matching rights with respect to superior proposals and intervening events (which Hill was prepared to give to Company C at that point), (ii) contained limitations on GISI’s obligation to extend the tender offer period in the case that the minimum condition was not satisfied following the receipt of required regulatory approvals, (iii) reflected revisions to the “hell or high water” antitrust provision, (iv) provided that fiscal 2022 employee performance bonuses would not be required to be paid to employees who voluntarily terminate employment with Hill or its subsidiaries after the consummation of the proposed transactions with GISI (but such bonuses would be paid to employees who did not so terminate employment), (v) provided that Hill would be required to reimburse GISI for its reasonable costs and expenses up to 1.0% of the equity value of Hill if GISI or Hill were to terminate the proposed merger agreement in certain circumstances (which reimbursement payment would be applied against and reduce the amount of the Hill termination fee payable should such termination fee become payable under the terms of the revised draft merger agreement), and (vi) revised certain representations and warranties to be made by Hill.
Company C’s revised draft merger agreement of August 13, 2022 (i) did not reflect the increase in merger consideration reflected in the email received by Mr. Sgro from a representative of Company C on August 12, 2022, (ii) broadened (in comparison to Company C’s August 9, 2022 revised draft merger agreement) the scope of the antitrust provision, including by broadening Company C’s divestiture obligations (and other behavioral undertakings) with respect to assets, properties, businesses or product lines of Company C, Hill, their respective subsidiaries and certain specified affiliates of Company C, that would, individually or in the aggregate, not be material to Company C, Hill, their respective subsidiaries and certain specified affiliates of Company, taken as a whole (whereas Company C’s August 9, 2022 revised draft merger agreement applied the materiality standard only to Hill and its subsidiaries, taken as a whole), (iii) required CFIUS and DCSA approvals in order to consummate the proposed merger, but acknowledging that Hill could seek, with Company C’s approval, to obviate the need for such approvals by seeking novation of underlying contracts necessitating such approvals, (iv) imposed requirements and conditions with respect to the payment of performance-based employee bonuses after the effective time of the proposed merger, and (v) removed the Company C parent guaranty.
In the morning of August 14, 2022, the Special Committee, members of Hill executive management, representatives of Houlihan Lokey and representatives of Duane Morris met virtually. At the meeting, Mr. Sgro reported that Mr. Newman informed him that GISI was satisfied with due diligence and was ready to proceed with a proposed merger with Hill and that the representative was confident that GISI was prepared to execute a merger agreement with Hill on or about August 16, 2022.
In the afternoon of August 14, 2022, representatives of Duane Morris and representatives of Cooley met virtually to discuss Cooley’s August 13, 2022 revised draft merger agreement. On August 14, 2022 and August 15, 2022, representatives of Duane Morris and representatives of Cooley continued to exchange and discuss drafts of the proposed merger agreement with negotiations primarily focused on (i) matters relating to antitrust approvals, particularly with respect to the impact that the antitrust approval process could potentially have on the structure of the proposed transaction with GISI, and (ii) Hill’s obligation to reimburse GISI for its expenses if the merger agreement was terminated in certain circumstances.
In the evening of August 14, 2022, the Company Board, a member of Hill executive management, representatives of Houlihan Lokey and representatives of Duane Morris met virtually to discuss the revised draft merger agreements received from GISI and Company C on August 13, 2022 and the subsequent discussions with respective outside legal counsel. Representatives of Duane Morris summarized and compared the terms of the GISI and Company C draft merger agreements, noting, in particular, (i) GISI’s offer price of $2.62 in cash per share of Company common stock compared to Company C’s offer price of

$2.55 in cash per share of Company common stock, (ii) that the proposed transaction with GISI would be structured as a two-step transaction in which GISI would first commence a tender offer and, following successful completion thereof, would be followed by a second-step merger without the need for stockholder approval, subject to the caveat that, pending further clarity regarding the timing of antitrust approval in certain international jurisdictions, the parties would agree to consider in good faith a change in structure to a single-step merger requiring approval of Hill’s stockholders, whereas the proposed transaction with Company C would be structured as a single-step merger requiring approval of Hill’s stockholders in any event, (iii) that GISI was willing to accept the “hell or high water” antitrust provision as proposed by Hill, but that, although Company C had made concessions in favor of Hill with respect to antitrust matters, Company C was not similarly willing, (iv) that the proposed transaction with GISI would not require CFIUS or DCSA approval whereas the proposed transaction with Company C would require such approvals, (v) that GISI required only Mr. Ajdler and Engine Capital to enter into tender and support agreements, whereas Company C required all directors and Hill’s chief executive officer and chief financial officer (including their respective affiliated companies) to enter into voting agreements, (vii) that GISI required Hill to reimburse it for its expenses up to 1.0% of Hill’s equity value in certain circumstances, whereas Company C did not require such reimbursement, and (viii) that GISI’s top parent entity would be the “parent entity” under, and therefore a party to, the proposed merger agreement with GISI, but that Company C’s top parent entity would not be the “parent entity” under the proposed merger agreement with Company C and was unwilling to provide the Company C parent guaranty. On August 14, 2022, as directed by the Company Board at the meeting, Mr. Sgro and representatives of Houlihan Lokey contacted representatives of GISI and representatives of Company C in order to solicit “best and final” offers.
In the late evening of August 14, 2022, representatives of Duane Morris sent a revised draft merger agreement to representatives of Cooley. At various times from August 14, 2022 through August 16, 2022, representatives of Duane Morris and representatives of Cooley continued to discuss matters relating to the proposed merger agreement between Hill and GISI, particularly with respect to antitrust matters and the expense reimbursement provision.
In the morning of August 15, 2022, a representative of Company C sent an email to Mr. Sgro informing Mr. Sgro that, among other things, Company C was declining to increase its offer of $2.55 in cash per share of Company common stock.
At noon, Eastern Time, on August 15, 2022, the Company Board, members of Hill executive management, representatives of Houlihan Lokey and representatives of Duane Morris met virtually to review the proposed respective transactions with GISI and with Company C. Mr. Sgro then described to the Company Board his communications with representatives of GISI and representatives of Company C since the last Company Board meeting. Mr. Sgro reported that representatives of Company C communicated that Company C was declining to increase its offer of $2.55 in cash per share of Company common stock. In the early part of the meeting, Mr. Newman emailed a letter to Mr. Sgro, on behalf of Hill, communicating, among other things, that GISI was increasing its offer price to $2.85 in cash per share of Company common stock, which Mr. Sgro then reported to the Company Board. Thereafter, representatives of Duane Morris again reviewed the Company Board’s fiduciary duties in connection with the Company Board’s consideration of a sale transaction in light of the circumstances, reviewing with the Company Board the terms of the proposed transaction with GISI. Representatives of Houlihan Lokey reviewed its financial analysis of Hill and GISI’s proposed offer price of $2.85 in cash per share of Company common stock. The Company Board agreed to adjourn the meeting and reconvene later in the day so that representatives of Duane Morris and representatives of Cooley could finalize the proposed merger agreement with GISI for the Company Board’s consideration. At 6:00 p.m., Eastern Time, on August 15, 2022, the Company Board reconvened the meeting. At the reconvened meeting, a representative of Houlihan Lokey again reviewed its analysis of Hill, GISI’s proposed offer price of $2.85 and rendered to the Company Board an oral opinion, which was subsequently confirmed by delivery of a written opinion dated August 16, 2022, that, as of such date GISI’s proposed offer price of $2.85 in cash per share of Company common stock to be paid to stockholders of Hill (other than Excluded Persons) pursuant to the proposed merger agreement with GISI was fair, from a financial point of view, to such holders. After further discussion and consideration of the proposed merger agreement with GISI and the other transactions contemplated by such agreement, the Company Board unanimously (i) determined that the proposed merger agreement with GISI and the transactions contemplated thereby, including the proposed tender offer and merger thereunder, are advisable and fair to, and in the best interest of, Hill and its stockholders, (ii) agreed that the merger contemplated by the proposed merger agreement with GISI would be effected under Section 251(h) of the DGCL, (iii) approved the execution, delivery and performance by Hill of the proposed merger agreement with GISI and the consummation of the transactions contemplated thereby, including the proposed tender offer and merger, and (iv) recommended that Hill’s stockholders accept the tender offer and tender their shares of Company common stock to Merger Sub pursuant to the offer, subject to the right of the Company Board to withdraw or modify its recommendation in accordance with the terms of the proposed merger agreement with GISI. In addition, the Company Board approved payment of certain transaction bonuses, which the Compensation Committee of the Company Board previously recommended be paid, to certain Hill employees who assisted with the proposed transaction.
On August 16, 2022, Hill, GISI and Merger Sub entered into the original merger agreement and that evening Hill and GISI each issued press releases announcing that they entered into the original merger agreement. The original merger agreement was filed with the SEC and became available publicly early in the morning of August 17, 2022.
On August 20, 2022, Mr. Sgro received a letter from representatives of Company C containing, among other things, an acquisition proposal with respect to the acquisition by Company C of all of the outstanding Company common stock for a price of $3.15 in cash per share of Company common stock, representing a premium of $0.30 per share (10.5%) relative to the merger consideration of $2.85 in cash per share of Company common stock in the original merger agreement. In addition, Company C’s August 20, 2022 proposal contemplated a termination fee of $5.7 million (3.0% of the equity value of Hill per the terms of Company C’s August 20, 2022 proposal) payable to Company C in the event the proposed merger agreement were to be terminated in certain circumstances. Company C’s August 20, 2022 proposal also contemplated that Company C’s parent company would provide a Company C parent guaranty and noted that Company C had access to significant unrestricted cash and undrawn credit lines providing it with sufficient liquidity to consummate the proposed merger with Company C under the terms of Company C’s August 20, 2022 proposal. Company C’s August 20, 2022 proposal indicated that Company C was prepared to commit to a “hell or high water” standard applicable to Hill, Company C, their respective subsidiaries, and certain specific affiliates of Company C. Concurrently with delivery of Company C’s August 20, 2022 proposal, Company C provided a revised draft merger agreement reflecting the terms of the proposal, a revised draft form of the voting agreement (which Company C proposed would be entered into by Mr. Ajdler and Engine Capital only) and a revised draft of Hill’s disclosure schedules to the proposed merger agreement. Company C’s revised draft merger agreement also contemplated that, (i) Company C would pay the $5.2 million termination fee payable to GISI under the original merger agreement if Company C and Hill were to enter into the proposed merger agreement and (ii) if the proposed merger agreement between Hill and Company C were subsequently terminated in connection with a subsequent superior proposal, then, in addition to the $5.7 million termination fee payable by Hill to Company C in connection with such termination, Hill would be obligated to reimburse Company C for the $5.2 million termination fee that Company C would have paid to GISI in connection with the termination of the original merger agreement.
In the morning of August 21, 2022, the Special Committee met virtually with representatives of Houlihan Lokey and representatives of Duane Morris to discuss the terms of Company C’s August 20, 2022 proposal. Following that discussion, the Special Committee concluded that a Company Board meeting was necessary and that the Special Committee would recommend that the full Company Board determine that Company C’s August 20, 2022 proposal could reasonably be expected to lead to a superior proposal under the terms of the original merger agreement, thus permitting the Company to discuss the terms of the proposal with Company C.
In the afternoon of August 21, 2022, in accordance with Hill’s obligations under the original merger agreement, representatives of Duane Morris, on behalf of Hill, notified representatives of GISI and representatives of Cooley that Hill had received Company C’s August 20, 2022 proposal and provided a copy of the same to GISI together with copies of Company C’s revised drafts of the proposed merger agreement, the form of voting agreement proposed by Company C to be entered into by Mr. Ajdler and Engine Capital, and proposed revisions to Hill’s disclosure schedules to the proposed merger agreement. From time to time thereafter, Mr. Sgro and Mr. Newman held discussions regarding the potential that GISI would submit a revised proposal for Hill’s consideration while negotiations were taking place with Company C.

In the morning of August 22, 2022, the Company Board, members of Hill executive management, representatives of Houlihan Lokey and representatives of Duane Morris met virtually to discuss the terms of Company C’s August 20, 2022 proposal and the terms of the original merger agreement, particularly with respect to the merger consideration and antitrust and regulatory approval matters thereunder. After that discussion, the Company Board determined, after consultation with its financial advisors and outside legal counsel, that Company C’s August 20, 2022 proposal could reasonably be expected to lead to a superior proposal by Company C and that the failure to take the actions set forth in Section 6.2 of the original merger agreement with respect to such proposal would be inconsistent with the Company Board’s fiduciary duties under applicable law. Later in the morning of August 22, 2022, following the Company Board meeting, Duane Morris, on behalf of Hill, notified representatives of GISI and representatives of Cooley that the Company Board had made the foregoing determination.
In the afternoon of August 22, 2022, in light of anticipated timing with respect to antitrust approvals in certain international jurisdictions, representatives of Duane Morris and representatives of Cooley held a previously-scheduled video conference to discuss a potential change in the structure of the proposed transaction with GISI to a single-step merger in which Hill stockholder approval would be required, as contemplated in a covenant in the original merger agreement.
In the evening of August 22, 2022, Company C and Hill entered into an agreement amending the terms of the May 27, 2022 confidentiality agreement in order to satisfy the definition of “acceptable confidentiality agreement” under the terms of the original merger agreement.
On August 23, 2022, representatives of Duane Morris delivered a revised draft merger agreement to representatives of Company C’s outside legal counsel. The revised draft merger agreement sought, among other things, a commitment on the part of Company C to a “hell or high water” standard applicable to all affiliates of Company C (as opposed to only Company C’s subsidiaries and certain specified affiliates of Company C). The revised draft merger agreement also revised CFIUS- and DCSA-related provisions in order to provide that Hill would be entitled to take certain actions, with Company C’s prior approval, to obviate the need for CFIUS and DCSA approvals. The revised draft merger agreement also included changes to align the terms thereof more closely with the terms of the original merger agreement where appropriate, including with respect to provisions relating to payment of fiscal 2022 employee performance bonuses. In addition, the revised draft merger agreement included modifications to the Company C parent guaranty and broadened the scope of representations given by the Company C parent guarantor in the revised draft merger agreement.
On August 24, 2022, representatives of Company C’s outside legal counsel delivered a revised draft merger agreement to representatives of Duane Morris. Company C’s revised draft merger agreement essentially reverted all of the revisions to the antitrust provisions contained in Hill’s August 23, 2022 revised draft merger agreement, but accepted, in concept, Hill’s revisions with respect to CFIUS and DCSA approval matters. Company C’s revised draft merger agreement included changes to provisions relating to payment of fiscal 2022 employee performance bonuses that were more favorable to Hill’s employees than contained in Company C’s August 20, 2022 draft merger agreement. In addition, Company C’s revised draft merger agreement included modifications to the Company C parent guaranty and the representations given by the Company C parent guarantor in the revised draft merger agreement.
In the evening of August 24, 2022, representatives of Duane Morris and representatives of Company C’s outside legal counsel met virtually to discuss Company C’s August 24, 2022 revised draft merger agreement.
In the morning of August 25, 2022, Mr. Newman delivered a letter to Mr. Sgro, on behalf of Hill, proposing to (i) acquire the outstanding shares of Company common stock at a revised price of $3.40 in cash per share of Company common stock which represented a 19.3% premium to price in the original merger agreement and a 33.3% premium to the price offered by Company C, (ii) convert the structure of the transaction from a two-step tender offer structure to a one-step stockholder-approved merger as had been previously contemplated by the original merger agreement, (iii) increase the Hill termination fee to 4.0% of the equity value of the transaction but delete the expense reimbursement provision in favor of GISI, and (iv) at Hill’s election, make available to Hill a credit facility of up to $70.0 million to be funded after receipt of Company stockholder approval of the transaction. Later that day, representatives of Cooley delivered to representatives of Duane Morris an initial draft amended and restated merger agreement reflecting the foregoing and a draft support agreement to be entered into by Mr. Ajdler and Engine Capital in connection with signing of the proposed amended and restated merger agreement with GISI. Negotiations regarding the draft support agreement to be entered into by Mr. Ajdler and Engine Capital with GISI continued throughout the day on August 25, 2022 and August 26, 2022.
Later in the morning of August 25, 2022, the Company Board, members of Hill executive management and representatives of Duane Morris met virtually to discuss the terms of GISI’s August 25, 2022 proposal and the status of negotiations with Company C regarding Company C’s August 24, 2022 revised draft merger agreement.
In the evening of August 25, 2022, in accordance with Hill’s obligations under the original merger agreement, representatives of Duane Morris, on behalf of Hill, provided representatives of GISI and representatives of Cooley with copies of Company C’s August 24, 2022 revised draft merger agreement. Additionally, representatives of Duane Morris, on behalf of Mr. Ajdler and Engine Capital, and representatives of Company C’s outside legal counsel exchanged revised drafts of the voting agreement between Company C, on the one hand, and Mr. Ajdler and Engine Capital, on the other, on August 25, 2022.
In the morning of August 26, 2022, the Company Board, members of Hill executive management and representatives of Duane Morris met virtually to further discuss the terms of GISI’s August 25, 2022 proposal, GISI’s August 25, 2022 draft amended and restated merger agreement, the status of negotiations with Company C with respect to Company C’s August 24, 2022 revised draft merger agreement, and the course of action to be taken during the day with respect to GISI and Company C.
Later in the morning of August 26, 2022, representatives of Duane Morris delivered a revised draft amended and restated merger agreement to representatives of Cooley reflecting minor revisions to GISI’s August 25, 2022 draft amended and restated merger agreement and a revised draft support agreement reflecting changes requested by Mr. Ajdler and Engine Capital. Representatives of Houlihan Lokey delivered a revised engagement letter that included the additional fees for the additional fairness opinion to be delivered in connection with a proposed transaction.
In the afternoon of August 26, 2022, representatives of Duane Morris delivered to representatives of Company C’s outside legal counsel a revised draft merger agreement which accepted many of Company C’s proposals in its prior draft but seeking again, among other things, stronger commitment from Company C with respect to antitrust matters.
At 6:00 p.m., Eastern Time, on August 26, 2022, the Company Board, members of Hill executive management, representatives of Houlihan Lokey and representatives of Duane Morris met virtually to review the proposed transaction with GISI and the proposed transaction with Company C. Mr. Sgro provided the Company Board with an update on the status of negotiations with GISI and Company C. Thereafter, representatives of Duane Morris briefly reviewed the Company Board’s fiduciary duties in connection with its consideration of the proposed transactions and briefly reviewed with the Company Board the terms of the updated terms of the GISI transaction and the material differences between the proposed amended and restated merger agreement with GISI and the proposed merger agreement with Company C delivered earlier that morning. Representatives of Houlihan Lokey reviewed its financial analysis of GISI’s revised proposed offer price of $3.40 in cash per share of Company common stock, and rendered to the Company Board an oral opinion, which was subsequently confirmed by delivery of a written opinion dated August 26, 2022, that, as of such date the merger consideration to be received by holders of Company common stock (other than Excluded Persons) pursuant to the merger agreement was fair, from a financial point of view, to such holders. For a detailed discussion of Houlihan Lokey’s opinion, please see the sections of this proxy statement below entitled “— Opinion of Houlihan Lokey.” The written opinion delivered by Houlihan Lokey and dated as of August 26, 2022 is attached to this Proxy Statement as Annex B. Following additional discussion and consideration of the proposed amended and restated merger agreement with GISI and the merger and the other transactions contemplated by the proposed amended and restated merger agreement with GISI, the Company Board unanimously (i) determined that the proposed amended and restated merger agreement with GISI and the transactions contemplated thereby, including merger, are advisable and fair to, and in the best interest of, Hill and its stockholders, (ii) approved the execution, delivery and performance by Hill of the proposed amended and restated merger agreement with GISI and the consummation of the transactions contemplated thereby, including the proposed merger, and (iii) recommended that Hill’s stockholders approve the adoption of the proposed amended and restated merger agreement with GISI, subject to the right of the Company Board to withdraw or modify its recommendation in accordance with the terms of the proposed amended and restated merger agreement.
Late in the evening of August 26, 2022, Hill, GISI and Merger Sub entered into the merger agreement. In the early hours of August 27, 2022, Hill and GISI issued a joint press release announcing that they had entered into the merger agreement. The merger agreement was filed with the SEC and became available publicly early in the morning of August 29, 2022.
Recommendation of the Company Board and Reasons for the Merger
The Company Board, at a meeting held on August 26, 2022, unanimously (i) determined that the terms of the merger agreement and the transactions contemplated thereby, including the merger, are fair to, and in the best interests of, the Company and its stockholders, (ii) determined that it is in the best interests of the Company and its stockholders, and declared it advisable, to enter into the merger agreement, (iii) approved the execution and delivery by the Company of the merger agreement, the performance by the Company of its covenants and agreements contained therein and the consummation of the merger and the other transactions upon the terms and subject to the conditions contained therein, and (iv) recommended that the Company’s stockholders vote to adopt the merger agreement. Later that evening, the Company executed the merger agreement, and early on the morning of August 27, 2022, the Company and Parent issued a joint press release announcing the execution of the merger agreement.
In evaluating the merger agreement, the merger and the other transactions contemplated by the merger agreement, the Company Board consulted with the Company’s senior management team, as well as the Company’s outside legal and financial advisors, and considered a number of factors, including the following material factors (not necessarily listed in order of relative importance):
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that the all-cash per share merger consideration will provide our stockholders with immediate fair value, in cash, for their shares of Company common stock, while avoiding the long-term business risk of retaining their shares of Company common stock, and while also providing such stockholders with certainty of value for their shares of Company common stock;

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that the per share merger consideration represents a premium of approximately 92.1% to the closing share price of Company common stock on August 15, 2022, the last trading day prior to the Company’s press release announcing a potential transaction between the parties, and approximately 21.4% to the closing share price of Company common stock on August 26, 2022, the last trading day prior to the parties’ joint press release announcing the revised terms of a potential transaction between the parties;

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the Company Board’s understanding of the business, operations, financial condition, earnings and prospects of the Company, including the prospects of the Company as an independent publicly traded entity and its standalone operating plan;

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the financial analysis reviewed by Houlihan Lokey with the Company Board as well as the oral opinion of Houlihan Lokey rendered to the Company Board on August 26, 2022 (which was subsequently confirmed in writing by delivery of Houlihan Lokey’s written opinion addressed to the Company Board dated August 26, 2022), as to the fairness, from a financial point of view and as of such date, of the merger consideration to be received by holders of Company common stock (other than Excluded Persons) in the merger pursuant to the merger agreement. See “The Merger — Opinion of the Financial Advisor to the Company”;

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the Company Board’s view that the merger consideration to be paid by Parent was the result of an arm’s-length negotiation and belief that the merger consideration of $3.40 per share represented Parent’s best and final offer after Parent increased the merger consideration from $2.85 per share to $3.40 per share following the Company’s reciept of an acquisition proposal from a third party;

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the benefits that the Company was able to obtain through its negotiations with Parent, including an increase in Parent’s offer price per share from Parent’s August 2, 2022 unsolicited offer to the end of the negotiations. The Company Board believed that the consideration reflected in the merger agreement was the best transaction that could reasonably be obtained by Company stockholders from Parent at the time;
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the timing of the merger and the risk that if the Company does not accept Parent’s offer now, it may not have another opportunity to do so or to pursue an opportunity offering at least as much value to the Company’s stockholders;

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the Company Board’s belief that sale of all of the Company’s business in a single transaction is more likely to be consummated than separate sales of its domestic and international businesses, which the Board believed would be infeasible;

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the upcoming maturity of the Company’s credit facilities with Société Générale and, given the current environment for financing international businesses such as the Company’s, the uncertainties surrounding the Company’s ability to find alternative debt financing on terms that are in the best interests of the Company’s stockholders and which could reduce the Company’s ability to provide credit enhancements on terms required by a client and may result in the Company’s inability to compete or win a project;

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the likelihood that the merger would be completed based on, among other things (not necessarily listed in order of relative importance):

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the reputation of Parent;

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Parent’s ability to complete large acquisition transactions and its familiarity with the Company;

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that there is no financing or due diligence condition to the completion of the merger in the merger agreement;

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that the conditions to the closing of the merger are specific and limited in scope and which, (1) in the case of the condition related to the accuracy of the Company’s representations and warranties, are generally subject to a “material adverse effect” qualification, and (2) in the case of the condition related to government approvals, require Parent to complete and implement any divestments and behavioral conditions that may be required by applicable government antitrust authorities;

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the Company’s ability, under certain circumstances pursuant to the merger agreement, to seek specific performance to redress breaches of the merger agreement by Parent and Merger Sub and to enforce specifically the terms of the merger agreement;

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the Company’s ability, prior to the time our stockholders adopt the merger agreement, to consider and respond to a written unsolicited bona fide acquisition proposal and provide information to and engage in discussions or negotiations with, the person making such a proposal if the Company Board, prior to taking any such actions, determines in good faith, after consultation with its outside legal counsel, that failure to take such actions would be reasonably likely to constitute a breach of the directors’ fiduciary duties under applicable law, and, after consultation with its outside legal counsel and financial advisors, that such acquisition proposal either constitutes a superior proposal or is reasonably expected to lead to a superior proposal (subject to the Company’s obligation to give Parent notice of such discussions);

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the Company’s ability, under certain circumstances, to terminate the merger agreement in order to enter into a definitive agreement with respect to a superior proposal that did not result from a material breach of the non-solicitation restrictions, and that the Company Board determines in good faith after consultation with the Company’s outside legal counsel and financial advisors is a superior proposal, so long as the Company Board has determined in good faith after consultation with the Company’s outside legal counsel, that the failure to take such action would be reasonably likely to constitute a breach of the directors’ fiduciary duties under applicable law and (i) the Company has complied with its obligations to provide timely written notice to Parent of our intention to terminate the merger agreement, (ii) prior to terminating the merger agreement, the Company negotiates with Parent in good faith (to the extent Parent desires to negotiate) any proposal by Parent to amend the terms and conditions of the merger agreement such that the acquisition proposal would no longer constitute a superior proposal, (iii) the Company Board considers in good faith any changes to the merger agreement proposed by Parent and determines that the superior proposal would still constitute a superior proposal and (iv) immediately prior to or substantially concurrently with the termination of the merger agreement, the Company pays Parent a termination fee of $8.4 million, each of which the Company Board concluded was reasonable in the context of termination fees in comparable transactions and in light of the overall terms of the merger agreement, including the per share merger consideration;
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the Company’s ability, under the merger agreement, to withdraw, change, amend, modify or qualify the Company Board’s recommendation in certain circumstances;

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the fact that the merger does not require the approval of Parent’s stockholders, with the attendant risks associated with such a vote;

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the Company Board’s view that the terms of the merger agreement would be unlikely to deter third parties from making an unsolicited superior proposal; and

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the availability of appraisal rights under the DGCL to a holder of Company common stock that complies with all of the required procedures under the DGCL, which allows such holder to seek appraisal of the fair value of its shares of Company common stock as determined by the Delaware Court of Chancery.

The Company Board also considered a variety of potentially negative factors in its deliberations concerning the merger agreement and the merger, including the following (not necessarily listed in any relative order of importance):
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the merger would preclude our stockholders from having the opportunity to participate in the future performance of our assets, earnings growth and appreciation of the value of Company common stock;

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the significant costs involved in connection with entering into and completing the merger and the substantial time and effort of management required to complete the merger and related disruptions to the operation of our business;

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the restrictions on the conduct of our business prior to the completion of the merger, which, subject to specific exceptions, could delay or prevent us from undertaking business opportunities that may arise or any other action the Company would otherwise take with respect to our operations absent the pending completion of the merger;

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that the announcement and pendency of the merger, or failure to complete the merger, may cause substantial harm to relationships with our employees, vendors and customers and may divert management and employee attention away from the day-to-day operation of our business and may result in stockholder litigation;

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the possibility that the $8.4 million termination fee payable by the Company upon the termination of the merger agreement under certain circumstances could discourage other potential acquirers from making a competing acquisition proposal to acquire the Company;

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the risk that Parent’s matching rights might discourage third parties from submitting a competing acquisition proposal;

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that, while we expect that the merger will be consummated, there can be no assurance that all conditions to the parties’ obligations to complete the merger will be satisfied, including the receipt of necessary regulatory approvals, and, as a result, the merger may not be consummated;

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that an all-cash transaction would be a taxable transaction for U.S. federal income tax purposes; and

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that our directors and executive officers have interests in the merger that may be different from, or in addition to, those of our stockholders. See “— Interests of the Company’s Directors and Executive Officers in the Merger.”

The Company Board concluded that the risks, uncertainties, restrictions and potentially negative factors associated with the merger were outweighed by the potential benefits of the merger.

The foregoing discussion of the information and factors considered by the Company Board is not intended to be exhaustive, but includes the material factors considered. In view of the variety of factors considered in connection with its evaluation of the merger, the Company Board did not find it practicable to, and did not, quantify or otherwise assign relative weights to the specific factors considered in reaching its determination and recommendation. In addition, individual directors may have given different weights to different factors. The Company Board did not undertake to make any specific determination as to whether any factor, or any particular aspect of any factor, supported or did not support its ultimate determination. The Company Board based its recommendation on the totality of the information presented.
OUR BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL OF THE MERGER AGREEMENT PROPOSAL, “FOR” THE APPROVAL OF THE NON-BINDING NAMED EXECUTIVE OFFICER MERGER-RELATED COMPENSATION PROPOSAL AND “FOR” THE APPROVAL OF THE ADJOURNMENT PROPOSAL.
In considering the recommendation of the Company Board with respect to the merger agreement proposal, you should be aware that our directors and executive officers have interests in the merger that may be different from, or in addition to, yours. The Company Board was aware of and considered these interests, among other matters, in evaluating and negotiating the merger agreement and the merger, and in recommending that the merger agreement proposal be approved by the stockholders of the Company. See the section entitled “— Interests of the Company’s Directors and Executive Officers in the Merger” beginning on page 48.
Opinion of the Financial Advisor to the Company
Opinion of Houlihan Lokey
On August 26, 2022, Houlihan Lokey verbally rendered its opinion to the Company Board (which was subsequently confirmed in writing by delivery of Houlihan Lokey’s written opinion addressed to the Company Board dated August 26, 2022), as to the fairness, from a financial point of view and as of such date, of the merger consideration to be received by holders of Company common stock (other than Excluded Persons) in the merger pursuant to the merger agreement.
Houlihan Lokey’s opinion was directed to the Company Board (in its capacity as such) and only addressed the fairness, from a financial point of view and as of such date, of the merger consideration to be received by holders of Company common stock (other than Excluded Persons) in the merger pursuant to the merger agreement and did not address any other aspect or implication of the merger or any other agreement, arrangement or understanding. The summary of Houlihan Lokey’s opinion in this proxy statement is qualified in its entirety by reference to the full text of its written opinion, which is attached as Annex B to this proxy statement and describes certain of the procedures followed, assumptions made, qualifications and limitations on the review undertaken and other matters considered by Houlihan Lokey in connection with the preparation of its opinion. However, neither Houlihan Lokey’s opinion nor the summary of its opinion and the related analyses set forth in this proxy statement are intended to be, and do not constitute, advice or a recommendation to the Company Board, any security holder of the Company or any other person as to how to act or vote with respect to any matter relating to the merger.
In arriving at its opinion, Houlihan Lokey, among other things:
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reviewed the merger agreement and the support agreement;

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reviewed certain publicly available business and financial information relating to the Company that Houlihan Lokey deemed to be relevant;

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reviewed certain information relating to the historical, current and future operations, financial condition and prospects of the Company made available to Houlihan Lokey by the Company, including financial projections prepared by the management of the Company relating to (i) the Company for the fiscal years ending 2022 through 2024 and (ii) the collection by the Company of certain amounts due from a client in Libya (such financial projections described in (i) and (ii) herein, collectively, the “Financial Projections”);

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spoke with certain members of the management of the Company regarding the business, operations, financial condition and prospects of the Company, the merger and related matters;

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compared the financial and operating performance of the Company with that of other public companies that Houlihan Lokey deemed to be relevant;

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considered publicly available financial terms of certain transactions that Houlihan Lokey deemed to be relevant;

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reviewed the current and historical market prices and trading volume for the Company’s publicly traded securities, and the current and historical market prices and trading volume of the publicly traded securities of certain other companies that Houlihan Lokey deemed to be relevant; and

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conducted such other financial studies, analyses and inquiries and considered such other information and factors as Houlihan Lokey deemed appropriate.

Houlihan Lokey relied upon and assumed, without independent verification, the accuracy and completeness of all data, material and other information furnished, or otherwise made available, to Houlihan Lokey, discussed with or reviewed by Houlihan Lokey, or publicly available, and does not assume any responsibility with respect to such data, material and other information. In addition, management of the Company advised Houlihan Lokey, and Houlihan Lokey assumed, that the Financial Projections reviewed by Houlihan Lokey had been reasonably prepared in good faith on bases reflecting the best currently available estimates and judgments of such management as to the future financial results and condition of the Company and the other matters covered thereby, and Houlihan Lokey expresses no opinion with respect to such Financial Projections or the assumptions on which they are based. Houlihan Lokey relied upon and assumed, without independent verification, that there has been no change in the business, assets, liabilities, financial condition, results of operations, cash flows or prospects of the Company since the respective dates of the most recent financial statements and other information, financial or otherwise, provided to Houlihan Lokey that would be material to Houlihan Lokey’s analyses or opinion, and that there is no information or any facts that would make any of the information reviewed by Houlihan Lokey incomplete or misleading.
Houlihan Lokey relied upon and assumed, without independent verification, that (a) the representations and warranties of all parties to the merger agreement and the support agreement and all other related documents and instruments that are referred to therein are true and correct, (b) each party to all such agreements and other related documents and instruments will fully and timely perform all of the covenants and agreements required to be performed by such party, (c) all conditions to the consummation of the merger will be satisfied without waiver thereof, and (d) the merger will be consummated in a timely manner in accordance with the terms described in all such agreements and other related documents and instruments, without any amendments or modifications thereto. Houlihan Lokey relied upon and assumed, without independent verification, that (i) the merger will be consummated in a manner that complies in all respects with all applicable federal and state statutes, rules and regulations, and (ii) all governmental, regulatory, and other consents and approvals necessary for the consummation of the merger will be obtained and that no delay, limitations, restrictions or conditions will be imposed or amendments, modifications or waivers made that would have an effect on the merger or the Company that would be material to Houlihan Lokey’s analyses or opinion. In addition, Houlihan Lokey relied upon and assumed, without independent verification, that the final forms of any draft documents identified above will not differ in any material respect from the drafts of said documents.
Furthermore, in connection with its opinion, Houlihan Lokey was not requested to make, and did not make, any physical inspection or independent appraisal or evaluation of any of the assets, properties or liabilities (fixed, contingent, derivative, off-balance-sheet or otherwise) of the Company or any other party, nor was Houlihan Lokey provided with any such appraisal or evaluation. Houlihan Lokey did not estimate, and expressed no opinion regarding, the liquidation value of any entity or business. Houlihan Lokey did not undertake an independent analysis of any potential or actual litigation, regulatory action, possible unasserted claims or other contingent liabilities, to which the Company is or may be a party or is or may be subject, or of any governmental investigation of any possible unasserted claims or other contingent liabilities to which the Company is or may be a party or is or may be subject.

Houlihan Lokey considered the results of the third-party solicitation process conducted by the Company, with Houlihan Lokey’s assistance, with respect to a possible sale of the Company. Houlihan Lokey’s opinion was necessarily based on financial, economic, market and other conditions as in effect on, and the information made available to Houlihan Lokey as of, the date of its opinion. Houlihan Lokey did not undertake, and is under no obligation, to update, revise, reaffirm or withdraw its opinion, or otherwise comment on or consider events occurring or coming to its attention after the date of its opinion.
Houlihan Lokey’s opinion is furnished for the use of the Company Board (in its capacity as such) in connection with its evaluation of the merger and may not be used for any other purpose without Houlihan Lokey’s prior written consent. The opinion is not intended to be, and does not constitute, a recommendation to the Company Board, any security holder or any other party as to how to act or vote with respect to any matter relating to the merger or otherwise.
Houlihan Lokey was not requested to opine as to, and its opinion does not express an opinion as to or otherwise address, among other things: (i) the underlying business decision of the Company Board, the Company, its security holders or any other party to proceed with or effect the merger, (ii) the terms of any arrangements, understandings, agreements or documents related to, or the form, structure or any other portion or aspect of, the merger or otherwise (other than the merger consideration to the extent expressly specified in Houlihan Lokey’s opinion) including, without limitation, any terms, aspects or implications of the support agreement to be entered into in connection with the merger, (iii) the fairness of any portion or aspect of the merger to the holders of any class of securities, creditors or other constituencies of the Company, or to any other party, except if and only to the extent expressly set forth in the last sentence of Houlihan Lokey’s opinion, (iv) the relative merits of the merger as compared to any alternative business strategies or transactions that might be available for the Company or any other party, (v) the fairness of any portion or aspect of the merger to any one class or group of the Company’s or any other party’s security holders or other constituents vis-à-vis any other class or group of the Company’s or such other party’s security holders or other constituents (including, without limitation, the allocation of any consideration amongst or within such classes or groups of security holders or other constituents), (vi) whether or not the Company, its security holders or any other party is receiving or paying reasonably equivalent value in the merger, (vii) the solvency, creditworthiness or fair value of the Company or any other participant in the merger, or any of their respective assets, under any applicable laws relating to bankruptcy, insolvency, fraudulent conveyance or similar matters, or (viii) the fairness, financial or otherwise, of the amount, nature or any other aspect of any compensation to or consideration payable to or received by any officers, directors or employees of any party to the merger, any class of such persons or any other party, relative to the merger consideration or otherwise. Furthermore, no opinion, counsel or interpretation is intended in matters that require legal, regulatory, accounting, insurance, tax or other similar professional advice. It is assumed that such opinions, counsel or interpretations have been or will be obtained from the appropriate professional sources. Furthermore, Houlihan Lokey relied, with the consent of the Company, on the assessments by the Company and its advisors, as to all legal, regulatory, accounting, insurance, tax and other similar matters with respect to the Company and the merger or otherwise. The issuance of Houlihan Lokey’s opinion was approved by a committee authorized to approve opinions of this nature.
In performing its analyses, Houlihan Lokey considered general business, economic, industry and market conditions, financial and otherwise, and other matters as they existed on, and could be evaluated as of, the date of its opinion. No company, transaction or business used in Houlihan Lokey’s analyses for comparative purposes is identical to the Company or the merger and an evaluation of the results of those analyses is not entirely mathematical. As a consequence, mathematical derivations of financial data are not by themselves meaningful and in selecting the ranges of multiples to be applied were considered in conjunction with experience and the exercise of judgment. The estimates contained in the Financial Projections prepared by the management of the Company and the implied reference range values indicated by Houlihan Lokey’s analyses are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than those suggested by the analyses. In addition, any analyses relating to the value of assets, businesses or securities do not purport to be appraisals or to reflect the prices at which businesses or securities actually may be sold, which may depend on a variety of factors, many of which are beyond the control of the Company. Much of the information used in, and accordingly the results of, Houlihan Lokey’s analyses are inherently subject to substantial uncertainty.

Houlihan Lokey’s opinion was only one of many factors considered by the Company Board in evaluating the merger. See “The Merger — Recommendation of the Company Board and Reasons for the Merger” beginning on page 36 of this proxy statement. Neither Houlihan Lokey’s opinion nor its analyses were determinative of the merger consideration or of the views of the Company Board or management with respect to the merger or the merger consideration. The type and amount of consideration payable in the merger were determined through negotiation between the Company and Parent, and the decision to enter into the merger agreement was solely that of the Company Board.
Financial Analyses
In preparing its opinion to the Company Board, Houlihan Lokey performed a variety of analyses, including those described below. The summary of Houlihan Lokey’s analyses is not a complete description of the analyses underlying Houlihan Lokey’s opinion. The preparation of such an opinion is a complex process involving various quantitative and qualitative judgments and determinations with respect to the financial, comparative and other analytical methods employed and the adaptation and application of these methods to the unique facts and circumstances presented. As a consequence, neither Houlihan Lokey’s opinion nor its underlying analyses is readily susceptible to summary description. Houlihan Lokey arrived at its opinion based on the results of all analyses undertaken by it and assessed as a whole and did not draw, in isolation, conclusions from or with regard to any individual analysis, methodology or factor. While the results of each analysis were taken into account in reaching Houlihan Lokey’s overall conclusion with respect to fairness, Houlihan Lokey did not make separate or quantifiable judgments regarding individual analyses. Accordingly, Houlihan Lokey believes that its analyses and the following summary must be considered as a whole and that selecting portions of its analyses, methodologies and factors, without considering all analyses, methodologies and factors, could create a misleading or incomplete view of the processes underlying Houlihan Lokey’s analyses and opinion.
The following is a summary of the material financial analyses performed by Houlihan Lokey in connection with the preparation of its opinion and reviewed with the Company Board on August 26, 2022. The order of the analyses does not represent relative importance or weight given to those analyses by Houlihan Lokey. The analyses summarized below include information presented in tabular format. The tables alone do not constitute a complete description of the analyses. Considering the data in the tables below without considering the full narrative description of the analyses, as well as the methodologies underlying, and the assumptions, qualifications and limitations affecting, each analysis, could create a misleading or incomplete view of Houlihan Lokey’s analyses.
For purposes of its analyses, Houlihan Lokey reviewed a number of financial metrics, including:
•
Enterprise Value — generally, the value as of a specified date of the relevant company’s equity market value plus debt outstanding, preferred stock and minority interests and less cash and cash equivalents, based on reported fully-diluted shares; and

•
Adjusted EBITDA — generally, the amount of the relevant company’s earnings before interest, taxes, depreciation and amortization, as adjusted for certain non-recurring items, for a specified time period.

Unless the context indicates otherwise, enterprise values and equity values used in the selected companies analysis described below were calculated using the closing price of our common stock and the common stock of the selected companies listed below as of August 24, 2022, and transaction values for the selected transactions analysis described below were calculated on an enterprise value basis based on the value of the proposed consideration in the selected transactions. The estimates of the future financial performance of the Company relied upon for the financial analyses described below were based on the Financial Projections. The estimates of the future financial performance of the selected companies listed below were based on certain publicly available research analyst estimates for those companies.
Selected Companies Analysis.   Houlihan Lokey reviewed certain data for selected companies, with publicly traded equity securities, that Houlihan Lokey deemed relevant.

The financial data reviewed included:
•
Enterprise value as a multiple of latest 12 months Adjusted EBITDA (which period refers to the latest 12 months period for which such financial information was publicly disclosed);

•
Enterprise value as a multiple of estimated calendar year 2022 Adjusted EBITDA; and

•
Enterprise value as a multiple of estimated calendar year 2023 Adjusted EBITDA.

The selected companies included the following:
•
AECOM

•
Bureau Veritas SA

•
Fluor Corporation

•
Jacobs Engineering Group Inc.

•
KBR, Inc.

•
NV5 Global, Inc.

•
RPS Group plc1

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SNC-Lavalin Group Inc.

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Stantec Inc.

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Worley Limited

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WSP Global Inc.

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Granite Construction Incorporated

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MasTec, Inc.

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Matrix Service Company

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Primoris Services Corporation

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Quanta Services, Inc.

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Skanska AB

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Sterling Infrastructure, Inc.

•
Tutor Perini Corporation

Taking into account the results of the selected companies analysis, Houlihan Lokey applied selected multiple ranges of 6.5x to 8.0x latest 12 months Adjusted EBITDA, 6.0x to 7.5x calendar year 2022 estimated Adjusted EBITDA and 5.0x to 6.5x calendar year 2023 estimated Adjusted EBITDA to corresponding financial data for the Company. The selected companies analysis indicated implied per share value reference ranges (after taking into account cash, debt and the estimated present value of receivables from a client in Libya) of $1.68 to $2.24 per share of Company common stock based on the selected range of multiples of latest 12 months Adjusted EBITDA, $1.73 to $2.34 per share of Company common stock based on the selected range of multiples of calendar year 2022 estimated Adjusted EBITDA and $1.89 to $2.65 per share of Company common stock based on the selected range of multiples of calendar year 2023 estimated Adjusted EBITDA, as compared to the proposed merger consideration of $3.40 per share of Company common stock.
Selected Transactions Analysis.   Houlihan Lokey considered certain financial terms of certain transactions involving target companies that Houlihan Lokey deemed relevant.

1
For illustrative purposes only.

The financial data reviewed included:
•
Transaction value as a multiple of latest 12 months Adjusted EBITDA (which period refers to the latest 12 months period prior to the subject transaction for which relevant target financial information was publicly disclosed).

The selected transactions included the following:
Date Announced	Target	Acquiror
8/8/2022	RPS Group plc	WSP Global Inc.
7/25/2022	Infrastructure and Energy Alternatives, Inc.	MasTec, Inc.
6/27/2022	PLH Group, Inc.	Primoris Services Corporation
12/20/2021	Henkels & McCoy Group, Inc.	MasTec, Inc.
11/7/2019	Quantum Spatial, Inc.	NV5 Global, Inc.
9/3/2019	APi Group Inc.	J2 Acquisition Limited
10/21/2018	Energy, Chemicals and Resources Business of Jacobs Engineering	WorleyParsons Ltd.
7/30/2018	Berger Group Holdings, Inc.	WSP Global Inc.
3/28/2018	Willbros Group, Inc.	Primoris Services Corporation
2/14/2018	Layne Christensen Company	Granite Construction Incorporated
12/18/2017	Chicago Bridge & Iron Company	McDermott International, Inc.
8/2/2017	CH2M HILL Companies, Ltd.	Jacobs Engineering Group Inc.
4/3/2017	WS Atkins plc (nka:WS Atkins Limited)	SNC-Lavalin Group Inc.
3/31/2017	TRC Companies, Inc.	New Mountain Capital, LLC; New Mountain Partners IV, L.P.
3/13/2017	Amec Foster Wheeler plc	John Wood Group PLC
2/28/2017	Capital Services division of CB&I	Veritas Capital
5/23/2016	Wyle Inc.	KBR Holdings, LLC
3/29/2016	MWH Global, Inc.	Stantec Inc.
Taking into account the results of the selected transactions analysis, Houlihan Lokey applied selected multiple ranges of 7.5x to 9.0x latest 12 months Adjusted EBITDA, to corresponding financial data for the Company. The selected transactions analysis indicated implied per share value reference ranges (after taking into account cash, debt and the estimated present value of receivables from a client in Libya) of $2.01 to $2.57 per share of Company common stock based on the selected range of multiples of latest 12 months Adjusted EBITDA, as compared to the proposed merger consideration of $3.40 per share of Company common stock.
Discounted Cash Flow Analysis.   Houlihan Lokey performed a discounted cash flow analysis of the Company by calculating the estimated net present value of the projected unlevered, after-tax free cash flows of the Company based on the Financial Projections. Houlihan Lokey calculated terminal values for the Company by applying a range of perpetuity growth rates of 0.0% to 2.0% to the Company’s projected fiscal year ended December 31, 2024 unlevered, after-tax free cash flows (as adjusted to normalize depreciation & amortization expense, as well as changes in net working capital). The net present values of the Company’s projected future cash flows and terminal values were then calculated using discount rates ranging from 15.0% to 17.0%. The discounted cash flow analysis indicated an implied per share value reference range (after taking into account cash, debt and the estimated present value of receivables from a client in Libya) of $1.90 to $2.72 per share of Company common stock, as compared to the proposed merger consideration of $3.40 per share of Company common stock.
Miscellaneous
Houlihan Lokey was engaged by the Company to act as its financial advisor in connection with the merger and provide financial advisory services, including an opinion to the Company Board as to the fairness, from a financial point of view and as of such date, of the merger consideration to be received by holders of Company common stock (other than Excluded Persons) in the merger pursuant to the merger agreement. Houlihan Lokey also participated in certain of the negotiations leading to the merger. We engaged Houlihan Lokey based on Houlihan Lokey’s experience and reputation. Houlihan Lokey is regularly engaged to provide financial advisory services in connection with mergers and acquisitions, financings, and financial restructurings. Pursuant to its engagement by the Company, Houlihan Lokey is entitled to an aggregate fee of $[•] for its services, a substantial portion of which is contingent upon consummation of the merger, and a portion of which became payable upon the delivery of Houlihan Lokey’s opinion. The Company has also agreed to reimburse Houlihan Lokey for certain expenses and to indemnify Houlihan Lokey, its affiliates and certain related parties against certain liabilities and expenses, including certain liabilities under the federal securities laws, arising out of or related to Houlihan Lokey’s engagement.
In the ordinary course of business, certain of Houlihan Lokey’s employees and affiliates, as well as investment funds in which they may have financial interests or with which they may co-invest, may acquire, hold or sell, long or short positions, or trade, in debt, equity, and other securities and financial instruments (including loans and other obligations) of, or investments in, the Company, Parent, Merger Sub or any other party that may be involved in the merger and their respective affiliates or security holders or any currency or commodity that may be involved in the merger.
Houlihan Lokey and certain of its affiliates have in the past provided and are currently providing investment banking, financial advisory and/or other financial or consulting services to the Acquiror, for which Houlihan Lokey and its affiliates have received, and may receive, compensation in connection with such services. Houlihan Lokey and certain of its affiliates may provide investment banking, financial advisory and/or other financial or consulting services to the Company, the Acquiror, other participants in the merger or certain of their respective affiliates or security holders in the future, for which Houlihan Lokey and its affiliates may receive compensation. Furthermore, in connection with bankruptcies, restructurings, distressed situations and similar matters, Houlihan Lokey and certain of its affiliates may have in the past acted, may currently be acting and may in the future act as financial advisor to debtors, creditors, equity holders, trustees, agents and other interested parties (including, without limitation, formal and informal committees or groups of creditors) that may have included or represented and may include or represent, directly or indirectly, or may be or have been adverse to, the Company, the Acquiror, other participants in the merger or certain of their respective affiliates or security holders, for which advice and services Houlihan Lokey and its affiliates have received and may receive compensation.
Unaudited Prospective Financial Information of the Company
The Company does not as a matter of course make public projections as to future performance, revenues, earnings or other financial results given, among other reasons, the uncertainty of realizing the underlying assumptions and estimates. However, the Company prepared certain unaudited prospective financial information further described below, which we refer to as the Financial Forecasts, that was provided to Houlihan Lokey for purposes of its financial analysis and opinions described in the section of this proxy statement captioned “The Merger — Opinion of the Financial Advisor of the Company.”
The Financial Forecasts were not prepared for purposes of public disclosure, nor were they prepared on a basis designed to comply with GAAP published guidelines of the SEC or the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of projections. However, in the view of the Company’s management, the Financial Forecasts were prepared on a reasonable basis, and reflected the best estimates and judgments available at the time the Financial Forecasts were prepared, and present, to the best of the Company’s management knowledge and belief, the expected course of action and the expected future financial performance of the Company. Neither the Company’s independent registered public accounting firm nor any other independent accountants, compiled, examined or performed any procedures with respect to the Financial Forecasts summarized below, and has not expressed any opinion or any other form of assurance on this information or its achievability, and assumes no responsibility for, and disclaims any association with, the Financial Forecasts. The reports of the independent registered public accounting firm incorporated by reference in this proxy statement relate to historical financial statements. They do not extend to any financial projections and should not be seen to do so.

Although presented with numerical specificity, the Financial Forecasts were prepared in accordance with variables, estimates, and assumptions that are inherently uncertain and may be beyond the control of the Company, and which may prove not to have been, or to no longer be, accurate. While in the view of the Company’s management the Financial Forecasts were prepared on a reasonable basis, the Financial Forecasts are subject to many risks and uncertainties. Important factors that may affect actual results and cause actual results to differ materially from the Financial Forecasts include risks and uncertainties relating to the Company’s business, industry performance, general business and economic conditions, market and financial conditions, various risks set forth in the Company’s reports filed with the SEC, and other factors described or referenced in the section entitled “Cautionary Statement Regarding Forward-Looking Statements” of this proxy statement.
The Financial Forecasts also reflect assumptions that are subject to change and are susceptible to multiple interpretations and to conditions, transactions or events that may occur and were not anticipated at the time the Financial Forecasts were prepared. In addition, the Financial Forecasts do not take into account any circumstances, transactions or events occurring after the date the Financial Forecasts were prepared. Accordingly, actual results will likely differ, and may differ materially, from those contained in the Financial Forecasts. We do not assure you that the financial results in the Financial Forecasts set forth below will be realized or that future financial results of the Company will not materially vary from those in the Financial Forecasts.
None of the Company, or its affiliates, officers, directors, or other representatives gives any stockholder, or any other person, any assurance that actual results will not differ materially from the Financial Forecasts, and, except as otherwise required by law, none of them undertakes any obligation to update or otherwise revise or reconcile the Financial Forecasts to reflect circumstances after the date the Financial Forecasts were generated or to reflect the occurrence of future events, even in the event that any or all of the assumptions and estimates underlying the Financial Forecasts are shown to be in error.
No one has made or makes any representation to any stockholder, or anyone else regarding, nor assumes any responsibility for the validity, reasonableness, accuracy, or completeness of, the Financial Forecasts set forth below. You are cautioned not to rely on the Financial Forecasts. The inclusion of this information should not be regarded as an indication that the Company Board, any of its advisors or any other person considered, or now considers, it to be material or to be a reliable prediction of actual future results.
The Financial Forecasts included below cover multiple years, and this information by its nature becomes subject to greater uncertainty with each successive year. The Financial Forecasts should be evaluated, if at all, in conjunction with the historical financial statements and other information contained in the Company’s public filings with the SEC.
Due to the forward-looking nature of the Financial Forecasts, specific quantifications of the amounts that would be required to reconcile any non-GAAP measures presented to GAAP measures are not available. The Company believes that there is a degree of volatility with respect to certain GAAP measures, and certain adjustments made to arrive at the relevant non-GAAP measures, which preclude the Company from providing accurate forecasted non-GAAP to GAAP reconciliations.

The following table sets forth the estimated amounts of the Net Income, EBITDA and Adjusted EBITDA for the Company for the fiscal year ending December 31, 2022 (amounts may reflect rounding):
2022E
Net Income	7,246
EBITDA	21,742
Adjusted EBITDA	24,000
The following table sets forth the estimated amounts of the Operating Profit, EBITDA and the Adjusted EBITDA, by region and on a consolidated basis, for the Company for the 2023 and 2024 fiscal years (amounts may reflect rounding):
2023E (millions)	Africa	APAC	Europe	Middle East	Americas	Corp	Hill Intl
Operating Profit	11.0	3.2	13.0	11.5	44.0	—	82.8
EBITDA	10.4	2.8	8.8	8.4	34.5	(36.4)	28.5
Adjusted EBITDA	10.4	2.8	8.9	8.6	34.7	(35.1)	30.4
2024E (millions)	Africa	APAC	Europe	Middle East	Americas	Corp	Hill Intl
Operating Profit	12.7	3.5	16.3	14.2	50.6	—	97.3
EBITDA	12.1	3.1	11.9	10.9	40.6	(38.1)	40.5
Adjusted EBITDA	12.1	3.1	12.0	11.1	40.8	(36.7)	42.5
Certain Effects of the Merger
If the merger agreement proposal receives the required approval of the stockholders described elsewhere in this proxy statement and the other conditions to the closing of the merger are either satisfied or waived and the merger agreement is not otherwise terminated in accordance with its terms, Merger Sub will be merged with and into the Company upon the terms set forth in the merger agreement. As the surviving company in the merger, the Company will continue to exist following the merger as a wholly owned subsidiary of Parent.
The Amended and Restated Certificate of Incorporation of Merger Sub (the “Company Charter”) will be the certificate of incorporation of the Company. The bylaws of the company (the “Company Bylaws”) will be amended as a result of the merger to be substantially the same as those of Merger Sub immediately prior to the effective time of the merger (except that the name of Merger Sub in the bylaws will be changed to that of the Company.
Following the merger, all of the common stock of the Company will be owned, beneficially and as of record, by Parent, and none of the current holders of the Company common stock will, by virtue of the merger, have any direct ownership interest in, or be a stockholder of, the Company, the surviving company or Parent. As a result, the holders any decrease in the value, of the Company common stock. Following the merger, Parent will benefit from any increase in the Company’s value and also will bear the risk of any decrease in the Company’s value.
Upon consummation of the merger, each share of Company common stock issued and outstanding immediately prior to the effective time of the merger (other than cancelled shares, dissenting shares and converted shares (each as defined in “The Merger Agreement — Consideration to be Received in the Merger”)) will be converted into the right to receive the merger consideration and all shares of Company common stock so converted will, at the effective time, be canceled. Please see the section of this proxy statement entitled “The Merger Agreement — Consideration to be Received in the Merger.”
For information regarding the effects of the merger on the Company’s outstanding equity awards, please see the sections entitled “The Merger Agreement — Treatment of Company Compensatory Awards” and “Interests of the Company’s Directors and Executive Officers in the Merger.”
The Company common stock is currently registered under the Exchange Act and trades on the NYSE under the symbol “HIL.” Following the consummation of the merger, shares of Company common stock will no longer be traded on the NYSE or any other public market. In addition, the registration of the Company common stock under the Exchange Act will be terminated, and the Company will no longer be required to file periodic and other reports with the SEC with respect to the Company common stock or otherwise. Following termination of registration of the Company common stock under the Exchange Act, the Company will no longer be required to furnish certain information to the Company’s stockholders and the SEC, and the provisions of the Exchange Act, such as the requirement to file annual and quarterly reports pursuant to Section 13(a) or 15(d) of the Exchange Act, the short-swing trading provisions of Section 16(b) of the Exchange Act and the requirement to furnish a proxy statement in connection with stockholders’ meetings pursuant to Section 14(a) of the Exchange Act, will become inapplicable to the Company. Parent will become the beneficiary of the cost savings associated with the Company’s no longer being subject to the reporting requirements under the federal securities laws.
Effects on the Company if the Merger is not Consummated
In the event that the merger agreement proposal does not receive the required approval of the stockholders described elsewhere in this proxy statement, or if the merger is not completed for any other reason, the Company’s stockholders will not receive any payment for their shares of Company common stock in connection with the merger. Instead, the Company expects that its management will operate the Company’s business in a manner similar to that in which it is being operated today and the Company will remain an independent public company, the Company common stock will continue to be listed and traded on the NYSE, the Company common stock will continue to be registered under the Exchange Act and the Company’s stockholders will continue to own their shares of the Company common stock and will continue to be subject to the same general risks and opportunities as they currently are with respect to ownership of the Company common stock.
If the merger is not completed, there can be no assurances as to the effect of these risks and opportunities on the future value of your shares of Company common stock, including the risk that the market price of the Company common stock may decline to the extent that the current market price of the Company common stock reflects a market assumption that the merger will be completed. If the merger is not completed, there can be no assurances that any other transaction acceptable to the Company will be offered or that the business, operations, financial condition, earnings or prospects of the Company will not be adversely impacted or that stockholders will ever receive a control premium for their shares. Pursuant to the merger agreement, under certain circumstances the Company is permitted to terminate the merger agreement in order to enter into an alternative transaction. Please see the section of this proxy statement entitled “The Merger Agreement — Termination of the Merger Agreement.”
Under certain circumstances, if the merger is not completed, the Company may be obligated to pay to Parent a termination fee. Please see the section of this proxy statement entitled “The Merger Agreement — Termination Fee Payable by the Company.”
Interests of the Company’s Directors and Executive Officers in the Merger
The Company’s directors and executive officers have interests in the merger that are in addition to, or different from, the interests of other stockholders. The Company Board was aware of these interests and considered them, among other matters, in evaluating and approving the merger agreement and the merger, and in recommending the approval of the merger agreement proposal, the non-binding named executive officer compensation proposal, and the adjournment proposal to the Company’s stockholders. These interests are described in further detail below.
Certain of the Company’s directors and executive officers hold Company Compensatory Awards. For details on these holdings for each of the Company’s named executive officers, see the “Named Executive Officer Merger-Related Compensation” table below.
Treatment of Company Compensatory Awards
In connection with the completion of the merger and subject to the terms of the merger agreement, each outstanding and unvested Company Compensatory Award will become vested and be settled in cash, without interest, equal to the product of (i) the aggregate number of shares of Company common stock subject to each such Company Compensatory Award as of the effective time and (ii) the excess, if any, of $3.40 over any per share exercise or purchase price of such Company Compensatory Award immediately prior to such cancellation. The number of shares of Company common stock subject to any portion of any Company Compensatory Award that vests based on achievement of pre-established performance criteria that will be settled in cash as described in the preceding sentence will be determined in accordance with the terms of the applicable Company Compensatory Award agreement and, to the extent applicable, any other written agreement between the Company and the holder of the Company Compensatory Award.
As of September 12, 2022, the Company’s executive officers held Company Compensatory Awards covering an aggregate of 2,818,740 shares of Company common stock (after taking into account the vesting acceleration provisions applicable to the applicable Company Compensatory Awards subject to performance-based vesting) and the Company’s non-employee directors held Company Compensatory Awards covering an aggregate of 1,090,847 shares of Company common stock.
Estimate of Amounts Payable for the Company Compensatory Awards
If the effective time occurred on September 12, 2022, the aggregate Company Compensatory Award cash out amount that would be payable to the Company’s executive officers would have been $5,902,008.60, and the aggregate Company Compensatory Award cash out amount that would be payable to the Company’s non-employee directors would have been $3,708,879.80. For information on the amounts that would have been payable to each of the Company’s named executive officers in respect of their Company Compensatory Awards, see the “Named Executive Officer Merger-Related Compensation” table below.
Transaction Bonuses
In connection with the signing of the merger agreement and in recognition of their significant contribution to the success of the Company, the Company Board awarded transaction bonuses to the Company’s named executive officers, as follows: in the amount of $400,000 to Raouf S. Ghali, the Company’s Chief Executive Officer, in the amount of $200,000 to Todd Weintraub, the Company’s Chief Financial Officer, and in the amount of $120,000 to Abdo E. Kardous, the Company’s Regional President (Middle East). In addition, the Company awarded transaction bonuses to other executives in the aggregate amount of $680,000.
Following the Merger
At the effective time, the directors of Merger Sub will be the directors of the surviving company and the officers of Merger Sub immediately prior to the effective time will be the officers of the surviving company, in each case, until the earlier of their resignation or removal or until their successors are duly elected and qualified, subject to the surviving company’s certificate of incorporation and bylaws and the DGCL.
Indemnification, Exculpation and Insurance
Under the merger agreement, Parent agreed that the Company’s current and former directors and officers will be indemnified and held harmless for six years following the effective time, and will be entitled to the advancement of expenses, to the fullest extent permitted under applicable law and the Company Charter and Company Bylaws for acts or omissions occurring at or prior to the effective time. In addition, at or prior to the effective time, the Company will cause the surviving company to obtain and pay the premium for a six year prepaid non-cancelable “tail policy” providing directors’ and officers’ liability insurance on terms that are no less favorable than the coverage provided under the Company’s existing policies, with respect to matters arising at or prior to the effective time (subject to a 300% cap on the cost of such insurance as compared to premiums paid in the 2021 fiscal year). For more information, see “The Merger Agreement — Directors’ and Officers’ Indemnification and Insurance.”
New Arrangements
As of the date of this proxy statement, none of the Company’s directors or executive officers have entered into any amendments or modifications to their existing or any new employment, compensation or other agreements or arrangements with the Company in connection with the merger, nor have they entered into any such agreements or arrangements with Parent or its affiliates. The merger is not conditioned upon any director or executive officer of the Company entering into any such agreements or arrangements.
It is possible that the Company’s employees, including executive officers, will enter into new compensation arrangements with Parent or its affiliates. Such arrangements may include agreements regarding future terms of employment or the right to receive retention awards. As of the date of this proxy statement, no compensation arrangements between such persons and Parent and/or its affiliates have been established or discussed with any of the Company’s employees.
Post-Closing Compensation and Employee Benefits
The merger agreement provides that Parent will provide, or cause the surviving company to provide, to any continuing employee, the compensation and benefits described under “The Merger Agreement — Employee Benefits Matters.”
Named Executive Officer Merger-Related Compensation
This section sets forth the information required by Item 402(t) of Regulation S-K regarding the compensation for each of the Company’s named executive officers that is based on or otherwise relates to the merger, which is referred to as “golden parachute” compensation by the applicable SEC disclosure rules. The individuals disclosed within this section and referred to as the “named executive officers” are the Company’s current President and Chief Executive Officer; Regional President (Middle East); and Chief Financial Officer for the Company’s 2021 fiscal year.
The amounts set forth in the table are estimates based on multiple assumptions that may or may not actually occur, including assumptions described in this proxy statement and in the footnotes to the table. As a result, the actual amounts, if any, that a named executive officer will receive may materially differ from the amounts set forth in the table. The calculations in the table below do not include amounts the Company’s named executive officers were already entitled to receive or vested in as of the date hereof or amounts under contracts, agreements, plans or arrangements to the extent they do not discriminate in scope, terms or operation in favor of executive officers and that are available generally to all the salaried employees of the Company.
The table below assumes that (i) the effective time will occur on December 1, 2022, (ii) the employment of the named executive officer will be terminated on such date in a manner entitling the named executive officer to receive severance payments and benefits under the terms of the executive severance agreements described under “Executive Severance Agreements,” (iii) the named executive officer’s base salary remains unchanged from those in place as of April 1, 2021, (iv) no named executive officer receives any additional equity grants to acquire common stock of the Company on or prior to the effective time, and (v) no named executive officer enters into new agreements or is otherwise legally entitled to, prior to the effective time, additional compensation or benefits. For a narrative description of the terms and conditions applicable to the payments quantified in the table below, see the full “Interests of the Company’s Directors and Executive Officers in the Merger” section.
Potential Change in Control Payments to Named Executive Officers
Name	Cash ($)	Equity ($)(2)	Perquisites/ Benefits ($)	Total ($)
Raouf S. Ghali President and Chief Executive Officer	1,850,000(1)	3,526,167	—	5,376,167
Abdo E. Kardous Regional President (Middle East)	1,170,000(3)	507,518	—	1,677,518
Todd Weintraub Chief Financial Officer	1,020,000(4)	861,951	—	1,881,951

(1)
Represents (a) $400,000 payable to Mr. Ghali as a transaction bonus payable upon the consummation of the Merger and (b) $1,450,000 in severance payable to Mr. Ghali under the Company’s 2016 Executive Retention Plan. Under the 2016 Executive Retention Plan, Mr. Ghali is entitled to a lump sum cash payment in amount equal to two times his base salary upon termination of his employment by the Company without “Cause” (as defined in the 2016 Executive Retention Plan) or by him for “Good Reason” (as defined in the 2016 Executive Retention Plan).

(2)
All amounts shown in this column represent the cash value that will be paid with respect to the Company RSUs and Company DSUs that will vest on an accelerated basis in connection with the Merger, as described under the heading “The Merger-Treatment of Company Compensatory Awards”. This is a “single-trigger” benefit. The value is calculated by multiplying the number of Company RSUs and Company DSUs being vested by $3.40 per share of Company Common Stock (i.e., the merger consideration). The number of Company RSUs and Company DSUs for which vesting will accelerate for each named executive officer is set forth below.

Name	Company RSUs	Company DSUs
Raouf S. Ghali	182,926	854,182
Abdo E. Kardous	149,270	—
Todd Weintraub	44,716	208,799

(3)
Represents (a) $120,000 payable to Mr. Kardous as a transaction bonus payable upon the consummation of the Merger and (b) $1,050,000 payable to Mr. Kardous under the Company’s 2016 Executive Retention Plan. Under the 2016 Executive Retention Plan, Mr. Kardous is entitled to “double-trigger” severance payment consisting of a lump sum in an amount equal to two times Mr. Kardous’ base salary with respect to a termination of his employment by the Company without “Cause” (as defined in the 2016 Executive Retention Plan) or by Mr. Kardous for “Good Reason” (as defined in the 2016 Executive Retention Plan) within one year following a Change in Control (as defined in the 2016 Executive Retention Plan). Under the 2016 Executive Retention Plan, in the event of a termination by the Company of Mr. Kardous’ employment without “Cause” or by Mr. Kardous for “Good Reason” that does not occur within one year following a Change in Control, Mr. Kardous would be entitled to a “single-trigger” severance payment consisting of a lump sum in an amount equal to Mr. Kardous’ base salary, or $525,000.

(4)
Represents (a) $200,000 payable to Mr. Weintraub as a transaction bonus payable upon the consummation of the Merger and (b) $820,000 payable to Mr. Weintraub under the Company’s 2016 Executive Retention Plan. Under the 2016 Executive Retention Plan, Mr. Weintraub is entitled to “double-trigger” severance payment consisting of a lump sum in an amount equal to two times Mr. Weintraub’s base salary with respect to a termination of his employment by the Company without “Cause” (as defined in the 2016 Executive Retention Plan) or by Mr. Weintraub for “Good Reason” (as defined in the 2016 Executive Retention Plan) within one year following a Change in Control (as defined in the 2016 Executive Retention Plan). In the event of a termination by the Company of Mr. Weintraub’s employment without “Cause” or by Mr. Weintraub for “Good Reason” that does not occur within one year following a Change in Control, Mr. Weintraub would be entitled to a “single-trigger” severance payment consisting of a lump sum in an amount equal to Mr. Weintraub’s base salary, or $410,000.

Any amounts shown in the table above that are subject to the golden parachute excise tax under Section 4999 of the Code (as defined below) may be subject to reduction to the extent such reduction would result in the named executive officer retaining a greater after-tax amount of such payment.
Certain U.S. Federal Income Tax Consequences of the Merger
The following is a general discussion of certain U.S. federal income tax consequences of the merger to U.S. holders (as defined below) of Company common stock who hold their stock as a capital asset within the meaning of section 1221 of the U.S. Internal Revenue Code of 1986, which we refer to as the Code. This discussion does not address U.S. federal income tax consequences with respect to holders other than U.S. holders. This discussion is based on the Code, the U.S. Treasury Department regulations issued under the

Code, which we refer to as the Treasury Regulations, and administrative rulings and court decisions in effect as of the date of this proxy statement, all of which are subject to change or differing interpretations at any time, possibly with retroactive effect. Any such change or interpretation could affect the accuracy of the statements and conclusions set forth herein. This discussion is not binding on the Internal Revenue Service, which we refer to as the IRS, or a court and there can be no assurance that the tax consequences described in this discussion will not be challenged by the IRS or that they would be sustained by a court if so challenged. No ruling has been or will be sought from the IRS, and no opinion of counsel has been or will be rendered, as to the U.S. federal income tax consequences of the merger.
For purposes of this discussion, the term “U.S. holder” means a beneficial owner of Company common stock that is for U.S. federal income tax purposes (i) an individual who is a citizen or resident of the United States, (ii) a corporation (or other entity treated as a corporation) created or organized under the laws of the United States, any state thereof, or the District of Columbia, (iii) an estate the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source or (iv) a trust if (A) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (B) the trust has a valid election in effect under applicable Treasury Regulations to be treated as a U.S. person for U.S. federal income tax purposes.
This discussion is not a complete description of all of the U.S. federal income tax consequences of the merger and, in particular, does not address U.S. federal income tax considerations applicable to U.S. holders of Company common stock who are subject to special treatment under U.S. federal income tax law including, for example, partnerships (or entities or arrangements treated as partnerships for U.S. federal income tax purposes) and partners therein, financial institutions, dealers in securities, insurance companies, securities or currency dealers, traders in securities who elect to use the mark-to-market method of accounting, holders that hold, directly or constructively (or that held, directly or constructively, at any time during the five-year period ending on the date of the merger) 5% or more of the outstanding Company common stock, tax-exempt investors, S corporations, holders whose functional currency is not the U.S. dollar, tax-deferred or other retirement accounts, U.S. expatriates, former long-term residents of the United States, holders who acquired Company common stock pursuant to the exercise of an employee stock option or right or otherwise as compensation, and holders who hold Company common stock as part of a hedge, straddle, constructive sale, conversion transaction, or other integrated investment. Also, this discussion does not address U.S. federal income tax considerations applicable to a holder of Company common stock who exercises appraisal rights under the DGCL. In addition, no information is provided with respect to the tax consequences of the merger under any U.S. federal law other than income tax laws (including, for example the U.S. federal estate, gift, Medicare, and alternative minimum tax laws), or any applicable state, local, or foreign tax laws. This discussion does not address the impact of Sections 1471 through 1474 of the Code and the Treasury Regulations and administrative guidance promulgated thereunder and intergovernmental agreements entered into pursuant thereto or in connection therewith (commonly referred to as the “Foreign Account Tax Compliance Act” or “FATCA”). This discussion does not address the tax consequences of any transaction other than the merger.
If an entity or arrangement treated as a partnership for U.S. federal income tax purposes holds Company common stock, the tax treatment of a partner in such a partnership generally will depend on the status of the partner and the activities of the partnership. Any entity treated as a partnership for U.S. federal income tax purposes that holds Company common stock, and any partners in such partnership, should consult their own independent tax advisors regarding the tax consequences of the merger to their specific circumstances.
The tax consequences of the merger will depend on a holder’s specific situation. Holders should consult their tax advisors as to the tax consequences of the merger relevant to their particular circumstances, including the applicability and effect of the alternative minimum tax and any state, local, non-U.S. or other tax laws and of changes in those laws.
The receipt of cash by U.S. holders in exchange for shares of Company common stock pursuant to the merger will be a taxable transaction for U.S. federal income tax purposes. In general, for U.S. federal income tax purposes, a U.S. holder who receives cash in exchange for shares of Company common stock pursuant to the merger will recognize capital gain or loss in an amount equal to the difference, if any, between (i) the amount of cash received in the merger and (ii) the U.S. holder’s adjusted tax basis in its Company common stock exchanged therefor.
A U.S. holder’s adjusted tax basis in its shares of Company common stock will generally equal the price the U.S. holder paid for such shares. If a U.S. holder’s holding period in the shares of Company common stock surrendered in the merger is greater than one year as of the date of the merger, the gain or loss generally will be long-term capital gain or loss. Long-term capital gains of certain non-corporate holders, including individuals, are generally subject to U.S. federal income tax at preferential rates currently, which rates are subject to change. The deductibility of a capital loss recognized on the exchange may be subject to limitations. If a U.S. holder acquired different blocks of Company common stock at different times or different prices, such U.S. holder must determine its adjusted tax basis and holding period separately with respect to each block of Company common stock.
Information Reporting and Backup Withholding
Payments of cash to a U.S. holder of Company common stock pursuant to the merger may, under certain circumstances, be subject to information reporting and backup withholding, unless the U.S. holder provides proof of an applicable exemption or furnishes its correct taxpayer identification number, and otherwise complies with all applicable requirements of the backup withholding rules. In addition, if the paying agent is not provided with a U.S. holder’s correct taxpayer identification number or other adequate basis for exemption, the U.S. holder may be subject to certain penalties imposed by the IRS. Certain holders (such as corporations) are exempt from backup withholding.
Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be refunded or credited against a holder’s U.S. federal income tax liability, if any, provided that such holder furnishes the required information to the IRS in a timely manner.
Holders of Company common stock should consult their own tax advisors with respect to the tax consequences of the merger in their particular circumstances, including the applicability and effect of the alternative minimum tax and any state, local, non-U.S. or other tax laws and of changes in those laws.
Litigation Related to the Merger
The outcome of any future litigation related to the merger is uncertain. Such litigation, if not resolved, could prevent or delay consummation of the merger and result in substantial costs to the Company, including any costs associated with the indemnification of directors and officers. One of the conditions to the consummation of the merger is that no governmental entity of competent jurisdiction (i) enacted, issued or promulgated any law or order that is in effect or (ii) issued or granted any order or injunction (whether temporary, preliminary or permanent) that is in effect, in each case which has the effect of restraining, enjoining or otherwise prohibiting the consummation of the merger. Therefore, if a plaintiff were successful in obtaining an injunction prohibiting the consummation of the merger, then such injunction may prevent the merger from being consummated, or from being consummated within the expected time frame.
Regulatory Approvals
HSR Clearance.   Under the terms of the merger agreement, the merger cannot be consummated until the applicable waiting period (and any extension thereof) under the HSR Act has expired or been terminated.
Under the HSR Act and the rules promulgated thereunder by the FTC, the merger cannot be consummated until each of the Company and Parent files a notification and report form with the FTC and the Antitrust Division of the DOJ under the HSR Act and the applicable waiting period has expired or been terminated. Each of the Company and Parent filed such a notification and report form with the FTC and DOJ.
If the FTC or DOJ issues a request for additional information and documents (which we refer to as the “Second Request”) prior to the expiration of the initial waiting period, the parties must observe a second

30-day waiting period, which would begin to run only after both parties have substantially complied with the Second Request, unless the waiting period is terminated earlier or the parties otherwise agree to extend the waiting period.
At any time before or after consummation of the merger, notwithstanding the termination of the waiting period under the HSR Act, the Antitrust Division of the DOJ or the FTC could take such action under the antitrust laws as it deems necessary or desirable in the public interest, including seeking to enjoin the completion of the merger, or part of it, seeking divestiture of substantial assets of the Company or Parent, requiring the Company or Parent to license, or hold separate, assets or terminating existing relationships and contractual rights. At any time before or after the consummation of the merger, and notwithstanding the termination of the waiting period under the HSR Act, state attorneys general and other regulators could take such action under state law or the antitrust laws of the United States, as they deem necessary or desirable in the public interest. Such action could include seeking to enjoin the completion of the merger or seeking divestiture of substantial assets of the Company or Parent. Private parties may also seek to take legal action under the antitrust laws under certain circumstances.
There can be no assurance that the regulatory clearances and approvals described above will be obtained and, if obtained, there can be no assurance as to the timing of any approvals, the ability of the parties to obtain the approvals on satisfactory terms or the absence of any litigation challenging such approvals. There can also be no assurance that the DOJ, the FTC, or any other governmental entity or any private party will not attempt to challenge the merger and, if such a challenge is made, there can be no assurance as to its result.
Other Regulatory Clearances.   Merger control filings or clearances are required or advisable in other jurisdictions. The merger cannot be consummated until after the mandatory approval requirements outside of the United States have been obtained under applicable antitrust and foreign investment laws. The relevant authorities could take such actions under the applicable antitrust and foreign investment laws as they deem necessary or desirable, including seeking to enjoin the completion of the merger, seeking divestiture of substantial assets of one or both of the parties, requiring the parties to license or hold separate assets or terminate existing relationships and contractual rights, or requiring the parties to agree to other remedies. Any one of these requirements, limitations, costs, divestitures or restrictions could jeopardize or delay the completion, or reduce the anticipated benefits, of the merger.
Although the Company and Parent believe that the merger will not violate the antitrust or foreign investment laws and expect that all required regulatory clearances and approvals will be obtained, the Company and Parent cannot assure that these regulatory clearances and approvals will be timely obtained, obtained at all or that the granting of these regulatory clearances and approvals will not involve the imposition of additional conditions, restrictions, qualifications, requirements or limitations on the completion of the merger, including the requirement to divest assets, license or hold separate assets or terminate existing relationships and contractual rights, or agree to other remedies, or require changes to the terms of the merger agreement, or that a challenge to the merger on antitrust or foreign investment grounds will not be made, or if such challenge is made, what the result will be. These conditions or changes could result in the conditions to the merger not being satisfied. There is currently no way to predict how long it will take to obtain all of the required regulatory approvals or whether such approvals will ultimately be obtained and there may be a substantial period of time between the approval of the proposal to approve and adopt the merger agreement by stockholders and the completion of the merger.

THE MERGER AGREEMENT
Explanatory Note Regarding the Merger Agreement
The following is a summary of certain material terms of the merger agreement and is qualified in its entirety by reference to the complete text of the merger agreement, which is included as Annex A to this proxy statement and is incorporated herein by reference in its entirety. This summary is not intended to provide you with any other factual information about the Company, Parent or Merger Sub. You are urged to read the merger agreement carefully and in its entirety as well as this proxy statement before making any decisions regarding the merger.
The merger agreement contains representations and warranties by each of the parties to the merger agreement. These representations and warranties have been made solely for the benefit of the other parties to the merger agreement; have been made only for purposes of the merger agreement; have been qualified by certain documents filed with, or furnished to, the SEC by the Company or by Parent; have been qualified by confidential disclosures made to the Company or Parent and Merger Sub, as applicable, in connection with the merger agreement; are subject to materiality qualifications contained in the merger agreement that may differ from what may be viewed as material by investors; were made only as of the date of the merger agreement or such other date as is specified in the merger agreement; and have been included in the merger agreement for the purpose of allocating risk between the Company, on the one hand, and Parent and Merger Sub, on the other hand, rather than establishing matters as facts.
You should not rely on the representations and warranties or any descriptions thereof as characterizations of the actual state of facts or condition of the Company, Parent or Merger Sub or any of their respective affiliates or businesses. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the merger agreement, which subsequent information may or may not be fully reflected in the Company’s or Parent’s public disclosures. Accordingly, the representations and warranties and other provisions of the merger agreement should not be read alone, but instead should be read together with the information provided elsewhere in this proxy statement and in the documents incorporated by reference into this proxy statement. See “Where You Can Find More Information” beginning on page 84 of this proxy statement.
Structure of the Merger
At the effective time of the merger, subject to the satisfaction or waiver of the conditions set forth in the merger agreement, Merger Sub will be merged with and into the Company, whereupon the separate existence of Merger Sub will cease, with the Company surviving the merger. Following the merger, the Company will be a wholly owned subsidiary of Parent. The certificate of incorporation and the bylaws of Merger Sub as in effect immediately prior to the effective time will be the certificate of incorporation and bylaws, respectively, of the surviving company; provided that the name of the surviving company will be “Hill International, Inc.” Unless otherwise determined by Parent prior to the effective time of the merger, the directors and officers of Merger Sub immediately prior to the effective time of the merger, from and after the effective time of the merger, will be the initial directors and officers of the surviving company until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be.
Closing and Effective Time of the Merger
Unless otherwise mutually agreed by the Company and Parent, the closing of the merger will take place at 10:00 a.m., Pennsylvania time, on the second business day following the satisfaction or, to the extent permitted by applicable law, waiver of the last of the conditions set forth in the merger agreement and described in the section entitled “— Conditions to Completion of the Merger” (other than any such conditions that by their nature are to be satisfied at the closing, but subject to the satisfaction or, to the extent permitted by applicable law, waiver of such conditions at the closing).
The merger will become effective at such date and time as the certificate of merger is duly filed with the Secretary of State of the State of Delaware or on such later date and time as may be agreed by the Company and Parent and specified in the certificate of merger.

As of the date of this proxy statement, we expect to complete the merger in the fourth quarter of 2022. However, completion of the merger is subject to the satisfaction or, to the extent permitted by applicable law, waiver of the conditions to the completion of the merger, which are described below and include regulatory clearances and approvals, and it is possible that factors outside the control of the Company or Parent could delay the completion of the merger, or prevent it from being completed at all. There may be a substantial amount of time between the special meeting and the completion of the merger. We expect to complete the merger promptly following the receipt of all required approvals.
Consideration To Be Received in the Merger
At the effective time, each share of Company common stock issued and outstanding immediately prior to the effective time (other than excluded shares and appraisal shares (each as defined below)) will be converted into the right to receive $3.40 in cash, without interest, less any applicable withholding taxes. At the effective time, all such shares of Company common stock will cease to be outstanding, will be automatically cancelled and will cease to exist, and each applicable holder of such shares of Company common stock will thereafter only have the right to receive the merger consideration therefor upon the surrender of such shares.
At the effective time, each share of Company common stock that is, immediately prior to the effective time, owned or held in treasury by the Company or is owned by Parent or Merger Sub (collectively, the “excluded shares”) will automatically be cancelled and retired and will cease to exist, and no consideration or payment will be delivered in exchange therefor or in respect thereof.
Any shares of Company common stock that constitute shares of Company common stock issued and outstanding immediately prior to the Effective Time that are held by a holder who is entitled to demand and has properly exercised and perfected such holder’s demand for appraisal of such shares pursuant to, and who complies in all respects with, Section 262 of the DGCL and has not effectively and validly withdrawn or lost such holder’s rights to appraisal (collectively, the “appraisal shares”) shall not be converted into the right to receive $3.40 in cash, and each holder of Appraisal Shares shall be entitled only to receive such consideration as may be determined to be due with respect to such Appraisal Shares pursuant to Section 262 of the DGCL (it being understood and acknowledged that from and after the Effective Time, such Appraisal Shares shall no longer be outstanding, shall automatically be canceled and shall cease to exist and such holder shall cease to have any rights with respect thereto other than the right to receive the consideration therefor as may be determined in accordance with Section 262 of the DGCL).
Shares of Company common stock issued and outstanding immediately prior to the effective time (other than cancelled shares and converted shares) and held by a holder who did not vote in favor of the adoption of the merger agreement and has properly exercised appraisal rights in respect of such shares in accordance with Section 262 of the DGCL (the “dissenting shares”) will not be cancelled and converted into the right to receive the merger consideration. Such stockholders will instead be entitled to the appraisal rights granted by Section 262 of the DGCL, as described in the section entitled “Appraisal Rights” and Annex C of this proxy statement.
Each share of common stock of Merger Sub issued and outstanding immediately prior to the effective time will be converted into one share of common stock of the surviving company.
Procedures for Surrendering Shares for Payment
Parent will deposit, or will cause to be deposited, with a paying agent selected by Parent and reasonably acceptable to the Company, for the benefit of the holders of Company common stock and pursuant to a paying agent agreement, the terms of which will be reasonably acceptable to the Company, cash in immediately available funds in an amount sufficient for the paying agent to make the payment of the merger consideration to Company stockholders.
Promptly as reasonably practicable after the effective time, the paying agent will mail to each holder of record of a certificate which immediately prior to the effective time represented outstanding shares of Company common stock (other than cancelled shares, dissenting shares and converted shares) a letter of transmittal and instructions for effecting the surrender of the certificates in exchange for the amount to which such stockholder is entitled as a result of the merger pursuant to the merger agreement. Upon surrender of a certificate representing shares of Company common stock for cancellation to the paying agent, together with such letter of transmittal duly completed and validly executed in accordance with the instructions thereto and such other documents as may be required pursuant to such instructions, the holder of such certificate will be entitled to receive in exchange therefor the merger consideration for each share of Company common stock formerly represented by such certificate.
In the event that any certificate representing shares of Company common stock has been lost, stolen or destroyed, the paying agent will issue in exchange for such lost, stolen or destroyed certificate, upon the making of an affidavit of that fact by the holder thereof and, if required by Parent or the Paying Agent, an indemnity bond, the merger consideration payable in respect thereof.
Holders of book-entry shares of Company common stock will not be required to deliver certificates representing shares of Company common stock or an executed letter of transmittal to the paying agent to receive the merger consideration, and will instead automatically be entitled to receive the merger consideration at the effective time of the merger.
No interest will be paid or accrued on any portion of the merger consideration payable upon surrender of certificates representing shares of Company common stock (or affidavits of loss in lieu thereof) or in respect of any book-entry shares. Following the first anniversary of the effective time, Parent will be entitled to require the paying agent to deliver to it any undisbursed funds (including any interest received with respect thereto) remaining in the payment fund, and thereafter holders of certificates or book-entry shares representing shares of Company common stock will be entitled to look only to Parent with respect to the merger consideration payable upon due surrender of their certificates or book-entry shares.
As of the effective time of the merger, the share transfer books of the Company with respect to the shares of Company common stock will be closed and thereafter there will be no further registration of transfers of shares of the Company.
Treatment of Company Compensatory Awards
At the effective time of the merger, pursuant to the applicable Company stock incentive plan, each Company Compensatory Award, whether vested or unvested, that is outstanding immediately prior to the Effective Time shall be cancelled and extinguished and, in exchange therefor, each former holder of any such Company Compensatory Award shall have the right to receive an amount in cash, without interest, equal to the product of (i) the aggregate number of shares of Company common stock subject to each such Company Compensatory Award as of the Effective Time and (ii) the excess, if any, of $3.40 over any per share exercise or purchase price of such Company Compensatory Award immediately prior to such cancellation.
Withholding
Each of the paying agent, the Company, Parent, Merger Sub and the surviving company will be entitled to deduct and withhold from amounts otherwise payable pursuant to the merger agreement such amounts as are required to be deducted or withheld with respect to such payment under the Code or any provision of state, local or foreign law. To the extent that amounts are deducted or withheld, and timely remitted to the appropriate governmental entity, such amounts will be treated as having been paid to the person in respect of which such deduction or withholding was made.
Representations and Warranties
The Company’s representations and warranties to Parent and Merger Sub in the merger agreement relate to, among other things:
•
due organization, valid existence, good standing and authority and qualification to conduct business with respect to the Company and its subsidiaries;

•
the certificate of incorporation and bylaws of the Company and its subsidiaries;

•
the Company’s corporate power and authority to enter into, deliver and perform its obligations under the Merger Agreement and the enforceability of the Merger Agreement against the Company;

•
required consents, approvals and regulatory filings in connection with the Merger Agreement;

•
ownership and capital structure of the Company and its subsidiaries;

•
compliance with the Sarbanes-Oxley Act and the applicable listing and other rules and regulations of Nasdaq;

•
intellectual property;

•
ownership of real property and leasehold interests;

•
the existence and enforceability of specified categories of the Company’s material contracts, and the absence of any notices with respect to termination or intent not to renew the material contracts;

•
the absence of violations of export and reexport control laws and regulations;

•
governmental authorizations necessary to enable the Company and its subsidiaries to conduct its business;

•
legal proceedings;

•
tax matters;

•
employee benefit plans;

•
labor and employment matters

•
environmental matters

•
insurance matters;

•
accuracy of proxy statement;

•
opinion of the financial advisor;

•
payment of fees to brokers, financial advisors or similar other persons in connection with the Merger Agreement;

•
the inapplicability of any restrictions on business combinations or other anti-takeover laws;

•
largest customers of the Company;

•
compliance with contractual specifications, requirements, covenants and all warranties made by the Company and its subsidiaries;

•
government contracts and industrial security matters;

•
anti-corruption laws, anti-money laundering laws and similar rules and regulations;

•
privacy and information security;

•
Parent’s and Merger Sub’s representations and warranties to the Company in the merger agreement relate to, among other things: due organization, valid existence, good standing and authority and qualification to conduct business with respect to the Parent and Merger Sub;

•
legal proceedings;

•
Parent and Merger Sub’s corporate power and authority to enter into, deliver and perform its obligations under the Merger Agreement and the enforceability of the Merger Agreement against Parent and Merger Sub;

•
Interested stockholder;

•
availability of funds required for the transaction;

•
payment of fees to brokers, financial advisors or similar other persons in connection with the Merger Agreement;

•
ownership and capital structure of Merger Sub;

•
the absence of any formal or informal arrangements or other understandings with any Company stockholder, director, officer, employee or other affiliate of the Company;

•
accuracy of the proxy statement;

None of the representations and warranties in the merger agreement survive the effective time.
Definition of “Company Material Adverse Effect”
Many of the representations and warranties in the merger agreement are qualified by a “Company Material Adverse Effect” (as defined below) standard (that is, they will not be deemed to be untrue or incorrect unless their failure to be true or correct has had or would reasonably be expected to have a Company Material Adverse Effect). For purposes of the merger agreement, a “Company Material Adverse Effect” means any effect, change, event, occurrence, circumstance, development, condition, or fact that has a material adverse effect, individually or in the aggregate, (x) upon the business, financial condition, assets, Liabilities or results of operations of the Acquired Companies, taken as a whole, or (y) the ability of the Company to perform its obligations under the merger agreement or to consummate the merger, or on the consummation of the merger and the other transactions(as defined below in the section entitled “Termination of the Merger Agreement”).
However, a number of factors are specifically excluded and may not be taken into account when determining whether a Company Material Adverse Effect has occurred for purposes of clause (x) above, including:
(i) any changes in the Company’s stock price or trading volume (it being understood that any Effect giving rise to or contributing to such changes may be taken into account in determining whether there has been a Company Material Adverse Effect); (ii) any failure by the Company to meet, or changes to, published revenue, earnings or other similar financial projections, or any failure by the Company to meet any internal budgets, plans or forecasts of revenue, earnings or other financial projections (in each case, it being understood that any Effect giving rise to or contributing to any such failures in this clause (ii) may be taken into account in determining whether there has been a Company Material Adverse Effect); (iii) any changes in credit ratings and analysts’ recommendations or ratings with respect to the Company and each of its subsidiaries (in each case, it being understood that any Effect giving rise to or contributing to any such changes in this clause (iii) may be taken into account in determining whether there has been a Company Material Adverse Effect); (iv) changes in general business, economic, financial, social or political conditions in the United States or any other country or region in the world; (v) changes in the economic, business and financial environment generally affecting the industry in which the Acquired Companies operate; (vi) acts of hostilities, war (whether or not declared), sabotage, cyberterrorism (including by means of cyber-attack by or sponsored by a Governmental Entity), terrorism or military actions in the United States or any other country or region in the world, including any outbreak, escalation or general worsening of any such acts of hostilities, war, sabotage, cyberterrorism, terrorism or military actions; (vii) epidemics, pandemics or disease outbreaks (including, for the avoidance of doubt, COVID-19, any COVID-19 Measures, or effects thereof), including any general worsening of any such epidemics, pandemics or disease outbreaks (including, for the avoidance of doubt, COVID-19, any COVID-19 Measures, or effects thereof); (viii) earthquakes, hurricanes, tsunamis, tornadoes, floods, mudslides, wild fires or other natural disasters or acts of God or weather conditions in the United States or any other country or region in the world, or any worsening of such conditions; (ix) the public announcement of this Agreement or the pendency of the Transactions; (x) any action taken at the express written direction or consent of Parent or Merger Sub after the date of this Agreement; (xi) any action expressly required to be taken by this Agreement or any omission of action as required by this Agreement; (xii) any change in Law or regulation (or the enforcement or interpretation thereof); or (xiii) any change in GAAP or other accounting standards (or the enforcement or interpretation thereof); provided further, however, that if the Effects set forth in clauses (iv), (v), (vi), (vii), (viii), (xii) and (xiii) have a disproportionate impact on the Acquired Companies, taken as a whole, relative to the other participants in the Acquired Companies’ industry, such Effects may be taken into account in determining whether a Company Material Adverse Effect has occurred to the extent of such disproportionate impact.
Conduct of the Business Pending the Merger
The Company has agreed to certain covenants in the merger agreement restricting the conduct of its business between the date of the merger agreement and the effective time (or any earlier termination of the merger agreement). In general, except as may be required by applicable law, as specifically permitted or required by the merger agreement, as set forth on the disclosure schedules to the merger agreement, or as may be consented to in writing by Parent, the Company is required to, and to cause each of its subsidiaries to, conduct the business of the Acquired Companies in all material respects in the ordinary course of business in a manner consistent with past practice and, to the extent consistent therewith, use reasonable best efforts to, except for actions taken (or not taken) in connection with any COVID-19 Measures, preserve its assets and business organization intact in all material respects and maintain its existing business relations and goodwill with customers, suppliers, licensors, Governmental Entities, independent contractors, employees and business partners, in each case, whose business relationships are material to the Acquired Companies, taken as a whole.
In addition, the Company (on behalf of itself and its subsidiaries) agreed to restrictions between the date of the merger agreement and the effective time (or any earlier termination of the merger agreement) on, among other things and with certain exceptions (including if required by applicable law, specifically permitted or required by the merger agreement, set forth on the disclosure schedules to the merger agreement or consented to in writing by Parent and including, in certain cases, ordinary course of business exceptions):
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amend the Company Certificate of Incorporation, the Company Bylaws or other comparable Organizational Documents of the Company’s Subsidiaries (whether by merger, consolidation or otherwise);

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(i) declare, set aside or pay any dividends on, or make any other distributions (whether in cash, stock, property or otherwise) in respect of, or enter into any agreement with respect to the voting of, any capital stock or other Securities of any Acquired Company, other than dividends and distributions by a direct or indirect wholly owned Subsidiary of the Company to its parent in the ordinary course of business consistent with past practice, (ii) adjust, split, reverse split, combine, subdivide or reclassify any capital stock or other Securities of the Company or any of its Subsidiaries, (iii) issue or authorize the issuance of any other Securities in respect of, in lieu of or in substitution for, shares of capital stock or any other Securities of any Acquired Company (except as expressly permitted in the merger agreement), or (iv) purchase, redeem, repurchase or otherwise acquire, directly or indirectly, any Securities of any Acquired Company, except for acquisitions of shares of Company common stock by the Company in satisfaction of the applicable exercise price and/or withholding Taxes in connection with the exercise, vesting or settlement of any Company Compensatory Awards;

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issue, deliver, sell, modify, grant, pledge, transfer, subject to any Encumbrance or dispose of, or authorize the same with respect to, directly or indirectly, any Securities of any Acquired Company, other than the issuance of shares of Company common stock upon the exercise of Company Options or the settlement of Company DSUs or Company RSUs that are in each case outstanding on the date hereof (or permitted to be granted pursuant to the merger agreement), in accordance with the respective terms of such Company Options, Company DSUs or Company RSUs, or (ii) amend any term of any security of the Company and its subsidiaries (in each case, whether by merger, consolidation or otherwise);

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adopt a plan or agreement of, or resolutions providing for or authorizing, or effect, any complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization, in each case with respect to any of the Company and its subsidiaries;

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except as required by any Company Benefit Plan in existence as of the date hereof, (i) establish, adopt, enter into, materially amend or terminate any Company Benefit Plan, or any plan, program, policy, practice, agreement or other arrangement that would be a Company Benefit Plan if it had been in existence on the date of this Agreement (other than offer letters that provide for at-will employment without any severance, termination, change in control or similar benefits, other than severance benefits in accordance with (and not to exceed amounts permitted by) the Company and its subsidiaries policy; (ii) grant or pay, or commit to grant or pay, any bonus, incentive or profit-sharing award or payment, or increase the base salary and/or cash bonus opportunity or other compensation to any director, officer, employee, or consultant of the Company and its subsidiaries, except in each case, (A) as required by applicable Law or any Company Benefit Plan in effect as of the date of this Agreement, or (B) in the case of increases in annual base salaries and the payment or grant of cash incentive compensation payable to any of its current employees at the rank or title below the rank or title of Vice President, at times and in dollar amounts in the ordinary course of business in connection with the Company’s annual salary review process consistent with past practice; (iii) accelerate or take any action to accelerate any payment or benefit, or the funding of any payment or benefit, payable or to become payable to any current or former director, officer, employee, or consultant of any Acquired Company; (iv) enter into, extend, amend or modify, or terminate any employment, severance, termination, change in control, retention, individual consulting or other similar agreement with any current or former director, officer, employee, or consultant of, or individual service provider to, any Acquired Company (other than offer letters that provide for at-will employment without any severance, termination, change in control or similar benefits, other than severance benefits in accordance with (and not to exceed amounts permitted by) the Acquired Company policy set forth on for newly hired employees or individual service providers who are hired in the ordinary course of business and consistent with past practice and whose annual base compensation does not exceed $250,000 individually); (v) communicate with the employees of any Acquired Company regarding the compensation, benefits or other treatment they will receive following the Effective Time, unless such communication is (A) approved by Parent in advance of such communication or (B) required by applicable Law; or (vi) except as may be required by GAAP, materially change any actuarial or other assumptions used to calculate funding obligations with respect to any Company Benefit Plan or materially change the manner in which contributions to such plans are made or the basis on which such contributions are determined;
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hire, promote or terminate the employment of (other than for cause, death or disability) any employee with annual base compensation above $250,000;

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take any action requiring notice to employees, or triggering any other obligations, under WARN, or any similar state, local or foreign Law, prior to the Closing;

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waive, release or limit any restrictive covenant of any current or former employee or independent contractor of an Acquired Company;

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make any loan or advance to (other than travel and similar advances to its employees in the ordinary course of business and consistent with past practice), or capital contribution to, or investment in, any Person (other than wholly owned Subsidiaries of the Company in the ordinary course of business consistent with past practice);

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forgive any loans or advances to any officers, employees or directors of the Acquired Companies or change its existing borrowing or lending arrangements for or on behalf of any of such Persons pursuant to an employee benefit plan or otherwise, except in the ordinary course of business in connection with relocation activities to any employees of the Acquired Companies;

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agree to or otherwise commence, release, compromise, assign, settle or resolve, in whole or in part, any threatened or pending Legal Proceeding or insurance claim, other than settlements that result solely in monetary obligations involving payment (without the admission of wrongdoing) by an Acquired Company of an amount not greater than $500,000 (net of insurance proceeds) in the aggregate for all such matters;

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fail to use commercially reasonable efforts to maintain in effect material insurance policies covering the Acquired Companies and their respective properties, assets and businesses;

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acquire any Entity, business, or all or a material portion of the assets, or equity interest of any Person or division thereof, whether in whole or in part (and whether by purchase of stock, joint venture, purchase of assets, merger, consolidation, or otherwise), or acquire any real property or ownership interest therein;

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sell, lease, license, pledge, transfer, abandon, mortgage, lease (as lessor), subject to any Encumbrance or otherwise dispose of any assets (including Intellectual Property Assets), business, properties or rights of the Acquired Companies, except (A) pursuant to existing Contracts or Leases or commitments in effect as of the date hereof, (B) issuance of non-exclusive licenses to its customers in the ordinary course of business consistent with past practice, (C) sales of used and obsolete equipment in the ordinary course of business and consistent with past practice, or (D) Permitted Encumbrances incurred in the ordinary course of business, or (ii) enter into any new line of business or (iii) create any new Subsidiaries or Joint Ventures;
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cancel, dedicate to the public, disclaim, forfeit, reissue, reexamine or abandon without filing a substantially identical counterpart in the same jurisdiction with the same priority or allow to lapse (except with respect to Patents expiring in accordance with their terms) any Company Intellectual Property Assets; (ii) fail to make any filing, pay any fee, or take any other action necessary to prosecute and maintain in full force and effect any material Company Intellectual Property Asset, including, allowing patent families with pending applications to close by not filing a continuing application; (iii) make any change in a Company Intellectual Property Asset that is or would reasonably be expected to materially impair such Company Intellectual Property Asset or the Acquired Companies’ rights with respect thereto; (iv) impair an Acquired Companies’ right to use any of the Intellectual Property Assets necessary for or otherwise material to the conduct of the Acquired Companies’ businesses as currently conducted; (v) disclose to any Person, any Trade Secrets, know-how or confidential or proprietary information, except, in the case of confidential or proprietary information, in the ordinary course of business; or (vi) fail to take or maintain reasonable measures to protect the confidentiality and value of material Trade Secrets included in the Company Intellectual Property Assets;

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except as expressly required pursuant to the terms thereof, (i) pay, discharge or satisfy any Indebtedness that has a prepayment cost, “make whole” amount, prepayment penalty or similar obligation (other than Indebtedness incurred by the Company or its wholly owned Subsidiaries and solely owed to the Company or its wholly owned Subsidiaries) or (ii) cancel any material Indebtedness (individually or in the aggregate) owing to any Acquired Company or settle, waive or amend any claims or rights of substantial value;

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make any material change to the accounting methods, policies and procedures of the Acquired Companies, except for such changes that are required by GAAP or Regulation S-X promulgated under the Exchange Act;

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incur, create, assume or otherwise become liable or responsible (whether directly, indirectly, contingently or otherwise) for any Indebtedness, including by the issuance of any debt security (or any option, warrant, call or similar right to acquire any debt security), except (A) for borrowings under the Company’s current credit facilities in the ordinary course of business (including with respect to equipment leasing), or (B) in respect of Indebtedness owing by any wholly owned Subsidiary of the Company to the Company or another wholly owned Subsidiary of the Company, in the ordinary course of business consistent with past practice, or (ii) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the Indebtedness or obligations of any Person (other than any wholly owned Subsidiary of the Company);

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make or agree to make any capital expenditures exceeding $500,000 in the aggregate;

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make or change any material Tax election or adopt or change any material method of Tax accounting; (ii) file any material amended Tax Return; (iii) settle or compromise any audit, assessment or other proceeding relating to a material amount of Taxes; (iv) agree to an extension or waiver of the statute of limitations with respect to material Taxes; (v) enter into any “closing agreement” within the meaning of Section 7121 of the Code (or any similar provision of state, local or non-U.S. Law) with respect to any material Tax; (vi) surrender any right to claim a material Tax refund; (vii) enter into any Tax sharing, indemnification or allocation agreement (other than any such agreement entered into in the ordinary course of business the principal purpose of which is not Taxes); or (viii) take or permit any action or engage in any transaction outside the ordinary course of business from the date of this Agreement through the Closing Date which could give rise to a material U.S. income inclusion under Section 951 of the Code;

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materially amend, materially modify, enter into or terminate any labor, collective bargaining, works council or similar agreement regarding the employees of any Acquired Company;

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negotiate, amend, extend, renew, terminate or enter into, or agree to any amendment or modification of, or waive, release or assign any rights under, any material contract, any contract that would have been a Material Contract or a Lease had it been entered into prior to the date of this Agreement or any Lease for any Leased Real Property, except in the case of any Contract of the type described in

Section 4.10(a)(ii) of the merger agreement, in the ordinary course of business consistent with past practice; provided, however, that the foregoing exception shall not apply to any Contract that requires or provides for consent, acceleration, termination or any other material right or consequence triggered in whole or in part by the merger or any of the other transactions; or
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authorize, commit or agree to do, or enter into any contract to do, or announce an intention to do, any of the foregoing actions.

Proxy Statement, Board Recommendation and Company Stockholders’ Meeting
The Company has agreed to, as promptly as practicable following the date of the merger agreement, establish a record date for, duly call, give notice of, convene and hold a stockholders’ meeting, which is the special meeting that is the subject of this proxy statement, to consider and vote upon the adoption of the merger agreement proposal. The Company will hold the special meeting as promptly as practicable after the SEC confirms that it has no further comments on this proxy statement.
Notwithstanding anything to the contrary, the Company has agreed not to postpone or adjourn the special meeting without the prior written consent of Parent (which consent shall not be unreasonably withheld, conditioned or delayed), provided that if the Company reasonably determines in good faith that the Company stockholder approval is unlikely to be obtained at the special meeting, including due to an absence of quorum, then, prior to the vote contemplated having been taken, the Company will have the right to require an adjournment or postponement of the special meeting for the purpose of soliciting additional votes in favor of the merger agreement. In the event of any such adjournment or postponement of the special meeting, the Company will not postpone or adjourn such meeting to a date that is more than thirty calendar days from the prior-scheduled date.
Notwithstanding the foregoing, the Company may, after consultation with Parent, postpone or adjourn the special meeting if the Company is required to postpone or adjourn the special meeting by applicable law in order to give Company stockholders sufficient time to evaluate any information or disclosure that the Company has sent or otherwise made available to such holders by issuing a press release, filing materials with the SEC or otherwise (including in connection with any change of recommendation). In the event of any such adjournment or postponement of the special meeting, the Company will not postpone or adjourn such meeting to a date that is more than thirty calendar days after the date for which special meeting was originally scheduled.
Except in the circumstances described in this proxy statement under “The Merger Agreement — No Solicitation; Change in Recommendation,” the Company Board has agreed to recommend to Company stockholders that they vote to adopt the merger agreement and include such recommendation in this proxy statement (the “Company Board Recommendation”).
Non-Solicitation Covenant
Subject to certain exceptions, the Company has agreed that it, the Company Board (including any committee thereof) and the Company’s officers will not, and the Company will cause its subsidiaries not to, and the Company will cause its and their other respective representatives not to, directly or indirectly:
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solicit, initiate, seek, facilitate or knowingly encourage, or knowingly induce or take any other action designed or intended to lead to, or that would reasonably be expected to lead to any inquiry with respect to, or the making, submission or announcement of an acquisition proposal or acquisition inquiry (each, as defined below); or

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enter into, continue, engage in, or participate in any discussions or negotiations regarding or furnish or cause to furnish to any person any information relating to the Company or any of its subsidiaries in each case, in connection with, an acquisition proposal or acquisition inquiry, other than to state that the Company and its representatives are prohibited from engaging in any discussions or negotiations.

The Company also agreed to immediately cease any and all existing solicitation, encouragement, activities, communications, discussions or negotiations with any persons with respect to any inquiry, proposal or offer that relates to a possible acquisition proposal or acquisition inquiry. In addition, the Company also agreed to (i) use reasonable best efforts to request that each person in possession of confidential information about the Company, its subsidiaries, or their respective businesses or operations promptly destroy or return to the Company confidential information furnished to such person or any of its representatives; (ii) to the extent it has a right to do so, demand the destruction or return of all confidential information within 24 hours of the date of the merger agreement to the extent such confidential information relates to a possible acquisition proposal or acquisition inquiry; and (iii) terminate access to any physical or electronic data rooms relating to a possible acquisition proposal or acquisition inquiry by any such person and its representatives.
In addition, the Company agreed that it and its subsidiaries will enforce, and not waive, terminate or modify any confidentiality, standstill or similar provision in any confidentiality, standstill or other similar agreement; provided, that, if the Company Board determines in good faith after consultation with the Company’s outside legal counsel that the failure to waive a particular standstill provision would be reasonably likely to be a breach of the directors’ fiduciary duties under applicable law, the Company may waive such standstill provision, or other provision with similar effect, solely to the extent necessary to permit the applicable person to make, on a confidential basis to the Company Board, an acquisition proposal, conditioned upon such person agreeing to disclosure of such acquisition proposal to Parent.
Notwithstanding the restrictions described above, if at any time prior to obtaining the approval and adoption of the merger agreement by the Company’s stockholders, the Company receives an acquisition proposal that did not result from a breach of the non-solicitation covenant which the Company Board determines in good faith after consultation with the Company’s outside legal counsel and financial advisors (i) constitutes a superior proposal (as defined below) or is reasonably expected to lead to a superior proposal or (ii) that the failure to take such action would be reasonably likely to constitute a breach of the directors’ fiduciary duties under applicable law, then the Company may:
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furnish information concerning the Company’s business, properties or assets to the person making such acquisition proposal (and its representatives), if, and only if, prior to so furnishing any information, the Company receives from such person an executed acceptable confidentiality agreement and the Company also provides Parent a copy of such acceptable confidentiality agreement promptly after its execution; and

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engage in discussions or negotiations with such person (including such person’s representatives) with respect to the acquisition proposal.

The Company has agreed to promptly, and in any event within 24 hours, notify Parent of any receipt by any director or officer of the Company or by any of its subsidiaries, or its or their respective representatives, of any acquisition proposal, acquisition inquiry, or any proposals, offers, or inquiries received by, any requests for information from, or any discussions or negotiations sought to be initiated or continued with, the Company, any of its subsidiaries or any of its or its Subsidiaries’ representatives concerning an acquisition proposal or acquisition inquiry. The Company will also keep Parent reasonably informed on a prompt and timely basis, and in any event within 24 hours of any significant development, discussions or negotiations, of the status and details (including amendments and proposed amendments) of any such acquisition proposal or acquisition inquiry.
For purposes of the merger agreement, “acquisition inquiry” means an inquiry, indication of interest or request for information from any person (other than Parent or any of its affiliates), whether or not in writing, relating to, or that is or would reasonably be expected to lead to or result in an acquisition proposal.
For purposes of the merger agreement, “acquisition proposal” means any proposal or offer (whether or not in writing) from any third party (or group of related third parties) relating to, or that is or would reasonably be expected to lead to (in one transaction or a series of transactions), any (a) sale, issuance or other disposition to, or acquisition of, twenty percent or more (on a non-diluted basis) of any class of capital stock or other equity interests in the Company (by vote or by value) by any third party (or group of related third parties), (b) merger, consolidation, business combination, reorganization, share exchange, sale of assets, lease, license, disposition, recapitalization, equity investment, joint venture, liquidation, dissolution or other transaction involving the Company or any subsidiary of the Company, pursuant to which or that would result in any third party (or group of related third parties) acquiring or beneficially owning or controlling, directly or indirectly, (i) assets (including capital stock of or interest in any subsidiary or affiliate of the Company) representing, directly or indirectly, twenty percent or more of the net revenues, net income or consolidated assets of the Company and its subsidiaries, taken as a whole or (ii) twenty percent or more (on a non-diluted basis) of any class of equity or voting securities of the Company or any resulting parent company of the Company, (c) acquisition (whether by merger, consolidation, equity investment, share exchange, joint venture or otherwise) by any third party (or group of related third parties), directly or indirectly, of any class of equity interest in any entity that holds assets representing, directly or indirectly, twenty percent or more of the net revenues, net income or consolidated assets of the Company or its subsidiaries, taken as a whole,(d) tender offer, exchange offer or any other transaction or series of transactions that, if consummated, would result in any third party (or group of related third parties), directly or indirectly, beneficially owning or having the right to acquire beneficial ownership of twenty percent or more of capital stock or other voting securities (or voting power) of the Company (or instruments convertible to or exchangeable for twenty percent or more of such outstanding shares or securities (or voting power)), in each case, on a non-diluted basis, (e) merger, consolidation, share exchange, business combination, joint venture, recapitalization, reorganization or other similar transaction involving the Company pursuant to which the stockholders of the Company immediately preceding such transaction hold less than eighty percent of the equity interests in the surviving or resulting entity of such transaction or (f) any combination of the foregoing.
For purposes of the merger agreement, “superior proposal” means a bona fide, written acquisition proposal (with references in the definition thereof 20% being deemed to be replaced with references to 50%) made after the date of the merger agreement, by a third party, which the Company Board determines in good faith after consultation with the Company’s outside legal and financial advisors, taking into account at the time of determination all relevant circumstances, including all of the terms and conditions and all financial, legal, regulatory and other aspects of such acquisition proposal that the Company Board deems relevant or appropriate that, taking into account, if applicable, any changes to the terms of the merger agreement proposed by Parent in writing pursuant to the non-solicitation covenant and breakup fee provision, is (a) reasonably likely to be consummated if accepted and (b) is more favorable to the Company stockholders from a financial point of view than the merger.
Changes in Board Recommendation
Except as provided in the paragraphs below, under the terms of the merger agreement, the Company has agreed that it, the Company Board and officers will not, and the Company will cause the its subsidiaries not to, and the Company will cause its and their other respective representatives not to, directly or indirectly:
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approve, authorize, declare advisable, endorse or recommend, any acquisition proposal or acquisition inquiry;

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withdraw, modify or qualify, or otherwise publicly propose to withdraw, modify or qualify, in a manner adverse to Parent, the Company Board Recommendation;

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if an acquisition proposal or acquisition inquiry has been publicly disclosed, fail to publicly recommend against any such acquisition proposal within 10 business days after Parent’s written request that the Company or the Company Board do so and reaffirm the Company Board Recommendation within such 10 business day period ,

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fail to include the Company Board Recommendation in this proxy statement; or

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adopt or approve, or propose to adopt or approve the Company or any of its subsidiaries to enter into, any merger agreement, acquisition agreement, letter of intent, memorandum of understanding,, option agreement, joint venture agreement, partnership agreement or similar agreement or document relating to, or any other agreement, arrangement or commitment providing for, any acquisition proposal or acquisition inquiry (other than an acceptable confidentiality agreement entered into in accordance with the non-solicitation covenant) (an “alternative acquisition agreement”).

Notwithstanding anything to the contrary in the non-solicitation covenants, at any time prior to obtaining Company stockholder approval, the Company Board may:
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make a change of recommendation in response to an Intervening Event (as defined below) if the Company Board has determined in good faith after consultation with the Company’s outside legal counsel, that the failure to take such action would be reasonably likely to constitute a breach of the directors’ fiduciary duties under applicable law; or
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make a change of recommendation or cause the Company to terminate the merger agreement in order to enter into a definitive agreement providing for an acquisition proposal (that did not result from a material breach of the non-solicitation covenants and that the Company Board determines in good faith after consultation with the Company’s outside legal counsel and financial advisors is a superior proposal), but only if, in each case, the Company Board has determined in good faith after consultation with the Company’s outside legal counsel, that the failure to take such action would be reasonably likely to constitute a breach of the directors’ fiduciary duties under applicable law.

However, notwithstanding anything to the contrary, neither the Company nor any of its subsidiaries will enter into any alternative acquisition agreement unless the merger agreement has been validly terminated in accordance with certain termination provisions described therein.
Prior to the Company taking any action permitted under:
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clause (a) above, the Company will provide Parent with four business days’ prior written notice advising Parent that it intends to effect a change of recommendation and specifying, in reasonable detail, the reasons therefor, and during such four business day period, the Company will cause its representatives to negotiate in good faith (to the extent Parent desires to negotiate) any proposal by Parent to amend the terms and conditions of the merger agreement in a manner that would obviate the need to effect a change of recommendation and at the end of such four business day period the Company Board again makes all of the required determinations under clause (a) above (after in good faith taking into account any amendments proposed by Parent); or

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clause (b) above, the Company will provide Parent with four business days’ prior written notice advising Parent that the Company Board intends to take such action and specifying the terms and conditions of the acquisition proposal, including a copy of any proposed definitive documentation, and during such four business day period, the Company will cause its representatives to negotiate in good faith (to the extent Parent desires to negotiate) any proposal by Parent to amend the terms and conditions of the merger agreement such that such acquisition proposal would no longer constitute a superior proposal and at the end of such four business day period the Company Board again makes all of the required determinations under clause (b) above (after in good faith taking into account the amendments proposed by Parent).

With respect to clauses (i) and (ii) above, if there are any material amendments, revisions or changes to the terms of any such superior proposal (including any revision to the amount or form of consideration the Company stockholders would receive as a result of the superior proposal or a change to any conditions) or any material change to the facts and circumstances of any Intervening Event, the Company will comply again with clauses (i) and (ii) above, as applicable, with references to the applicable four business day period being replaced by two business days.
For purposes of the merger agreement, “Intervening Event” means any effect, change, event, occurrence, circumstance, development, condition, or fact that does not relate to any acquisition inquiry, acquisition proposal or superior proposal) that was not known to the Company Board on the date of the merger agreement (or if known, the consequences of which were not known or not reasonably foreseeable to the Company Board as of the date of the merger agreement).
Agreements to Use Reasonable Best Efforts
Subject to the terms and conditions of the merger agreement, the Company, Parent and Merger Sub will use their reasonable best efforts to take, or cause to be taken, all actions or steps and to do, or cause to be done, all things necessary under applicable law to consummate the merger as promptly as practicable, including (i) preparing and filing or otherwise providing, in consultation with each other, all documentation to effect all necessary consents, clearances, approvals, registrations, filings, and other documents and to obtain all waiting period expirations or terminations, consents, clearances, registrations, approvals, permits, and authorizations necessary to be obtained from any third party and/or any governmental entity in order to consummate the merger and (ii) taking all steps as may be necessary, subject to certain limitations described below, to obtain all such waiting period expirations or terminations, consents, clearances, registrations, permits, authorizations and approvals.
Notwithstanding anything to the contrary set forth in the merger agreement, the obligations of Parent include:
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the defense through litigation on the merits of any claim asserted in any court, agency or other proceeding by any person (including any governmental entity) seeking to delay, restrain, prevent, enjoin or otherwise prohibit consummation of the merger;

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agreeing or committing to sell, divest, license or otherwise convey any asset or business of Parent, the Company and their respective subsidiaries subsequent to the effective time;

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agreeing or committing to license, hold separate or enter into similar arrangements with respect to its respective assets or the assets of the Company or conduct of business arrangements or terminating, modifying, transferring, assigning, restructuring, or waiving any and all existing relationships and contractual rights and obligations as a condition to obtaining any and all expirations of waiting periods under the HSR Act or consents from any governmental entity necessary, to consummate the transactions contemplated hereby; and

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agreeing not to acquire any rights, assets, business, or division thereof (through acquisition, license, joint venture, collaboration or otherwise), if such acquisition would reasonably be expected to materially increase the risk of not obtaining any applicable clearance, consent, approval or waiver under any applicable antitrust laws with respect to the merger.

In furtherance and not in limitation of the foregoing, the Company, Parent and Merger Sub have agreed to (i) make any appropriate filings, registrations and submissions pursuant to the HSR Act with respect to the merger within 10 business days after the execution of the merger agreement, and to promptly supply any additional information that any governmental entity reasonably requests in connection with the merger that may be requested under any antitrust laws and, subject to the merger agreement, to take all other actions necessary to cause the expiration or termination of the applicable waiting periods or obtain consents under such antitrust laws.
In addition, each of the Company and Parent has agreed, in connection with and without limiting the efforts referenced above to obtain all waiting period expirations or terminations, consents, clearances, registrations, approvals, permits, and authorizations for the merger under the HSR Act or any other antitrust law, to:
•
cooperate with each other in connection with any filing or submission and in connection with any investigation, inquiry, litigation, action, or legal proceeding that seeks, or would reasonably be expected to seek to prevent the consummation of the merger, including any proceeding initiated by a private party, including by (i) cooperating with each other and using their respective reasonable best efforts to contest any such litigation, action or proceeding and (ii) allowing the other party to have a reasonable opportunity to review in advance and comment on drafts of filings, submissions, analysis, appearance, presentation, memorandum, brief, argument, opinion or proposal and consider in good faith comments of the other party, as applicable;

•
promptly inform the other party of any communication received by such party from, or given by such party to, any governmental entity, by promptly providing copies to the other party of any such written communications, and of any communication received or given in connection with any proceeding by a private party, in each case regarding any of the merger; and

•
permit the other party to review in advance any communication that it gives to, and consult with each other in advance of any meeting, substantive telephone call or conference with any governmental entity, or, in connection with any proceeding by a private party, with any other person, and to the extent permitted by such governmental entity, other person or applicable law, give the other party the opportunity to attend and participate in any meetings, telephone calls or videoconferences with such governmental entity or other person.

However, the materials required to be provided pursuant to the foregoing clauses (i)-(iii) may be redacted to restrict communications containing confidential business information to outside counsel only consistent with customary practice and neither Parent nor the Company shall have any obligation to share personal identifier information.
Employee Benefits Matters
For a period of not less than 9 months after the effective time of the merger, Parent has agreed to provide to each employee of the Company or any of its subsidiaries who continues to be employed by Parent or the surviving company or any subsidiary thereof (the “continuing employees”), (i) base salary or hourly wages, as applicable, that are at least equal for such continuing employee immediately prior to the effective time; and (ii) cash bonus, target cash incentive compensation opportunities and other benefits (including, without limitation, employee health, welfare, retirement and severance benefits (other than defined benefit pension, deferred compensation, equity or phantom equity, or retiree medical benefits)), in the aggregate, that are substantially similar to those provided tosuch continuing employee immediately prior to the effective time. Notwithstanding the foregoing, Parent has agreed to pay all employees who immediately prior to the effective time, participate in the Company’s performance-based bonus program for the fiscal year ending December 31, 2022 the respective amounts of bonuses that such employees would have received in accordance with the terms of the program in effect immediately prior to the effective time, regardless of whether such employees are employed by Parent or any of its subsidiaries at any time after the effective time unless such employee voluntarily terminates his or her employment with Parent or its subsidiaries as applicable.
For all purposes (including purposes of vesting, eligibility to participate and benefit accrual) under the employee benefit plans of Parent and its subsidiaries providing benefits to any continuing employees after the effective time (the “New Plans”), Parent has agreed to provide full credit due to each such continuing employee with the Company and its subsidiaries and their respective predecessors before the effective time, subject to certain exceptions. In addition, and without limiting the generality of the foregoing, Parent or its applicable subsidiary will (i) waive any eligibility waiting periods, any evidence of insurability requirements and the application of any pre-existing condition limitations under any New Plans, and (ii) cause each continuing employee to be given credit under any New Plan for all amounts paid by such continuing employee under any Company benefit plan in which such continuing employee participated immediately before the effective time (such plans, collectively, the “Old Plans”) for the plan year that includes the effective time for purposes of applying deductibles, co-payments and out-of-pocket maximums as though such amounts had been paid in accordance with the terms and conditions of the New Plans for the plan year in which the effective time occurs.
Directors’ and Officers’ Indemnification and Insurance
For six years after the effective time, Parent and the surviving company will provide all directors and officers of the Company and its subsidiaries (collectively, the “indemnified parties”) all rights to indemnification and exculpation (including advancement of expenses and for acts and omissions occurring at or prior to the effective time) existing in favor of the indemnified parties at or prior to the effective time as provided in (i) each applicable indemnification agreement in effect on the date of the merger agreement and (ii) the Company’s certificate of incorporation or bylaws as in effect on the date of the merger agreement. The Company, Parent and Merger Sub have agreed that the foregoing rights to indemnification and advancement will also apply with respect to any action pending or asserted or any claim made for indemnification occurring or alleged to have occurred at or prior to the effective time, whether asserted or claimed prior to, at or after the effective time, now existing in favor of the indemnified parties as provided in their respective certificate of incorporation or bylaws or in any indemnification agreement in existence on the date of the merger agreement and made available to Parent will survive the merger and will continue until the disposition of such action or resolution of such claim.
In addition, Parent has agreed to maintain officers’ and directors’ liability insurance for six years following the effective time, in respect of matters arising prior to the effective time, covering each such individual currently covered by the Company’s officers’ and directors’ liability insurance policy on terms with respect to coverage and amount no less favorable in the aggregate than those of such policy in effect on the date of the merger agreement’s execution provided, however, that Parent will not commit or spend on such insurance policy, in the aggregate, more than 300% of the last aggregate annual premium paid by the

Company prior to the date if the merger agreement for the Company’s current policies of directors’ and officers’ liability insurance and fiduciary liability insurance (the “base amount”), and if the cost of such insurance policy would otherwise exceed the base amount, Parent shall maintain an insurance policy that, in its good faith judgment, provides as much coverage as reasonably practicable at an annual premium equal to 300% of the Company’s current premium. However, in lieu of maintaining officers’ and directors’ liability insurance, the Company or Parent may obtain a six year prepaid “tail” policy providing such individuals currently covered by the Company’s directors’ and officers’ liability insurance with coverage for claims arising before the effective time; provided, however, that the cost of such prepaid “tail” policy does not exceed the base amount.
Financing
Parent and Merger Sub have represented and warranted that they have as of the date of the merger agreement, and will have available at the effective time, all funds necessary to consummate the transactions contemplated by the merger agreement and make all cash payments contemplated to be made under the merger agreement in connection with the merger and the other transactions contemplated thereby. The obligations of Parent and Merger Sub under the merger agreement are not subject to any financing condition.
The Company and Parent have also agreed, if requested by the Company, to use their respective commercially reasonable efforts to negotiate and enter into a credit facility or other interim financing arrangement in an amount to be mutually agreed by Parent and the Company and otherwise on customary market terms as Parent and the Company shall mutually agree upon.
Other Covenants
The merger agreement contains other covenants relating to access to information and confidentiality, takeover statutes, publicity, obligations of Merger Sub, dispositions of the Company equity securities under Section 16(a) of the Exchange Act, stockholder litigation, affirmation that the Company certifying that the Company is not, and has not been a “United States real property holding corporation” for purposes of Sections 897 and 1445 of the Internal Revenue Code of 1986, stock exchange delisting and deregistration, director resignations and the repayment and termination of the Company’s existing credit agreements and redemption of its outstanding notes.
Conditions to Completion of the Merger
The obligations of the Company, Parent and Merger Sub to effect the merger are subject to the satisfaction (or waiver, to the extent permitted by applicable law) on or prior to the closing date of each of the following conditions:
•
adoption of the merger agreement by the affirmative vote of the holders of a majority of the outstanding shares of Company common stock entitled to vote at the special meeting;

•
the absence of a law, order or injunction restraining, preventing, enjoining or otherwise prohibiting the consummation of the merger ; and

•
the expiration or termination of the waiting period under the HSR Act and the authorization or consent from any governmental entity required to be obtained with respect to the merger under any other applicable antitrust laws.

The obligations of the Company to effect the merger are also subject to the fulfillment of the following conditions:
•
the representations and warranties of Parent and Merger Sub relating to due organization, good standing and brokers contained in the merger agreement (without giving effect to any qualification as to materiality or Parent Material Adverse Effect contained therein) shall be true and correct in all material respects both as of the date of the merger agreement and as of the effective time as if made at and as of such time (except to the extent expressly made as of a specified date, in which case shall be so true and correct in all material respects as of such specified date);

the representations and warranties of Parent and Merger Sub relating to authority, the binding nature of the merger agreement, the non-contravention of Parent and Merger Sub’s organizational documents, and the proxy statement in the merger agreement shall be true and correct in all respects both as of the date of the merger agreement and as of the effective time as if made at and as of such time (except to the extent expressly made as of a specified date, in which case shall be so true and correct as of such specified date);
the other representations and warranties of Parent and Merger Sub contained in the merger agreement (without giving effect to any qualification as to materiality or Parent Material Adverse Effect contained therein) shall be true and correct both as of the date of the merger agreement and as of the effective time as if made at and as of such time (except to the extent expressly made as of a specified date, in which case shall be so true and correct as of such specified date), except where the failure of such representations and warranties to be so true and correct, individually or in the aggregate, has not had, and would not reasonably be expected to have, a Parent material adverse effect;
•
the performance and compliance by Parent and Merger Sub in all material respects with all obligations required by the merger agreement to be performed or complied with by them at or prior to the effective time; and

•
the delivery by Parent to the Company of a certificate, dated the closing date and signed by an executive officer of Parent, certifying that the conditions set forth in the four most immediate bullets above have been satisfied.

The obligations of Parent and Merger Sub to effect the merger are also subject to the fulfillment of the following conditions:
•
the representations and warranties of the Company regarding certain matters relating to the Company’s due organization, good standing, organizational documents, capitalization, and brokers (without giving effect to any qualification as to materiality or Company Material Adverse Effect contained therein) shall be true and correct in all material respects both as of the date of the merger agreement and as of the effective time as if made at and as of such time (except to the extent expressly made as of a specified date, in which case shall be so true and correct as of such specified date);

•
the representations and warranties of the Company regarding certain matters relating to the Company’s capitalization, authority, the binding nature of the merger agreement, the non-contravention of Parent and Merger Sub’s organizational documents, the absence of certain changes and events since December 31, 2021, real property and anti-takeover statutes must be true and correct in all respects (except in the case of capitalization, other than for de minimis inaccuracies) as of the date of the merger agreement and as of the effective time as if made at and as of such time (except to the extent expressly made as of a specified date, in which case shall be so true and correct as of such specified date);

•
the other representations and warranties of the Company contained in the merger agreement (without giving effect to any qualification as to materiality or Company Material Adverse Effect contained therein) must be true and correct as of the date of the merger agreement and as of the effective time as if made at and as of such time (except to the extent expressly made as of a specified date, in which case shall be so true and correct as of such specified date), except where the failure of such representations and warranties to be so true and correct, individually or in the aggregate, has not had, and would not reasonably be expected to have, a Company material adverse effect;

•
the performance and compliance by the Company in all material respects with all obligations required by the merger agreement to be performed or complied with by the Company at or prior to the closing;

•
the absence of a Company Material Adverse Effect since the date of the merger agreement; and

•
the delivery by the Company to Parent of a certificate, dated the closing date and signed by its chief executive officer or chief financial officer, certifying that the conditions set forth in the five most immediate bullets above have been satisfied.

Termination of the Merger Agreement
Mutual Termination Right
The merger agreement may be terminated and abandoned at any time prior to the effective time by the mutual written consent of the Company and Parent.
Termination Rights Exercisable by Either the Company or Parent
The merger agreement may also be terminated prior to the effective time by either the Company or Parent if:
•
at any time after 5:00 p.m., New York City time, on April 15, 2023 (the “end date”) if the merger shall not have occurred on or before the end date; provided, however, that the right to terminate the merger agreement shall not be available to any party (or any affiliate of such party) whose failure to perform or comply with any of its covenants or agreements set forth in the merger agreement has been the principal cause of, or principally resulted in, the failure of the merger to have occurred on or before the end date;

•
a governmental entity of competent jurisdiction has issued a final and non-appealable order that has the effect of preventing, making illegal or otherwise prohibiting the consummation of the merger, provided, however, that the right to terminate the merger agreement shall not be available to any party (or any affiliate of such party) whose failure to perform or comply with any of its covenants or agreements set forth in the merger agreement has been the principal cause of, or principally resulted in the issuance, promulgation, enforcement or entry of any such order,; or

•
the special meeting (including any adjournments or postponements thereof) has concluded and the Company stockholder approval has not been obtained.

Company Termination Rights
The Company may also terminate the merger agreement prior to the effective time if:
•
the Company is not then in material breach of its obligations under the merger agreement and (A) Parent and/or Merger Sub has breached, failed to perform or violated their respective covenants or agreements under the merger agreement or (B) there is a breach of any of the representations and warranties of Parent or Merger Sub, and in either case of clauses (A) or (B) where such breach, failure to perform, violation or inaccuracy (I) would result in the failure of any of the conditions related to the representations and warranties and performance obligations of Parent and Merger Sub under the merger agreement to be satisfied and (II) (X) is not capable of being cured by the earlier of the end date or twenty business days following the date the Company gave Parent and/or Merger Sub written notice of such breach or failure to perform, or, (Y) if capable of being cured and Parent and/or Merger Sub is continuing to use its commercially reasonable efforts to cure such breach or failure to perform, and is then not cured before the earlier of the end date or twenty business days following the date the Company gave Parent written notice of such breach or failure to perform; or

•
prior to obtaining the Company stockholder approval, in order to enter into a definitive agreement providing for a superior proposal; provided that (i) the Company has complied in all material respects with the non-solicitation covenants and (ii) immediately prior to or substantially concurrently with (and as a condition to) the termination of the merger agreement, the Company pays to Parent a termination fee of $8.4 million;

Parent Termination Rights
Parent may also terminate the merger agreement prior to the effective time:
•
if neither Parent nor Merger Sub is then in material breach of its respective obligations under the merger agreement and (A) the Company has breached, failed to perform or violated its covenants or agreements under the merger agreement or (B) there is a breach of any of the representations and warranties of the Company, in either case of clauses (A) or (B) where such breach, failure to perform, violation or inaccuracy (I) would result in the failure of any of the conditions related to the representation and warranties and performance obligations of the Company under the merger agreement to be satisfied and (II) (X) is not capable of being cured by the earlier of the end date or twenty business days following the date Parent gave the Company written notice of such breach or failure to perform, or, (Y) if capable of being cured and the Company is continuing to use its commercially reasonable efforts to cure such breach or failure to perform, and is then not cured before the earlier of the end date or twenty business days following the date Parent gave the Company written notice of such breach or failure to perform; or
•
if, prior to obtaining the Company stockholder approval, a change of recommendation has occurred.

Termination Fee Payable by the Company
The Company will be required to pay Parent a termination fee equal to $8.4 million (the “Company termination fee”) if the merger agreement is terminated in the following circumstances:
•
(A) Parent terminates the merger agreement due to the Company’s breach of, or a failure to perform or comply with, the Company’s obligations under the merger agreement, (B) after the date of the merger agreement and prior to such termination, an acquisition proposal or acquisition inquiry is publicly disclosed and not publicly withdrawn prior to such termination, and (C) within 12 months of such termination, an acquisition proposal is consummated or a definitive agreement providing for an acquisition proposal is entered into by the Company;

(A) the Company or Parent terminates the merger agreement in the event that the Company stockholder approval has not been obtained, (B) after the date of the merger agreement and prior to such termination, an acquisition proposal or acquisition inquiry is publicly disclosed and not publicly withdrawn at least three business days prior to the special meeting, and (C) within 12 months of such termination, an acquisition proposal is consummated or a definitive agreement providing for an acquisition proposal is entered into by the Company;
(A) the Company or Parent terminates the merger agreement because the end date has been reached, (B) after the date of the merger agreement and prior to such termination, an acquisition proposal or acquisition inquiry is publicly disclosed and not publicly withdrawn prior to such termination, and (C) within 12 months of such termination, an acquisition proposal is consummated or a definitive agreement providing for an acquisition proposal is entered into by the Company;
•
prior to obtaining the Company stockholder approval, Parent terminates the merger agreement because a change of recommendation has occurred prior to obtaining the Company stockholder approval; or

•
prior to obtaining the Company stockholder approval, the Company terminates the merger agreement in order to enter into a definitive agreement providing for a superior proposal.

In no event will the Company be obligated to pay the Company termination fee on more than one occasion.
Effect of Termination
If the merger agreement is terminated by the Company or Parent in accordance with its terms, the merger agreement will become null and void and there will be no liability on the part of the Company, Parent or Merger Sub; provided, that, (i) certain sections of the merger agreement regarding access to the Company, the Company termination fee, and miscellaneous provisions shall survive the termination of the merger agreement and (ii) nothing in the merger agreement will relieve any party from liability for fraud or intentional breach of the merger agreement prior to such termination in which case the aggrieved party shall be entitled to all rights and remedies available at law or in equity, including specific performance and the right to pursue damages (which may include damages based on the loss of the benefit of the merger to the Company and the lost stockholder premium).

Fees and Expenses
Except as otherwise provided in the merger agreement, all costs and expenses incurred in connection with the merger agreement and the transactions contemplated by the merger agreement will be paid by the party incurring such costs or expenses, provided, that Parent will pay all filing fees payable for filings required or otherwise made pursuant to the HSR Act or any other antitrust law.
Amendments, Waivers
Subject to applicable law and except as otherwise provided in the merger agreement, any provision in the merger agreement may be (i) amended, modified and supplemented by written agreement of each of the parties (or their respective boards of directors, if required) or (ii) waived by the party against whom the waiver is to be effective (or its board of directors, if required); provided, however, after the Company stockholder approval has been obtained, there will not be any amendment that by applicable law or the rules of any stock exchange requires further approval by the stockholders without such further approval of such stockholders nor any amendment or change not permitted by applicable law.
Support Agreement
Concurrently with the execution of the merger agreement, Parent entered into a Support Agreement (the “support agreement”) with certain stockholders (the “supporting stockholders”) of the Company collectively beneficially owning approximately 10% of the outstanding shares of Company common stock, pursuant to which each such stockholder agreed, among other things, to vote (1) in favor of adopting the merger agreement and the consummation of the merger and (2) against other proposals to acquire the Company. The supporting stockholders have also granted Parent an irrevocable proxy to vote the supporting stockholder’s shares of Company common stock in connection with the Merger. Under the support agreement, the supporting stockholders are also prohibited from (1) except with respect to certain circumstances, transferring their shares of Company common stock prior to the record date of the Company’s shareholder meeting and (2) soliciting any acquisition proposals or having any discussions or negotiations with any third party, or entering into any agreement, whether written or otherwise, with any third party regarding any acquisition proposals. The support agreement terminates in certain circumstances, including in connection with (i) the Company Board’s determination to change its recommendation with respect to the transactions and (ii) any modification or amendment to, or the waiver of any provision of, the merger agreement as in effect on the date of the support agreement or the offer that is effected, in either case, without the written consent of the stockholders of the Company party to the support agreement, that decreases the amount, or changes the form or terms of consideration payable for the shares of Company common stock pursuant to the merger agreement or adversely affects the rights of any stockholder of the Company party to the support agreement.
OUR BOARD UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE ADOPTION AND APPROVAL OF THE MERGER AGREEMENT.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table presents information concerning the beneficial ownership of the shares of our common stock as of September 12, 2022, by (1) each person known to us to beneficially own more than 5% of the outstanding shares of our common stock, (2) each of our named executive officers and directors and (3) all of our directors and executive officers as a group. Unless indicated otherwise below, ownership information is as of the date of this proxy statement, and the applicable percentages are based on 57,086,992 shares outstanding.
Beneficial ownership is determined under the rules of the SEC and generally includes voting or investment power over securities. Except in cases where community property laws apply or as indicated in the footnotes to this table, we believe that each stockholder identified in the table possesses sole voting and investment power over all shares of common stock shown as beneficially owned by the stockholder. Shares of common stock subject to options and other equity awards that are exercisable or have vested or will become exercisable or vest within 60 days of the date of this proxy statement are considered outstanding and beneficially owned by the person holding the options or other equity awards for the purpose of computing the percentage ownership of that person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person. Unless indicated below, the address of each individual listed below is c/o Hill International, Inc., One Commerce Square, 2005 Market Street, 17th Floor, Philadelphia, PA 19103.
	Shares of common stock beneficially owned
Name of Beneficial Owner	Shares of common stock	Percentage of Total Outstanding Common Stock (%)
5% Stockholder
Arnaud Ajdler and Engine Capital Management	5,799,621(1)	10.1%
Global Infrastructure Solutions Inc.	5,799,621(2)	10.1%
Beryl Capital Management LLC	5,700,000(3)	10.0%
Wellington Management Company LLP	4,485,050(4)	7.9%
David L. Richter and Richter Capital LLC	2,904,105(5)	5.1%
Rutabaga Capital Management	2,890,714(6)	5.1%
Directors and Named Executive Officers
Raouf S. Ghali	1,513,495(7)	2.6%
Abdo E. Kardous	152,940	*
Todd Weintraub	181,568(8)	*
David Sgro	565,044(9)	*
Paul J. Evans	466,379(10)	*
Grant G. McCullagh	163,200(11)	*
James B. Renacci	165,632(12)	*
Sue Steele	143,724(13)	*
All current directors and executive officers as a group (10 persons)	9,337,620	15.7%

*
Represents less than one percent.

(1)
Includes (i) 244,365 shares issuable upon settlement of deferred stock units held by Mr. Ajdler and (ii) an aggregate of 5,555,256 shares held by Engine Airflow Capital, L.P. (“Engine Airflow”), Engine Capital, L.P. (“Engine Capital”), and Engine Jet Capital, L.P. (“Engine Jet”). Mr. Ajdler is the managing partner of Engine Capital Management, LP (“Engine Management”) and the managing member of each of Engine Capital Management GP, LLC (“Engine GP”), Engine Investments, LLC (“Engine Investments”) and Engine Investments II, LLC (“Engine Investments II”). Engine Management is the

investment manager of each of Engine Airflow, Engine Capital and Engine Jet. Engine GP is the general partner of Engine Management; Engine Investments is the general partner of each of Engine Capital and Engine Jet; and Engine Investments II is the general partner of Engine Airflow. Engine Airflow owns 465,064 shares, Engine Capital owns 2,889,054 shares, and Engine Jet owns 2,201,138 shares of the Company’s common stock. Mr. Ajdler disclaims beneficial ownership in such securities except to the extent of his pecuniary interest therein. The beneficial ownership information is based upon Forms 4 filed by Mr. Ajdler with the SEC, Schedules 13D/A filed by Mr. Ajdler and Engine Management on August 18, 2022 and August 30, 2022, and other information available to the Company. The address for Mr. Ajdler and Engine Management is 1345 Avenue of the Americas, 33rd Floor, New York, NY 10105.
(2)
GISI, Hill International Credit Co. LLC, a Delaware limited liability company and a direct wholly owned subsidiary of GISI (“HICC”), GISI International Services LLC, a Delaware limited liability company and a direct wholly owned subsidiary of HICC (“GIS International”), and Merger Sub may be deemed to have beneficial ownership of 5,799,621 shares of common stock as a result of certain provisions contained in the Support Agreement. GISI, HICC, GIS International, and Merger Sub expressly disclaim such beneficial ownership. The beneficial ownership information is based upon Schedule 13D filed by GISI with the SEC on September 2, 2022 and other information available to the Company. The address for GISI, HICC, GIS International, and Merger Sub is 660 Newport Center Drive, Suite 940, Newport Beach, CA 92660, Attention: Deborah Butera, General Counsel.

(3)
Information is based on a Schedule 13G filed by Beryl Capital Management LLC, Beryl Capital Management LP, Beryl Capital Partners II LP and David A. Witkin (collectively, the “Beryl Group”) with the SEC on August 29, 2022 (the “Beryl Group 13G”). According to the Beryl Group 13G, Beryl Capital Management LLC, Beryl Capital Management LP and David A. Witkin has shared voting power and shared dispositive power with respect to 5,700,000 shares, and Beryl Capital Partners II LP has shared voting power and shared dispositive power with respect to 5,013,089 shares. According to the Beryl Group 13G, each person in the Beryl Group disclaims beneficial ownership in such shares except to the extent of such person’s pecuniary interest therein. The address for the Beryl Group is 225 Avenue I, Suite 205, Redondo Beach, CA 90277.

(4)
Information is based on a Schedule 13G filed by Wellington Management Group LLP, Wellington Group Holdings LLP, Wellington Investment Advisors Holdings LLP and Wellington Management Company LLP (collectively, the “Welling Group Entities”) with the SEC on February 4, 2022 (the “Wellington Group 13G”). According to the Wellington Group 13G, Wellington Management Group LLP is an investment advisor and each of Wellington Management Group LLP, Wellington Group Holdings LLP and Wellington Investment Advisors Holdings is a parent holding company or control person. The Wellington Group 13G states that each of the Wellington Group Entities has shared voting power and shared dispositive power with respect to 4,485,050 shares. According to the Wellington Group 13G, such shares are owned of record by clients of Wellington Management Company LLP and such clients have the right to receive, or the power to direct the receipt of, dividends from, or the proceeds from the sale of, such shares. Further, the Wellington Group 13G states that, of such clients, only Wellington Trust Company, National Association Multiple Common Trust Funds Trust, Micro Cap Equity Portfolio and Wellington Trust Company, NA have such right or power with respect to more than 5% of the shares. Based on a Schedule 13G/A filed by Wellington Trust Company, National Association Multiple Common Trust Funds Trust, Micro Cap Equity Portfolio with the SEC on February 4, 2022, Wellington Trust Company, National Association Multiple Common Trust Funds Trust, Micro Cap Equity Portfolio has shared voting power and shared dispositive power with respect to 3,872,932 shares. Based on a Schedule 13G filed by Wellington Trust Company, NA with the SEC on February 4, 2022, Wellington Trust Company, NA has shared voting power and shared dispositive power with respect to 4,485,050 shares. The address for the Wellington Group Entities is 280 Congress Street, Boston, MA 02210.

(5)
Based upon information available to the Company.

(6)
Information is based solely upon the Schedule 13G/A filed by Rutabaga Capital Management with the SEC on February 8, 2022 (the “Rutabaga 13G/A”). According to the Rutabaga 13G/A, Rutabaga Capital Management has sole voting power and sole dispositive power with respect to 2,890,714 shares. The address for Rutabaga Capital Management is 64 Broad Street, 3rd Floor, Boston, MA 02109.

(7)
Includes (i) 1,000,000 shares issuable upon the exercise of options held by Mr. Ghali, all of which have vested with respect to such options, (ii) 63,830 shares issuable upon settlement of deferred stock units held by Mr. Ghali that have vested and (iii) 20,942 shares held in the Company’s 401(k) Plan.

(8)
Includes 20,658 shares issuable upon settlement of deferred stock units held by Mr. Weintraub that have vested.

(9)
Includes (i) 260,066 shares issuable upon the settlement of deferred stock units held by Mr. Sgro and (ii) 360,150 shares held by Jamarant Capital, L.P., of which Mr. Sgro is a Managing Member. Mr. Sgro disclaims beneficial ownership of the shares held by Jamarant Capital, L.P. Information is based solely upon a Form 4 filed with the SEC on July 12, 2022.

(10)
Includes 466,379 shares issuable upon the settlement of deferred stock units held by Mr. Evans. Information is based solely upon a Form 4 filed by Mr. Evans with the SEC on July 12, 2022.

(11)
Includes 163,200 shares issuable upon settlement of deferred stock units held by Mr. McCullagh. Information is based solely upon a Form 4 filed by Mr. McCullagh with the SEC on July 12, 2022.

(12)
Includes 165,632 shares of common stock to be issued upon settlement of deferred stock units held by Mr. Renacci. Information is based solely upon a Form 4 filed by Mr. Renacci with the SEC on July 12, 2022.

(13)
Includes 143,724 shares of common stock to be issued upon settlement of deferred stock units held by Ms. Steele. Information is based solely upon a Form 4 filed by Ms. Steele with the SEC on July 12, 2022.

NON-BINDING NAMED EXECUTIVE OFFICER MERGER-RELATED COMPENSATION PROPOSAL (PROPOSAL 2)
Pursuant to Section 14A of the Exchange Act and the applicable SEC rules issued thereunder, the Company is required to submit a proposal to approve a resolution, on a non-binding advisory basis, approving the payment of specified compensation that may be paid or become payable to the Company’s named executive officers in connection with the merger. This proposal, commonly known as “say-on-golden parachutes” (the “non-binding named executive officer merger-related compensation proposal”), gives the Company’s stockholders the opportunity to vote, on an advisory and non-binding basis, on the compensation that the named executive officers may be entitled to receive that is based on or otherwise relates to the merger. This compensation is summarized in the table and the footnotes thereto under “The Merger —  Interests of the Company’s Directors and Executive Officers in the Merger — Named Executive Officer Merger-Related Compensation” beginning on page 50 of this proxy statement.
The Company Board encourages you to review carefully the named executive officer merger-related compensation information disclosed in this proxy statement.
The Company Board unanimously recommends that the Company’s stockholders approve the following resolution:
RESOLVED, that the stockholders of Hill International, Inc. hereby approve, on a non-binding, advisory basis, the compensation to be paid or become payable to its named executive officers that is based on or otherwise relates to the merger as disclosed in the Company’s proxy statement pursuant to Item 402(t) of Regulation S-K under the section titled “Named Executive Officer Merger-Related Compensation.”
The vote on the non-binding named executive officer merger-related compensation proposal is a vote separate and apart from the vote on the merger agreement proposal. Accordingly, you may vote to approve the merger agreement proposal and vote not to approve the non-binding named executive officer merger-related compensation proposal and vice versa. Because the vote on the non-binding named executive officer merger-related compensation proposal is advisory only, it will not be binding on either the Company or Parent. Accordingly, if the merger agreement proposal is approved and the merger is completed, the compensation will be payable, subject only to the conditions applicable thereto, regardless of the outcome of the non-binding, advisory vote of the Company stockholders.
The above proposal approving, on an advisory and non-binding basis, the payment of specified compensation that may be paid or become payable to the Company’s named executive officers in connection with the merger will require the affirmative vote of the holders of shares of common stock represented in person or by proxy having a majority of the votes entitled to vote thereon at the special meeting. A vote to abstain will have the same effect as voting against the non-binding named executive officer merger-related compensation proposal. If you fail to attend the special meeting and vote in person or fail to vote by proxy, or if you hold your shares of common stock through a brokerage firm, bank or other nominee and fail to give voting instructions to your brokerage firm, bank or other nominee, it will have no effect on the non-binding named executive officer merger-related compensation proposal.
OUR BOARD UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE NON-BINDING NAMED EXECUTIVE OFFICER MERGER-RELATED COMPENSATION PROPOSAL.

ADJOURNMENT PROPOSAL (PROPOSAL 3)
The Company stockholders are also being asked to consider and vote on the adjournment proposal. The Company is seeking stockholder approval of the adjournment of the special meeting to a later date or time, if necessary or appropriate, to solicit additional proxies in the event that there are not sufficient votes at the time of the special meeting to adopt and approve the merger agreement. Approval of the adjournment proposal will require the affirmative vote of the holders of shares of common stock represented in person or by proxy having a majority of the votes entitled to vote thereon at the special meeting. If you fail to attend the special meeting and vote via written ballot or fail to vote by proxy, or if you hold your shares of common stock through a brokerage firm, bank or other nominee and fail to give voting instructions to your brokerage firm, bank or other nominee, it will have no effect on the adjournment proposal. Votes to abstain will have the same effect as a vote against the adjournment proposal.
OUR BOARD UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE ADJOURNMENT PROPOSAL.

FUTURE STOCKHOLDER PROPOSALS
If the merger is completed, we will have no public stockholders and there will be no public participation in any future meetings of Company stockholders. However, if the merger is not consummated, Company stockholders will continue to be entitled to attend and participate in Company stockholders’ meetings.
As described in our annual proxy statement for the 2022 annual meeting of stockholders filed on June 1, 2022, to be considered for inclusion in the 2023 annual meeting, stockholder proposals must meet the requirements of SEC Rule 14a-8 and must be received no later than April 7, 2023. After such date, any shareholder proposal will be considered untimely and may be excluded from consideration at the meeting. Our Amended and Restated Bylaws provide that a stockholder may otherwise propose business for consideration or nominate persons for election to the Board, in compliance with federal proxy rules, applicable state law and other legal requirements and without seeking to have the proposal or nomination included in our proxy statement. If our 2023 annual meeting is held no more than 30 days prior to and no later than 70 days after the anniversary date of our 2022 annual meeting, our Amended and Restated Bylaws currently require that notice of such proposals or nominations for our 2023 annual meeting be received by us during the period from March 8, 2023 to April 7, 2023. Any such notice must satisfy the other requirements in our Amended and Restated Bylaws applicable to such proposals and nominations.
Stockholders must deliver the proposals to William H. Dengler, Jr., Corporate Secretary, Hill International, Inc., One Commerce Square, 2005 Market Street, 17th Floor, Philadelphia, PA 19103.

OTHER MATTERS
As of the date of this proxy statement, the Company Board knows of no matters that will be presented for consideration at the special meeting other than as described in this proxy statement.
APPRAISAL RIGHTS
If the merger is consummated, a holder of the common stock who does not vote in favor of the merger agreement proposal and who properly exercises and perfects his, her or its demand for appraisal of its shares of common stock will be entitled to appraisal rights in connection with the merger under Section 262 of the DGCL (“Section 262”).
The following discussion is not a complete statement of the law pertaining to appraisal rights under the DGCL and is qualified in its entirety by the full text of Section 262, which is attached to this proxy statement as Annex C and incorporated herein by reference. The following summary does not constitute any legal or other advice and does not constitute a recommendation that a holder of the common stock exercise its appraisal rights under Section 262. Only a holder of record of shares of common stock is entitled to demand appraisal rights for the shares registered in that holder’s name. A person having a beneficial interest in shares of common stock held of record in the name of another person, such as a bank, broker or other nominee, must act promptly to cause the record holder to follow the steps summarized below properly and in a timely manner to perfect appraisal rights. If you hold your shares of common stock through a bank, broker or other nominee and you wish to exercise appraisal rights, you should consult with your bank, broker or the other nominee.
Under Section 262, a holder of shares of common stock who (1) does not vote in favor of the merger agreement proposal; (2) continuously is the record holder of such shares through the effective time; and (3) otherwise follows the procedures set forth in Section 262 will be entitled to have its shares appraised by the Delaware Court of Chancery and to receive, in lieu of the merger consideration, payment in cash of the amount determined by the Delaware Court of Chancery to be “fair value” of the shares of common stock, exclusive of any element of value arising from the accomplishment or expectation of the merger, together with interest to be paid on the amount determined to be fair value, if any, as determined by the Delaware Court of Chancery (subject, in the case of interest payments, to any voluntary cash payments made by the surviving company pursuant to subsection (h) of Section 262).
Under Section 262, where a merger agreement is to be submitted for adoption and approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, must notify each of its stockholders entitled to appraisal rights that appraisal rights are available and include in the notice a copy of Section 262. This proxy statement constitutes the Company’s notice to holders of the common stock that appraisal rights are available in connection with the merger, and the full text of Section 262 is attached to this proxy statement as Annex C. In connection with the merger, any holder of shares of common stock who wishes to exercise appraisal rights, or who wishes to preserve such holder’s right to do so, should review Annex C carefully and consult with legal advisors. Failure to strictly comply with the requirements of Section 262 in a timely and proper manner will result in the loss of appraisal rights under the DGCL. A holder of common stock who loses his, her or its appraisal rights will be entitled to receive the merger consideration described in the merger agreement. Moreover, because of the complexity of the procedures for exercising the right to seek appraisal of shares of common stock, a stockholder considering exercising such rights should seek the advice of legal counsel. In addition, the Delaware Court of Chancery will dismiss appraisal proceedings as to all holders of shares of a class of stock who assert appraisal rights unless (x) the total number of such shares for which appraisal rights have been pursued and perfected exceeds 1% of the outstanding shares of the class of stock entitled to appraisal, measured in accordance with subsection (g) of Section 262 or (y) the value of the merger consideration in respect of the such total number of shares for which appraisal rights have been pursued and perfected exceeds $1 million.
Stockholders wishing to exercise the right to seek an appraisal of their shares of Company common stock must fully comply with Section 262, which means doing, among other things, ALL of the following:
•
the stockholder must not vote in favor of the merger agreement proposal;

•
the stockholder must deliver to the Company a written demand for appraisal before the vote on the merger agreement proposal at the special meeting;

•
the stockholder must continuously hold the shares from the date of making the demand through the effective time (a stockholder will lose appraisal rights if the stockholder transfers the shares before the effective time); and

•
a stockholder or the surviving company must file a petition in the Delaware Court of Chancery requesting a determination of the fair value of the shares within 120 days after the effective time. The surviving company is under no obligation to file any petition and has no intention of doing so.

Because a proxy that does not contain voting instructions will, unless revoked, be voted in favor of the merger agreement proposal, a stockholder who votes by proxy and who wishes to exercise appraisal rights should not return a blank proxy, but rather must vote against the merger agreement proposal, or abstain or not vote its shares.
Filing Written Demand
Any holder of shares of common stock wishing to exercise appraisal rights must deliver to the Company, before the vote on the merger agreement proposal at the special meeting at which the merger agreement proposal will be submitted to the stockholders, a written demand for the appraisal of the stockholder’s shares of common stock, and that stockholder must not vote or submit a proxy in favor of the merger agreement proposal. A holder of shares of common stock exercising appraisal rights must hold of record the shares on the date the written demand for appraisal is made and must continue to hold the shares of record through the effective time. A proxy that is submitted and does not contain voting instructions will, unless revoked, be voted in favor of the merger agreement proposal, and it will cause a stockholder to lose the stockholder’s right to appraisal and will nullify any previously delivered written demand for appraisal. Therefore, a stockholder who submits a proxy and who wishes to exercise appraisal rights must submit a proxy containing instructions to vote against the merger agreement proposal or abstain from voting on the merger agreement proposal. Neither voting against the merger agreement proposal nor abstaining from voting or failing to vote on the merger agreement proposal will, in and of itself, constitute a written demand for appraisal satisfying the requirements of Section 262. The written demand for appraisal must be in addition to and separate from any proxy or vote on the merger agreement proposal. A stockholder’s failure to make the written demand prior to the taking of the vote on the merger agreement proposal at the special meeting will cause the stockholder to lose its appraisal rights in connection with the merger.
Only a holder of record of shares of common stock is entitled to demand appraisal rights for the shares registered in that holder’s name. A demand for appraisal in respect of shares of common stock should be executed by or on behalf of the holder of record, and must reasonably inform the Company of the identity of the holder and state that the person intends thereby to demand appraisal of the holder’s shares in connection with the merger. If the shares of common stock are owned of record in a fiduciary capacity, such as by a trustee, guardian or custodian, such demand must be executed by or on behalf of the record owner, and if the shares are owned of record by more than one person, such as in a joint tenancy or a tenancy in common, the demand should be executed by or on behalf of all joint owners. An authorized agent, including an authorized agent for two or more joint owners, may execute a demand for appraisal on behalf of a holder of record; however, the agent must identify the record owner or owners and expressly disclose that, in executing the demand, the agent is acting as agent for the record owner or owners.
A STOCKHOLDER WHO HOLDS ITS SHARES IN BROKERAGE OR BANK ACCOUNTS OR OTHER NOMINEE FORMS AND WHO WISHES TO EXERCISE APPRAISAL RIGHTS SHOULD CONSULT WITH ITS BANK, BROKER OR OTHER NOMINEES, AS APPLICABLE, TO DETERMINE THE APPROPRIATE PROCEDURES FOR THE BANK, BROKER OR OTHER NOMINEE TO MAKE A DEMAND FOR APPRAISAL OF THOSE SHARES. A PERSON HAVING A BENEFICIAL INTEREST IN SHARES HELD OF RECORD IN THE NAME OF ANOTHER PERSON, SUCH AS A BANK, BROKER OR OTHER NOMINEE, MUST ACT PROMPTLY TO CAUSE THE RECORD HOLDER TO FOLLOW PROPERLY AND IN A TIMELY MANNER THE STEPS NECESSARY TO PERFECT APPRAISAL RIGHTS.

All written demands for appraisal pursuant to Section 262 should be mailed or delivered to:
Hill International, Inc.
One Commerce Square
2005 Market Street, 17th Floor
Philadelphia, Pennsylvania 19103
Attn: Corporate Secretary
Any holder of shares of common stock may withdraw his, her or its demand for appraisal and accept the merger consideration by delivering to the Company a written withdrawal of the demand for appraisal within 60 days after the effective time. However, any such attempt to withdraw the demand made more than 60 days after the effective time will require written approval of the surviving company. No appraisal proceeding in the Delaware Court of Chancery will be dismissed without the approval of the Delaware Court of Chancery, and such approval may be conditioned upon such terms as the Delaware Court of Chancery deems just.
Notice by the Surviving Company
If the merger is consummated, within 10 days after the effective time, the surviving company will notify each holder of shares of common stock who has made a written demand for appraisal pursuant to Section 262, and who has not voted in favor of the merger agreement proposal, that the merger has become effective and the effective date thereof.
Filing a Petition for Appraisal
Within 120 days after the effective time, but not thereafter, the surviving company or any holder of shares of common stock who has complied with Section 262 and is entitled to appraisal rights under Section 262 may commence an appraisal proceeding by filing a petition in the Delaware Court of Chancery, with a copy served on the surviving company in the case of a petition filed by a stockholder, demanding a determination of the fair value of the shares of common stock held by all stockholders entitled to appraisal. The surviving company is under no obligation, and has no present intention, to file a petition, and holders should not assume that the surviving company will file a petition or initiate any negotiations with respect to the fair value of the shares of common stock. Accordingly, any holder of shares of common stock who desires to have its shares appraised by the Delaware Court of Chancery should initiate all necessary action to perfect its appraisal rights in respect of its shares of common stock within the time and in the manner prescribed in Section 262. The failure of a holder of common stock to file such a petition for appraisal within the period specified in Section 262 could nullify the stockholder’s previous written demand for appraisal.
Within 120 days after the effective time, any holder of shares of common stock who has complied with the requirements for the exercise of appraisal rights will be entitled, upon request given in writing, to receive from the surviving company a statement setting forth the aggregate number of shares not voted in favor of the adoption and approval of the merger agreement and with respect to which the Company has received demands for appraisal, and the aggregate number of holders of such shares. The surviving company must mail this statement to the requesting stockholder within 10 days after receipt of the request for such a statement or within 10 days after the expiration of the period for delivery of demands for appraisal, whichever is later. A beneficial owner of shares of common stock held either in a voting trust or by a nominee on behalf of such person may, in such person’s own name, file a petition seeking appraisal or request from the surviving company the foregoing statements. As noted above, however, the demand for appraisal can only be made by a stockholder of record.
If a petition for an appraisal is duly filed by a holder of shares of common stock and a copy thereof is served upon the surviving company, the surviving company will then be obligated within 20 days after such service to file with the Delaware Register in Chancery a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached. After notice to the stockholders as required by the court, the Delaware Court of Chancery is empowered to conduct a hearing on the petition to determine those stockholders who have complied with Section 262 and who have become entitled to appraisal rights thereunder.

The Delaware Court of Chancery may require the stockholders who demanded appraisal of their shares to submit their stock certificates to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings, and if any stockholder fails to comply with the direction, the Delaware Court of Chancery may dismiss that stockholder from the proceedings. In addition, the Delaware Court of Chancery will dismiss appraisal proceedings as to all holders of shares of a class of stock who assert appraisal rights unless (x) the total number of such shares for which appraisal rights have been pursued and perfected exceeds 1% of the outstanding shares of the class of stock entitled to appraisal, measured in accordance with subsection (g) of Section 262 or (y) the value of the merger consideration in respect of the such total number of shares for which appraisal rights have been pursued and perfected exceeds $1 million.
Determination of Fair Value
After determining the holders of common stock entitled to appraisal, the Delaware Court of Chancery will appraise the “fair value” of the shares of common stock, exclusive of any element of value arising from the accomplishment or expectation of the merger, together with interest, if any, to be paid upon the amount determined to be the fair value. In determining fair value, the Delaware Court of Chancery will take into account all relevant factors. Unless the court in its discretion determines otherwise for good cause shown, interest from the effective date of the merger through the date of payment of the judgment will be compounded quarterly and will accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective date of the merger and the date of payment of the judgment. At any time before the entry of judgment in the appraisal proceeding, the surviving company may pay to each stockholder entitled to appraisal an amount in cash, in which case interest shall accrue thereafter as provided in the preceding sentence only upon the sum of (1) the difference, if any, between the amount so paid and the fair value of shares as determined by the Delaware Court of Chancery and (2) interest theretofore accrued, unless paid at that time. In Weinberger v. UOP, Inc., the Supreme Court of Delaware discussed the factors that could be considered in determining fair value in an appraisal proceeding, stating that “proof of value by any techniques or methods which are generally considered acceptable in the financial community and otherwise admissible in court” should be considered, and that “[f]air price obviously requires consideration of all relevant factors involving the value of a company.” The Delaware Supreme Court stated that, in making this determination of fair value, the court must consider market value, asset value, dividends, earnings prospects, the nature of the enterprise and any other facts that could be ascertained as of the date of the merger that throw any light on future prospects of the merged corporation. Section 262 provides that fair value is to be “exclusive of any element of value arising from the accomplishment or expectation of the merger.” In Cede & Co. v. Technicolor, Inc., the Delaware Supreme Court stated that such exclusion is a “narrow exclusion [that] does not encompass known elements of value,” but which rather applies only to the speculative elements of value arising from such accomplishment or expectation. In Weinberger, the Supreme Court of Delaware also stated that “elements of future value, including the nature of the enterprise, which are known or susceptible of proof as of the date of the merger and not the product of speculation, may be considered.”
A stockholder considering seeking appraisal should be aware that the fair value of its shares as so determined by the Delaware Court of Chancery could be more than, the same as or less than the consideration it would receive pursuant to the merger if it did not seek appraisal of its shares and that an opinion of an investment banking firm as to the fairness from a financial point of view of the consideration payable in a merger is not an opinion as to, and does not in any manner address, fair value under Section 262. Although the Company believes that the merger consideration is fair, no representation is made as to the outcome of the appraisal of fair value as determined by the Delaware Court of Chancery, and stockholders should recognize that such an appraisal could result in a determination of a value higher or lower than, or the same as, the merger consideration. Neither the Company nor Parent anticipates offering more than the merger consideration to any stockholder exercising appraisal rights, and each of the Company and Parent reserves the right to assert, in any appraisal proceeding, that for purposes of Section 262, the “fair value” of a share of common stock is less than the merger consideration. If a petition for appraisal is not timely filed, then the right to an appraisal will cease. The costs of the appraisal proceedings (which do not include attorneys’ fees or the fees and expenses of experts) may be determined by the Delaware Court of Chancery and taxed upon the parties as the Delaware Court of Chancery deems equitable under the circumstances. Upon application of a stockholder, the Delaware Court of Chancery may also order that all or a portion of the expenses incurred by a stockholder in connection with an appraisal, including, without limitation, reasonable attorneys’ fees and the fees and expenses of experts, be charged pro rata against the value of all the shares entitled to be appraised.
If any stockholder who demands appraisal of his, her or its shares of common stock under Section 262 fails to perfect, or loses or successfully withdraws, such holder’s right to appraisal, the stockholder’s shares of common stock will be deemed to have been converted at the effective time into the right to receive the merger consideration. A stockholder will fail to perfect, or effectively lose or withdraw, the holder’s right to appraisal if, among other things, no petition for appraisal is filed within 120 days after the effective time or if the stockholder delivers to the surviving company a written withdrawal of the holder’s demand for appraisal and an acceptance of the merger consideration in accordance with Section 262.
From and after the effective time, no stockholder who has demanded appraisal rights will be entitled to vote such shares of common stock for any purpose or to receive payment of dividends or other distributions on the stock, except dividends or other distributions on the holder’s shares of common stock, if any, payable to stockholders of record as of a time prior to the effective time. If no petition for an appraisal is filed, or if the stockholder delivers to the surviving company a written withdrawal of the demand for an appraisal and an acceptance of the merger, either within 60 days after the effective time or thereafter with the written approval of surviving company, then the right of such stockholder to an appraisal will cease. Once a petition for appraisal is filed with the Delaware Court of Chancery, however, the appraisal proceeding may not be dismissed as to any stockholder who commenced the proceeding or joined that proceeding as a named party without the approval of the court. Failure to comply strictly with all of the procedures set forth in Section 262 may result in the loss of a stockholder’s statutory appraisal rights. Consequently, any stockholder wishing to exercise appraisal rights is encouraged to consult legal counsel before attempting to exercise those rights.
DELISTING AND DEREGISTRATION OF COMPANY CAPITAL STOCK
If the merger is consummated, the Company common stock will be delisted from the NYSE and deregistered under the Exchange Act and we will no longer file periodic reports with the SEC on account of the Company common stock.
WHERE YOU CAN FIND MORE INFORMATION
The Company files annual, quarterly and current reports, proxy statements and any amendments or supplements thereto and other information with the SEC. The Company’s public filings are available to the public free of charge on the website maintained by the SEC at http://www.sec.gov and on the Company’s website at https://www.hillintl.com/, and may also be obtained through other document retrieval services. Information contained on our website or connected thereto does not constitute a part of this proxy statement.
The SEC allows the Company to “incorporate by reference” information into this proxy statement. This means that the Company can disclose important information by referring to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this proxy statement. This proxy statement may update and supersede the information incorporated by reference. Similarly, the information that the Company later files with the SEC may update and supersede the information in this proxy statement. Statements contained in this proxy statement, or in any document incorporated in this proxy statement by reference, regarding the contents of any contract or other document, are not necessarily complete and each such statement is qualified in its entirety by reference to the complete text of that contract or other document filed as an exhibit with the SEC.
The Company also incorporates by reference into this proxy statement the following documents filed by it with the SEC under the Exchange Act:
•
the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021, filed March 31, 2022 and Amendment No. 1 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021, filed May 2, 2022;

•
the Company’s Quarterly Reports on Form 10-Q, filed on May 10, 2022 (for the quarter ended March 31, 2022) and filed on August 9, 2022 (for the quarter ended June 30, 2022);

•
the portions of the Company’s Definitive Proxy Statement on Schedule 14A filed with the SEC on June 1, 2022, that are incorporated by reference in its Annual Report on Form 10-K for the fiscal year ended December 31, 2021; and

•
the Company’s Current Reports on Form 8-K filed on April 6, 2022, July 12, 2022, August 17, 2022 and August 27, 2022 (other than any disclosure or exhibit deemed to be furnished but not filed in such Current Reports on Form 8-K).

The Company will furnish without charge a copy of the Company’s annual, quarterly and current reports, including any financial statements and schedules thereto, to any person, including any beneficial owner of the common stock, to whom this proxy statement is delivered, upon written request directed to the Company. Requests should be addressed to: Hill International, Inc., One Commerce Square, 2005 Market Street, 17th Floor, Philadelphia, PA, 19103, Attention: Investor Relations.
The information contained in this proxy statement speaks only as of the date indicated on the cover of this proxy statement unless the information specifically indicates that another date applies.
No persons have been authorized to give any information or to make any representations other than those contained, or incorporated by reference, in this proxy statement and, if given or made, such information or representations must not be relied upon as having been authorized by the Company or any other person.

ANNEX A
EXECUTION VERSION
AMENDED AND RESTATED AGREEMENT AND PLAN OF MERGER
by and among
GLOBAL INFRASTRUCTURE SOLUTIONS INC.,
LIBERTY ACQUISITION SUB INC.
AND
HILL INTERNATIONAL, INC.
Dated as of August 26, 2022

A-i

A-ii

Exhibits
Exhibit A Amended and Restated Certificate of Incorporation
Schedules to the Merger Agreement
Company Disclosure Schedule
Parent Disclosure Schedule
Schedule 1 Specified Holders
Schedule A-1 Knowledge Parties of the Company
Schedule A-2 Knowledge Parties of Parent
Schedule I Governmental Consents
Schedule 5.19 Credit Facility Terms

A-iii

AMENDED AND RESTATED AGREEMENT AND PLAN OF MERGER
THIS AMENDED AND RESTATED AGREEMENT AND PLAN OF MERGER (this “Agreement”) is dated, made and entered into as of August   26, 2022, by and among: Global Infrastructure Solutions Inc., a Delaware corporation (“Parent”); Liberty Acquisition Sub Inc., a Delaware corporation and a wholly owned direct or indirect subsidiary of Parent (“Merger Sub”); and Hill International, Inc., a Delaware corporation (the “Company” and, together with Parent and Merger Sub, the “Parties,” and each a “Party”).
RECITALS
WHEREAS, the Parties previously entered into that certain Agreement and Plan of Merger, dated as of August 16, 2022 (the “Original Agreement” and such date, the “Original Agreement Date”);
WHEREAS, the Parties desire to amend and restate the Original Agreement to reflect the terms and conditions set forth herein;
WHEREAS, the Company’s outstanding capital stock consists of shares of common stock, par value $0.0001 per share (“Company Common Stock”);
WHEREAS, the Parties intend that, upon the terms and conditions set forth herein and in accordance with the General Corporation Law of the State of Delaware (the “DGCL”), at the Effective Time (as hereinafter defined), Merger Sub will be merged with and into the Company (the “Merger”), with the Company surviving the Merger as the surviving corporation (the “Surviving Corporation”) and a direct or indirect wholly owned subsidiary of Parent, and among other things, whereby each issued and outstanding share (except as otherwise provided in this Agreement) of Company Common Stock, other than shares of Company Common Stock held in the treasury of the Company or owned by Parent or Merger Sub, or any direct or indirect wholly owned subsidiaries of Parent or Merger Sub, will be converted into the right to receive the Merger Consideration (as hereinafter defined) in cash, without interest;
WHEREAS, the board of directors of the Company (the “Company Board”) has unanimously (i) determined that this Agreement, the Merger and the other Transactions are fair to and in the best interests of the Company and its stockholders, (ii) approved and declared advisable this Agreement, the Merger and the other Transactions, and (iii) resolved to recommend that the Company’s stockholders approve the adoption of this Agreement;
WHEREAS, the boards of directors of each of Parent (the “Parent Board”) and Merger Sub (the “Merger Sub Board”) have approved and, in the case of the Merger Sub Board, determined that this Agreement, the Merger and the other Transactions are fair to and in the best interests of Merger Sub and its stockholder and declared advisable this Agreement, the Merger and the other Transactions;
WHEREAS, concurrently with the execution and delivery of this Agreement, Parent and the Persons (as hereinafter defined) set forth on Schedule 1 hereto, as stockholders of the Company (the “Specified Holders”), have entered into a support agreement (the “Support Agreement”) pursuant to which and subject to the terms thereof, among other things, the Specified Holders agreed to vote the shares of Company Common Stock beneficially owned by each of them in favor of the adoption of this Agreement; and
WHEREAS, each of the Parties desire to make certain representations, warranties, covenants, and agreements in connection with the Merger and the other Transactions and also to prescribe certain terms of and conditions to the Merger and the other Transactions.
AGREEMENT
NOW, THEREFORE, in consideration of the foregoing Recitals and the representations, warranties, covenants and agreements set forth in this Agreement, and intending to be legally bound by this Agreement, the Parties hereby agree as follows:

ARTICLE 1
DEFINITIONS
Section 1.1   Definitions.   As used herein, the following terms have the following meanings:
“2006 Company Option Plan” means the Hill International, Inc. 2006 Employee Stock Option Plan, as amended.
“2009 Company Director Plan” means the Hill International, Inc. 2009 Non-Employee Director Stock Grant Plan.
“2017 Company Equity Plan” means the Hill International, Inc. 2017 Equity Compensation Plan, as amended.
“Acceptable Confidentiality Agreement” means a customary confidentiality agreement that (a) does not contain any provision prohibiting or otherwise restricting the Company’s ability to comply with Section 5.3 of this Agreement and (b) contains terms that are no less favorable in the aggregate to the Company and no less restrictive in the aggregate to the counterparty thereto (in comparison to the Parent Affiliate party to the Confidentiality Agreement) than the terms of the Confidentiality Agreement; provided, however, that such Acceptable Confidentiality Agreement need not include a comparable standstill provision to that contained in the Confidentiality Agreement if the Company (x) waives the standstill provisions of the Confidentiality Agreement in favor of Parent’s Affiliate that is party to the Confidentiality Agreement and its Affiliates or (y) similarly modifies the standstill provisions of the Confidentiality Agreement applicable to Parent’s Affiliate that is party to the Confidentiality Agreement and its Affiliates.
“Acquired Companies” means the Company and each of its Subsidiaries, collectively, and “Acquired Company” means any of them.
“Acquisition Inquiry” means an inquiry, indication of interest or request for information from any Person (other than Parent or any of its Affiliates), whether or not in writing, relating to, or that is or would reasonably be expected to lead to or result in an Acquisition Proposal.
“Acquisition Proposal” means any proposal or offer (whether or not in writing) from any Third Party (or group of related Third Parties) relating to, or that is or would reasonably be expected to lead to (in one transaction or a series of transactions), any (a) sale, issuance or other disposition to, or acquisition of, twenty percent (20%) or more (on a non-diluted basis) of any class of capital stock or other equity interests in the Company (by vote or by value) by any Third Party (or group of related Third Parties), (b) merger, consolidation, business combination, reorganization, share exchange, sale of assets, lease, license, disposition, recapitalization, equity investment, joint venture, liquidation, dissolution or other transaction involving the Company or any Subsidiary of the Company, pursuant to which or that would result in any Third Party (or group of related Third Parties) acquiring or beneficially owning or controlling, directly or indirectly, (i) assets (including capital stock of or interest in any Subsidiary or Affiliate of the Company) representing, directly or indirectly, twenty percent (20%) or more of the net revenues, net income or consolidated assets of the Acquired Companies, taken as a whole or (ii) twenty percent (20%) or more (on a non-diluted basis) of any class of equity or voting Securities of the Company or any resulting parent company of the Company, (c) acquisition (whether by merger, consolidation, equity investment, share exchange, joint venture or otherwise) by any Third Party (or group of related Third Parties), directly or indirectly, of any class of equity interest in any Entity that holds assets representing, directly or indirectly, twenty percent (20%) or more of the net revenues, net income or consolidated assets of the Acquired Companies, taken as a whole, (d) tender offer, exchange offer or any other transaction or series of transactions that, if consummated, would result in any Third Party (or group of related Third Parties), directly or indirectly, beneficially owning or having the right to acquire beneficial ownership of twenty percent (20%) or more of capital stock or other voting Securities (or voting power) of the Company (or instruments convertible to or exchangeable for twenty percent (20%) or more of such outstanding shares or Securities (or voting power)), in each case, on a non-diluted basis, (e) merger, consolidation, share exchange, business combination, joint venture, recapitalization, reorganization or other similar transaction involving the Company pursuant to which the stockholders of the Company immediately preceding such transaction hold less than eighty percent (80%) of the equity interests in the surviving or resulting Entity of such transaction or (f) combination of the foregoing.

“Affiliate” of any Person means another Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first Person. For purposes of the immediately preceding sentence, the term “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”) as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through ownership of voting Securities, by Contract or otherwise.
“Anticorruption Law” means the U.S. Foreign Corrupt Practices Act of 1977, as amended, the U.S. Travel Act, the U.K. Bribery Act 2010, applicable Laws implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions or any other comparable Law, rule or regulation relating to anti-corruption, anti-bribery or corrupt payments.
“Antitrust Law” means any antitrust, unfair competition, merger or acquisition notification, or merger or acquisition control Law relating to competition or effects on competition under any applicable jurisdictions, whether federal, state, local or foreign.
“Business Day” means any day other than a Saturday, Sunday or a day on which banking institutions in New York, New York are authorized or obligated by Law or executive order to be closed.
“Code” means the Internal Revenue Code of 1986, as amended.
“Company Benefit Plan” means each “employee benefit plan,” as defined in Section 3(3) of ERISA (whether or not subject thereto), and each other stock bonus, stock purchase, stock option, restricted stock, stock appreciation right or other equity or equity-based, deferred-compensation, employment, consulting, retirement, post-employment benefit, savings, profit-sharing, medical, dental, vision, prescription drug, disability insurance, death, life and accidental death and dismemberment insurance, employee assistance, welfare-benefit, bonus, incentive, commission, change in control, retention, severance, separation, termination, vacation, sick, paid time off, fringe benefit, perquisite or other benefit or compensation plan, policy, program or Contract, which, in each case whether written or unwritten, that is sponsored, maintained or contributed to, or required to be contributed to, by the Acquired Companies or any ERISA Affiliate of the Acquired Companies in respect of any current or former employee, officer, director, or consultant of any of the Acquired Companies or with respect to which any Acquired Company has or may have any Liability.
“Company Bylaws” means the Amended and Restated Bylaws of the Company, as in effect as of the date hereof, including any amendments.
“Company Certificate of Incorporation” means the Company’s Amended and Restated Certificate of Incorporation as in effect as of the date hereof, including any amendments.
“Company Compensatory Award” means each Company Option, share of Company Restricted Stock, Company DSU and Company RSU.
“Company Disclosure Schedule” means the Company Disclosure Schedule dated the date hereof and delivered by the Company to Parent simultaneously with the execution of this Agreement.
“Company DSUs” means each award of deferred stock units of the Company, issued or issuable pursuant to the 2009 Company Director Plan or the 2017 Company Equity Plan.
“Company Equity Plans” means, collectively, (a) the 2009 Company Director Plan, (b) the 2017 Company Equity Plan, and (c) the 2006 Company Option Plan.
“Company ESPP” means the Company Employee Stock Purchase Plan.
“Company Intellectual Property Assets” means any and all Intellectual Property Assets owned or purported to be owned by the Acquired Companies, whether registered or unregistered. “Company Intellectual Property Assets” includes, without limitation, Company Patents, Company Marks, Company Copyrights and Company Trade Secrets.
“Company IT Systems” means all software, computer hardware, servers, networks, platforms, peripherals, and similar or related items of automated, computerized, or other information technology (IT)

networks and systems (including telecommunications networks and systems for voice, data and video) owned, leased or licensed by the Acquired Companies.
“Company Material Adverse Effect” means any Effect that has a material adverse effect, individually or in the aggregate, (a) upon the business, financial condition, assets, Liabilities or results of operations of the Acquired Companies, taken as a whole; provided, however, that any Effect, directly or indirectly, resulting from, arising out of or relating to the following, alone or in combination, will not be taken into account in determining whether there shall have occurred a Company Material Adverse Effect: (i) any changes in the Company’s stock price or trading volume (it being understood that any Effect giving rise to or contributing to such changes may be taken into account in determining whether there has been a Company Material Adverse Effect); (ii) any failure by the Company to meet, or changes to, published revenue, earnings or other similar financial projections, or any failure by the Company to meet any internal budgets, plans or forecasts of revenue, earnings or other financial projections (in each case, it being understood that any Effect giving rise to or contributing to any such failures in this clause (ii) may be taken into account in determining whether there has been a Company Material Adverse Effect); (iii) any changes in credit ratings and analysts’ recommendations or ratings with respect to any Acquired Company (in each case, it being understood that any Effect giving rise to or contributing to any such changes in this clause (iii) may be taken into account in determining whether there has been a Company Material Adverse Effect); (iv) changes in general business, economic, financial, social or political conditions in the United States or any other country or region in the world; (v) changes in the economic, business and financial environment generally affecting the industry in which the Acquired Companies operate; (vi) acts of hostilities, war (whether or not declared), sabotage, cyberterrorism (including by means of cyber-attack by or sponsored by a Governmental Entity), terrorism or military actions in the United States or any other country or region in the world, including any outbreak, escalation or general worsening of any such acts of hostilities, war, sabotage, cyberterrorism, terrorism or military actions; (vii) epidemics, pandemics or disease outbreaks (including, for the avoidance of doubt, COVID-19, any COVID-19 Measures, or effects thereof), including any general worsening of any such epidemics, pandemics or disease outbreaks (including, for the avoidance of doubt, COVID-19, any COVID-19 Measures, or effects thereof); (viii) earthquakes, hurricanes, tsunamis, tornadoes, floods, mudslides, wild fires or other natural disasters or acts of God or weather conditions in the United States or any other country or region in the world, or any worsening of such conditions; (ix) the public announcement of this Agreement or the pendency of the Transactions; (x) any action taken at the express written direction or consent of Parent or Merger Sub after the date of this Agreement; (xi) any action expressly required to be taken by this Agreement or any omission of action as required by this Agreement; (xii) any change in Law or regulation (or the enforcement or interpretation thereof); or (xiii) any change in GAAP or other accounting standards (or the enforcement or interpretation thereof); provided further, however, that if the Effects set forth in clauses (iv), (v), (vi), (vii), (viii), (xii) and (xiii) have a disproportionate impact on the Acquired Companies, taken as a whole, relative to the other participants in the Acquired Companies’ industry, such Effects may be taken into account in determining whether a Company Material Adverse Effect has occurred to the extent of such disproportionate impact or (b) on the ability of the Company to perform its obligations under this Agreement or to consummate the Merger, or on the consummation of any of the Merger and the other Transactions.
“Company Options” means options (whether vested or unvested) to purchase Company Common Stock from the Company, whether granted either (a) pursuant to the 2006 Company Option Plan or 2017 Company Equity Plan or (b) as an “employment inducement award” in accordance with Section 303A.08 of the New York Stock Exchange Listed Company Manual.
“Company Restricted Stock” means each award of restricted stock of the Company, issued or issuable pursuant to the 2017 Company Equity Plan.
“Company RSUs” means each award of restricted stock units of the Company, issued or issuable pursuant to the 2017 Company Equity Plan.
“Company 10-Q” means the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2022.
“Confidentiality Agreement” means the Confidentiality Agreement between the Company and Global Infrastructure Solutions Inc., dated as of November 7, 2020, as amended.

“Contract” means any written or legally binding oral agreement, contract, subcontract, lease, sublease, understanding, instrument, bond, mortgage, loan, indenture, debenture, note, option, warrant, warranty, purchase order, sales order, license, permit, franchise, sublicense, insurance policy, benefit plan, partnership, limited liability company or other agreement, or legally binding commitment, arrangement or undertaking of any nature, but excluding the Leases.
“COVID-19” means SARS-CoV-2 and its disease commonly known as COVID-19, and any evolutions or additional strains, variations or mutations thereof or any related or associated epidemic, pandemic or disease outbreak.
“COVID-19 Measures” means any quarantine, “shelter in place,” “stay at home,” workforce reduction, social distancing, shut down, closure, sequester, safety or similar Law, directive, guidelines or recommendations promulgated by any Governmental Entity, including the Centers for Disease Control and Prevention and the World Health Organization, in each case, in connection with or in response to COVID-19.
“Credit Facilities” means (a) that certain Credit Agreement, dated September 26, 2014, by and among the Company, as borrower, Société Générale, as administrative agent, collateral agent, the other lenders party thereto, and certain Subsidiaries of the Company, as amended, and (b) that certain Credit Agreement, dated September 26, 2014, by and among the Hill International N.V., as borrower, the Company, certain of its Subsidiaries party thereto and Société Générale, as administrative agent, collateral agent and letter of credit issuer and the lenders party thereto, as amended.
“Deferred Payroll Taxes” means (i) the “applicable employment taxes” (as defined in Section 2302(d) of the CARES Act) payable by any Acquired Company that (a) relate to the portion of the “payroll tax deferral period” (as defined in Section 2302(d) of the CARES Act) that occurs prior to the Closing and (b) are payable following the Closing as permitted by Section 2302(a) of the CARES Act and will not have been paid as of the Closing Date, and (ii) the employee portion of any payroll Taxes for a taxable period (or portion thereof) ending on or before the Closing Date in respect of which the Acquired Company has deferred the payment thereof until after the Closing Date pursuant to the Payroll Tax Executive Order, in each case, calculated without giving effect to any tax credits afforded under the CARES Act, the FFCRA or any similar applicable federal, state or local Law to reduce the amount of any such Taxes payable or owed.
“Effect” means any effect, change, event, occurrence, circumstance, development, condition, or fact.
“Encumbrance” means any lien, mortgage, pledge, deed of trust, security interest, charge, option, right of first refusal, transfer restriction (other than, with respect to Securities, restrictions imposed by applicable securities laws), encumbrance or other adverse claim or adverse interest or similar restriction of any kind or nature whatsoever.
“Entity” means any corporation (including any non-profit corporation), general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, company (including any company limited by shares, limited liability company or joint stock company), firm, syndicate, society or other enterprise, association, organization or entity (including any Governmental Entity).
“Environmental Claims” means any and all Legal Proceedings, Orders or Encumbrances by any Governmental Entity or other Person alleging or involving potential responsibility or liability arising out of, based on or related to (a) the presence, release or threatened release of, or exposure to, any Hazardous Materials at any location or (b) circumstances forming the basis of any violation or alleged violation of, or Liability under, any Environmental Law.
“Environmental Law” means any Law concerning pollution, the protection, restoration or prevention of harm to the environment or natural resources, or the protection of human health and safety from the presence of Hazardous Materials, including any such Law relating to the manufacture, exposure, generation, handling, transport, use, treatment, storage, disposal or release of any Hazardous Materials.
“Environmental Permits” means all governmental licenses, permits, certificates, approvals, billing and authorizations required to be obtained by any Acquired Company in connection with its business under applicable Environmental Law.
“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“ERISA Affiliate” means any trade or business (whether or not incorporated) that is treated as a single employer with the Acquired Companies within the meaning of Section 414(b), (c), (m) or (o) of the Code.
“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.
“Foreign Investment Law” means any Law regulating investments on national security or public order grounds or by foreign Persons or providing for notification of any Governmental Entity of any investment on national security or public order grounds or by a foreign Person under any applicable jurisdictions, whether federal, state, local or foreign.
“GAAP” means United States generally accepted accounting principles.
“Government Bid” means any quotation, bid, offer or proposal made by the Acquired Company which, if accepted or awarded, would result in a Government Contract.
“Government Contract” means any Contract (whether prime contract, subcontract, grant, subgrant, cooperative agreement, blanket purchase agreement, pricing agreement, strategic alliance agreement, teaming agreement or arrangement, joint venture, basic ordering agreement, pricing agreement, letter agreement or other similar arrangement) between a Person and (a) any Governmental Entity, (b) any prime contractor of a Governmental Entity in its capacity as a prime contractor or (iii) any subcontractor with respect to any Contract of a type described in clauses (a) or (b) above. A task, purchase or delivery order under a Government Contract or any amendment, supplement or modification to a Government Contract shall not constitute a separate Government Contract for purposes of this definition, but shall be part of the Government Contract to which it relates. Any standalone task, purchase or delivery order with a Governmental Entity, prime contractor or subcontractor that is not entered into pursuant to a Government Contract constitutes a separate Government Contract under this definition.
“Government Official” means any officer, employee, or Person representing or acting for or on behalf of a Governmental Entity, including state-owned or state-controlled entities; department, agency or instrumentality thereof (including any state-owned or controlled enterprise); political party or official thereof; public organization; or any candidate for any political office.
“Governmental Entity” means any foreign or domestic federal, territorial, state or local governmental authority of any nature (including any government and any governmental agency, instrumentality, tribunal or commission, or any subdivision, department or branch of any of the foregoing) or body exercising or entitled to exercise any administrative, executive, judicial, legislative, police, regulatory or taxing authority or power of any nature.
“Hazardous Materials” means all hazardous, toxic, explosive or radioactive substances, chemicals, materials or wastes or other pollutants, including petroleum or petroleum distillates, asbestos, polychlorinated biphenyls, radon gas and all other substances, chemicals, materials or wastes of any nature regulated, listed, defined or for which liability or standards of conduct may be imposed pursuant to any Environmental Law.
“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder.
“Indebtedness” means, of any Person, all: (a) indebtedness or other obligations for borrowed money, whether current, short term, or long term, whether secured or unsecured, whether contingent or not contingent; (b) indebtedness evidenced by notes, debentures, bonds, loan agreements or other similar instruments; (c) obligations for the deferred purchase price of, or a contingent payment for, property, business, Securities, assets or services, including any deferred acquisition purchase price (but excluding trade accounts payable and accrued expenses arising in the ordinary course of business), “earn-out” or similar agreements (assuming the maximum amount earnable); (d) obligations for the reimbursement of any obligor on any letter of credit, banker’s acceptance, bank guarantees, surety bonds or similar credit transaction, in each case, to the extent each have been drawn upon; (e) obligations under leases required to be capitalized under GAAP; (f) net cash payment obligations under any interest rate swap, collar, cap or similar hedging obligation; and (g) obligations in the nature of guarantees, whether direct or indirect, of the obligations of other Persons of the type referred to in clauses (a) through (e) above; provided, however, that Indebtedness shall not include any (i) intercompany indebtedness solely between or among the Company and any other wholly owned Acquired Companies, or between or among any wholly owned Subsidiaries of the Company, (ii) Taxes of any Acquired Company and (iii) obligations under leases not required to be capitalized under GAAP.
“Intellectual Property Assets” means any and all of the following, as they exist throughout the world: (a) patents and patent applications of any kind, including any continuation, continuation-in-part, divisional and provisional applications and any patents issuing thereon and any reissues, reexaminations, substitutes and extensions of any of the foregoing (collectively, “Patents”); (b) rights in registered and unregistered trademarks, service marks, trade names, trade dress, logos, slogans, Internet domain names and social media addresses and accounts, and registrations and applications for registration of any of the foregoing, together with the goodwill associated with any of the foregoing (collectively, “Marks”); (c) copyrights in both published and unpublished works, including without limitation all works of authorship, compilations, databases and computer programs, manuals and other documentation and all copyright registrations and applications (collectively, “Copyrights”); (d) rights under applicable trade secret Law in any information, including inventions, discoveries and invention disclosures (whether or not patented), compilations, programs, devices, methods, strategies, techniques and processes, in each case that derives independent economic value, actual or potential, from not being generally known or readily ascertainable by others who can obtain economic value from its disclosure or use (collectively, “Trade Secrets”); and (e) any and all other intellectual property rights under applicable Law.
“International Trade Laws” means any Law relating to international trade, including, but not limited to: (a) all import laws and regulations, including but not limited to those administered by U.S. Customs and Border Protection, (b) export control laws and regulations, including but not limited to laws and regulations issued by the U.S. Department of State pursuant to the International Traffic in Arms Regulations (22 C.F.R. 120 et seq.) and/or the U.S. Department of Commerce pursuant to the Export Administration Regulations (15 C.F.R. 730 et seq.); (c) Sanction Laws; (d) U.S. anti-boycott laws and requirements (Section 999 of the US Internal Revenue Code of 1986, as amended, or related provisions, or under the Export Administration Act, as amended, 50 U.S.C. App. Section 2407 et. seq.); (e) any other similar law, directive, or regulation (including those of the European Union or any of its member states) related to similar subject matter in any country or jurisdiction where any of the Acquired Companies operate; or (f) applicable anti-money laundering laws, regulations, rules and guidelines in United States or such other countries or jurisdictions.
“IRS” means the United States Internal Revenue Service.
“Joint Ventures” means any joint venture Entity of the Acquired Companies or other Entity in which the Acquired Companies collectively own 50% of less of the equity interests therein, including in each case those required to be set forth on Section 3.10(a)(vii) of the Company Disclosure Schedule.
“Knowledge of the Company” means the actual knowledge, after reasonable inquiry by such Person, of each of the officers and employees of the Company set forth on Schedule A-1.
“Knowledge of Parent” means the actual knowledge, after reasonable inquiry by such Person, of each of the officers and employees of Parent set forth on Schedule A-2.
“Law” means any domestic, federal, state, municipal, local, national, supranational, foreign or other statute, law, regulation, constitution, requirement, interpretation, permit, license, approval, authorization, decision, directive, decree, rule, ruling, Order, ordinance, code, policy, agency requirement, guideline, rule of common law or any other enforceable requirement of any Governmental Entity, including any judicial or administrative interpretation thereof.
“Legal Proceeding” means any legal, civil, criminal, administrative, regulatory, arbitral, enforcement, civil penalty, alternative dispute resolution, debarment, seizure or other proceedings, litigation, suits, actions, charges, complaints, inquiries or investigations commenced, brought, conducted or heard by or before, or otherwise involving, any Governmental Entity or arbitrator.
“Liabilities” means any and all debts, liabilities, Indebtedness and obligations of any nature whatsoever, whether accrued or fixed, absolute or contingent, matured or unmatured or determined or determinable, including those arising under any Law, those arising under any Contract or Lease or undertaking and those arising as a result of any act or omission.
“made available to Parent” means, unless context otherwise requires, that such information, document or material was: (a) publicly available on the SEC EDGAR database prior to the date of this Agreement; (b) delivered to Parent’s specifically designated Representatives via electronic mail or in hard copy form prior to the execution of this Agreement; or (c) made available for review by Parent or Parent’s Representatives prior to 8:00 A.M. Eastern Time on the day prior to the date of this Agreement in the virtual data room hosted by Intralinks and maintained by the Company in connection with the Transactions.
“Most Recent Balance Sheet” means the consolidated balance sheet of the Company as of June 30, 2022 and the footnotes thereto set forth in the Company 10-Q.
“Order” means any writ, judgment, injunction, consent, order, decree, stipulation, award or executive order of or by any Governmental Entity.
“Organizational Documents” means, with respect to any Entity, (a) if such Entity is a corporation, such Entity’s certificate or articles of incorporation, bylaws and similar organizational documents, (b) if such Entity is a limited liability company, such Entity’s certificate or articles of formation and operating agreement, (c) if such Entity is a partnership, such Entity’s partnership agreement or similar document and (d) if such Entity is any other type of Entity, substantially equivalent governing, organization, formation and operating documents or agreements, in each of clauses (a)-(d), as amended.
“Parent Material Adverse Effect” means any Effect that, individually or taken together with all other Effects that have occurred prior to the date of determination of the occurrence of the Parent Material Adverse Effect, is or would reasonably be expected to (a) materially impair the ability of Parent or Merger Sub to perform its obligations under this Agreement or (b) prevent or materially delay or the consummation of the Merger or any of the other Transactions by Parent and Merger Sub.
“Payroll Tax Executive Order” means the Presidential Memorandum on Deferring Payroll Tax Obligations in Light of the Ongoing COVID-19 Disaster, as issued on August 8, 2020, any similar U.S. presidential memorandum, executive order or similar publication of the same or similar subject matter, and including any administrative or other guidance published with respect thereto by any Governmental Entity (including IRS Notice 2020-65).
“Permitted Encumbrances” means: (a) Encumbrances disclosed on the Most Recent Balance Sheet (including Encumbrances arising under the Company’s existing credit facilities where applicable); (b) Encumbrances for Taxes that are not due and payable, or that are being contested in good faith by appropriate proceedings and for which adequate reserves have been established in accordance with GAAP; (c) Encumbrances consisting of mechanics’, carriers’, workmens’, warehousemans’, repairmens’ and materialmens’ liens and other similar liens arising by operation of Law for labor, materials or supplies arising or incurred in the ordinary course of business consistent with past practice for amounts that are not yet due and payable, or that are being contested in good faith and for which appropriate reserves have been established in accordance with GAAP; (d) with respect to real property, zoning, building codes and other land use Law regulating the use or occupancy of real property or the activities conducted thereon that are imposed by any Governmental Entity having jurisdiction over such real property to the extent not violated by the current use or occupancy of real property or the operation of the business thereon; (e) covenants, conditions, restrictions, easements, rights of way and other similar non-monetary matters of record affecting title to owned or Leased Real Property, which do not impair in any material respect the occupancy or use of such real property for the purposes for which it is currently used; (f) non-exclusive rights or licenses in Intellectual Property Assets granted by the Acquired Companies in the ordinary course of business consistent with past practice to (i) their customers to use the Acquired Companies’ products and services and (ii) contractors and consultants solely to provide their respective services to the Acquired Companies; (g) deposits or pledges to secure the payment of workers’ compensation, unemployment insurance, social security benefits or obligations arising under similar Laws, or to secure the performance of public or statutory obligations, surety or appeal bonds, and other obligations of a like nature, in each case in the ordinary course of business consistent with past practice and which are not yet due and payable; (h) any other Encumbrances if the underlying obligations are non-monetary, incurred in the ordinary course of business consistent with past practice and do not, individually or in the aggregate, materially impair the value or the continued use and operation of the assets or properties (as currently used and conducted) to which they relate; and (i) Encumbrances created by landlords that affect the underlying fee interest of any Leased Real Property.
“Person” means any individual or Entity.
“Personal Data” means, in addition to any definition provided by each Acquired Company for any similar term (e.g., “personally identifiable information,” “personal information,” “personal data” or “PII”) in any privacy notice or other public-facing statement by each Acquired Company, any information that is considered “personally identifiable information,” “personal information,” “personal data,” or like terms under applicable Privacy Laws, including, but not limited to, information regarding or reasonably capable of being associated with an individual consumer or device, where such information (a) is information that identifies, could be used to identify or is otherwise identifiable with an individual, including any other data used or intended to be used to identify, contact, precisely locate, or be associated with an individual, or (b) is any data regarding an individual’s activities online or on a mobile or other application (e.g., searches conducted, web pages or content visited or viewed). Personal Data may relate to any individual, including a current, prospective or former customer, employee or vendor of any Person and includes such information in any form, including paper and electronic forms.
“Privacy Laws” means all applicable Laws concerning the privacy, security or Processing of Personal Data (which may include Laws of jurisdictions where Personal Data was collected), including applicable data-breach notification laws, consumer protection Laws, Laws concerning requirements for website and mobile application privacy policies and practices, Social Security number protection laws, data security laws, and laws concerning email, text message or telephone communications, including, as applicable, the New York SHIELD Act, the Federal Trade Commission Act, the Telephone Consumer Protection Act, the Telemarketing and Consumer Fraud and Abuse Prevention Act, the Controlling the Assault of Non-Solicited Pornography and Marketing Act of 2003, the Children’s Online Privacy Protection Act, the California Consumer Privacy Act of 2018, the Computer Fraud and Abuse Act, the Electronic Communications Privacy Act, the Fair Credit Reporting Act, the Fair and Accurate Credit Transaction Act, the Gramm-Leach-Bliley Act, the Family Educational Rights and Privacy Act, the General Data Protection Regulation (EU 2016/679), the UK Data Protection Act 2018, the Personal Information Protection and Electronic Documents Act, and all other similar international, federal, state, provincial and local Laws, as applicable.
“Process” (and the corollary terms “Processed” and “Processing”) means to perform any operation or set of operations on data, whether manually or by automatic means, including blocking, erasing, destroying, collecting, compiling, combining, adopting, analyzing, enhancing, enriching, recording, sorting, organizing, structuring, accessing, storing, processing, adapting, retaining, retrieving, consulting, using, training, transferring, aligning, transmitting, disclosing, altering, distributing, disseminating or otherwise making available data.
“Representatives” means the agents and consultants to, directors, officers, employees, investment bankers, attorneys, accountants, Affiliates, or other advisors or Representatives of, or parties otherwise acting on behalf of a Person and, where such agents, consultant, accountants and other advisors and Representatives are Entities, any employees thereof.
“Sarbanes-Oxley Act” means the Sarbanes-Oxley Act of 2002.
“SEC” means the United States Securities and Exchange Commission.
“Securities” means, with respect to any Person, any series of common stock, preferred stock and any other equity interest or capital stock of such Person (including interests or rights of any kind convertible into or exchangeable or exercisable for any equity interest in any such series of common stock, preferred stock or any other equity interest or capital stock of such Person), however described and whether voting or non-voting.
“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Subsidiary” of any Person means any corporation, partnership, limited liability company, joint venture or other legal Entity of which such Person (either directly or through or together with another Subsidiary of such Person) (a) beneficially owns more than fifty percent (50%) of the voting stock (or of any other form of voting or controlling equity interest in the case of a Person that is not a corporation) or value of such corporation, partnership, limited liability company, joint venture or other legal Entity or (b) has the right to elect a majority of the board of directors or other Persons performing similar functions.
“Superior Proposal” means a bona fide written Acquisition Proposal made after the date of this Agreement (with all of the references to twenty percent (20%) included in the definition of Acquisition Proposal increased to fifty percent (50%)) and is on terms that the Company Board determines in good faith, after consultation with the Company’s financial advisor and outside legal counsel (taking into consideration at the time of determination all relevant circumstances, including all of the terms and conditions and all legal, financial, regulatory and other aspects of such Acquisition Proposal and of this Agreement that the Company Board deems relevant or appropriate (in each case taking into account any revisions to this Agreement made in writing by Parent pursuant to Section 5.3(b)), including (as applicable) financing, regulatory approvals, identity of the Person or group making the Acquisition Proposal (and their ability to consummate the transactions contemplated thereby) and breakup fee provisions), (i) is reasonably likely to be consummated if accepted and (ii) would result in a transaction that is more favorable from a financial point of view to the holders of Company Common Stock than the Transactions.
“Tax” (and, with correlative meaning, “Taxes”) means: (a) any and all U.S. federal, state, local or non-U.S. income, gross receipts, property, sales, use, license, franchise, employment, payroll, premium, withholding, alternative or added minimum, ad valorem, value added, transfer or excise tax, or other tax, governmental fee, governmental assessment or governmental charge of any kind whatsoever in the nature of a tax and denominated by any name whatsoever, together with any interest or penalty or addition, whether disputed or not, imposed by any taxing authority, (b) any Liability for the payment of any amounts of the type described in clause (a) as a result of being a member of an affiliated, consolidated, combined, unitary or similar group (including any arrangement for group or consortium relief or similar arrangement) for any period, and (c) any Liability for the payment of any amounts of the type described in clauses (a) or (b) as a result of any express or implied obligation to indemnify any other Person or as a result of any obligation under any agreement or arrangement with any other Person with respect to such amounts (other than any agreement or arrangement entered into in the ordinary course of business and not primarily related to taxes) and including any Liability for taxes of a predecessor or transferor or otherwise by operation of Law.
“Tax Return” means any return, declaration, report, document, list, claim of refund, information return or similar written statement required to be filed with a taxing authority respect to any Tax (including any schedules, attachments thereto or any related or supporting information), and any amendments of any of the foregoing.
“Third Party” means any Person or group (as defined in Section 13(d)(3) of the Exchange Act) other than the Company, Parent, Merger Sub or any Affiliates thereof.
“Transaction Documents” means this Agreement, the Support Agreement and all other agreements, instruments and documents to be executed by Parent, Merger Sub and the Company in connection with the Transactions.
“Transaction Litigation” means any claim or Legal Proceeding (including any class action or derivative litigation) asserted or commenced by, on behalf of or in the name of, against or otherwise involving the Company, the Company Board, any committee thereof and/or any of the Company’s directors or officers relating directly or indirectly to this Agreement, the Merger or any of the other Transactions (including any such claim or Legal Proceeding based on allegations that the Company’s entry into this Agreement or the terms and conditions of this Agreement or any of the Transactions constituted a breach of the fiduciary duties of any member of the Company Board or any officer of the Company).
“Transactions” means the transactions contemplated by this Agreement, including the Merger.
“U.S.” or “United States” means the United States of America (including the states thereof and the District of Columbia), and its “possessions”, including Puerto Rico, the United States Virgin Islands, Guam, American Samoa, Wake Island and the Northern Mariana Islands.

“WARN” means the United States Worker Adjustment and Retraining Notification Act, as amended, and any similar foreign, state or local Law relating to plant closings and mass layoffs.
“Worker” means any independent contractor, temporary or agency worker or any other individual who has entered into or works under a Contract, whether express or implied and whether oral or in writing, whereby the individual undertakes to do or perform personally any work or services for another party to the Contract whose status is not by virtue of the Contract that of a client or customer or any profession or business undertaking carried on by the individual.
Section 1.2   Other Terms.
Each of the following terms is defined in the Section set forth opposite such term:
Agreement	Preamble
Alternative Acquisition Agreement	Section 5.3(a)(i)(D)
Appraisal Shares	Section 2.8(c)
Book Entry Share	Section 2.5(a)(i)
Certificate of Merger	Section 2.3
Change in Recommendation	Section 5.3(a)(v)
Closing	Section 2.3
Closing Date	Section 2.3
Company	Preamble
Company Board	Recitals
Company Board Recommendation	Section 5.2(d)
Company Common Stock	Recitals
Company Copyrights	Section 3.8(a)
Company Marks	Section 3.8(a)
Company Option Grant Date	Section 3.5(g)
Company Patents	Section 3.8(a)
Company Permits	Section 3.11(a)
Company Preferred Stock	Section 3.5(a)
Company SEC Documents	Section 3.6(a)
Company Stock Certificate	Section 2.5(a)(i)
Company Stockholder Approval	Section 3.3(a)
Company Stockholder Meeting	Section 3.3(a)
Company Trade Secrets	Section 3.8(i)
Compensatory Award Payments	Section 2.7(a)
Consent	Section 3.4
Continuing Employee	Section 5.8(a)
Current Premium	Section 5.10(a)
Delaware Courts	Section 8.5(b)
DGCL	Recitals
Divestiture Action	Section 5.4(c)
Effective Time	Section 2.3
Employment Laws	Section 3.15(a)
End Date	Section 7.1(b)
Excluded Share	Section 2.5(a)(i)
Facility Security Clearances	Section 3.24(f)
HCERA	Section 3.14(k)

Agreement	Preamble
Healthcare Reform Laws	Section 3.14(k)
Indemnified Party	Section 5.10(b)
International Plan	Section 3.14(a)
International Sales Agreements	Section 3.11(e)
Intervening Event	Section 5.3(b)(ii)
Lease	Section 3.9(b)
Leased Real Property	Section 3.9(b)
Leases	Section 3.9(b)
Material Contract	Section 3.10(b)
Material Lease	Section 3.9(b)
Merger	Recitals
Merger Consideration	Section 2.5(a)(i)
Merger Sub	Preamble
Merger Sub Board	Recitals
NDAA	Section 3.24(f)
Notice Period	Section 5.3(b)(i)
NYSE	Section 3.6(e)
OFAC	Section 3.25(a)(i)
Original Agreement	Recitals
Original Agreement Date	Recitals
Parent	Preamble
Parent Board	Recitals
Parties	Preamble
Party	Preamble
Paying Agent	Section 2.6(a)
Payment Fund	Section 2.6(a)
Payoff Letter	Section 5.13
PPACA	Section 3.14(k)
Personnel Security Clearances	Section 3.24(g)
Privacy and Data Security Policies	Section 3.26(a)
Proxy Statement	Section 3.18
Sanction Laws	Section 3.25(a)(i)
SDN List	Section 3.25(a)(ii)
Security Incident	Section 3.26(c)
Superior Proposal Notice	Section 5.3(b)(i)
Surviving Corporation	Recitals
Termination Fee	Section 7.3(b)
Third Party IP Assets	Section 3.8(g)
Withholding Party	Section 2.10
ARTICLE 2
THE MERGER; EFFECTIVE TIME
Section 2.1   The Merger.   Upon the terms and subject to the conditions set forth in this Agreement and in accordance with the DGCL, at the Effective Time, Merger Sub shall be merged with and into the

Company, the separate existence of Merger Sub shall cease, and the Company will continue as the Surviving Corporation in the Merger and a direct or indirect wholly owned Subsidiary of Parent.
Section 2.2   Effect of the Merger.   The Merger shall have the effects set forth in this Agreement, the Certificate of Merger and in the applicable provisions of the DGCL. Without limiting the generality of the foregoing, from and after the Effective Time, all of the property, rights, privileges, powers and franchises of the Company and Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities and duties of the Company and Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation, in each case, as provided under the DGCL.
Section 2.3   Closing; Effective Time.   The closing of the Merger (the “Closing”) shall take place at the offices of Duane Morris LLP, 30 S. 17th Street, Philadelphia, Pennsylvania by exchange of electronic deliveries of documents and signatures at 10:00 a.m. local time, on a date to be specified by the Company and Parent, subject to the satisfaction or, to the extent permitted by applicable Law and this Agreement, the waiver of the conditions set forth in Article 6 by the Parties entitled thereto, but in any event no later than the second (2nd) Business Day after the satisfaction or waiver of the last to be satisfied or waived of the conditions set forth in Article 6 (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or, to the extent permitted by applicable Law and this Agreement, waiver of such conditions), unless another time, date or place is agreed to in writing by the Parties (the date on which the Closing occurs, the “Closing Date”). Subject to the provisions of this Agreement, prior to the Closing Date, Parent and the Company shall prepare, and concurrently with the Closing, the Company shall cause to be filed with the Secretary of State of the State of Delaware for filing, an appropriate certificate of merger satisfying the applicable requirements of the DGCL, duly executed by the Company in accordance with the applicable requirements of the DGCL (the “Certificate of Merger”). The Merger shall become effective upon the date and at the time the Certificate of Merger has been duly filed with the Secretary of State of the State of Delaware or such later date and time as is agreed upon in writing by the Parties and specified in the Certificate of Merger (such date and time the Merger becomes effective, the “Effective Time”).
Section 2.4   Certificate of Incorporation and Bylaws; Directors.   At the Effective Time:
(a)   the certificate of incorporation of the Surviving Corporation shall, by virtue of the Merger, be amended and restated in its entirety as of the Effective Time to read as set forth on Exhibit A hereto, and, as so amended and restated shall be the certificate of incorporation of the Surviving Corporation, until thereafter amended in accordance with its terms and as provided by Law;
(b)   Parent shall take such action necessary to change the bylaws of Merger Sub, as in effect immediately prior to the Effective Time, to be the bylaws of the Surviving Corporation, except as to the name of the Surviving Corporation, which shall be “Hill International, Inc.”, until thereafter amended as provided by Law, the certificate of incorporation of the Surviving Corporation and such bylaws; and
(c)   the directors of Merger Sub immediately prior to the Effective Time shall be the directors of the Surviving Corporation and the officers of the Company immediately prior to the Effective Time shall be the officers of the Surviving Corporation, in each case to hold office in accordance with the certificate of incorporation and bylaws of the Surviving Corporation until the earlier of their death, resignation or removal or until their respective successors are duly elected, designated or qualified.
Section 2.5   Effect on Securities.
(a)   Effect of Merger.   At the Effective Time, by virtue of the Merger and without any action on the part of Parent, Merger Sub, the Company or any holder of Company Common Stock or other Securities of the Company or holder of Securities of Merger Sub:
(i)   Conversion of Company Common Stock.   Each share of Company Common Stock issued and outstanding immediately prior to the Effective Time (other than (A) shares of Company Common Stock held in the treasury of the Company, owned by Parent or Merger Sub, or any direct or indirect wholly owned Subsidiaries of Parent or Merger Sub or the Company (collectively, the “Excluded Shares”) and (B) the Appraisal Shares), shall be automatically converted into the right to receive, in accordance with the terms of this Agreement, an amount in cash equal to $3.40 per share, without interest (such amount of cash, the “Merger Consideration”). Each share of Company Common Stock to be converted into the right to receive the Merger Consideration as provided in this Section 2.5(a)(i) shall cease to be outstanding, shall automatically be cancelled and shall cease to exist, and holders of certificates (a “Company Stock Certificate”) or book entry shares (a “Book Entry Share”), in each case, which immediately prior to the Effective Time represented any such Company Common Stock shall cease to have any rights with respect to such Company Common Stock other than the right to receive the Merger Consideration in accordance with Section 2.6 upon compliance therewith (including, in the case of shares formerly represented by a Company Stock Certificate, upon surrender of such Company Stock Certificate as provided in this Agreement).
(ii)   Cancellation of Company Common Stock.   Each Excluded Share shall, by virtue of the Merger and without any action on the part of the holder thereof, cease to be outstanding, shall be cancelled without payment of any consideration therefor or in respect thereof and shall cease to exist.
(iii)   Conversion of Merger Sub Capital Stock.   Each share of common stock, par value $0.001 per share, of Merger Sub issued and outstanding immediately prior to the Effective Time shall automatically be converted into one (1) fully paid share of common stock, par value $0.001 per share, of the Surviving Corporation and constitute the only outstanding shares of capital stock of the Surviving Corporation.
(b)   Adjustments.   Without limiting Section 5.1 or the other provisions of this Agreement, if, at any time between the date hereof and the Effective Time, the outstanding shares of Company Common Stock are changed into a different number or class of shares by reason of any stock split, division or subdivision of shares, stock dividend or stock distribution, exchange, combination, reverse stock split, consolidation of shares, reclassification, recapitalization or other similar transaction or event, then the Merger Consideration and any other similarly dependent amounts and items, as the case may be, shall be appropriately adjusted to provide the same economic effect as contemplated by this Agreement prior to such transaction or event. Nothing in this Section 2.5(b) shall be construed to permit the Company to take any action that is otherwise prohibited or restricted by any other provisions of this Agreement.
Section 2.6   Payment for Company Common Stock.
(a)   Prior to the Effective Time, Parent shall, at its own cost and expense, designate and enter into a customary paying agent agreement with a nationally recognized financial institution that is organized and doing business under the Laws of the United States, the identity of which to be reasonably acceptable to the Company (the “Paying Agent”), to act as paying agent for the payment of the Merger Consideration as provided in Section 2.5(a)(i). At or prior to the Effective Time, Parent shall deposit, or shall cause to be deposited, with the Paying Agent an amount in cash sufficient to pay the aggregate Merger Consideration pursuant to Section 2.5(a)(i) (the “Payment Fund”). The Payment Fund shall be invested by the Paying Agent if and as directed by Parent or the Surviving Corporation pending payment thereof by the Paying Agent to the holders of the shares of Company Common Stock entitled to the Merger Consideration; provided, however, that no such investment or loss thereon shall relieve Parent from making the payments required by this Article 2 or affect the amounts payable to the holders of the shares of Company Common Stock pursuant to Section 2.5(a)(i), and to the extent of any such losses, Parent shall, or shall cause the Surviving Corporation to, promptly fund additional cash amounts to the Paying Agent sufficient to enable payment of such amounts, taking into account any payments already made from the Payment Fund. Earnings from such investments shall be the sole and exclusive property of Parent and the Surviving Corporation, and no part of such earnings shall accrue to the benefit of holders of shares of Company Common Stock or any other Person.
(b)   As promptly as reasonably practicable after the Effective Time, Parent and the Surviving Corporation shall cause the Paying Agent to send to each Person who was, immediately prior to the Effective Time, a holder of record of Company Stock Certificates described in Section 2.5(a) whose shares were converted into the right to receive the Merger Consideration pursuant to Section 2.5(a)(i) (i) a letter of transmittal in form reasonably satisfactory to the Company (which shall specify that delivery of Company Stock Certificates shall be effected, and risk of loss and title to the Company Stock

Certificates will pass only upon proper delivery of the Company Stock Certificates (or affidavits of loss in lieu of the Company Stock Certificate pursuant to Section 2.11) to the Paying Agent, and which shall be in the form and have such other customary provisions as are reasonably acceptable to Parent and the Company) and (ii) instructions in form reasonably satisfactory to Parent and the Company for use in effecting the surrender of such Company Stock Certificates that immediately prior to the Effective Time represented Company Common Stock in exchange for payment therefor.
(c)   Upon surrender to the Paying Agent of each such Company Stock Certificate (or affidavits of loss in lieu of such Company Stock Certificate pursuant to Section 2.11), together with a duly completed and validly executed letter of transmittal in accordance with the instructions thereto, and such other documents as may be reasonably required by the Paying Agent, the holder of such Company Stock Certificate (or, under the circumstances described in Section 2.6(e), the transferee of the Company Common Stock previously represented by such Company Stock Certificate) shall receive in exchange therefor, and Parent shall use reasonable best efforts to cause the Paying Agent to pay in deliver in exchange therefor as promptly as reasonably practicable, cash in an amount equal to the Merger Consideration multiplied by the number of shares of Company Common Stock formerly represented by such Company Stock Certificate pursuant to Section 2.5(a)(i), and the Company Stock Certificate (or affidavit of loss in lieu thereof) so surrendered shall be forthwith cancelled. The Paying Agent shall accept such Company Stock Certificates (or affidavits of loss in lieu thereof) and make such payments and deliveries in respect of any Company Stock Certificates or Book Entry Shares upon compliance with such reasonable terms and conditions as the Paying Agent may impose to effect an orderly exchange thereof in accordance with the Paying Agent’s customary procedures. No interest shall be paid or accrued for the benefit of any holders of Company Common Stock on the cash Merger Consideration payable pursuant to this Agreement. No holder of Book Entry Shares shall be required to deliver a Company Stock Certificate or an executed letter of transmittal to the Paying Agent to receive the Merger Consideration to which such holder is entitled to receive pursuant to Section 2.5(a)(i).
(d)   On or after the first (1st) anniversary of the Effective Time, the Surviving Corporation shall be entitled to cause the Paying Agent to deliver to the Surviving Corporation any funds made available by Parent to the Paying Agent which have not been disbursed to holders of Company Stock Certificates or Book Entry Shares in accordance with this Section 2.6, and thereafter such holders shall be entitled to look only to the Surviving Corporation as a general creditor thereof for payment of their claims for Merger Consideration. None of Parent, Merger Sub, the Company, the Paying Agent or the Surviving Corporation shall be liable to any Person in respect of any Merger Consideration or other amount delivered to a Governmental Entity or other public official pursuant to any applicable abandoned property, escheat or similar Law.
(e)   In the event of a transfer of ownership of Company Common Stock that is not registered in the transfer records of the Company, payment of the appropriate amount of Merger Consideration may be made with respect to such Company Common Stock to a Person other than the Person in whose name the Company Stock Certificate or Book Entry Share so surrendered is registered, if such Company Stock Certificate previously representing such Company Common Stock is presented to the Paying Agent and is properly endorsed or otherwise in proper form for transfer or, in the case of a Book Entry Share, such Book Entry Share shall be properly transferred, and is accompanied by all documents reasonably required by the Paying Agent to evidence and effect such transfer and to evidence that any applicable transfer or other Taxes relating to such transfer have been paid (or such transferee Person shall have established to the satisfaction of Parent that such Tax has been paid or is not applicable).
(f)   At the Effective Time, the stock transfer books of the Company shall be closed, and from and after the Effective Time, there shall be no registration of transfers on the stock transfer books of the Company or the Surviving Corporation of any shares of Company Common Stock that were outstanding immediately prior to the Effective Time. If, after the Effective Time, any valid Company Stock Certificates or Book Entry Shares are presented to the Paying Agent or to the Surviving Corporation or Parent, such Company Stock Certificate or Book Entry Shares shall be canceled and shall be exchanged as provided in this Section 2.6 and converted into the right to receive the Merger Consideration in accordance with this Section 2.6 for each share of Company Common Stock formerly represented by such Company Stock Certificates or Book Entry Shares.

Section 2.7   Company Compensatory Awards.
(a)   Neither Parent nor Merger Sub shall assume any Company Compensatory Award or substitute any Company Compensatory Award or similar award for Parent common stock or other equity in connection with the Merger and the Transactions. At the Effective Time, by virtue of the Merger and without any action on the part of any holders thereof, each Company Compensatory Award, whether vested or unvested, that is outstanding immediately prior to the Effective Time shall be cancelled and extinguished and, in exchange therefor, each former holder of any such Company Compensatory Award shall have the right to receive an amount in cash, without interest, equal to the product of (i) the aggregate number of shares of Company Common Stock subject to each such Company Compensatory Award as of the Effective Time and (ii) the excess, if any, of the Merger Consideration over any per share exercise or purchase price of such Company Compensatory Award immediately prior to such cancellation (such amounts payable hereunder being referred to as the “Compensatory Award Payments”). From and after the Effective Time, all Company Compensatory Awards shall no longer be exercisable or outstanding and shall automatically cease to exist and no longer represent any right to receive Company Common Stock or other Securities or any other right of any former holder thereof, except solely for the right of such holder thereof to the payment of the applicable Compensatory Award Payment; provided, however, that any Company Compensatory Award in respect of a Company Option that has an exercise price equal to or greater than the Merger Consideration shall be cancelled without any consideration therefor immediately prior to the Effective Time and the holder thereof shall have no further rights with respect thereto. The Surviving Corporation shall, and Parent shall cause the Surviving Corporation to, pay the Compensatory Award Payments (through the payroll of the Surviving Corporation for any employees thereof) as soon as reasonably practicable (but in no event more than five (5) Business Days for amounts not to be paid through payroll) following the Effective Time, without interest, except in the case that any such awards are subject to Section 409A of the Code and are required to be paid out in accordance with Section 409A.
(b)   Prior to the Effective Time, the Company shall provide such notice, if any, to the extent required under the terms of any of the Company Benefit Plans (including any Company Equity Plans), obtain any necessary Consents, adopt applicable resolutions, amend the terms of any of the Company Benefit Plans or any outstanding awards or award agreements thereunder or otherwise, and take all other appropriate or necessary actions to (i) give effect to the Transactions contemplated herein, (ii) accelerate the vesting of all Company Compensatory Awards that would not otherwise be fully vested as of the Effective Time in accordance with the Company Equity Plans (which shall, for avoidance of doubt, treat the performance component of any Company Compensatory Awards as if the Company achieved 100% of the target performance under such award), (iii) terminate each of the Company Equity Plans as of the Effective Time, and (iv) ensure that after the Effective Time, no holder of a Company Compensatory Award, any beneficiary thereof nor any other participant in any of the Company Equity Plans shall have any right thereunder to acquire any Securities of the Company or to receive any payment or benefit with respect to any award previously granted under any of the Company Equity Plans, except as provided in this Section 2.7. The Company shall provide Parent with documentation evidencing the completion of the foregoing actions (the form and substance of such documentation shall be subject to review and approval by Parent, such approval not to be unreasonably withheld, conditioned or delayed) no later than three (3) Business Days preceding the Effective Time.
(c)   Following the Original Agreement Date, the Company caused the Company ESPP to be terminated and no new offering period shall commence following the date of this Agreement. For the avoidance of doubt, any shares of Company Common Stock issued to participants under the Company ESPP shall be treated in accordance with the terms of Section 2.6.
Section 2.8   Appraisal Rights.
(a)   Notwithstanding anything to the contrary contained in this Agreement, any shares of Company Common Stock that constitute Appraisal Shares shall not be converted into the right to receive the Merger Consideration, and each holder of Appraisal Shares shall be entitled only to receive such consideration as may be determined to be due with respect to such Appraisal Shares pursuant to Section 262 of the DGCL (it being understood and acknowledged that from and after the Effective Time, such Appraisal Shares shall no longer be outstanding, shall automatically be canceled and shall cease to exist and such holder shall cease to have any rights with respect thereto other than the right to receive the consideration therefor as may be determined in accordance with Section 262 of the DGCL). If any holder of Appraisal Shares shall fail to timely perfect or shall otherwise waive, withdraw or lose such holder’s right to appraisal and payment under the DGCL (whether occurring before, at or after the Effective Time), or a court of competent jurisdiction shall have determined that such holder is not entitled to such right to appraisal and payment under Section 262 of the DGCL, then (i) such shares shall on longer be deemed to be Appraisal Shares and the right of such holder to be paid such consideration as is determined to be due pursuant to Section 262 of the DGCL shall cease, and (ii) such Appraisal Shares shall be deemed to have been converted as of the Effective Time into and have become exchangeable only for the right to receive (upon the surrender of the Company Stock Certificate(s) previously representing such Appraisal Shares if applicable) the Merger Consideration, without interest.
(b)   The Company (i) shall give Parent prompt written notice of any demand, or any withdrawal or attempted withdrawal of such demand, by any stockholder of the Company for appraisal of any shares of Company Common Stock pursuant to the DGCL, and (ii) shall give Parent the opportunity to participate, with reasonable advance notice, in all negotiations and proceedings with respect to any such demand. Prior to the Effective Time, the Company shall not make any payment with respect to any demands for appraisal or settle or compromise or offer to settle or compromise any such demands for appraisal or waive any failure to timely deliver a written demand (or agree to do any of the foregoing) without the prior written consent of Parent.
(c)   For purposes of this Agreement, “Appraisal Shares” shall refer to shares of Company Common Stock issued and outstanding immediately prior to the Effective Time that are held by a holder who is entitled to demand and has properly exercised and perfected such holder’s demand for appraisal of such shares pursuant to, and who complies in all respects with, Section 262 of the DGCL and has not effectively and validly withdrawn or lost such holder’s rights to appraisal.
Section 2.9   Further Action.   If, at any time after the Effective Time, any further action is determined by Parent or the Surviving Corporation to be necessary or desirable to carry out the purposes of this Agreement or to vest the Surviving Corporation or Parent with full right, title and possession of and to all rights and property of Merger Sub and the Company with respect to the Merger, the officers and directors of the Surviving Corporation and Parent shall (in the name of Merger Sub, the Company, the Surviving Corporation or otherwise) be fully authorized to take such action.
Section 2.10   Withholding of Tax.   Notwithstanding anything in this Agreement to the contrary, each of Parent, Merger Sub, the Surviving Corporation, any of the Acquired Companies, any Affiliate thereof or the Paying Agent (each, a “Withholding Party”) shall be entitled to deduct and withhold from all amounts payable pursuant to this Agreement such amounts as such Withholding Party is required to deduct and withhold under the Code or any provision of state, local or foreign Law. To the extent that amounts are so withheld, they shall be treated for all purposes of this Agreement as having been paid to the Person in respect of which such deduction and withholding was made and shall be timely remitted to the appropriate Governmental Entity.
Section 2.11   Lost Company Stock Certificates.   If any Company Stock Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Company Stock Certificate to be lost, stolen or destroyed and, if required by Parent or the Paying Agent, the posting by such Person of a bond, in such reasonable and customary amount as Parent or the Paying Agent may direct, as indemnity against any claim that may be made against it with respect to such lost, stolen or destroyed Company Stock Certificate, the Paying Agent will issue in exchange for such lost, stolen or destroyed Company Stock Certificate the Merger Consideration to be paid pursuant to this Article 2 in respect of the shares of Company Common Stock formerly represented by such lost, stolen or destroyed Company Stock Certificate without any interest thereon.
ARTICLE 3
REPRESENTATIONS AND WARRANTIES OF THE COMPANY
Except (a) as disclosed in the particular Section or subsection of the Company Disclosure Schedule (it being acknowledged and agreed that disclosure of any item in any Section or subsection of the Company

Disclosure Schedule shall be deemed disclosed with respect to each other Section or subsection of the Company Disclosure Schedule to the extent that the relevance of any disclosed event, item or occurrence in the Company Disclosure Schedule to such other Section or subsection is reasonably apparent on its face as to matters and items that are the subject of the corresponding representation or warranty in this Agreement), or (b) as set forth in the Company SEC Documents filed with (or furnished to) the SEC by the Company on or after December 31, 2021 and least three (3) Business Days prior to the date of this Agreement, to the extent publicly available on the SEC’s Electronic Data Gathering Analysis and Retrieval System and to the extent it is reasonably apparent on its face that such disclosure set forth in the Company SEC Documents would qualify the representations and warranties contained herein, and excluding from the Company SEC Documents (i) any exhibits thereto and (ii) any disclosures under the heading “Risk Factors” or disclosures in any “forward-looking statements” legend or other cautionary, predictive or forward-looking disclosures contained therein (other than historical factual information), the Company hereby represents and warrants to each of Parent and Merger Sub as follows:
Section 3.1   Due Organization and Good Standing; Subsidiaries.
(a)   Each of the Acquired Companies (i) is a corporation or other Entity that is duly organized, validly existing and in good standing (with respect to jurisdictions that recognize such concept) under the Laws of its jurisdiction of incorporation or organization, as applicable, (ii) has full corporate (or, in the case of any Subsidiary that is not a corporation, other similar requisite authority) power and authority to own, lease and operate its properties and assets and to conduct its business as presently conducted and (iii) is duly qualified or licensed to do business as a foreign corporation or Entity and is in good standing (with respect to jurisdictions that recognize such concept) in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its business makes such qualification or licensing necessary, except, with respect to clauses (ii) and (iii) above, where the failure to be so qualified or licensed would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.
(b)   Section 3.1(b)(i) of the Company Disclosure Schedule identifies each Subsidiary of the Company and indicates its jurisdiction of organization. Section 3.1(b)(ii) of the Company Disclosure Schedule identifies each joint venture, partnership or similar equity interest or Securities owned by any Acquired Company other than those that are interests in Subsidiaries of the Company. No Subsidiary of the Company owns any Securities of the Company.
Section 3.2   Organizational Documents.
(a)   The Company has made available to Parent (or included as an exhibit to the Company SEC Documents) complete and correct copies of the Company Certificate of Incorporation and the Company Bylaws and the certificate of incorporation or bylaws (or other similar Organizational Documents) of each Subsidiary of the Company, each as amended to date, and each of such Organizational Documents is in full force and effect. The Company is not in violation of any of the provisions of its Organizational Documents. As of any date following the date hereof, notwithstanding anything in this Agreement to the contrary and notwithstanding anything set forth in the Company Disclosure Schedule, neither the Company nor any of its “significant subsidiaries” (as defined in Rule 1-02(w) of Regulation S-X under the Exchange Act) has filed for bankruptcy or filed for reorganization under the U.S. federal bankruptcy Law or similar state or federal Law, become insolvent or become subject to conservatorship or receivership.
(b)   Except as would not reasonably be expected to be, individually or in the aggregate, material to the Acquired Companies, taken as a whole, none of the Acquired Companies is in violation of any of the provisions of their respective Organizational Documents.
Section 3.3   Authority; Binding Nature of Agreement; No Vote Required.
(a)   The Company has all requisite corporate power and authority to execute and deliver this Agreement, to perform its obligations under this Agreement and to consummate the Merger and the other Transactions, subject, in the case of the consummation of the Merger, to the receipt of the affirmative vote of the holders of a majority of the outstanding shares of the Company Common Stock represented and entitled to vote at the Company Stockholders Meeting in favor of the adoption of this Agreement (the “Company Stockholder Approval”). The Company Board has, by resolutions unanimously adopted by the Company Board, (i) determined that this Agreement, the Merger and the other Transactions are fair to and in the best interests of the Company and its stockholders, (ii) approved and declared advisable this Agreement, the Merger and the other Transactions, (iii) agreed that this Agreement be submitted to a vote at a duly held meeting of the Company’s stockholders for such purpose (the “Company Stockholders Meeting”), and (iv) subject to Section 5.3(b), approve the adoption of this Agreement at the Company Stockholders Meeting. As of the date of this Agreement, none of the aforesaid actions by the Company Board has been amended, rescinded or modified. The execution, delivery and performance of this Agreement by the Company, and the consummation by the Company of the Merger and the other Transactions, have been duly and validly authorized by all necessary corporate action by the Company, and no other corporate action or proceeding on the part of the Company is necessary to authorize the execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the Merger and the other Transactions. This Agreement has been duly executed and delivered by the Company and, assuming the due authorization, execution and delivery of this Agreement on behalf of Parent and Merger Sub, constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to (i) Laws of general application relating to bankruptcy, insolvency and the relief of debtors and (ii) rules of Law governing specific performance, injunctive relief and other equitable remedies.
(b)   The Company Stockholder Approval is the only vote or consent of holders of Securities of the Company that is required to consummate the Merger and other Transactions.
Section 3.4   Non-Contravention; Consents.   Neither the execution and delivery of this Agreement by the Company nor the consummation by the Company of the Merger and the other Transactions, nor compliance by the Company with any of the terms or provisions of this Agreement will: (a) violate or cause a violation of any of the provisions of the Organizational Documents of (i) the Company or (ii) any other Acquired Company (assuming, in the case of the Company with respect to the Merger, that the Company Stockholder Approval is obtained); (b) subject to compliance with and clearances or approvals under applicable Antitrust Laws and applicable Foreign Investment Laws, conflict with or violate or cause a violation of any Law applicable to any Acquired Company or business of any Acquired Company; or (c) except as set forth on Section 3.4(c) of the Company Disclosure Schedule, violate, conflict with or result in any breach of any provision of, or loss of any benefit under, or constitute or cause a default (with or without notice or lapse of time, or both) under, give rise to any right of termination, acceleration or cancellation of or require the consent of, notice to or filing with any third Person pursuant to any of the terms or provisions of any Material Contract to which any Acquired Company is a party or by which any property or asset of any Acquired Company is bound, or result in the creation of any Encumbrance, other than any Permitted Encumbrance, upon any of the property or assets of any Acquired Company, other than, in the case of clauses (a) (solely with respect to the Subsidiaries of the Company), (b) and (c), that has not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. No consent, approval, permit, Order or authorization (collectively, “Consent”) of, registration, declaration or filing with or notice to any Governmental Entity or other Person is required to be obtained or made by any Acquired Company in connection with the execution, delivery and performance of this Agreement or the consummation of the Merger or the other Transactions, except (i) for the Company Stockholder Approval, (ii) as may be required by the Exchange Act, the DGCL, the listing requirements of the NYSE, the HSR Act or other applicable Antitrust Laws, or any applicable Foreign Investment Laws and (iii) for such other Consents, registrations, declarations, filings or notices the failure of which to be obtained or made has not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.
Section 3.5   Capitalization.
(a)   The authorized capital stock of the Company consists of: (i) 100,000,000 shares of Company Common Stock, and (ii) 1,000,000 shares of undesignated preferred stock, par value $0.0001 per share (the “Company Preferred Stock”). As of the close of business on August 15, 2022, 57,086,992 shares of Company Common Stock were issued and outstanding (including 0 shares of Company Restricted Stock), 6,806,598 shares of Company Common Stock were held by the Company as treasury shares, and no shares of Company Preferred Stock were issued and outstanding. Except for the foregoing, there are no other classes of capital stock of the Company. All of the issued and outstanding shares of Company Common Stock have been, and all of the shares of Company Common Stock that may be issued pursuant to any of the Company Compensatory Awards, the Company Benefit Plans or the Company ESPP will be, when issued in accordance with the respective terms thereof, duly authorized and validly issued, and are, or will be when issued, fully paid and nonassessable and free of preemptive rights. As of the close of business on August 15, 2022, Company Options relating to 1,122,561 shares of Company Common Stock, Company DSUs relating to 2,457,569 shares of Company Common Stock and Company RSUs relating to 1,220,376 shares of Company Common Stock were subject to issuance pursuant to outstanding Company Compensatory Awards, other than Company Restricted Stock, and 956,480 shares of Company Common Stock were reserved for issuance under the Company ESPP. From the close of business on August 15, 2022, through the date of this Agreement, there have been (i) no issuances of any Company Common Stock, Company Preferred Stock or any other Securities of the Company other than issuances of Company Common Stock (A) pursuant to the exercise, vesting or settlement, as applicable, of any Company Compensatory Awards outstanding as of the close of business on August 15, 2022, in accordance with the terms of such Company Compensatory Awards or (B) under the Company ESPP in accordance with its terms and (ii) no grants of any Company Compensatory Awards or other equity or equity-based awards.
(b)   Except as set forth on Section 3.5(b) of the Company Disclosure Schedule, (i) none of the outstanding Company Common Stock or other Securities of any Acquired Company is entitled or subject to any preemptive right, right of repurchase, right of participation or any similar right, and there are no outstanding Securities representing the right to purchase or otherwise receive any other Securities of any Acquired Company; (ii) none of the outstanding Company Common Stock or other Securities of any Acquired Company is subject to any right of first refusal in favor of any of the Acquired Companies or other Person; and (iii) there is no Contract to which any of the Acquired Companies is a party relating to the voting or registration of, or restricting any Person from purchasing, selling, pledging or otherwise disposing of (or from granting any option or similar right with respect to), any Company Common Stock or other Securities of any Acquired Company. None of the Acquired Companies is under any obligation, nor is any of the Acquired Companies bound by any Contract pursuant to which it will become obligated, to repurchase, redeem or otherwise acquire any outstanding Company Common Stock or other Securities of any Acquired Company.
(c)   Except as set forth in Section 3.5(c) of the Company Disclosure Schedule, there are no bonds, debentures, notes or other Indebtedness of the Acquired Companies authorized, issued or outstanding having the right to vote (or convertible or exercisable or exchangeable for Securities having the right to vote) on any matters on which stockholders of the Company may vote.
(d)   Except as set forth in Section 3.5(a), as of the date of this Agreement, there was no: (i) outstanding subscription, option, call, warrant, preemptive right, convertible Securities or rights or other right (whether or not currently exercisable) to acquire any shares of the capital stock or other Securities of any Acquired Company, or any restricted stock unit, stock-based performance unit, phantom stock, stock appreciation right, profit participation right or any other right that is linked to, or the value of which is based on or derived from, the value of any shares of capital stock or other Securities of any Acquired Company, or agreements, arrangements, commitments or Contracts of any kind (contingent or otherwise) obligating any Acquired Company to grant, extend, issue, transfer, register, deliver or sell, or cause to be granted, extended, issued, transferred, registered, delivered or sold, any shares of capital stock of, or other Securities of, or any Security convertible into or exchangeable for any shares or other Securities of, any Acquired Company; (ii) outstanding security, instrument, bond, debenture or note that is or may become convertible into or exchangeable for any shares of the capital stock or other Securities of any of the Acquired Companies; or (iii) stockholder rights plan (or similar plan commonly referred to as a “poison pill”) or Contract under which any Acquired Company is or may become obligated to sell or otherwise issue any shares of its capital stock or any other Securities.
(e)   All the issued and outstanding company, partnership, corporate or similar (as applicable) ownership, voting or similar Securities or interests in each Subsidiary of the Company have been duly authorized and validly issued and are fully paid, nonassessable and not subject to preemptive rights, and, except as set forth in Section 3.5(e) of the Company Disclosure Schedule, are owned by the Company, by another Subsidiary of the Company or by the Company and another Subsidiary of the Company, free and clear of all Encumbrances, other than Permitted Encumbrances.
(f)   Except for investments in cash equivalents and ownership by the Company or its Subsidiaries of Securities of the Subsidiaries of the Company and those Securities set forth on Section 3.1(b)(ii) of the Company Disclosure Schedule, none of the Company nor any of its Subsidiaries (i) owns, directly or indirectly, any capital stock, membership interest, partnership interest, joint venture interest or other equity interest or Securities or (ii) has any obligation or has made any commitment to acquire any Securities of any Person or to provide funds to or make any investment (in the form of a loan, capital contribution or otherwise) in any Person.
(g)   The Company has made available to Parent or its counsel accurate and complete copies of each of the Company ESPP, the Company Equity Plans and the forms of option, restricted stock, restricted stock unit, deferred stock unit and any other agreements evidencing the Company Compensatory Awards, and in respect of the foregoing forms, other than differences with respect to the number of shares of Company Common Stock covered thereby, the grant date, the exercise price, regular vesting schedule and expiration date applicable thereto, no such option, restricted stock, restricted stock unit, or deferred stock unit agreement or other similar agreement contains material terms that are not consistent with, or in addition to, such forms. Section 3.5(g) of the Company Disclosure Schedule sets forth, as of the close of business on August 10, 2022, each outstanding Company Compensatory Award and to the extent applicable, (i) the name (or employee identification number) and country of residence (if outside the U.S.) of the holder thereof, (ii) the number of shares of Company Common Stock issued or issuable thereunder, (iii) the expiration date, (iv) the exercise price relating thereto, (v) the grant date, (vi) the amount vested and outstanding and the amount unvested and outstanding, and (vii) the Company Equity Plan pursuant to which the award was made. Each grant of a Company Option was duly authorized no later than the date on which the grant of such Company Option was by its terms to be effective (the “Company Option Grant Date”) by all necessary corporate action, including, as applicable, approval by the Company Board (or a duly constituted and authorized committee thereof or other authorized designee) and any required stockholder approval by the necessary number of votes or written consents. The Company does not have any liability in respect of any Company Option that was granted with a per share exercise price that was less than the fair market value of a share of Company Common Stock on the applicable Company Option Grant Date, and the Company has not granted any Company Options that are subject to the provisions of Section 409A of the Code. Each grant of a Company Compensatory Award was made in all material respects in accordance with (i) the terms of the applicable Company Equity Plan, (ii) all applicable securities Laws, including the listing rules of the NYSE, (iii) the Code and (iv) all other applicable Laws. The Company has the requisite authority under the terms of the applicable Company Equity Plan, the applicable award agreements and any other applicable Contract to take the actions contemplated by Section 2.7 and the treatment of Company Compensatory Awards described in Section 2.7, shall, as of the Effective Time, be binding on the holders of Company Compensatory Awards purported to be covered thereby. All of the outstanding Company Common Stock has been sold pursuant to an effective registration statement filed under the federal securities Laws or an appropriate exemption therefrom.
(h)   All dividends or distributions on any Securities of any Acquired Company that have been declared or authorized, if any, have been paid in full.
Section 3.6   SEC Filings; Financial Statements.   Except as set forth in Section 3.6 of the Company Disclosure Schedule:
(a)   All reports, schedules, forms, statements and other documents (including exhibits, financial statements and schedules thereto and all other information incorporated therein and amendments and supplements thereto) required to be filed by the Company with (or furnished by the Company to) the SEC since January 1, 2019 (collectively, the “Company SEC Documents”) under the Exchange Act or the Securities Act have been timely filed or furnished (as applicable) with the SEC. As of the time it was filed with (or furnished to) the SEC (or, if amended or superseded by a filing prior to the date hereof, then on the date of such filing): (i) each of the Company SEC Documents complied in all material respects with the applicable requirements of the Securities Act, the Exchange Act and the Sarbanes-Oxley Act (as the case may be); (ii) none of the Company SEC Documents filed pursuant to the Exchange Act contained when filed any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading and (iii) none of the Company SEC Documents that is a registration statement, as amended or supplemented, if applicable, filed pursuant to the Securities Act, as of the date of such registration statement or amendment became effective, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading. As of the date of this Agreement, there are no amendments or modifications to the Company SEC Documents that are required to be filed with (or furnished to) the SEC, but that have not yet been filed with (or furnished to) the SEC. No Subsidiary of the Company is subject to the periodic reporting requirements of the Exchange Act.
(b)   All of the financial statements (including any related notes) contained or incorporated by reference in the Company SEC Documents: (i) have been derived from the accounting books and records of the Acquired Companies, (ii) complied in all material respects with the applicable accounting requirements and with published rules and regulations of the SEC applicable thereto; (iii) were prepared in accordance with GAAP applied on a consistent basis throughout the periods covered (except as may be indicated in the notes to such financial statements or, in the case of unaudited statements, as permitted by Form 10-Q, Form 8-K or any successor form under the Exchange Act); and (iv) fairly present, in all material respects, the financial position, stockholders’ equity, results of operations and cash flows of the Company and its consolidated Subsidiaries as of the respective dates thereof or for the periods covered thereby (except that unaudited financial statements may not contain footnotes and are subject to normal and recurring year-end adjustments, none of which, individually or in the aggregate, will be material). No financial statements of any Person other than the Acquired Companies are required by GAAP to be included in the consolidated financial statements of the Company.
(c)   The Company maintains an effective system of internal control over financial reporting (as defined in Rules 13a-15(f) and 15d-15(f) of the Exchange Act) designed to provide reasonable assurance regarding the reliability of the Company’s financial reporting and the preparation of financial statements for external purposes in conformity with GAAP. The Company has evaluated the effectiveness of the Company’s internal control over financial reporting and, to the extent required by applicable Law, presented in any applicable Company SEC Document that is a report on Form 10-K or Form 10-Q or any amendment thereto its conclusions about the effectiveness of the internal control over financial reporting as of the end of the period covered by such report or amendment based on such evaluation. The Company has disclosed, based on the most recent evaluation of internal control over financial reporting prior to the date of this Agreement, to the Company’s auditors and the audit committee of the Company Board (and made available to Parent a summary of the significant aspects of such disclosure, if any) (i) all “significant deficiencies” and “material weaknesses” (as such terms are defined in Auditing Standard No. 5 of the Public Company Accounting Oversight Board, as in effect on the date of this Agreement) in the design or operation of internal control over financial reporting that are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal control over financial reporting. Except as set forth on Section 3.6(c) of the Company Disclosure Schedule, since January 1, 2019, the Company has not identified any material weaknesses in the design or operation of the Company’s internal control over financial reporting.
(d)   The Company maintains effective disclosure controls and procedures (as defined in Rules 13a-15(e) and 15d-15(e) of the Exchange Act) designed to ensure that all information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the rules and forms of the SEC, and that all such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure and to make the certifications of the chief executive officer and chief financial officer of the Company required under the Exchange Act with respect to such reports.
(e)   The Company is in compliance in all material respects with the applicable provisions on the Sarbanes-Oxley Act and all applicable listing requirements and governance rules and regulations of the New York Stock Exchange (“NYSE”).
(f)   None of the Acquired Companies has effected, entered into, is a party to, or created, or has any commitment to effect, enter to, become a party to or create, any joint venture, securitization transaction or “off-balance sheet arrangement” (as defined in Item 303(c) of Regulation S-K under the Exchange Act) or Contract, in each case, where the result, purpose or intended effect of such transaction, Contract or arrangement is to avoid disclosure of any material transaction involving, or material liabilities of, the Acquired Companies in its financial statements or other Company SEC Documents.
(g)   Prior to the date of this Agreement, the Company has made available to Parent complete and correct copies of all comment letters from the SEC that are not available to be viewed on EDGAR since January 1, 2019 through the date of this Agreement with respect to any of the Company SEC Documents, together with all written responses of the Company thereto. As of the date of this Agreement, there are no outstanding or unresolved comments in comment letters received from the SEC with respect to any of the Company SEC Documents and, to the Knowledge of the Company, none of the Company SEC Documents are subject to ongoing SEC review.
(h)   Since the enactment of the Sarbanes-Oxley Act, none of the Acquired Companies has made or permitted to remain outstanding, and does not currently have, any “extensions of credit” (within the meaning of Section 402 of the Sarbanes-Oxley Act) or prohibited loans to any executive officer (as defined in Rule 3b-7 under the Exchange Act) or director of the Company. Each of the principal executive officer of the Company and the principal financial officer of the Company (or each former principal executive officer of the Company and each former principal financial officer of the Company, as applicable) has made all certifications required by Rule 13a-14 or 15d-14 under the Exchange Act and Sections 302 and 906 of the Sarbanes-Oxley Act with respect to the Company SEC Documents, and the statements contained in such certifications are true and correct. For purposes of this Agreement, “principal executive officer” and “principal financial officer” shall have the meanings given to such terms in the Sarbanes-Oxley Act.
(i)   As of the date of this Agreement, to the Knowledge of the Company, there are no SEC proceedings pending or threatened, in each case regarding any accounting practices of the Company or any of its Subsidiaries or any malfeasance by any director or executive officer of the Company or any of its Subsidiaries. Since January 1, 2019 through the date of this Agreement, there have been no internal investigations regarding accounting, auditing or revenue recognition discussed with, reviewed by or initiated at the direction of the chief executive officer, chief financial officer, chief accounting officer or general counsel of the Company or any of its Subsidiaries or the Company Board, any board of directors of any of its Subsidiaries or any committee of the Company Board or any board of directors of any of its Subsidiaries.
(j)   Since January 1, 2019, (i) neither the Company nor any of its Subsidiaries has received any written or, to the Knowledge of the Company, oral complaint, allegation, assertion or claim regarding accounting, internal accounting controls, auditing practices, procedures, methodologies or methods of the Company or any of its Subsidiaries, or unlawful accounting or auditing matters with respect to the Company or any of its Subsidiaries and (ii) no attorney representing the Company or any of its Subsidiaries, whether or not employed by the Company or any of its Subsidiaries, has reported evidence of a violation of securities Laws, breach of fiduciary duty or similar violation by the Company or any of its Subsidiaries or any of their respective officers, directors, employees or agents to the Company Board or any committee thereof or to the general counsel or chief executive officer of the Company pursuant to the rules of the SEC adopted under Section 307 of the Sarbanes-Oxley Act.
(k)   No (i) current or former officer or director of the Company or (ii) to the Knowledge of the Company, (A) beneficial owner of five percent (5%) or more of any voting Securities of the Company

(B) “affiliate” or “associate” of any such Person, has any interest in any Contract or property (real or personal, tangible or intangible), used in, or pertaining to the business of the Acquired Companies, which interest would be required to be disclosed pursuant to Item 404(a) of Regulation S-K under the Securities Act and that has not been so disclosed in the Company SEC Documents.
(l)   None of the Acquired Companies has any Liabilities or obligations of any nature, whether or not accrued, contingent, absolute or otherwise and whether or not required to be reflected on a consolidated balance sheet of the Company (or the notes thereto) prepared in accordance with GAAP, except for: (i) Liabilities as and to the extent reflected or reserved against in the Most Recent Balance Sheet; (ii) Liabilities incurred in the ordinary course of business consistent with past practice since the date of the Most Recent Balance Sheet; (iii) Liabilities that have not have not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect; and (iv) Liabilities and obligations incurred in connection with the Transactions.
Section 3.7   Absence of Certain Changes.   Since December 31, 2021 through the date of this Agreement, (a) except for the negotiation, execution and delivery of this Agreement, the Acquired Companies have conducted their businesses in all material respects in the ordinary course consistent with past practice, (b)(i) the Company has not suffered a Company Material Adverse Effect and (ii) there has been no Effect that would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect and (c) except as set forth in Section 3.7(c) of the Company Disclosure Schedule, none of the Acquired Companies has taken any action that, if taken after the date of this Agreement, would have constituted a breach of Section 5.1.
Section 3.8   Intellectual Property Rights.
(a)   Section 3.8(a) of the Company Disclosure Schedule lists all Patents owned or purported to be owned by the Acquired Companies (“Company Patents”), registered and applied-for Marks owned or purported to be owned by the Acquired Companies (“Company Marks”) and registered and applied-for Copyrights owned or purported to be owned by the Acquired Companies (“Company Copyrights”), where “applied-for” means an application for registration has been applied for and is currently pending.
(b)   The Acquired Companies are the sole and exclusive beneficial and, with respect to applications and registrations, record owner of all of the Company Intellectual Property Assets, free and clear of all Encumbrances (other than Permitted Encumbrances) and have taken commercially reasonable actions to maintain all Company Intellectual Property Assets. The Acquired Companies either own or have valid and continuing rights to use Intellectual Property Assets necessary for or otherwise material to the conduct of the Acquired Companies’ businesses as currently conducted. The Acquired Companies are not subject to any judgment that materially restricts or impairs the use of any Intellectual Property Assets necessary for or otherwise material to the conduct of the Acquired Companies’ businesses as currently conducted.
(c)   All Company Patents, Company Marks and Company Copyrights have been duly maintained (including the payment of maintenance fees, renewals, and affidavits of continuing use) and are not expired, cancelled or abandoned and, to the Knowledge of the Company, are valid and enforceable, except for such issuances, registrations or applications that an Acquired Company has permitted to expire or has cancelled or abandoned in its reasonable business judgment. No material Company Intellectual Property Asset is being used or enforced by an Acquired Company in a manner that would reasonably be expected to result in the abandonment, cancellation or unenforceability of any Intellectual Property Asset used in and necessary for or otherwise material to the conduct of the Acquired Companies’ businesses as currently conducted.
(d)   No Company Patents, Company Marks and Company Copyrights have ever been found invalid, unpatentable or unenforceable for any reason in any administrative, arbitration, judicial or other proceeding, except for claims rejected or refused in connection with the prosecution of any registered Company Patents, Company Marks and Company Copyrights.
(e)   The Acquired Companies have secured from all of their employees, contractors, or consultants who independently or jointly contributed to the conception, reduction to practice, creation or development of any Company Intellectual Property Asset, exclusive ownership of all such employee’s, contractor’s, or consultant’s, as applicable, Intellectual Property Assets in such contribution that the Acquired Companies do not already own by operation of Law. Without limiting the foregoing, the Acquired Companies have obtained proprietary information and invention disclosure and assignment contracts from all current and former employees, contractors, and consultants, and those contracts assign and require any assignment to the Acquired Companies all right, title and interest in and to Intellectual Property Assets developed by such employees, contractors, and consultants in the course of the work for which the employee, contractor, or consultant was engaged by the Acquired Companies, as applicable. To the Knowledge of the Company, no employee, contractor, or consultant of the Acquired Companies has entered into any Contract that conflicts in any material way with the work for which the employee, contractor, or consultant has been engaged by the Acquired Companies or requires the employee, contractor, or consultant to transfer, assign, or disclose information concerning such Person’s work for the Acquired Companies to anyone other than the Acquired Companies.
(f)   To the Knowledge of the Company, no current or former employee, contractor, or consultant of the Acquired Companies is in violation of (i) any term or covenant of any contractual or other obligation to the Acquired Companies relating to invention disclosure, invention assignment, non-disclosure or non-competition, or (ii) any applicable material non-disclosure obligation or restrictive covenant obligation for the benefit of any former employer of such employee, contractor, or consultant, by virtue of such employee, contractor, or consultant being employed by or performing services for the Acquired Companies, or using Trade Secrets or proprietary information of such former employer for the benefit of the Acquired Companies.
(g)   There (i) are no pending or, to the Knowledge of the Company, threatened claims against any Acquired Company alleging that the operation of the business of such Acquired Company infringes, misappropriates or otherwise violates, or has infringed, misappropriated or otherwise violated, the rights of any Person in or to any Intellectual Property Assets (“Third Party IP Assets”) or that any of the Company Intellectual Property Assets is invalid or unenforceable and (ii) is and has been no written charge, complaint, claim, demand or notice to any Acquired Company alleging that the operation of the business of the Acquired Companies or their products or services infringes, misappropriates or violates (or in the past infringed, misappropriated or violated) any Intellectual Property Assets of any Person.
(h)   To the Knowledge of the Company, the operation of the business of the Acquired Companies as currently conducted does not infringe, misappropriate or otherwise violate, and as conducted since January 1, 2019 through the date hereof, has not infringed, misappropriated or otherwise violated, the rights of any Person in or to any Third Party IP Assets.
(i)   To the Knowledge of the Company, there is no, nor has there been any, infringement, misappropriation or other violation by any Person of any of the Company Intellectual Property Assets. The Acquired Companies have not asserted rights in any of the Company Intellectual Property Assets against any Person in any cease and desist letter or other notice, including in the nature of offering a license or covenant not to sue. There are no settlements, forbearances to sue, consents, or orders to which any of the Acquired Companies is subject that (i) restrict an Acquired Company’s right to exploit any material Intellectual Property Asset; (ii) materially restrict the Acquired Company’s business to accommodate a third Person’s Intellectual Property Asset; or (iii) permits a third Person to use any material Intellectual Property Asset.
(j)   The Acquired Companies have at all times taken reasonable security measures to protect and preserve the confidentiality of all confidential information and Trade Secrets owned by the Acquired Companies (the “Company Trade Secrets”) that are material to the business and any Trade Secrets disclosed to the Acquired Companies for which the Acquired Companies have an obligation of secrecy, against unauthorized access, disclosure, use, modification or other misuse. No Trade Secret that is material to the business has been authorized to be disclosed or, to the Knowledge of the Company, has been actually disclosed to any Person other than pursuant to a written confidentiality contract properly restricting the disclosure and use thereof.

(k)   The consummation of any of the Transactions will not result in the loss or impairment of or payment of any additional amounts with respect to, nor require the Consent of any other Person in respect of, the Acquired Companies’ right to own, use, or hold for use any of the Intellectual Property Assets necessary for or otherwise material to the conduct of the Acquired Companies’ businesses as currently conducted.
(l)   Other than in connection with the sale of services in the ordinary course of business, none of the Acquired Companies have entered into any contractual obligation requiring it to indemnify any other Person against infringement or other violation of any Intellectual Property Asset of any third Person, nor have any of the Acquired Companies entered into any contractual obligation requiring the Acquired Company to grant any Person the right to bring infringement actions or otherwise enforce rights with respect to any of the Company Intellectual Property Assets.
(m)   With regard to software that is used by the Acquired Companies or is proposed for use by the Acquired Companies: (i) the Acquired Companies have not experienced any material defects or disruptions in such software as used in a production environment, including any material error or omission in the processing of any transactions in a production environment that have not been corrected; and (ii) to the Knowledge of the Company, no such software contains any code designed or intended to disrupt, disable, harm or otherwise impede in any manner the operation of, or provide unauthorized access to, a computer system or network or other device on which such code is stored or installed, or to damage or destroy data or files without the user’s consent or is subject to the terms of any “open source” or other similar license that provides for the source code of any software that is proprietary to the Acquired Companies and material to the conduct of the Acquired Companies’ businesses as currently conducted to be disclosed, licensed, publicly distributed or dedicated to the public.
(n)   The Company IT Systems (i) operate and perform in accordance with their respective documentation and functional specifications and otherwise as required by the Acquired Companies and have not malfunctioned or failed since January 1, 2019, except as would not, individually or in the aggregate, be material to the Acquired Companies, taken as a whole, and (ii) are adequate and sufficient in all material respects for the operations of the Acquired Companies as currently conducted.
(o)   The Acquired Companies have in place commercially reasonable measures, consistent with current industry standards, to protect the confidentiality, integrity and security of the Company IT Systems (and all information and transactions stored or contained therein or transmitted thereby) against unauthorized use or access and against the introduction of malicious code, and since January 1, 2019, to the Knowledge of the Company, the Acquired Companies have not experienced any unauthorized use or disclosure of, or access to, the Company IT Systems or any information or data of the Acquired Companies. The Acquired Companies have used commercially reasonable efforts to evaluate the disaster recovery and backup needs of each Acquired Company and have implemented plans and systems that are reasonably designed to address the assessed risk. The Acquired Companies have implemented commercially reasonable data backup, data storage, system redundancy and disaster recovery procedures, as well as a commercially reasonable business continuity plan.
Section 3.9   Real Property.
(a)   No Acquired Company owns any real property.
(b)   Section 3.9(b)(i) of the Company Disclosure Schedule sets forth a true, correct and complete list, as of the date hereof, of all leases, subleases, licenses or other occupancy agreements or contracts for real property, including all amendments, supplements, modifications, renewals, guaranties and extensions with respect thereto (the “Leases” or individually, a “Lease”) to which any Acquired Company is a party pursuant to which any Acquired Company leases, subleases or otherwise occupies any real property from any other Person (all such real property, whether or not set forth on Section 3.9(b)(i) of the Company Disclosure Schedule, collectively, the “Leased Real Property”), together with the address of the related property; provided, that Section 3.9(b)(i) of the Company Disclosure Schedule shall include only Leases with respect to Leased Real Property with a monthly rent payment of $10,000 or more (the “Material Leases”). The Company has delivered or made available to Parent true, complete and accurate copies of each Lease (other than those not required to be listed on

Section 3.9(b)(i) of the Company Disclosure Schedule). Each of the Leases is in full force and effect and is a valid and binding obligation of the applicable Acquired Company party thereto and, to the Knowledge of the Company, the other parties thereto. The applicable Acquired Company (i) holds good, valid and subsisting leasehold interests in the Leased Real Property under the Leases, free and clear of all subtenancies and other occupancy rights and, to the Knowledge of the Company, Encumbrances, other than Permitted Encumbrances or as set forth in Section 3.9(b)(ii) of the Company Disclosure Schedule, and (ii) enjoys peaceful and undisturbed possession under the Leases for all Leased Real Property. Except as set forth in Section 3.9(b)(ii) of the Company Disclosure Schedule, no Person other than an Acquired Company possesses, uses or occupies all or any portion of any Leased Real Property, and no Acquired Company is a party to any agreement, right of first offer, right of first refusal or option with respect to the purchase or sale of any real property or any interest therein. No material default or breach by any of the Acquired Companies (or to the Knowledge of the Company, any counterparty to such Lease), nor to the Knowledge of the Company any event or condition that with notice or the passage of time or both would result in or constitute a material default or breach by any of the Acquired Companies (or to the Knowledge of the Company, any counterparty to such Lease), exists under any Lease. No Acquired Company has received any written notice from, or sent any written notice to, any other party to a Lease alleging that the Acquired Company or such other party, as the case may be, is in default or breach of any Lease (other than matters that have been cured). No Acquired Company has received written notice of any, and to the Knowledge of the Company, there is no, pending or threatened condemnation proceeding (or jurisdictional equivalent thereof) or proceeding, action or agreement for taking (including by eminent domain), or any sale or disposition in lieu of condemnation, with respect to all or any portion of any Leased Real Property. Other than as set forth in Section 3.9(b)(iii) of the Company Disclosure Schedule, (i) no Consent by the landlord under any Material Lease is required in connection with or as a result of the execution, delivery and performance of this Agreement or the consummation of the Merger or the other Transactions and (ii) none of the Acquired Companies have vacated or abandoned any of the Leased Real Properties or given notice of its intent to do the same.
Section 3.10   Contracts.
(a)   Section 3.10 of the Company Disclosure Schedule sets forth a complete and correct list (except for this Agreement), as of the date of this Agreement, of each Contract, arrangement, commitment or understanding to which any of the Acquired Companies is a party or to which any asset or property of any Acquired Company is bound:
(i)   that is a “material contract” (as such term is defined in Item 601(b)(10) of Regulation S-K of the Exchange Act);
(ii)   pursuant to which (A) the Acquired Companies collectively received revenues for the 2021 fiscal year in excess of $2,000,000 or (B) the Acquired Companies are collectively reasonably expected to receive revenues in excess of such $2,000,000 in the 2022 fiscal year;
(iii)   evidencing a commitment or requirement of the Acquired Companies (collectively) to make any capital expenditure (or receive a loan from a third Person in connection therewith) in excess of $1,000,000 (except with respect to equipment lease financing in the ordinary course of business consistent with past practice);
(iv)   that is a non-competition or non-solicitation Contract or any other Contract limiting, restricting or prohibiting, or purporting to limit, restrict or prohibit the manner or ability of any Acquired Company to compete or engage in any line or type of business or to engage in any line or type of business or compete with any Person in any geographic area, other than customer agreements entered into in the ordinary course of business, so long as such customer agreements do not purport to and would not bind Parent or any of its Affiliates (other than the Company and its Subsidiaries) following the consummation of the Transactions;
(v)   relating to or evidencing Indebtedness (whether outstanding or as may be incurred) of any of the Acquired Companies or any guarantee of Indebtedness by any of the Acquired Companies in excess of $2,000,000, other than any such Contract solely between or among the Company and any of its wholly owned Subsidiaries;

(vi)   relating to or evidencing Indebtedness (whether outstanding or as may be incurred) of any Third Party to any of the Acquired Companies in excess of $1,000,000;
(vii)   other than with respect to any Entity that is wholly owned by the Company or any Subsidiary of the Company, that is a partnership, joint venture, alliance, shareholder, or similar Contract (including but not limited to Contracts relating to the formation, creation, operation, management or control of the same, and Contracts pursuant to which an Acquired Company has an obligation (contingent or otherwise) to make an investment in or extension of credit to any Person);
(viii)   that is an agency, sales, marketing, commission, distribution, international or domestic sales representative or similar Contract;
(ix)   other than in respect of Indebtedness and Taxes, that creates future payment obligations by any of the Acquired Companies (including settlement agreements) outside the ordinary course of business and in excess of $3,000,000;
(x)   under which any Acquired Company has granted any Person registration rights (including demand and piggy-back registration rights);
(xi)   that obligates any Acquired Company to conduct any business on an exclusive basis with any third Person, or upon consummation of the Merger, will or purports to obligate Parent or any of its Affiliates to conduct business with any third Person on an exclusive basis;
(xii)   that is a Government Contract and involves payments to the Acquired Companies (or any of them) in excess of $3,000,000 per year;
(xiii)   that relates to the acquisition or disposition of any Person, business or operations or assets constituting a business (whether by merger, sale of stock, sale of assets, consolidation or otherwise) entered into within the past five (5) years (including any such Contract under which contemplated transactions were consummated but under which one or more of the parties thereto has executory indemnification, earn-out or other liabilities);
(xiv)   that is a Contract under which an Intellectual Property Asset that is material to the conduct of the Acquired Companies’ businesses as currently conducted is licensed, whether an Acquired Company is a licensor or licensee, exclusive of Contracts for the license to an Acquired Company of any software, hardware, or information technology systems that are generally commercially available (e.g., so-called “off-the-shelf software and technology”);
(xv)   that is a hedging, derivative or similar Contract (including interest rate, currency or commodity swap agreements, cap agreements, collar agreements and any similar Contract designed to protect a Person against fluctuations in interest rates, currency exchange rates or commodity prices);
(xvi)   addressing the employment of any individual with any Acquired Company with base compensation or payments in excess of $250,000 per annum that is not terminable upon notice of thirty (30) days or less;
(xvii)   providing for the retention, engagement or termination of any temporary agency employee, individual consultant or other individual independent contractor of any Acquired Companies, in each case that provides for compensation in excess of $250,000 per annum;
(xviii)   that is a labor, collective bargaining, works council or similar agreement;
(xix)   that provides for a loan or advance of any amount in excess of $10,000 to any employee of any of the Acquired Companies or any temporary agency employee, consultant or other independent contractor of the Acquired Companies, in each case, other than in the ordinary course of business consistent with past practice; or
(xx)   that is not covered by the foregoing clauses of this Section 3.10(a) and that is material to the business of the Acquired Companies, taken as a whole, and provides for termination,

acceleration of payment or any other material rights or obligations upon the occurrence of a change of control in the Company or any of its Subsidiaries.
(b)   Each Contract, arrangement, commitment or understanding of the type described and required to be disclosed in Section 3.10(a) above (together with all amendment, supplements and modifications in each case thereto) is referred to herein as a “Material Contract.” A complete and correct copy of each Material Contract has been made available to Parent. Except Material Contracts that have expired by their terms or are terminated in accordance with their terms in compliance with Section 5.1, all of the Material Contracts are valid and binding on the Acquired Companies, as the case may be, and, to the Knowledge of the Company, each other party thereto, as applicable, and in full force and effect, except as may be limited by bankruptcy, insolvency, moratorium and other similar applicable Law affecting creditors’ rights generally and by general principles of equity. No Acquired Company is in material breach of or default under, or committed or failed to perform any act, and no event or condition exists, which with or without notice, lapse of time or both would constitute a material default under, or result in the termination of, or acceleration under, the provisions of any Material Contract, and as of the date hereof, no Acquired Company has received written notice of any of the foregoing. As of the date of this Agreement, to the Knowledge of the Company, no other party to a Material Contract is in material breach of or default under, or committed or failed to perform any act, and no event or condition exists, which with or without notice, lapse of time or both would constitute a material default under, or result in the termination of, or acceleration under, the provisions of any Material Contract, and as of the date hereof, no Acquired Company has received written notice of any of the foregoing.
Section 3.11   Permits; Compliance; Anticorruption Laws.
(a)   Permits.   (i) The Acquired Companies are in possession of all franchises, grants, licenses, easements, variances, exceptions, exemptions, consents, certificates, registrations, clearances and Consents necessary for the Acquired Companies to own, lease and operate their respective properties and assets under and pursuant to all applicable Laws or to carry on their respective businesses as now being conducted under and pursuant to all applicable Laws (the “Company Permits”), (ii) all such Company Permits are in full force and effect and (iii) as of the date of this Agreement, no suspension, cancellation, withdrawal or revocation thereof is pending or, to the Knowledge of the Company, threatened, except where (in each case of the foregoing clauses (i)-(iii)), the failure to be in possession of, failure to be in full force and effect or the suspension, cancellation, withdrawal or revocation thereof (A) has not been, and would not reasonably be expected to be, individually or in the aggregate, material to the Acquired Companies, taken as a whole, or (B) would not reasonably be expected to, individually or in the aggregate, impair in any material respect the ability of the Company to perform its obligations under this Agreement or to consummate the Merger, or prevent or materially delay the consummation of any of the Merger and the other Transactions.
(b)   Compliance with Laws.   Except as set forth on Section 3.11(b) of the Company Disclosure Schedule, each Acquired Company is and has been since January 1, 2019, in compliance with (i) all Laws applicable to such Acquired Company and (ii) all Company Permits (and no Acquired Company or, to the Knowledge of the Company, any of their respective directors, officers or employees, has received any written or, to the Knowledge of the Company, oral notification from a Governmental Entity or other Person asserting that the Company or any of its Subsidiaries is, or is suspected of, alleged to be or under investigation for being, or has received a request for information in relation to potentially being, not in compliance with any Laws or Company Permits), except, in each case of the foregoing, for such failure to be in such compliance or notices thereof that (A) has not been, and would not reasonably be expected to be, individually or in the aggregate, material to the Acquired Companies, taken as a whole, or (B) would not reasonably be expected to, individually or in the aggregate, impair in any material respect the ability of the Company to perform its obligations under this Agreement or to consummate the Merger, or prevent or materially delay the consummation of any of the Merger and the other Transactions. This representation does not address and does not purport to address any application of Antitrust Laws or Foreign Investment Laws to this Agreement or the Transactions.
(c)   Prohibited Payments.   None of the Acquired Companies or any of their respective directors, officers or employees or, to the Knowledge of the Company, any other Representatives, agents,

consultants, joint venture partners or independent contractors of any of the Acquired Companies, or any other Person acting for or on behalf or at the direction of the Acquired Companies has, at any time since January 1, 2017, in the course of its actions for, or on behalf of, any of them (i) used or is using any Acquired Company funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity, (ii) established, maintained, or is maintaining any unlawful fund of Acquired Company monies or other properties, (iii) directly or indirectly made, promised, or authorized, or offered to make, promise or authorize, any unlawful payment to any foreign or domestic Government Official, (iv) directly or indirectly made, paid, promised, or authorized, or offered to make, promise or authorize, any bribe, contribution, gift, rebate, payoff, influence payment, kickback or other payment of any nature to any Person, private or public, regardless of what form, whether in money, property or services, in violation of or that is prohibited by any Law (including any Anticorruption Law) or (v) otherwise has, directly or indirectly, taken any action that would cause the Acquired Companies to be in violation of any Anticorruption Laws. Without limiting the foregoing, none of the Acquired Companies or any of their respective directors, officers or employees or, to the Knowledge of the Company, any other Representatives, agents, consultants, joint venture partners or independent contractors of any of the Acquired Companies, or any other Person acting for or on behalf or at the direction of the Acquired Companies has directly or indirectly offered or given anything of value corruptly to (A) any Government Official, political party or official thereof or any candidate for political office or (B) any Person, while knowing that all or a portion of such thing of value will be offered, given or promised, directly or indirectly, to any Government Official, to any political party or official thereof or to any candidate for political office for the purpose of the following: (1) influencing any act or decision of such Government Official, political party, party official or candidate in his, her or its official capacity, including influencing such Government Official, political party, party official or candidate to do or omit to do any act in violation of the lawful duty of such official, political party, party official or candidate, or securing any improper advantage or (2) inducing such Government Official, political party, party official or candidate to use his, her or its influence with a Governmental Entity or instrumentality thereof to affect or influence any act or decision of such Governmental Entity or instrumentality, in order to assist any Acquired Company in obtaining or retaining business for or with, or directing business to, any Person.
(d)   Anticorruption Laws.   Since January 1, 2017, none of the Acquired Companies or any of their respective directors, officers or employees or, to the Knowledge of the Company, any other Representatives, agents, consultants, joint venture partners or independent contractors of any of the Acquired Companies, or any other Person acting for or on behalf or at the direction of the Acquired Companies (i) is or has been the subject of an unresolved claim or allegation relation to, (A) any potential violation of Anticorruption Laws or (B) any potentially unlawful contribution, gift, bribe, rebate, payoff, influence payment, kickback or other payment or the provision of anything of value, directly or indirectly, to a Government Official, to any political party or official thereof or to any candidate for political office, or (ii) has received any written notice or other communication from, or made a voluntary disclosure to, any Governmental Entity regarding any actual, alleged or potential violation of, or failure to comply with, any Anticorruption Laws. The Acquired Companies maintain written compliance policies and a system or systems of internal controls reasonably designed to (i) ensure compliance with Anticorruption Laws and (ii) prevent and detect violations of Anticorruption Laws.
(e)   International Sales Agreements.   Section 3.11(e) of the Company Disclosure Schedules sets forth a true, correct and complete list of all Contracts, agreements and arrangements between any of the Acquired Companies and any Person, including Representatives, wherein the Acquired Companies has promised or agreed to pay any fees, compensation or other consideration to such Person in connection with, conditioned on, or as a commission for, the facilitation of sales of any Acquired Company in any territories outside the United States, including but not limited to any independent sales representative agreements entered into by any of the Acquired Companies with any Person, either foreign or domestic, with respect to sales outside the United States (collectively, “International Sales Agreements”). Since January 1, 2017, all of the International Sales Agreements entered into by or on behalf of any Acquired Company have been and are in compliance with Anticorruption Laws. With respect to all International Sales Agreements in effect at any time since January 1, 2017, (i) the Acquired Companies conducted reasonable due diligence with respect to all Persons that are parties to or retained pursuant thereto to the effect that the entry into such International Sales Agreements did not create material risk of violation of any Anticorruption Laws; (ii) none of such Persons retained under such International Sales Agreements, during the period that the relevant International Sales Agreement is or was in effect, have been or are Government Officials of or agents for any Governmental Entity or, to the Knowledge of the Company, are married to, or direct descendants or close relatives of such Government Officials or agents; and (iii) to the Knowledge of the Company, none of the payments made by the Acquired Companies under International Sales Agreements since January 1, 2017 have been used in any manner, directly or indirectly, by any such Person, to make payments of any nature to any Government Officials of any Governmental Entity.
Section 3.12   Legal Proceedings; Orders.
(a)   Except as set forth on Section 3.12(a) of the Company Disclosure Schedule, as of the date hereof, there is no (i) Legal Proceeding or (ii) investigation by any Governmental Entity, in each case, pending, or, to the Knowledge of the Company, threatened against any of the Acquired Companies or any asset or property of the Acquired Companies that (A) has been, or would reasonably be expected to be, individually or in the aggregate, material to the Acquired Companies, taken as a whole, or (B) would reasonably be expected to, individually or in the aggregate, impair in any material respect the ability of the Company to perform its obligations under this Agreement or to consummate the Merger, or prevent or materially delay the consummation of any of the Merger and the other Transactions.
(b)   As of the date hereof, there is no Order outstanding against, or involving, any of the Acquired Companies or any asset or property of the Acquired Companies, that (i) has been, or would reasonably be expected to be, individually or in the aggregate, material to the Acquired Companies, taken as a whole or (ii) would reasonably be expected to, individually or in the aggregate, impair in any material respect the ability of the Company to perform its obligations under this Agreement or to consummate the Merger, or prevent or materially delay the consummation of any of the Merger and the other Transactions.
(c)   Since January 1, 2019, there have not been any professional services liability, construction, manufacturing or design defect, warranty, repair or other material professional services-related claims by any third Person (whether based on contract or tort and whether relating to personal injury, including death, property damage or economic loss) arising from services rendered by or on behalf of the Acquired Companies that have been, or would reasonably be expected to be, individually or in the aggregate, material to the Acquired Companies, taken as a whole. As of the date of this Agreement, no Acquired Company has any material Legal Proceedings pending against any other Person.
Section 3.13   Tax Matters.
(a)   Except as set forth on Section 3.13(a) of the Company Disclosure Schedules: (i) the Acquired Companies have timely filed with the appropriate Governmental Entities all U.S. federal income and other material Tax Returns that are required to be filed by them and all such Tax Returns are true, complete and accurate in all material respects; (ii) all U.S. federal income and other material Taxes due and owing by the Acquired Companies (whether or not shown to be due on any Tax Returns) have been timely paid to the appropriate Governmental Entities; (iii) none of the Acquired Companies currently is the beneficiary of any extension of time within which to file any Tax Return other than customary extensions for which no approval is required; and (iv) there are no security interests or other Encumbrances on any of the assets of the Acquired Companies that arose in connection with any failure (or alleged failure) to pay any material Tax, other than Encumbrances described in clause (b) of Permitted Encumbrances.
(b)   Each of the Acquired Companies has complied, in all material respects, with all applicable Laws relating to information reporting and the collection, withholding and remittance of Taxes (including information reporting requirement(s)) and has duly and timely collected and withheld in connection with any amounts paid, credited or owing to any employee, Worker, creditor, customer, policyholder, or other Person, and has fully and timely remitted to the appropriate Governmental Entity, all material amounts required to be so collected, withheld and remitted.

(c)   Each of the Acquired Companies has established (and until the Closing Date will maintain) on its books and records reserves that are adequate to satisfy all liabilities for material Taxes that are not yet due and payable and are required to be accrued in accordance with GAAP, through the Closing Date.
(d)   Each of the Acquired Companies has made available to Parent complete copies of all (i) U.S. federal income and other material Tax Returns of the Acquired Company and (ii) examination reports and statements of deficiencies in respect of Taxes assessed against or agreed to by the Acquired Company, in each case, for which the period of assessment or collection remains open.
(e)   Except as set forth on Section 3.13(e) of the Company Disclosure Schedule, there is no on-going, pending, or to the Knowledge of the Company, threatened audit, claim, assessment, levy, dispute, or administrative or judicial proceeding with respect to any material Taxes or U.S. federal income and other material Tax Returns of any of the Acquired Companies.
(f)   Except as set forth on Section 3.13(f) of the Company Disclosure Schedule, no Governmental Entity has proposed, asserted or assessed any deficiency with respect to any material Tax Liability of any Acquired Company that has not been paid or finally settled.
(g)   During the past five (5) years, no written claim has been made by a Governmental Entity in a jurisdiction where Tax Returns are not filed by or with respect to the Acquired Companies that any of the Acquired Companies is or may be subject to taxation by that jurisdiction.
(h)   Except as set forth on Section 3.13(h) of the Company Disclosure Schedule, none of the Acquired Companies has a permanent establishment (within the meaning of the Code or applicable Tax treaty) or otherwise has an office or fixed place of business, or any other connection that has subjected or could reasonably be expected to have subjected it to material Tax, in a country other than the country in which it is organized.
(i)   There are no outstanding applications, written agreements, consents or waivers to extend the statute of limitations applicable to the assessment of any material Taxes or deficiencies against any of the Acquired Companies.
(j)   None of the Acquired Companies has waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to Taxes, which waiver or agreement is still in effect.
(k)   There are no agreements relating to the allocating or sharing of Taxes to which any of the Acquired Companies is a party other than customary agreements entered into in the ordinary course of business, the principal purpose of which is not related to Taxes.
(l)   None of the Acquired Companies has requested or received any closing agreement (as described in Section 7121 of the Code, or any predecessor provision or any analogous, comparable or similar provision of state, local or non-U.S. Law), private letter rulings, technical advice memoranda or similar agreements or rulings related to Taxes from any Governmental Entity, or signed (or been a party to or bound by) any binding agreement relating to Taxes with any Governmental Entity (including any advance pricing agreement) that reasonably could be expected to have a material adverse impact on the Tax liability of any of the Acquired Companies in a taxable period (or portion thereof) ending after the Closing Date.
(m)   Except as set forth on Section 3.13(m) of the Company Disclosure Schedule, none of the Acquired Companies will be required to include any material item of income in, or exclude any material item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of any (i) adjustment under Section 481 of the Code (or any similar provision of state, local or non-U.S. Law) or any other change in method of accounting occurring prior to the Closing, (ii) closing agreement described in Section 7121 of the Code (or any similar provision of state, local or non-U.S. Law) entered into prior to the Closing, (iii) installment sale or open transaction disposition occurring prior to the Closing, (iv) use of an improper method of accounting prior to the Closing, (v) prepaid amount received, or deferred revenue accrued, prior to the Closing, (vi) “gain recognition agreement” as described in U.S. Treasury Regulation Section 1.367(a)-8 (or any similar provision of state, local or non-U.S. Law) executed prior to the Closing, (vii) election under Section 965(h) of the Code, or (viii) the application of Section 951 or Section 951A of the Code.
(n)   None of the Acquired Companies (i) has been a member of an affiliated group of corporations within the meaning of Section 1504 of the Code or within the meaning of any similar provision of Law to which the Acquired Companies may be subject, other than the affiliated group of which the Company is the common parent or (ii) has any Liability for the Taxes of any Person (other than any Acquired Company) under Treas. Reg. Section 1.1502-6 (or any similar provision of Law) or as a transferee or successor, by Contract, Law or otherwise.
(o)   None of the Acquired Companies has participated in any “listed transaction” within the meaning of Treasury Regulations Section 1.6011-4(b)(2) (or any similar provision of state, local or non-U.S. Law).
(p)   During the past two (2) years, none of the Acquired Companies has been a “distributing corporation” or a “controlled corporation” in a distribution that was intended to qualify, in whole or in part, under Sections 355(a) of the Code.
(q)   None of the Acquired Companies is or has been a U.S. real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code.
(r)   Each Acquired Company has (A) to the extent applicable, properly complied in all material respects with all requirements of applicable Tax Law in order to defer the amount of the employer’s share of any “applicable employment taxes” under Section 2302 of the Coronavirus Aid, Relief, and Economic Security Act (Public Law 116-136) (the “CARES Act”), (B) to the extent applicable, properly complied in all material respects with all requirements of applicable Tax Law and duly accounted for any available Tax credits under Sections 7001 through 7005 of the Families First Coronavirus Response Act (Public Law 116-127) (the “FFCRA”) and Section 2301 of the CARES Act (C) not deferred any payroll Tax obligation pursuant to any Payroll Tax Executive Order, and (D) not sought (nor has any Affiliate that would be aggregated with the Acquired Company and treated as one employer for purposes of Section 2301 of the CARES Act sought) a covered loan under paragraph (36) of Section 7(a) of the Small Business Act (15 U.S.C. 636(a)). The amount of any Deferred Payroll Taxes and the due dates for the payment of such Taxes are set forth on Section 3.13(r) of the Company Disclosure Schedule.
(s)   None of the Acquired Companies is, nor will be, required to include any material amount in income for a taxable year ending after December 31, 2017 as a result of the application of Section 965 of the Code, except with respect to payments made in subsequent taxable years under a valid election under Section 965(h)(1) of the Code or with respect to which the financial statements of such Acquired Company reflect adequate reserves in accordance with GAAP. With respect to any amounts that an Acquired Company is required to include in income as a result of the application of Section 965 of the Code (or any similar or analogous provision of state Law), such Acquired Company (i) has timely made a valid election under Section 965(h)(1) of the Code (or any similar or analogous provision of state Law) and (ii) has timely paid in full each installment payment that is required to be paid on or before the Closing Date pursuant to Section 965(h)(2) of the Code (or any similar or analogous provision of state Law). No Acquired Company that is organized outside of the United States (i) is or has been a “passive foreign investment company” as defined in Section 1297 of the Code, (ii) is a “surrogate foreign corporation” as defined in Section 7874(a)(2)(B) of the Code, or (iv) is subject to U.S. federal income Tax under any provision of the Code. During the past five (5) years, no Acquired Company (i) incurred any material “dual consolidated loss” within the meaning of Section 1503(d)(2) of the Code, (ii) participated in any “international boycott” within the meaning of Section 999 of the Code or (iii) has been subject to any accumulated earnings Tax or personal holding company Tax.
(t)   The Acquired Companies are and have been in compliance in all material respects with all transfer pricing requirements in all jurisdictions in which any Acquired Company does business.
(u)   Section 3.13(u) of the Company Disclosure Schedule sets forth the U.S. federal income tax classification for each Acquired Company.

Section 3.14   Employee Benefit Plans.
(a)   Section 3.14(a) of the Company Disclosure Schedule sets forth a correct and complete list of each Company Benefit Plan and with respect to each such Company Benefit Plan that covers individuals located primarily outside of the United States (each, an “International Plan”) listing the applicable country with respect to which such International Plan relates.
(b)   With respect to each Company Benefit Plan, a complete and correct copy of each of the following documents (if applicable) has been made available to Parent: (i) the most recent plan documents (or a written description thereof if not reduced to writing) and all amendments thereto and all related insurance contracts, trust agreements or documentation pertaining to other funding vehicles; (ii) the most recent summary plan description, and all related summaries of material modifications thereto; (iii) the most recently filed IRS Form 5500 (including schedules and attachments) and the most recently prepared actuarial reports and financial statements; (iv) the most recent IRS determination or opinion letter issued with respect to each Company Benefit Plan intended to be qualified under Section 401(a) of the Code; (v) all material correspondence with any Governmental Entity during the past three (3) years; and (vi) with respect to each material International Plan, any applicable materials that are substantially comparable (taking into account differences in applicable differences in applicable Law and practice) to the materials required to be provided pursuant to clauses (ii), (iii) and (iv).
(c)   None of the Acquired Companies or any ERISA Affiliates maintains, sponsors, contributes to or is required to contribute to, or has any (or may be reasonably expected to have any) Liability under or with respect to, and within the past six (6) years, none of the Acquired Companies nor any entity that was an ERISA Affiliate during such time, maintained, sponsored, contributed to or was required to contribute to, any (i) “multiemployer plan” as defined in Section 3(37) of ERISA, (ii) “pension plan” subject to the minimum funding standards of Section 302 of ERISA or Section 412 of the Code or otherwise subject to Title IV of ERISA, (iii) “multiple employer plan” (within the meaning of Section 210 of ERISA or Section 413(c) of the Code), (iv) “multiple employer welfare arrangement” (as such term is defined in Section 3(40) of ERISA) or (v) plan, program, contract, policy, arrangement or agreement that provides for material post-retirement or post-termination health, life insurance or other welfare type benefits except as required under Part 6 of Subtitle B of Title I of ERISA or Section 4980B of the Code and for which the beneficiary pays the entire cost of coverage. None of the Acquired Companies has any Liability by reason of it at any time being considered a single employer with any other Person under Section 414 of the Code.
(d)   Each Company Benefit Plan that is intended to qualify under Section 401 of the Code has either received a favorable determination or opinion letter from the IRS as to its qualified status or has been established under an IRS pre-approved plan for which an IRS opinion letter has been obtained by the plan sponsor and, to the Knowledge of the Company, nothing has occurred, whether by action or failure to act, and no condition exists, that has adversely affected or would reasonably be expected to adversely affect the qualification of such Company Benefit Plan.
(e)   The Company Benefit Plans have been maintained, funded and administered in all material respects in accordance with their terms and applicable Law. With respect to each Company Benefit Plan, all required payments, premiums, contributions, distributions, reimbursements or accruals for all periods (or partial periods) (i) ending prior to or on the date of this Agreement have been timely made, or to the extent not yet due, have been properly accrued on the balance sheet and (ii) ending after the date of this Agreement and prior to or as of the Effective Time shall have been timely made and all contributions, assessments, premiums, and other payments for any such period that are not yet due have been made or properly accrued on the balance sheet in all material respects.
(f)   There are no pending or, to the Knowledge of the Company, threatened suits, actions, disputes, claims (other than routine claims for benefits), arbitrations, audits, investigations, administrative or other proceedings before any Governmental Entity relating to or with respect to any Company Benefit Plan.
(g)   Each Company Benefit Plan that is a “nonqualified deferred compensation plan” (as defined for purposes of Section 409A(d)(1) of the Code) has been maintained and operated in good faith compliance with Section 409A of the Code.

(h)   None of the Acquired Companies have engaged in, and, to the Knowledge of the Company, no other “party in interest” or “disqualified person” with respect to any of the Company Benefit Plans has engaged in, a non-exempt “prohibited transaction” within the meaning of Section 4975 of the Code or Section 406 of ERISA that would cause the Company or any of its Subsidiaries to incur any material liability.
(i)   Except (i) as set forth on Section 3.14(i) of the Company Disclosure Schedule, and (ii) as set forth in Section 2.7, neither the execution of this Agreement nor the consummation of the Merger and other Transactions (either alone or in connection with any other event, including any termination of employment or services) will (A) entitle any current or former employee, officer, director or consultant of any Acquired Company to severance pay, unemployment compensation or any other payment or benefit, or result in any forgiveness of any Indebtedness with respect to such Person, (B) accelerate the time of payment, funding or vesting, or increase the amount of compensation, equity award or other benefits due to any such individual or (C) require the funding (through a grantor trust or otherwise) of any payments, equity award or benefits with respect to any such individual. No amount that is payable in the Merger or other Transactions or could be received (whether in cash or property or the vesting of property) by any individual as a result of the occurrence of the Merger or other Transactions (either alone or in combination with any other event) will, or could reasonably be expected to be, characterized as an “excess parachute payment” (as such term is defined in Section 280G of the Code). No Acquired Company has any obligation to gross-up, indemnify or otherwise reimburse any individual with respect to any Tax, including under Sections 409A or 4999 of the Code.
(j)   No Company Benefit Plan provides, and no Acquired Company has any obligation to provide, post-employment or post-termination health or welfare benefits for any current or former employees or other service providers (or any dependent thereof) of the Acquired Companies or any ERISA Affiliates, other than as required under Section 4980B of the Code or other applicable Law for which the covered Person pays the full cost of coverage.
(k)   Each Company Benefit Plan that is a “group health plan” as defined in Section 733(a)(1) of ERISA complies, in all material respects, with the Patient Protection and Affordable Care Act (“PPACA”), the Health Care and Education Reconciliation Act of 2010 (“HCERA”), and all regulations and guidance issued thereunder (collectively, with PPACA and HCERA, the “Healthcare Reform Laws”) and no event has occurred, and no condition or circumstance exists, that could reasonably be expected to subject the Acquired Companies or any Company Benefit Plan to any penalties or excise Taxes under Sections 4980D, 4980H, or 4980I of the Code or any other provision of the Healthcare Reform Laws.
(l)   Any individual who performs or performed services for an Acquired Company and who is not treated as an employee for federal income tax purposes by an Acquired Company is not an employee under applicable Laws or for any purpose, including for Tax withholding purposes or Company Benefit Plan purposes, and no Acquired Company has or could have any material liability by reason of any individual who performs or performed services for a Acquired Company in any capacity, being improperly excluded from participating in any Company Benefit Plan, and no use of the services of any such individuals could reasonably be expected to result in the disqualification of any of the Company Benefit Plans or the imposition of any material Taxes or penalties on any Acquired Company.
(m)   Each International Plan (i) if intended to qualify for special Tax treatment, meets all the requirements for such treatment and (ii) if required, to any extent, to be funded, book-reserved or secured by an insurance policy, is fully-funded, book-reserved or secured by an insurance policy, as applicable, based on reasonable actuarial assumptions in accordance with applicable Law and accounting principles.
(n)   No Acquired Company has: (i) ever been an employer in relation to, participated in, or had any liability (whether prospective, contingent or otherwise) to or in respect of a defined benefit pension scheme in any jurisdiction, or (ii) otherwise entered into any contractual arrangements or given any promises or commitments relating to the provision of pension benefits to employees or officers (or former officers) that are not “money purchase benefits” within the meaning of the United Kingdom Pension Scheme Act 1993.

(o)   No employee has transferred to any of the Acquired Companies under the United Kingdom Transfer of Undertakings (Protection of Employment) Regulations 1981 or 2006 who prior to such transfer was entitled to any early retirement benefits under a defined benefit pension scheme.
Section 3.15   Labor Matters.
(a)   The Acquired Companies and since January 1, 2019, have been, are in compliance in all material respects with all applicable Laws and Orders governing or relating to labor, employment or employment practices, fair employment practices (including equal employment opportunity laws), terms and conditions of employment, workers’ compensation, occupational safety and health, affirmative action, employee privacy, plant closings and layoffs, disability rights, immigration, human rights and non-discrimination, non-harassment, and non-retaliation in employment, employee classification, unemployment insurance, occupational safety and health, employee leaves of absence, privacy, social contributions (including payment and withholding of U.S. social security and similar Taxes) and wages and hours (collectively, “Employment Laws”). Since January 1, 2019, none of the Acquired Companies have incurred any liability or obligation under the WARN or any similar state or local Law that remains unsatisfied. None of the Acquired Entities have failed to pay any of its current or former employees for any wages (including overtime), salaries, commissions, bonuses, benefits or other direct compensation for any services performed by them or amounts required to be reimbursed to such individuals that are due and payable. Each of the employees of the Acquired Companies are and, since January 1, 2019, have been properly classified by an Acquired Company as “exempt” or “non-exempt” under applicable Law.
(b)   Except as set forth on Section 3.15(b) of the Company Disclosure Schedule, no employees of any Acquired Company are currently represented by a labor union, works council, employee representative group or similar organization (whether in or outside the U.S.) and there is not, to the Knowledge of the Company, any attempt to organize any employees of the Acquired Companies. No strike, slowdown, picketing, lockout, work stoppage or other material labor dispute by the employees of the Acquired Companies is pending or, to the Knowledge of the Company, threatened, nor, to the Knowledge of the Company, has there been any such action or event since January 1, 2019. No Acquired Company is a party to, bound by, or in the process of negotiating, any labor, collective bargaining, works council or similar agreement. There is no labor union, works council, employee representative group or similar organization with which, pursuant to applicable Law or any governing agreement, there is a duty to bargain in connection with the Merger or other Transactions.
(c)   Except as set forth on Section 3.15(c) of the Company Disclosure Schedule, there are no Legal Proceedings, unfair practice charges or material grievances, by any current or former employee or consultant of the Acquired Companies pending or, to the Knowledge of the Company, threatened to be brought or filed under any of the Employment Laws referenced in Section 3.15(a) that, if confirmed, would constitute violations of any Employment Law and that, if known to the public, would bring an Acquired Company into material disrepute.
(d)   To the Knowledge of the Company, no employee of any of the Acquired Companies at the level of Vice President or above and with an annual salary in excess of $250,000 or Worker of any of the Acquired Companies is in violation of any term of any common law nondisclosure obligation, fiduciary duty, non-disclosure agreement, non-competition agreement or any other restrictive covenant agreement with a former employer relating to the right of any such employee or Worker to be employed or engaged by any of the Acquired Companies because of the nature of the business conducted by the Acquired Companies or to the use of Trade Secrets or proprietary information of others. Except as set forth on Section 3.15(d) of the Company Disclosure Schedule, none of the Acquired Companies are party to (i) any employment Contract, or (ii) any other written material Contract relating to the employment, severance, retention or indemnification (including any non-solicitation and non-competition covenants) of any employee of the Acquired Company, other than written employment agreements that are terminable (A) at will by the applicable Acquired Company, as applicable, without penalty, or (B) without notice or compensation, other than any notice period, severance payment or benefit required under applicable Law or any liability arising out of or connected to any employment claim.

(e)   As of the date of this Agreement, no current employee of any of the Acquired Companies at the level of Vice President or above and with an annual salary in excess of $250,000 has given written notice that they intend to terminate their employment with the Acquired Companies.
(f)   Within the past two (2) years, none of the Acquired Companies has implemented any plant closing or layoff of employees that (in either case) triggered notifications under WARN or any other applicable Law governing redundancies outside of the United States.
(g)   Each employee of the Acquired Companies (i) located in the United States has the lawful right to work in the United States and the applicable Acquired Company has in its files a Form I-9 that was completed in accordance with applicable Law for each employee from whom such form is required under applicable Law and (ii) located outside the United States has the lawful right to work in such jurisdiction and the applicable Acquired Company has collected work authorization documentation for each such employee in compliance with applicable Law. There is no pending or, to the Knowledge of the Company, threatened investigation by any branch or department of the U.S. Immigration and Customs Enforcement, or other federal agency charged with administration and enforcement of federal immigration Laws, or any foreign equivalent. The Acquired Companies are, and, to the Knowledge of the Company, each of their respective employees is, in compliance with all applicable immigration and work permit requirements and no immigration status or work permit held by any employee of the Acquired Companies will expire during the six (6) month period following the date of this Agreement.
(h)   The Company has made available to Parent a complete and accurate list of all employees of the Acquired Companies as of July 13, 2022, stating such employee’s (i) job title, (ii) employing Entity, (iii) salary, bonus and target incentive compensation, if applicable, or other rate of pay, (iv) full-time or part-time status, (v) exempt or non-exempt status, if applicable, and (vi) active or leave status.
(i)   Since January 1, 2019, no Acquired Company has entered into any settlement agreement relating to allegations of sexual harassment or sexual misconduct by any officer, director, or employee holding the position of Vice President or above, and no material complaints of sexual harassment or sexual misconduct have been filed by any employee pursuant to any anti-harassment/discrimination policy or harassment/discrimination investigation procedure of the Acquired Companies against any officer, director, or employee holding the position of Vice President or above.
Section 3.16   Environmental Matters.   Except as has not been, and would not reasonably expected to be, individually or in the aggregate, material to the Acquired Companies, taken as a whole: (i) each of the Acquired Companies is and has been in compliance with all applicable Environmental Laws and possesses and is and has been in compliance with all required Environmental Permits, (ii) there are no Environmental Claims pending or, to the Knowledge of the Company, threatened in writing against the Acquired Companies, (iii) to the Knowledge of the Company, none of the Acquired Companies or any of their predecessors has owned or operated any property or facility that is or has been contaminated by any Hazardous Materials, or is liable for or caused any releases or threatened release of Hazardous Materials at any property currently or formerly owned or operated by the Acquired Companies or any of their predecessors, or at any offsite disposal location in connection with the current or past operations of the Acquired Companies or their predecessors, which in each case would reasonably be expected to result in an Environmental Claim, (iv) to the Knowledge of the Company, there has been no exposure of any Person to any Hazardous Material in connection with the current or former properties, operations and activities of the Acquired Companies, (v) none of the Acquired Companies has received any written claim or notice of violation from any Governmental Entity or any other Person alleging that any of the Acquired Companies is or has been in actual or potential violation of, or may otherwise be liable under, any Environmental Law, or regarding any Hazardous Materials, (vi) none of the Acquired Companies is a party or subject to any Order pursuant to Environmental Law, (vii) none of the Acquired Companies has assumed, agreed to be responsible for, undertaken, provided an indemnity with respect to or agreed to indemnify against, or otherwise become subject to, any Liability of any other Person relating to Environmental Law or Hazardous Materials and (viii) the Company has made available to Parent all environmental reports, audits, assessments (including Phase I or II environmental assessments) and other material environmental documents (including any documents pertaining to (A) any unresolved claims arising under or relating to any Environmental Law, (B) any Hazardous Materials in, on, beneath or adjacent to any property or (C) the Acquired Companies’ compliance with applicable Environmental Laws) relating to the Acquired Companies and any property owned, leased or occupied by each Acquired Company, in each case in the possession, custody or control of the Acquired Companies.
Section 3.17   Insurance.   Section 3.17 of the Company Disclosure Schedule lists all material insurance policies maintained by or on behalf of any of the Acquired Companies as of the date of this Agreement. The Acquired Companies have paid, or caused to be paid, all premiums due under all material insurance policies of the Acquired Companies, and all such insurance policies are in full force and effect. Since January 1, 2019 through the date hereof, none of the Acquired Companies has received any written communication or notice of any (a) default with respect to any obligations under, or premature cancellation, termination or invalidation of, any material insurance policy held by any Acquired Company (except with respect to policies that have been replaced with similar policies), (b) refusal of any coverage or rejection of any material claim under any material insurance policy held by the Acquired Companies or (c) material adjustment in the amount of the premiums payable with respect to any material insurance policy held by the Company. As of the date hereof, there is no pending material claim by any Acquired Company against any insurance carrier under any insurance policy held by any Acquired Company.
Section 3.18   Proxy Statement.   The proxy statement of the Company (as amended or supplemented from time to time, the “Proxy Statement”) to be filed with the SEC for use in connection with the solicitation of proxies from the stockholders of the Company in connection with the Merger and the Company Stockholders Meeting will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading at the time such Proxy Statement or any amendment or supplement thereto is filed with the SEC, at the time it is first mailed to stockholders of the Company and at the time of the Company Stockholders Meeting. The Proxy Statement will comply in all material respects with the requirements of the Exchange Act and the rules and regulations promulgated thereunder.
Section 3.19   Opinion of Financial Advisor.   The Company Board has received the opinion of Houlihan Lokey, Inc., dated as of the date of this Agreement, to the effect that, as of such date and based upon and subject to the limitations, qualifications and assumptions set forth therein, the Merger Consideration to be received by the holders of Company Common Stock (other than holders of any Excluded Shares and Appraisal Shares) pursuant to this Agreement is fair, from a financial point of view, to such holders.
Section 3.20   Brokers.   No broker, finder, investment banker or other intermediary (other than Houlihan Lokey, Inc., the fees and expenses of which will be paid by the Company) is entitled to any investment banking, brokerage, finder’s or other similar fee or commission in connection with this Agreement, the Merger or the Transactions based upon arrangements made by or on behalf of the Company or any of its Affiliates. True, correct and complete copies of all agreements between the Company and Houlihan Lokey, Inc. have been made available to Parent.
Section 3.21   Anti-Takeover Provisions.   Assuming the accuracy of the representations and warranties of Parent and Merger Sub set forth in Section 4.5, the Company Board has taken all actions and votes as are necessary to render any of the restrictions on “business combinations” set forth in Section 203 of the DGCL, any rights agreement or poison pill or any other takeover, anti-takeover, “moratorium,” “fair price,” “control share acquisition,” or similar Laws (or any such restrictions in the Company Certificate of Incorporation) inapplicable to this Agreement, the Merger or the other Transactions, including the Support Agreement.
Section 3.22   Customers.   Section 3.22 of the Company Disclosure Schedule sets forth the ten (10) largest customers (by revenue) of the businesses of the Acquired Companies (on a consolidated basis) during the twelve months ended June 30, 2022. Since January 1, 2022 through the date of this Agreement, no such customer has canceled or otherwise terminated, or to the Knowledge of the Company, threatened to cancel or otherwise terminate, its relationship with the applicable Acquired Companies or has decreased materially, or to the Knowledge of the Company, threatened to decrease materially, the quantity of services purchased from the Acquired Companies.
Section 3.23   Warranties.   Each service provided or rendered by the Acquired Companies complies in all material respects with all applicable contractual specifications, requirements and covenants and all express and implied warranties made by the Acquired Companies and is not subject to any term, condition, guaranty, warranty or other indemnity beyond the applicable standard terms and conditions for such service, and none of the Acquired Companies has any material liability for replacement, repair or other damages in connection with such service.
Section 3.24   Government Contract and Industrial Security Matters.
(a)   Except as set forth in Section 3.24(a) of the Company Disclosure Schedule, there are (i) no outstanding material claims or requests for equitable adjustment against any of the Acquired Companies by a Governmental Entity or by any prime contractor, higher or lower tier subcontractor, vendor or other Third Party arising under or relating to any Government Contract, and (ii) no outstanding material disputes between any of the Acquired Companies, on the one hand, and a Governmental Entity, on the other hand, under the Contract Disputes Act (41 U.S.C. §§ 601-613) or any other statute or between the Acquired Company, on the one hand, and any prime contractor, higher or lower tier subcontractor, vendor or other Third Party, on the other hand, arising under or relating to any such Government Contract or Government Bid. Except as set forth in Section 3.24(a) of the Company Disclosure Schedule, no Acquired Company has any material interest in any pending or potential claim against any Governmental Entity or any prime contractor, higher or lower tier subcontractor or vendor arising under or relating to any Government Contract or Government Bid.
(b)   Neither the Acquired Companies nor any of the respective directors, officers, employees thereof, to the Knowledge of the Company (i) is, has been in the past five (5) years or, to the Knowledge of the Company, is threatened with being, debarred, suspended or excluded from participation in, or the award of, Contracts or doing business with any Governmental Entity, (ii) is (or was, during such period) the subject of a finding of non-compliance, non-responsibility or ineligibility for government contracting or (excluding for this purpose ineligibility to bid on certain Contracts due to generally applicable bidding requirements) for any reason is listed on the List of Parties Excluded from Federal Procurement and Nonprocurement Programs, (iii) has committed in the past five (5) years (or taken any action to promote or conceal) any violation of any applicable Law relating to procurement in respect of any Government Contract or Government Bid, or (iv) is currently proposed for, or has been subject to, suspension, debarment or exclusion proceedings. No payment, contribution, gift or discount has been made or given by the Acquired Companies or by any Person on behalf of the Acquired Companies in the past five (5) years in connection with any Government Contract or Government Bid, in violation of such Government Contract or Government Bid or applicable Law.
(c)   No “principal” of the Company (as defined in FAR § 2.101) has knowingly failed to disclose to a Governmental Entity credible evidence of (i) a violation of federal criminal Law involving fraud, conflict of interest, bribery or gratuity violations found in Title 18 of the United States Code, (ii) a violation or of the civil False Claims Act (31 U.S.C. §§ 3729 - 3733) or (iii) any significant overpayment(s), in each case in connection with the award, performance or close out of any Government Contract, which failure could reasonably be a cause for debarment or suspension pursuant to FAR §§ 9.406-2 or 9.407-2.
(d)   There has not been, and there is no basis for, a finding of fraud or any claim of any material Liability as a result of defective pricing, mischarging or improper payments on the part of any of the Acquired Companies. None of the Acquired Companies has undergone nor received any written communication that it will be subject to, and there is no basis for, any audit arising under or relating to any Government Contract, other than routine audits conducted by a Governmental Entity in the ordinary course of business.
(e)   Each of the Acquired Companies has complied in all material respects with the data security, cybersecurity, and physical security systems and procedures required by its Government Contracts. To the extent required by the terms of the Government Contract or applicable Law, any data security, cybersecurity or physical security breach related to any Government Contract has been reported to the necessary Governmental Entity.
(f)   Each of the Acquired Companies has been in compliance with the requirements of Section 889(a)(1)(B) of the John S. McCain National Defense Authorization Act (the “NDAA”) in all material respects since the applicable effective dates of the NDAA requirements.

(g)   Section 3.24(g) of the Company Disclosure Schedule sets forth a true and complete list of (i) all active facility security clearances held by any Acquired Company (“Facility Security Clearances”), (ii) all U.S. Government security clearances held by the officers, employees, agents, subcontractors, and consultants of the Acquired Companies (“Personnel Security Clearances”), including the security classification for all clearances; and (iii) all active Government Contracts that are classified (i.e., for which a Form DD-254 has been issued indicating a security clearance level for the contract). All such Personnel Security Clearances and the Facility Security Clearances are current as of the date of this Agreement. The Acquired Companies and their respective officers, employees, and, to the Knowledge of the Company, agents and consultants have been in compliance in all material respects with all applicable national security requirements including, without limitation, the National Industrial Security Program Operating Manual (NISPOM) (32 C.F.R. Part 117). The applicable Acquired Company possesses all Facility Security Clearances, and the Acquired Companies’ employees possess all Personnel Security Clearances, in each case required to perform the Government Contracts of the Acquired Companies. The applicable Acquired Companies are in good standing with the Defense Counterintelligence and Security Agency with respect to the performance of the Government Contracts.
Section 3.25   Sanctions and Anti-Money Laundering.
(a)   Neither the Acquired Companies nor any of their directors, officers, managers, employees or to the Knowledge of the Company, nor any of their other Representatives acting on behalf of any of the Acquired Companies is or has since July 1, 2017:
(i)   been the subject of any economic sanctions imposed by: (A) the United States, the U.S. Department of the Treasury’s Office of Foreign Assets Control (“OFAC”), including pursuant to 31 C.F.R. Part 500 et seq.; the U.S. Department of State, the U.S. Department of Commerce, the U.S. Department of Defense, and other federal agencies and departments, pursuant to applicable U.S. Law, regulation and executive Order, including, without limitation, the International Economic Emergency Powers Act, the Trading with the Enemy Act, and all other such sanction Laws and regulations; (B) similar economic sanctions promulgated and enforced by the European Union or its member states, or any other country or jurisdiction within which any of the Acquired Companies operate (collectively, “Sanction Laws”);
(ii)   been listed on OFAC’s Specially Designated Nationals and Blocked Persons List (“SDN List”), the Foreign Sanctions Evaders List, the Sectoral Sanctions Identification List, the U.S. Department of Commerce Denied Parties List, Entity List, or Unverified List, or any similar restrictive list of sanctioned Persons or entities promulgated pursuant to any Sanction Laws;
(iii)   as applicable under relevant Sanction Laws, been 50 percent or more owned or controlled, directly or indirectly, individually or in the aggregate, by any Person or Persons that is or are subject to Sanction Laws, or conducted unlawful business with a Person that is subject to sanctions or that is 50 percent or more owned or controlled, individually or in the aggregate by a Person or Persons subject to Sanction Laws under subclauses (i) or (ii) above;
(iv)   been organized under the Laws of, or located, resident in or operating in a country or region that is, or at the time was, subject to a comprehensive embargo or territorial sanctions under Sanction Laws, including Crimea, Cuba, Donbas (Donetsk People’s Republic and Luhansk People’s Republic), Iran, North Korea, Sudan, Syria, or has conducted or is conducting any unlawful dealings in or with the government of Russia or any Entity or Persons located in Russia or in or with the government of Venezuela or any Entity owned or controlled by the government of Venezuela;
(v)   been in violation in any material respect of any export control Laws and regulations relating to the export and re-export of commodities, technologies, or services including, but not limited to, those administered by the U.S. Department of Commerce’s Bureau of Industry and Security (BIS) and the U.S. Department of State’s Directorate of Defense Trade Controls; and
(vi)   otherwise been in material violation of any International Trade Laws, including any import or anti-boycott Laws and regulations.

(b)   Each of the Acquired Companies has, in the last five (5) years, been in compliance in all material respects with all applicable anti-money laundering Laws, regulations, rules and guidelines in United States and in its jurisdiction of organization and any other jurisdiction in which the applicable Acquired Company conducts business.
(c)   None of the Acquired Companies produce, design, test, manufacture, fabricate, or develop any “critical technologies,” as that term is defined in 31 C.F.R. 800.248.
(d)   The Acquired Companies have, in the last five (5) years, been in compliance in all material respects with the applicable International Trade Laws governing the importation of products into the United States.
(e)   None of the Acquired Companies or any of their directors, officers, managers, employees or, to the Knowledge of the Company, agents or other Representatives is or has been the subject of any disclosure, subpoena, request for information, proposed charges, investigation, inquiry or enforcement proceedings by or involving any Governmental Entity regarding any offense or alleged offense under any International Trade Laws. No such investigation, inquiry or proceedings are pending or, to the Knowledge of the Company, have been threatened. In the past five (5) years, none of the Acquired Companies has received written (or, to the Knowledge of the Company, oral) notification or communication from any Governmental Entity or any Person asserting that any of the Acquired Companies is not in compliance with, or has violated International Trade Laws.
Section 3.26   Privacy and Information Security.
(a)   Since January 1, 2019, the privacy and information security policies and procedures of each Acquired Company, and any other terms, notices, descriptions, disclosures, or statements regarding each Acquired Company’s information security practices or the collection, retention, use, Processing, storage, transfer, disclosure and distribution of Personal Data from individuals by each Acquired Company and their respective agents (the “Privacy and Data Security Policies”) are published or otherwise made available in connection with any each Acquired Company’s products to the extent required by applicable Privacy Law. To the Knowledge of the Company, no disclosure or representation made or contained in any Privacy and Data Security Policies has been inaccurate, misleading, deceptive or in violation of any Privacy Laws in any material respects and, with respect to the Processing of Personal Data, the practices of each Acquired Company materially conform, and at all times have materially conformed, to the Privacy and Data Security Policies that govern the use of such Personal Data.
(b)   Each Acquired Company has maintained and currently maintains reasonable safeguards to protect the security, confidentiality and integrity of the Company IT Systems and Personal Data that are in accordance with customary industry standards. Each Acquired Company’s data, privacy and security practices have complied at all times in all material respects with (i) the Privacy and Data Security Policies, (ii) all obligations or restrictions concerning the privacy, security or Processing of Personal Data under any Contract to which the Company is a party or otherwise bound as of the date hereof and (iii) the Privacy Laws.
(c)   Except as set forth on Section 3.26(c) of the Company Disclosure Schedule, since January 1, 2019, to the Knowledge of the Company, no Personal Data in the possession or control of the Acquired Companies, or held or Processed by any vendor, processor or other Third Party for or on behalf of any Acquired Company, has been subject to any data or security breach or unauthorized access, disclosure, use, loss, denial or loss of use, alteration, destruction, compromise or unauthorized Processing (a “Security Incident”), in each case that triggered an obligation to notify an individual or Governmental Entity under any Privacy Law or any other Person under its contractual obligations. Except as set forth on Section 3.26(c) of the Company Disclosure Schedule, since January 1, 2019, the Acquired Companies have not notified, and to the Knowledge of the Company there have been no facts or circumstances that would require the Company to notify, any Governmental Entity or other Person of any Security Incident.
(d)   Except as set forth on Section 3.26(d) of the Company Disclosure Schedule, since January 1, 2019, no Acquired Company has received any notice, request, claim, complaint, correspondence or other communication from any Person, and there has not been any audit, investigation, enforcement action (including any fines or other sanctions) or other action by any Governmental Entity, relating to any actual, alleged or suspected Security Incident or violation of any Privacy Law involving Personal Data in the possession or control of each Acquired Company, or held or Processed by any vendor, processor or other Third Party for or on behalf of each Acquired Company.
(e)   The execution, delivery or performance of this Agreement and the consummation of any of the Transactions contemplated by this Agreement do not and will not (i) violate any Privacy and Data Security Policies, (ii) violate any of the Privacy Laws or (iii) require the Consent of or notice to any Person concerning Personal Data.
(f)   The Company has required each Acquired Company to have data processing agreements in place with all Affiliates, vendors, processors, service providers, or other Persons whose relationship with the Company involves the Processing of Personal Data on behalf of each Acquired Company, which agreements comply in material respects with Privacy Law. Each Acquired Company (A) has periodically monitored all vendors, processors, service providers, or other Persons that Process any Personal Data for or on the behalf of the Company, and (B) has used commercially reasonable standards, plans, procedures, controls and programs to (i) identify and address internal and external risks to the privacy and security of the Company IT Systems and Personal Data in their possession or control, (ii) implement, monitor and improve adequate and effective administrative, technical and physical safeguards to protect such Company IT Systems and Personal Data and the material operation, integrity, confidentiality, availability, and security of its software, systems, applications and websites, and (iii) provide required notifications in compliance with the Privacy Laws in the case of any Security Incident, except, in each case of clauses (A) and (B), as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. To the Knowledge of the Company, such security measures are consistent with, and have conformed in, all material respects to Privacy Law and any contractual commitments of each Acquired Company relating to security.
Section 3.27   Disclaimer of the Company.
(a)   EXCEPT AS EXPRESSLY SET FORTH IN THIS ARTICLE 3 (INCLUDING IN THE RELATED PORTIONS OF THE COMPANY DISCLOSURE SCHEDULE), OR ANY CERTIFICATE DELIVERED IN CONNECTION WITH ARTICLE 6, AND EXCEPT AS MAY BE PROVIDED IN THE SUPPORT AGREEMENT, NONE OF THE COMPANY, ITS AFFILIATES OR ANY OF THEIR RESPECTIVE REPRESENTATIVES ON BEHALF OF THE COMPANY MAKES OR HAS MADE ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, AT LAW OR IN EQUITY, IN RESPECT OF THE TRANSACTIONS OR ANY OF THE COMPANY’S OR ITS AFFILIATES’ RESPECTIVE BUSINESSES OR SUBSIDIARIES, INCLUDING WITH RESPECT TO (I) MERCHANTABILITY OR FITNESS FOR ANY PARTICULAR USE OR PURPOSE AND ALL OTHER WARRANTIES ARISING UNDER THE UNIFORM COMMERCIAL CODE (OR SIMILAR LAWS), (II) THE OPERATION OF ITS BUSINESSES AFTER THE CLOSING OR (III) THE PROBABLE SUCCESS, PROFITABILITY OR PROSPECTS OF THE COMPANY’S OR ANY OF ITS AFFILIATES’ RESPECTIVE BUSINESSES AFTER THE CLOSING AND ANY SUCH REPRESENTATION OR WARRANTY IS HEREBY EXPRESSLY DISCLAIMED.
(b)   EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT (INCLUDING TO THE EXTENT EXPRESSLY INCLUDED IN A REPRESENTATION OR WARRANTY IN THIS ARTICLE 3 OR ANY RELATED PORTION OF THE COMPANY DISCLOSURE SCHEDULE), AND EXCEPT AS MAY BE PROVIDED IN THE SUPPORT AGREEMENT, NONE OF THE COMPANY, ITS AFFILIATES OR THEIR RESPECTIVE REPRESENTATIVES WILL HAVE OR BE SUBJECT TO ANY LIABILITY OR INDEMNIFICATION OBLIGATION TO PARENT OR ITS REPRESENTATIVES OR TO ANY OTHER PERSON RESULTING FROM THE DISTRIBUTION TO, OR USE BY, PARENT OR ITS REPRESENTATIVES OF ANY INFORMATION RELATING TO THE BUSINESSES OF THE COMPANY AND ITS RESPECTIVE SUBSIDIARIES, INCLUDING INFORMATION, DOCUMENTS, PROJECTIONS, FORECASTS, BUSINESS PLANS, OFFERING MATERIALS OR OTHER MATERIAL MADE AVAILABLE OR PROVIDED TO PARENT, ANY OF ITS AFFILIATES OR THEIR RESPECTIVE

REPRESENTATIVES, WHETHER ORALLY OR IN WRITING, IN CERTAIN “DATA ROOMS,” MANAGEMENT PRESENTATIONS, FUNCTIONAL “BREAK-OUT” DISCUSSIONS, “EXPERT SESSIONS,” SITE TOURS OR VISITS, DILIGENCE CALLS OR MEETINGS, RESPONSES TO QUESTIONS SUBMITTED ON BEHALF OF PARENT, ITS AFFILIATES OR THEIR RESPECTIVE REPRESENTATIVES OR IN ANY OTHER FORM IN CONNECTION WITH THE TRANSACTIONS.
(c)   THE COMPANY ACKNOWLEDGES THAT, EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES CONTAINED IN ARTICLE 4, OR ANY CERTIFICATE DELIVERED IN CONNECTION WITH ARTICLE 6, NONE OF PARENT, MERGER SUB OR ANY OF THEIR RESPECTIVE AFFILIATES OR REPRESENTATIVES MAKES OR HAS MADE (AND THE COMPANY AND ITS AFFILIATES IS NOT RELYING ON) ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, TO THE COMPANY RELATING TO ITSELF OR ITS BUSINESS OR OTHERWISE IN CONNECTION WITH THE TRANSACTIONS.
ARTICLE 4
REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB
Parent and Merger Sub hereby jointly and severally represent and warrant to the Company as follows:
Section 4.1   Due Organization and Good Standing.   Each of Parent and Merger Sub is duly organized, validly existing and in good standing (with respect to jurisdictions that recognize such concept) under the Laws of the jurisdiction of its incorporation or organization, has full corporate or limited liability company power and authority to own, lease and operate its properties and assets and to conduct its business as presently conducted and is duly qualified or licensed to do business as a foreign corporation or Entity and is in good standing (with respect to jurisdictions that recognize such concept) in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its business makes such qualification or licensing necessary, except in each case as would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.
Section 4.2   Legal Proceedings; Orders.
(a)   As of the date hereof, there is no (i) Legal Proceeding or (ii) investigation by any Governmental Entity, in each case, pending or, to the Knowledge of Parent, threatened against Parent or any of its Subsidiaries, including Merger Sub, or any of their assets or properties, that has had or would reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.
(b)   As of the date hereof, there is no Order outstanding against, or involving, Parent or any of its Subsidiaries, including Merger Sub, or any of their assets or properties, that has had or would reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.
Section 4.3   Authority; Binding Nature of Agreement.
(a)   Parent has all requisite corporate power and authority to execute and deliver this Agreement, to perform its obligations under this Agreement and to consummate the Transactions. The board of directors of Parent has approved and determined that this Agreement, the Merger and the other Transactions are fair to and in the best interests of the Parent and declared advisable this Agreement, the Merger and the other Transactions. The execution and delivery of this Agreement by Parent and performance of its obligations hereunder and the consummation by Parent of the Transactions have been duly authorized by all necessary corporate action on the part of Parent, and no other corporate action or proceeding on the part of Parent is necessary to authorize the execution, delivery and performance of this Agreement. This Agreement has been duly executed and delivered by Parent and, assuming the due authorization, execution and delivery of this Agreement on behalf of the Company, constitutes the legal, valid and binding obligation of Parent, enforceable against Parent in accordance with its terms, subject to (x) Laws of general application relating to bankruptcy, insolvency and the relief of debtors and (y) rules of Law governing specific performance, injunctive relief and other equitable remedies.

(b)   Merger Sub has all requisite corporate power and authority to execute and deliver this Agreement, to perform its obligations under this Agreement and to consummate the Merger and other Transactions. The board of directors of Merger Sub has approved and determined that this Agreement, the Merger and the other Transactions are fair to and in the best interests of the Merger Sub and Parent and declared advisable this Agreement, the Merger and the other Transactions. The execution and delivery of this Agreement by Merger Sub and the performance of its obligations hereunder and the consummation by Merger Sub of the Transactions have been duly authorized by all necessary corporate action on the part of Merger Sub, and other than the approval by Parent as sole stockholder of Merger Sub, no other corporate action or proceeding on the part of Merger Sub is necessary to authorize the execution, delivery and performance of this Agreement other than, with respect to the Merger, the filing and recordation of the appropriate merger documents as required by the DGCL. Parent, as the sole stockholder of Merger Sub, will vote to adopt this Agreement immediately after the execution and delivery of this Agreement. This Agreement has been duly executed and delivered by Merger Sub and, assuming the due authorization, execution and delivery of this Agreement on behalf of the Company, constitutes the legal, valid and binding obligation of Merger Sub, enforceable against Merger Sub in accordance with its terms, subject to (x) Laws of general application relating to bankruptcy, insolvency and the relief of debtors and (y) rules of Law governing specific performance, injunctive relief and other equitable remedies.
Section 4.4   Non-Contravention; Consents.   Except for violations and defaults that, individually or in the aggregate, would not reasonably be expected to have a Parent Material Adverse Effect, neither the execution and delivery of this Agreement by Parent and Merger Sub, nor the consummation of the Transactions, will: (a) violate or cause a violation of any of the provisions of the Organizational Documents of Parent or Merger Sub, (b) subject to compliance with and clearances or approvals under Antitrust Laws and Foreign Investment Laws, conflict with or violate or cause a violation by Parent or Merger Sub of any Law applicable to Parent or Merger Sub, or (c) violate, conflict with or result in any breach of any provision of, or loss of any benefit under, or constitute a default (with or without notice, lapse of time or both) under, give rise to any right of termination, acceleration or cancellation of or require the consent of, notice to or filing with any third Person pursuant to any of the terms or provisions of any Contract to which Parent or Merger Sub is a party or by which any property or asset of Parent or Merger Sub is bound, or result in any Encumbrance, other than Permitted Encumbrances, upon any of the property or assets of Parent or Merger Sub. No Consent of, registration, declaration or filing with or notice to any Governmental Entity or other Person is required to be obtained or made by Parent or Merger Sub in connection with the execution, delivery and performance of this Agreement or the consummation of the Merger or the other Transactions, except (i) as may be required by the Exchange Act, the DGCL, the listing requirements of the NYSE, the HSR Act or those Antitrust Laws and Foreign Investment Laws set forth on Section 4.4 of Parent Disclosure Schedule and (ii) for such other Consents, registrations, declarations, filings or notices the failure of which to be obtained or made has not had, and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect. No vote of Parent’s equityholders is necessary to adopt this Agreement or to approve any of the Transactions.
Section 4.5   Not an Interested Stockholder.   Other than by reason of this Agreement and the Support Agreement, neither Parent nor any of its “affiliates” or “associates” is, or has been within the last three (3) years, an “interested stockholder” (in each case as such terms are defined in Section 203 of the DGCL) of the Company. Other than as may be provided pursuant to the Support Agreement, neither Parent nor any of Parent’s Subsidiaries directly or indirectly owns, beneficially or otherwise, any Company Common Stock, other than any shares beneficially owned through benefit or pension plans.
Section 4.6   Available Funds.   Parent and its Subsidiaries collectively have as of the date hereof, and Parent will have at the Closing, cash, marketable investments, lines of credit and existing credit facilities available to it, and other sources of available funds in an amount sufficient to fund all of the amounts required to be provided by Parent and Merger Sub under this Agreement to consummate the Merger and the other Transactions as and when required to be delivered by it in accordance with this Agreement, including without limitation to make payment in cash of the aggregate Merger Consideration on the Closing Date in accordance with this Agreement, to pay all related fees and expenses, and to perform Parent’s and Merger Sub’s respective obligations under this Agreement. In no event shall the receipt or availability of any funds or financing by or to Parent, Merger Sub or any of their respective Affiliates or any other financing transaction be a condition to any of the obligations of Parent or Merger Sub hereunder.
Section 4.7   Brokers.   No broker, finder or investment banker or other intermediary (other than UBS Securities LLC), the fees and expenses of which will be paid by Parent or its Affiliates, is entitled to any investment banking, brokerage, finder’s or other fee or commission in connection with this Agreement, the Merger or the other Transactions based upon arrangements made by or on behalf of Parent or Merger Sub or any of their Affiliates.
Section 4.8   Merger Sub.   As of the date hereof, the authorized capital stock of Merger Sub consists of 1,000 shares of common stock, par value $0.001 per share, of which 1,000 shares are issued and outstanding. All of the issued and outstanding capital stock of Merger Sub is, and at the Effective Time will be, owned by Parent or a direct or indirect wholly owned Subsidiary of Parent. Merger Sub was formed solely for the purpose of engaging in the Transactions, and, prior to the Effective Time, Merger Sub will have engaged in no business and have no Liabilities or obligations other than in connection with the Merger and the other Transactions.
Section 4.9   Stockholder and Management Arrangements.   Except as has been disclosed to the Company in writing, as of the date of this Agreement, neither Parent nor Merger Sub is a party to any Contract with any director, officer or employee of the Company or any Subsidiary of the Company relating to employment with the Parent, the Surviving Corporation or any of their respective Subsidiaries from and after the Effective Time.
Section 4.10   Proxy Statement.   None of the information supplied with respect to Parent and Merger Sub or to be supplied by or on behalf of Parent, Merger Sub or any of their respective Affiliates in writing specifically for inclusion in the Proxy Statement will, at the time such Proxy Statement or any amendment or supplement thereto is filed with the SEC, at the time it is first mailed to the Company’s stockholders or at the time of the Company Stockholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. No representation is made by Parent, Merger Sub or any of their respective Affiliates with respect to statements or omissions made or incorporated by reference therein based on information supplied by the Company for inclusion or incorporation by reference therein.
Section 4.11   Disclaimer of Parent and Merger Sub.
(a)   EXCEPT AS EXPRESSLY SET FORTH IN THIS ARTICLE 4, OR ANY CERTIFICATE DELIVERED IN CONNECTION WITH ARTICLE 6, NONE OF PARENT, MERGER SUB, ANY OF THEIR AFFILIATES OR ANY OF THEIR RESPECTIVE REPRESENTATIVES ON BEHALF OF PARENT, MERGER SUB OR ANY OF THEIR AFFILIATES MAKES OR HAS MADE ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, AT LAW OR IN EQUITY, IN RESPECT OF THE TRANSACTIONS OR ANY OF THEIR RESPECTIVE BUSINESSES OR THEIR SUBSIDIARIES.
(b)   PARENT AND MERGER SUB ACKNOWLEDGE THAT, EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES CONTAINED IN ARTICLE 3 (INCLUDING IN THE RELATED PORTIONS OF THE COMPANY DISCLOSURE SCHEDULE), OR ANY CERTIFICATE DELIVERED IN CONNECTION WITH ARTICLE 6, AND EXCEPT AS MAY BE PROVIDED IN THE SUPPORT AGREEMENT, NONE OF THE COMPANY, ITS AFFILIATES OR THEIR RESPECTIVE REPRESENTATIVES MAKES (AND PARENT, MERGER SUB AND THEIR RESPECTIVE AFFILIATES ARE NOT RELYING ON) ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, TO PARENT, MERGER SUB OR ANY OF THEIR RESPECTIVE AFFILIATES OR REPRESENTATIVES RELATING TO ITSELF OR ITS BUSINESS OR OTHERWISE IN CONNECTION WITH THE TRANSACTIONS.
ARTICLE 5
COVENANTS
Section 5.1   Interim Operations of the Company.   The Company agrees that, during the period from the Original Agreement Date through the earlier of the Effective Time or the date of termination of this

Agreement in accordance with Section 7.1, except (a) to the extent Parent shall otherwise consent in writing, (b) as set forth on Section 5.1 of the Company Disclosure Schedule, (c) as expressly required pursuant to this Agreement, (d) as required by applicable Law, or (e) as required by the rules and regulations of the NYSE, (i) the Company shall, and shall cause the other Acquired Companies to, conduct the business of the Acquired Companies in all material respects in the ordinary course of business in a manner consistent with past practice and, to the extent consistent therewith, use reasonable best efforts to, except for actions taken (or not taken) in connection with any COVID-19 Measures, preserve its assets and business organization intact in all material respects and maintain its existing business relations and goodwill with customers, suppliers, licensors, Governmental Entities, independent contractors, employees and business partners, in each case, whose business relationships are material to the Acquired Companies, taken as a whole and (ii) without limiting the generality of the foregoing clause (i), the Company shall not, nor shall it permit any of its Subsidiaries to, directly or indirectly:
(a)   amend the Company Certificate of Incorporation, the Company Bylaws or other comparable Organizational Documents of the Company’s Subsidiaries (whether by merger, consolidation or otherwise);
(b)   (i) declare, set aside or pay any dividends on, or make any other distributions (whether in cash, stock, property or otherwise) in respect of, or enter into any agreement with respect to the voting of, any capital stock or other Securities of any Acquired Company, other than dividends and distributions by a direct or indirect wholly owned Subsidiary of the Company to its parent in the ordinary course of business consistent with past practice, (ii) adjust, split, reverse split, combine, subdivide or reclassify any capital stock or other Securities of the Company or any of its Subsidiaries, (iii) except as expressly permitted in Section 5.1(c), issue or authorize the issuance of any other Securities in respect of, in lieu of or in substitution for, shares of capital stock or any other Securities of any Acquired Company, or (iv) purchase, redeem, repurchase or otherwise acquire, directly or indirectly, any Securities of any Acquired Company, except for acquisitions of shares of Company Common Stock by the Company in satisfaction of the applicable exercise price and/or withholding Taxes in connection with the exercise, vesting or settlement of any Company Compensatory Awards;
(c)   (i) issue, deliver, sell, modify, grant, pledge, transfer, subject to any Encumbrance or dispose of, or authorize the same with respect to, directly or indirectly, any Securities of any Acquired Company, other than the issuance of shares of Company Common Stock upon the exercise of Company Options or the settlement of Company DSUs or Company RSUs that are in each case outstanding on the date hereof (or permitted to be granted pursuant to this Agreement after the date hereof as set forth on Section 5.1(c) of the Company Disclosure Schedule), in accordance with the respective terms of such Company Options, Company DSUs or Company RSUs, or (ii) amend any term of any Security of the Acquired Companies (in each case, whether by merger, consolidation or otherwise);
(d)   adopt a plan or agreement of, or resolutions providing for or authorizing, or effect, any complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization, in each case with respect to any of the Acquired Companies;
(e)   except as required by any Company Benefit Plan in existence as of the date hereof, (i) establish, adopt, enter into, materially amend or terminate any Company Benefit Plan, or any plan, program, policy, practice, agreement or other arrangement that would be a Company Benefit Plan if it had been in existence on the date of this Agreement (other than offer letters that provide for at-will employment without any severance, termination, change in control or similar benefits, other than severance benefits in accordance with (and not to exceed amounts permitted by) the Acquired Company policy set forth on Section 5.1(e)(i) of the Company Disclosure Schedule); (ii) grant or pay, or commit to grant or pay, any bonus, incentive or profit-sharing award or payment, or increase the base salary and/or cash bonus opportunity or other compensation to any director, officer, employee, or consultant of any Acquired Company, except in each case, (A) as required by applicable Law or any Company Benefit Plan in effect as of the date of this Agreement, or (B) in the case of increases in annual base salaries and the payment or grant of cash incentive compensation payable to any of its current employees at the rank or title below the rank or title of Vice President, at times and in dollar amounts in the ordinary course of business in connection with the Company’s annual salary review process consistent with past practice; (iii) accelerate or take any action to accelerate any payment or benefit, or the funding of any payment or benefit, payable or to become payable to any current or former director, officer, employee, or consultant of any Acquired Company; (iv) enter into, extend, amend or modify, or terminate any employment, severance, termination, change in control, retention, individual consulting or other similar agreement with any current or former director, officer, employee, or consultant of, or individual service provider to, any Acquired Company (other than offer letters that provide for at-will employment without any severance, termination, change in control or similar benefits, other than severance benefits in accordance with (and not to exceed amounts permitted by) the Acquired Company policy set forth on Section 5.1(e)(i) of the Company Disclosure Schedule for newly hired employees or individual service providers who are hired in the ordinary course of business and consistent with past practice and whose annual base compensation does not exceed $250,000 individually); (v) communicate with the employees of any Acquired Company regarding the compensation, benefits or other treatment they will receive following the Effective Time, unless such communication is (A) approved by Parent in advance of such communication or (B) required by applicable Law; or (vi) except as may be required by GAAP, materially change any actuarial or other assumptions used to calculate funding obligations with respect to any Company Benefit Plan or materially change the manner in which contributions to such plans are made or the basis on which such contributions are determined;
(f)   hire, promote or terminate the employment of (other than for cause, death or disability) any employee with annual base compensation above $250,000;
(g)   take any action requiring notice to employees, or triggering any other obligations, under WARN, or any similar state, local or foreign Law, prior to the Closing;
(h)   waive, release or limit any restrictive covenant of any current or former employee or independent contractor of an Acquired Company;
(i)   make any loan or advance to (other than travel and similar advances to its employees in the ordinary course of business and consistent with past practice), or capital contribution to, or investment in, any Person (other than wholly owned Subsidiaries of the Company in the ordinary course of business consistent with past practice);
(j)   forgive any loans or advances to any officers, employees or directors of the Acquired Companies or change its existing borrowing or lending arrangements for or on behalf of any of such Persons pursuant to an employee benefit plan or otherwise, except in the ordinary course of business in connection with relocation activities to any employees of the Acquired Companies;
(k)   agree to or otherwise commence, release, compromise, assign, settle or resolve, in whole or in part, any threatened or pending Legal Proceeding or insurance claim, other than settlements that result solely in monetary obligations involving payment (without the admission of wrongdoing) by an Acquired Company of an amount not greater than $500,000 (net of insurance proceeds) in the aggregate for all such matters;
(l)   fail to use commercially reasonable efforts to maintain in effect material insurance policies covering the Acquired Companies and their respective properties, assets and businesses;
(m)   acquire any Entity, business, or all or a material portion of the assets, or equity interest of any Person or division thereof, whether in whole or in part (and whether by purchase of stock, joint venture, purchase of assets, merger, consolidation, or otherwise), or acquire any real property or ownership interest therein;
(n)   (i) sell, lease, license, pledge, transfer, abandon, mortgage, lease (as lessor), subject to any Encumbrance or otherwise dispose of any assets (including Intellectual Property Assets), business, properties or rights of the Acquired Companies, except (A) pursuant to existing Contracts or Leases or commitments in effect as of the date hereof, (B) issuance of non-exclusive licenses to its customers in the ordinary course of business consistent with past practice, (C) sales of used and obsolete equipment in the ordinary course of business and consistent with past practice, or (D) Permitted Encumbrances incurred in the ordinary course of business, or (ii) enter into any new line of business or (iii) create any new Subsidiaries or Joint Ventures;

(o)   (i) cancel, dedicate to the public, disclaim, forfeit, reissue, reexamine or abandon without filing a substantially identical counterpart in the same jurisdiction with the same priority or allow to lapse (except with respect to Patents expiring in accordance with their terms) any Company Intellectual Property Assets; (ii) fail to make any filing, pay any fee, or take any other action necessary to prosecute and maintain in full force and effect any material Company Intellectual Property Asset, including, allowing patent families with pending applications to close by not filing a continuing application; (iii) make any change in a Company Intellectual Property Asset that is or would reasonably be expected to materially impair such Company Intellectual Property Asset or the Acquired Companies’ rights with respect thereto; (iv) impair an Acquired Companies’ right to use any of the Intellectual Property Assets necessary for or otherwise material to the conduct of the Acquired Companies’ businesses as currently conducted; (v) disclose to any Person, any Trade Secrets, know-how or confidential or proprietary information, except, in the case of confidential or proprietary information, in the ordinary course of business; or (vi) fail to take or maintain reasonable measures to protect the confidentiality and value of material Trade Secrets included in the Company Intellectual Property Assets;
(p)   except as expressly required pursuant to the terms thereof, (i) pay, discharge or satisfy any Indebtedness that has a prepayment cost, “make whole” amount, prepayment penalty or similar obligation (other than Indebtedness incurred by the Company or its wholly owned Subsidiaries and solely owed to the Company or its wholly owned Subsidiaries) or (ii) cancel any material Indebtedness (individually or in the aggregate) owing to any Acquired Company or settle, waive or amend any claims or rights of substantial value;
(q)   make any material change to the accounting methods, policies and procedures of the Acquired Companies, except for such changes that are required by GAAP or Regulation S-X promulgated under the Exchange Act;
(r)   (i) incur, create, assume or otherwise become liable or responsible (whether directly, indirectly, contingently or otherwise) for any Indebtedness, including by the issuance of any debt security (or any option, warrant, call or similar right to acquire any debt security), except (A) for borrowings under the Company’s current credit facilities in the ordinary course of business (including with respect to equipment leasing), or (B) in respect of Indebtedness owing by any wholly owned Subsidiary of the Company to the Company or another wholly owned Subsidiary of the Company, in the ordinary course of business consistent with past practice, or (ii) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the Indebtedness or obligations of any Person (other than any wholly owned Subsidiary of the Company);
(s)   make or agree to make any capital expenditures exceeding $500,000 in the aggregate;
(t)   (i) make or change any material Tax election or adopt or change any material method of Tax accounting; (ii) file any material amended Tax Return; (iii) settle or compromise any audit, assessment or other proceeding relating to a material amount of Taxes; (iv) agree to an extension or waiver of the statute of limitations with respect to material Taxes; (v) enter into any “closing agreement” within the meaning of Section 7121 of the Code (or any similar provision of state, local or non-U.S. Law) with respect to any material Tax; (vi) surrender any right to claim a material Tax refund; (vii) enter into any Tax sharing, indemnification or allocation agreement (other than any such agreement entered into in the ordinary course of business the principal purpose of which is not Taxes); or (viii) take or permit any action or engage in any transaction outside the ordinary course of business from the date of this Agreement through the Closing Date which could give rise to a material U.S. income inclusion under Section 951 of the Code;
(u)   materially amend, materially modify, enter into or terminate any labor, collective bargaining, works council or similar agreement regarding the employees of any Acquired Company;
(v)   negotiate, amend, extend, renew, terminate or enter into, or agree to any amendment or modification of, or waive, release or assign any rights under, any Material Contract, any Contract that would have been a Material Contract or a Lease had it been entered into prior to the date of this Agreement or any Lease for any Leased Real Property, except in the case of any Contract of the type described in Section 3.10(a)(ii), in the ordinary course of business consistent with past practice; provided, however, that the foregoing exception shall not apply to any Contract that requires or provides for consent, acceleration, termination or any other material right or consequence triggered in whole or in part by the Merger or any of the other Transactions; or
(w)   authorize, commit or agree to do, or enter into any Contract to do, or announce an intention to do, any of the foregoing actions.
Notwithstanding the foregoing, nothing contained in this Agreement shall give to Parent or Merger Sub, directly or indirectly, rights to control or direct the operations of the Acquired Companies prior to the Effective Time.
Section 5.2   Preparation of the Proxy Statement; Company Stockholders Meeting.:
(a)   As promptly as reasonably practicable following the date of this Agreement (and in any event within twenty (20) Business Days after the Original Agreement Date), the Company shall prepare and cause to be filed with the SEC the preliminary Proxy Statement. As promptly as reasonably practicable following the date of such request, Parent shall furnish all information concerning Parent and its Affiliates to the Company reasonably requested by the Company and required pursuant to the Exchange Act and the rules and regulations promulgated thereunder to be set forth in the Proxy Statement, and provide such other reasonable assistance as may be reasonably requested in connection with the preparation of the Proxy Statement. The Company shall promptly notify Parent upon the receipt of any comments from the SEC or any request from the SEC or its staff for additional information or amendments or supplements to the Proxy Statement and shall promptly provide Parent with copies of all correspondence between the Company and its Representatives, on the one hand, and the SEC or its staff, on the other hand. The Company shall use its reasonable best efforts to respond as reasonably promptly as practicable to any comments from the SEC with respect to the Proxy Statement, to clear the preliminary Proxy Statement with the SEC as promptly as reasonably practicable after filing, and to cause the Proxy Statement to be mailed to the Company’s stockholders as promptly as reasonably practicable after the date of this Agreement, and Parent shall, upon reasonable request, reasonably cooperate in connection therewith. Notwithstanding the anything to the contrary stated above, prior to filing or mailing the Proxy Statement (or any amendment or supplement thereto) or responding to any comments of the SEC (or its staff) with respect thereto, the Company (i) shall provide Parent an opportunity to review and comment on the Proxy Statement, document or response (including the proposed final version of the Proxy Statement, document or response) and (ii) shall give reasonable consideration in good faith to all comments reasonably proposed by Parent.
(b)   If, prior to the Company Stockholders Meeting, any change occurs with respect to information supplied by Parent or its Affiliates for inclusion in the Proxy Statement which is required to be described in an amendment of, or a supplement to, the Proxy Statement, Parent shall reasonably promptly notify the Company of such event upon becoming aware of the same, and the Company shall as promptly as reasonably practicable file any necessary amendment or supplement to the Proxy Statement with the SEC and, as required by Law, disseminate the information contained in such amendment or supplement to the Company’s stockholders (subject to the last sentence of Section 5.2(a)).
(c)   If, prior to the Company Stockholders Meeting, there shall occur any event that is required to be set forth in an amendment of, or a supplement to, the Proxy Statement, the Company shall promptly notify Parent of such event and as promptly as reasonably practicable file any necessary amendment or supplement to the Proxy Statement with the SEC and, as required by Law, disseminate the information contained in such amendment or supplement to the Company’s stockholders (subject to the last sentence of Section 5.2(a)).
(d)   The Company shall, as soon as reasonably practicable following the date of this Agreement (in consultation with Parent), conduct one or more “broker searches,” establish a record date for, and, as reasonably promptly as practicable after the SEC clears the Proxy Statement, duly call, give notice of, convene and hold the Company Stockholders Meeting for the purpose of seeking the Company Stockholder Approval. In connection with the foregoing, the Company shall (i) cause the definitive Proxy Statement to be mailed to the Company’s stockholders; and (ii) unless the Company Board shall have made a Change in Recommendation in accordance with Section 5.3(b), use its reasonable best efforts to solicit the Company Stockholder Approval. The Company shall, through the Company Board, recommend to its stockholders that they give the Company Stockholder Approval (the “Company Board Recommendation”) and shall include such recommendation in the Proxy Statement (and shall not submit any other proposal to holders in connection with the Company Stockholders Meeting without the prior written consent of Parent, which consent shall not be unreasonably withheld, conditioned or delayed) in each case, unless the Company Board shall have made a Change in Recommendation in accordance with Section 5.3(b). Unless required by applicable Law, the Company shall not change such record date for the Company Stockholders Meeting without the prior written consent of Parent and shall not adjourn or otherwise postpone or delay the Company Stockholders Meeting without the prior written consent of Parent; provided, however, that the Company may, without the prior written consent of Parent, adjourn or postpone the Company Stockholders Meeting (i) if as of the time for which the Company Stockholders Meeting is originally scheduled (as set forth in the Proxy Statement) there are insufficient shares of Company Common Stock represented (either in person or by proxy) to constitute a quorum necessary to conduct the business of the Company Stockholders Meeting, (ii) after consultation with Parent, to the extent necessary to ensure the distribution of any supplement or amendment to the Proxy Statement required by Law within a reasonable amount of time in advance of the Company Stockholders Meeting or (iii) if there are insufficient affirmative votes represented (either in person or by proxy) at the Company Stockholders Meeting to obtain the Company Stockholder Approval; provided, further, however, that unless agreed to in writing by Parent, the Company may not adjourn or postpone under the preceding clause (i) or (iii) for more than thirty (30) Business Days after the date on which the Company Stockholders Meeting was originally scheduled. Notwithstanding any Change in Recommendation, unless this Agreement is terminated in accordance with its terms, the obligations of the Company hereunder shall continue in full force and effect and such obligations shall not be affected by the commencement, public proposal, public disclosure or communication to the Company of any Acquisition Proposal (whether or not a Superior Proposal).
Section 5.3   No Solicitation; Change in Recommendation.
(a)   No Solicitation.
(i)   From the Original Agreement Date until the earlier to occur of the termination of this Agreement pursuant to Article 7 and the Effective Time, the Company shall not, and shall cause each of its Subsidiaries not to, and shall not permit their respective Representatives to, directly or indirectly:
(A)   solicit, initiate, seek, facilitate or knowingly encourage, or knowingly induce or take any other action designed or intended to lead to, or that would reasonably be expected to lead to any inquiry with respect to, or the making, submission or announcement of any Acquisition Proposal or Acquisition Inquiry (including by approving any transaction, or approving any Person becoming an “interested stockholder,” for purposes of Section 203 of the DGCL);
(B)   furnish or cause to be furnished any information or data to, or furnish access to the Company’s (or any of its Subsidiaries’) properties with respect to, any Person (other than Parent or any of its Affiliates or Representatives) with respect to or relating to any Acquisition Proposal or Acquisition Inquiry or for the purpose of encouraging, or in response to, an Acquisition Proposal or Acquisition Inquiry;
(C)   enter into, continue or otherwise participate or engage in discussions or negotiations with, any Person (other than Parent or any of its Affiliates or Representatives) with respect to or relating to any Acquisition Proposal or Acquisition Inquiry;
(D)   grant any waiver or release under (or terminate, amend or modify any provision of), or fail to enforce to the fullest extent permitted under applicable Law, any confidentiality or standstill or similar agreement (except that if the Company Board determines in good faith, after consultation with the Company’s outside legal counsel, that the failure to grant any waiver or release would be inconsistent with the Company Board’s fiduciary duties under applicable Law, the Company may waive any such standstill provision solely to the extent necessary to permit a third Person to make an Acquisition Proposal);
(E)   execute or enter into any binding or non-binding letter of intent, agreement in principle, memorandum of understanding, merger agreement, acquisition agreement, option agreement, joint venture agreement, partnership agreement or other agreement, commitment, arrangement or understanding relating to or in connection with, or that is intended to or would reasonably be expected to lead to, any Acquisition Inquiry or Acquisition Proposal (each, an “Alternative Acquisition Agreement”);
(F)   submit to the stockholders of the Company for their approval any Acquisition Proposal; or
(G)   resolve to do, or agree or announce an intention to do, any of the foregoing;
provided, however, that, notwithstanding anything to the contrary contained in this Agreement, at any time prior to the obtaining the Company Shareholder Approval, if the Company receives, after the date hereof, a bona fide written Acquisition Proposal from a Third Party that did not result from a material breach of this Section 5.3, then the Company and its Representatives may (x) engage in any such discussions or negotiations with such Third Party and (y) furnish any such information concerning the Company’s business, properties or assets to such Third Party (provided, that prior to providing any information or data regarding the Company to any Third Party in response to such Acquisition Proposal, the Company must have received from such Third Party (or there is then in effect with such party) an executed Acceptable Confidentiality Agreement (a copy of which will be provided to Parent promptly after execution)) (it being understood that any discussion or negotiation with such Third Party for the purpose of entering into an Acceptable Confidentiality Agreement shall not be deemed a breach of this Section 5.3), in each of clause (x) and (y), if and only if the Company Board determines in good faith (after consultation with the Company’s financial advisors and outside legal counsel) that (1) such Acquisition Proposal either constitutes a Superior Proposal or could reasonably be expected to lead to a Superior Proposal and (2) the failure to take such action would be inconsistent with the Company Board’s fiduciary duties under applicable Law. Prior to or concurrent with providing any information to such Third Party, the Company shall make such information, including copies of any written materials, available to Parent (to the extent such information has not been previously made available by the Company to Parent or Parent’s Representatives).
(ii)   From the Original Agreement Date until the earlier to occur of the termination of this Agreement pursuant to Article 7 and the Effective Time, the Company (A) shall promptly (and in no event later than twenty-four (24) hours after receipt of such Acquisition Proposal or Acquisition Inquiry) notify Parent in writing (1) of such Acquisition Proposal or Acquisition Inquiry (which notification shall include, if applicable, a complete, unredacted copy of such Acquisition Proposal or Acquisition Inquiry), and (2) of any inquiries, proposals or offers received by, any requests for information from, or any discussions or negotiations sought to be initiated or continued with, the Company, any of its Subsidiaries or any of its or its Subsidiaries’ Representatives concerning an Acquisition Proposal or Acquisition Inquiry, and disclose the identity of the other party (or parties) and, if applicable, the material terms (including any material amendments thereto) of such inquiry, offer, proposal, request, discussion or negotiation and, in the case of written materials, provide copies of such materials and (B) shall thereafter keep Parent informed on a prompt basis (and, in any case, within twenty-four (24) hours of any significant development, discussions or negotiations) of the status and details (including amendments and proposed amendments) of any such Acquisition Proposal or Acquisition Inquiry.
(iii)   From the Original Agreement Date until the earlier to occur of the termination of this Agreement pursuant to Article 7 and the Effective Time, the Company shall, shall cause its Subsidiaries to, and shall ensure that their respective Representatives, (A) immediately cease and cause to be terminated all existing activities, communications, solicitation of, discussions and negotiations, if any, with, any Third Party (or any of their Representatives) or relating to any Acquisition Proposal or Acquisition Inquiry, (B) not provide, and shall promptly, and in any event, within twenty-four (24) hours of the Original Agreement Date, terminate access of any Third Party (and its Representatives) to any data room (virtual or actual) containing any of the Company’s (or any Subsidiary of the Company’s) confidential information granted in connection with, or with the intent of obtaining, any possible Acquisition Proposal or Acquisition Inquiry; and (C) use their respective reasonable best efforts to request that any such Third Party (and its Representatives) in possession of confidential information about the Company or any of its Subsidiaries (or its or its Subsidiaries’ businesses or operations) to return or destroy all such information, and in connection therewith the Company shall, within twenty-four (24) hours of the Original Agreement Date, to the extent it has a right to do so, demand the return or destruction of all confidential information and materials provided to any Third Party (or their Representatives) relating to a possible Acquisition Proposal or Acquisition Inquiry; provided, however, that the foregoing shall not in any way limit or modify any of the Company’s express rights under the other provisions of this Section 5.3(a) or Section 5.3(b).
(iv)   Nothing contained in this Section 5.3 or elsewhere in this Agreement shall prohibit the Company or the Company Board from: (A) taking and disclosing to the stockholders of the Company a position contemplated by Rule 14e-2(a) or Rule 14d-9(f) promulgated under the Exchange Act, making a statement contemplated by Item 1012(a) of Regulation M-A or issuing a “stop, look and listen” statement pending disclosure of its position thereunder, provided that any such disclosure does not contain a Change in Recommendation in violation of Section 5.3(b); (B) making any disclosure to the Company’s stockholders if the Company Board determines in good faith, after consultation with the Company’s outside legal counsel, that the failure of the Company Board to make such disclosure would be inconsistent with the Company Board’s fiduciary duties under applicable Law or violate any disclosure requirements under applicable Law; or (C) communicating with any Person (or the Representatives of such Person) that makes any Acquisition Proposal or Acquisition Inquiry solely to direct such Person to the provisions of this Section 5.3; provided, however, in each of subclauses (A) through (C), that the Company or Company Board shall not be permitted in connection with such disclosure make any Change in Recommendation except as otherwise permitted in accordance with Section 5.3(b).
(v)   Except as expressly permitted by Section 5.3(b), neither the Company Board nor any committee thereof shall (A) withdraw, qualify or modify in a manner adverse to Parent, or publicly propose to withdraw, qualify or modify in a manner adverse to Parent, the Company Board Recommendation, (B) approve, authorize, declare advisable, endorse or recommend (or publicly propose to approve, authorize, declare advisable, endorse or recommend) any Acquisition Proposal or Acquisition Inquiry, (C) fail to include in the Proxy Statement the Company Board Recommendation, (D) fail to publicly reaffirm the Company Board Recommendation within ten (10) Business Days of receipt of a written request by Parent to provide such reaffirmation following the first public disclosure of any Acquisition Proposal or Acquisition Inquiry, provided, however, that Parent may only make such request once with respect to any particular Acquisition Proposal or Acquisition Inquiry (as well as once with respect to any publicly announced material change thereof), (E) fail to recommend against an Acquisition Proposal that is a tender or exchange offer subject to Regulation 14D under the Exchange Act in a Solicitation/Recommendation Statement on Schedule 14D-9 within ten (10) Business Days after commencement (within the meaning of Rule 14d-2 under the Exchange Act) of such tender or exchange offer (any action described in clauses (A) through (E) of this sentence being referred to as a “Change in Recommendation”) or (F) adopt or approve, or propose to adopt or approve, or allow the Company or any of its Subsidiaries to execute or enter into, any Alternative Acquisition Agreement (other than an Acceptable Confidentiality Agreement permitted under, and in compliance with Section 5.3(a)).
(b)   Change in Recommendation.   Notwithstanding anything to the contrary contained in this Agreement, if at any time prior to the receipt of the Company Stockholder Approval:
(i)   the Company or the Company Board receives a Superior Proposal, the Company Board may authorize and cause the Company to (A) effect a Change in Recommendation or (2) terminate this Agreement pursuant to Section 7.1(f) if: (1) such Superior Proposal did not result from a material breach of Section 5.3(a); (2) the Company Board determines in good faith, after consultation with the Company’s outside legal counsel, that the failure to take such action would be inconsistent with the Company Board’s fiduciary duties under applicable Law; (3) the Company has delivered to Parent a written notice (the “Superior Proposal Notice”) stating that the Company Board intends to take such action; (4) the Company has provided Parent a copy of the proposed definitive agreements relating to the Superior Proposal (and has informed Parent of the identity of the Person making such Superior Proposal); (5) until 11:59 p.m., New York City time, on the fourth (4th) Business Day period commencing on the date of Parent’s receipt of such Superior Proposal Notice (the “Notice Period”), the Company shall have made its Representatives available and shall have discussed and negotiated with Parent in good faith (to the extent Parent requests to negotiate) regarding any proposed modifications or amendments of this Agreement or a possible alternative transaction so that the Acquisition Proposal that is the subject of the Superior Proposal Notice ceases to be a Superior Proposal; (6) no earlier than the expiration of the Notice Period (as it may be extended pursuant to the preceding clause (5)), the Company Board shall have determined in good faith, (after consultation with the Company’s financial advisor and outside legal counsel), after taking into account any proposed amendments or modifications to this Agreement made by Parent in writing during such period, that (x) such Acquisition Proposal that is the subject of the Superior Proposal Notice still constitutes a Superior Proposal, and (y) the failure to take such action would be inconsistent with the Company Board’s fiduciary duties to the Company’s stockholders under applicable Laws. The provisions of this Section 5.3(b)(ii) shall also apply to any change to any of the financial terms (including the form and amount of payment of consideration) or other material amendment to any Superior Proposal and shall require a new Superior Notice Proposal, except that the references to four (4) Business Days in connection therewith in clause (5) above shall be deemed to be two (2) Business Days; or
(ii)   the Company Board may make a Change in Recommendation, other than in connection with or related to a Superior Proposal (which will be subject to Section 5.3(b)(i) and shall not be subject to this Section 5.3(b)(ii)) if: (A) a material Effect (that does not relate to any Acquisition Inquiry, Acquisition Proposal or Superior Proposal) that was not known to the Company Board on the date of this Agreement (or if known, the consequences of which were not known or not reasonably foreseeable to the Company Board as of the date of this Agreement), (each, an “Intervening Event”); (B) the Company Board determines in good faith, after consultation with the Company’s outside legal counsel, that a failure to effect such a Change in Recommendation would be inconsistent with the Company Board’s fiduciary duties to the Company’s stockholders under applicable Law; (C) the Company has notified Parent in writing that it intends to effect such a Change in Recommendation pursuant to this Section 5.3(b)(ii) (which notice shall reasonably specify the facts and circumstances providing the basis of the Intervening Event and for the Company Board’s determination to effect the Change in Recommendation in detail), (D) until 11:59 p.m., New York City time, on the fourth (4th) Business Day after Parent receives such written notice pursuant to the foregoing clause (C), if requested by Parent, the Company shall have discussed and negotiated in good faith with Parent any proposed amendments or modifications to this Agreement or entry into an alternative transaction with Parent or its Affiliates; and (E) no earlier than the end of such negotiation period, the Company Board shall have determined in good faith, after consultation with the Company’s outside legal counsel), after considering and taking into account the terms of any proposed amendments of modifications to this Agreement made by Parent in writing during such period, that, the failure to effect a Change in Recommendation would be inconsistent with the Company Board’s fiduciary duties to the Company’s stockholders under applicable Law. The provisions of this Section 5.3(b)(ii) shall also apply to any material change to the facts and circumstances of any Intervening Event and shall require a new notice pursuant to clause (C) above, except that the references to four (4) Business Days in connection therewith in clause (D) above shall be deemed to be two (2) Business Days.
Section 5.4   Filings; Other Action.
(a)   Each of the Company, Parent and Merger Sub shall as promptly as reasonably practicable upon such dates as are mutually agreed by the Parties, but in no event later than as required by Law, make and effect all registrations, filings and submissions required under applicable Antitrust Laws and Foreign Investment Laws and as reasonably determined by the Parties to be necessary or appropriate pursuant to other Laws with respect to the Merger and other Transactions. Without limiting the foregoing, unless otherwise agreed by the Parties, the Company, Parent and Merger Sub shall make any filings required pursuant to the HSR Act no later than the date that is ten (10) Business Days after the Original Agreement Date.
(b)   Subject to the terms and conditions of this Agreement, the Parties will use their respective reasonable best efforts to consummate and make effective the Transactions and cause the conditions to the Merger set forth in Article 6 to be satisfied, including using reasonable best efforts to: (i) obtain all necessary Consents, clearances and approvals from Third Parties (including Governmental Entities) required in connection with the Transactions (including, as appropriate, obtaining and securing the expiration or termination of any applicable waiting periods under the HSR Act or other applicable Antitrust Laws required in connection with the Transactions); (ii) make all necessary registrations and filings (including filings with Governmental Entities, if any), including under the Exchange Act, and take all reasonable steps as may be necessary to obtain an approval from, or avoid a Legal Proceeding by, any Third Parties necessary in connection with the consummation of the Transactions; (iii) promptly provide any additional information to any Governmental Entity as such Governmental Entity shall reasonably request in connection with the Merger or any of the other Transactions; and (iv) execute and deliver any additional instruments reasonably necessary to consummate the Transactions in accordance with the terms of this Agreement and to carry out fully the purposes of this Agreement; provided, however, that in no event shall the Company or any of its respective Affiliates be required to grant or offer to grant any accommodation or concession (financial or otherwise), or pay any fee, penalty or other consideration to any Person in connection with seeking or obtaining any Consent or approval to or in respect of any of the Transactions unless doing so is contingent upon the Closing.
(c)   Without limiting the generality of the foregoing, Parent and Merger Sub shall promptly take, or cause to be taken, all actions and steps necessary to obtain and secure the expiration or termination of any applicable waiting periods under the HSR Act or other Antitrust Laws or Foreign Investment Laws, and obtain any clearance or approval required to be obtained from the U.S. Federal Trade Commission, the U.S. Department of Justice, any state attorney general, any foreign competition authority or any other Governmental Entity under any Antitrust Laws or Foreign Investment Laws, including resolving such objections, if any, that any Governmental Entity may assert in connection with the Transactions and to avoid or eliminate any impediment under any Antitrust Laws or Foreign Investment Laws that may be asserted by any Governmental Entity in connection with the Transactions, in each case so as to enable the Closing to occur as promptly as practicable and in any event prior to the End Date, including (i) proposing, negotiating, committing to and effecting, by consent decree, hold separate order or otherwise, the sale, divestiture, license, hold separate or other disposition, contemporaneously with or subsequent to the Effective Time, of any asset or business of Parent, its Subsidiaries, the Company or other Acquired Companies; (ii) terminating, relinquishing, modifying, transferring, assigning, restructuring, or waiving existing agreements, collaborations, relationships, ventures, contractual rights, obligations or other arrangements of Parent, Merger Sub or the Company, or their respective Subsidiaries or Joint Ventures; or (iii) any other behavioral undertakings and commitments whatsoever, including but not limited to creating or consenting to create any relationships, ventures, contractual rights, obligations, or other arrangements of Parent, Merger Sub or Company or their respective Subsidiaries or Joint Ventures, in each case as may be required to obtain the termination or expiration of any applicable waiting period under any Law, to obtain any required Consent or other approval from any Governmental Entity under any Law as promptly as practicable and prior to the End Date and avoid the commencement of such Legal Proceeding and the entry of any Order without a Legal Proceeding, to prevent the entry of, or have vacated, lifted, reversed or otherwise overturned, any applicable injunction, judgment or other Order issued under any Law that would prohibit the Transactions or delay or prevent the Closing prior to the End Date, and to the extent practicable, avoid the commencement of such Legal Proceeding.
(d)   To assist Parent in complying with its obligations set forth in Section 5.4(c), the Acquired Companies shall enter into one or more agreements requested by Parent to be entered into by any of them prior to the Closing with respect to any transaction to divest, hold separate or otherwise take any action contemplated by Section 5.4(c) with respect to the Acquired Companies, including agreements that limit the Acquired Companies’ freedom of action, ownership or control with respect to, or their ability to retain or hold, directly or indirectly, any of their businesses, assets, equity interests, product lines or properties (each, a “Divestiture Action”); provided, however, that the consummation of the transactions provided for in any such agreement for a Divestiture Action shall not require any payment by any Acquired Companies and shall be conditioned upon the Closing or satisfaction of all of the conditions to Closing in a case where the Closing will occur immediately following such Divestiture Action (and where Parent has irrevocably committed to effect the Closing immediately following such Divestiture Action). The Company shall not, and shall cause all of the other Acquired Companies not to, agree or commit to or undertake any Divestiture Action without the consent or request of Parent.
(e)   In connection with and without limiting the generality of anything contained in Section 5.4(a), subject to applicable Law, each Party shall furnish to counsel for the other Parties such necessary information and reasonable assistance as the other may reasonably request in connection with the preparation of any required governmental filings or submissions and will cooperate in responding to any investigation or other inquiry from a Governmental Entity or in connection with any Legal Proceeding initiated by a private party, in each case, under any applicable Antitrust Laws or Foreign Investment Laws, including (i) giving the other Parties prompt written notice of the making or commencement of any request, inquiry, investigation, action or Legal Proceeding with respect to the Merger or any of the other Transactions; (ii) keeping the other Parties reasonably informed as to the status of any such request, inquiry, investigation, action or Legal Proceeding; and (iii) promptly informing the other Parties of any material communication to or from any Governmental Entity regarding the Merger or any of the other Transactions; provided, that Parent and the Company shall have no obligation to share personal identifier information and may redact or restrict communications containing confidential business information to outside counsel only consistent with customary practice. Each Party will consult and cooperate with the other Parties and will provide the other Parties with a reasonable advance opportunity to review and comment upon and will consider in good faith the views of the other Parties in connection with any analysis, appearance, presentation, memorandum, brief, argument, opinion or proposal made or submitted to a Governmental Entity or Third Party in connection with any such request, inquiry, investigation, action or Legal Proceeding, and shall provide copies to counsel for all Parties of such submissions subject to any redactions for privilege or confidentiality as are reasonably necessary. No Party shall enter into an agreement with any Governmental Entity extending the time for review of the Transactions or agreeing not to consummate the Transactions without the express written consent of all Parties. In addition, except as may be prohibited by any Governmental Entity or by any Law, in connection with any such request, inquiry, investigation, action or Legal Proceeding, each Party will give reasonable advance notice to and permit authorized Representatives of the other Parties to be present at each substantive meeting or conference (whether in person or telephonic) relating to such request, inquiry, investigation, action or Legal Proceeding and to permit the other Parties’ counsel to have access to and be consulted in connection with any substantive document, opinion or proposal made or submitted to any Governmental Entity in connection with such request, inquiry, investigation, action or Legal Proceeding.
(f)   In the event that any investigation or Legal Proceeding is commenced pursuant to any Antitrust Laws or Foreign Investment Laws challenging the Merger or any of the other Transactions and such investigation or Legal Proceeding seeks, or would reasonably be expected to seek, to prevent the consummation of the Merger or the other Transactions, Parent and Merger Sub shall take any and all action to resolve any such litigation, action or Legal Proceeding, and each of the Company, Parent and Merger Sub shall cooperate with each other and use its respective reasonable best efforts to contest any such litigation, action or proceeding and to have vacated, lifted, reversed or overturned any decree, judgment, injunction or other Order, whether temporary, preliminary or permanent, that is in effect and that prohibits, prevents or restricts consummation of the Merger or the other Transactions.
(g)   Neither Parent nor Merger Sub shall, nor shall they permit their respective Subsidiaries to, acquire or agree to acquire any rights, assets, business, Person or division thereof (through acquisition, license, joint venture, collaboration or otherwise), if such acquisition would reasonably be expected to materially increase the risk of not obtaining any applicable clearance, consent, approval or waiver under any Antitrust Laws or Foreign Investment Laws with respect to the Merger or the other Transactions.

(h)   The Parties will consult with each other with respect to obtaining all permits and Consents necessary to consummate the Transactions.
Section 5.5   Access.   Upon reasonable advance written notice, the Company shall (and shall cause its Subsidiaries to) afford Parent’s Representatives reasonable access, during normal business hours throughout the period prior to the Effective Time, to the Acquired Companies’ officers, employees, agents, properties, books, contracts and records and, during such period, the Company shall furnish promptly to Parent all other information within its possession or control concerning its business as Parent may reasonably request in writing, in each case, for any reasonable business purpose related to the consummation of or integration planning with respect to the Transactions; provided, however, that the Acquired Companies may restrict or prohibit such access to the extent that granting such access would, in the reasonable judgment of the Company: (a) result in the disclosure of any Trade Secrets of Third Parties; (b) violate any material obligation of the Acquired Companies with respect to confidentiality, non-disclosure or privacy; (c) reasonably be expected to result in a waiver by the Company under the attorney-client privilege or attorney work product doctrine; (d) violate any Contract or Law (it being agreed that, with respect to clauses (a), (b), (c) or (d), that the Company shall its commercially reasonable efforts to cause such information to be provided in a manner that would not result in such jeopardy, contravention or violation); or (e) materially interfere with the conduct of any Acquired Company’s business. Without limitation of the foregoing, the Acquired Companies will reasonably cooperate with Parent and its Representatives for purposes of integration planning; provided, that in no event shall any implementation of integration planning steps with respect to the Acquired Companies occur prior to the Effective Time. No investigation pursuant to this Section 5.5 shall affect or be deemed to modify any representation or warranty in this Agreement of any Party. All requests for access pursuant to this Section 5.5 must be directed to the Chief Executive Officer of the Company or another Person designated in writing by the Company. Without limiting Parent’s obligations under the Confidentiality Agreement, Parent shall instruct its directors, officers and employees not to, directly or indirectly, contact any Person known by such director, officer or employee to be a customer or supplier of the Company in connection with the Merger or any of the other Transactions without the Company’s prior written consent, not to be unreasonably withheld, conditioned or delayed (provided, that such consent, with respect to any particular such customer or supplier, need only be obtained once with respect to all contacts with such party for the same purpose). Prior to the Effective Time, all information obtained by Parent and its Representatives pursuant to this Section 5.5 shall be treated as “Evaluation Material” of the Acquired Companies for purposes of the Confidentiality Agreement. Effective as of the Original Agreement Date, the use and disclosure restrictions contained in the Confidentiality Agreement shall be extended until either (i) one year following the date on which this Agreement is terminated pursuant to Section 7.1 or (ii) the Effective Time.
Section 5.6   Interim Operations of Merger Sub.   During the period from the Original Agreement Date through the earlier of the Effective Time or the date of termination of this Agreement, Merger Sub shall not engage in any business of any nature except as provided in or contemplated by this Agreement (including performance of its obligations hereunder and to consummate the Merger and other Transactions on the terms set forth in this Agreement).
Section 5.7   Publicity.   Parent and the Company will issue an initial joint press release with respect to the execution of this Agreement. From and after the Original Agreement Date, so long as this Agreement is in effect, the Company and Parent shall consult with each other before issuing any press release or otherwise making any public statements with respect to this Agreement or any of the Transactions contemplated by the Transaction Documents and shall not issue any such press release or make any such public statement without the prior written consent of the other Parties, which consent shall not be unreasonably withheld or delayed; provided, however, that (i) a Party may, without the prior written consent of the other Parties, issue such press release or make such public statement as may be required by Law or the applicable rules of the NYSE if it has used its reasonable best efforts to consult with the other Parties, to give the other Parties a reasonable opportunity to review and comment in advance of the issuance, and to obtain such Party’s consent but has been unable to do so prior to the time such press release or public statement is so required to be issued or made, (ii) a Party shall not be obligated to engage in such consultation with respect to communications that are principally directed to employees, customers, partners or vendors so long as such communications are substantially consistent with previous releases, public disclosures or public statements made jointly by the Parties (or individually, if approved the other Party), (iii) the Company shall not be obligated to engage in such consultation with respect to, subject to Section 5.3, communications made by the Company relating to a Change in Recommendation or “stop-look-and-listen” communication or similar communication of the type contemplated by Rule 14d-9(f) under the Exchange Act, or (iv) a Party shall not be obligated to engage in such consultation with respect to communications made by the Company or Parent concerning (x) this Agreement, the Merger or the Transactions in connection with a determination by the Company or Company Board in accordance with Section 5.3 that an Acquisition Proposal constitutes, or is reasonably likely to constitute, a Superior Proposal, or (y) any dispute between the Parties regarding this Agreement, the Merger or the Transactions; provided that in the case of the preceding clauses (iii) or (iv), to the extent not prohibited by applicable Law, the disclosing Party gives the other Parties reasonable advance notice of (including contents of) its intended press release or other announcement.
Section 5.8   Employee Matters.
(a)   For a period of not less than nine (9) months after the Closing Date (or, if shorter, during the period of employment), Parent shall, or shall cause the Surviving Corporation to, provide to each employee of the Acquired Companies who continues to be employed with Parent or the Surviving Corporation (or any of their Affiliates, including the Acquired Companies after the Effective Time) following the Effective Time (each, a “Continuing Employee”) with (i) an annual base salary or hourly wage rate (as applicable) that is at least equal to that provided to the Continuing Employee immediately prior to the Effective Time, and (ii) cash bonus and cash incentive opportunities and other benefits, including, without limitation, employee health, welfare, retirement and severance benefits (other than defined benefit pension, deferred compensation, equity or phantom equity, or retiree medical benefits) that are substantially similar in the aggregate to those provided to the Continuing Employees immediately prior to the Effective Time; provided, however, that Parent shall cause the Surviving Corporation to pay all existing employees of the Acquired Companies who, immediately prior to the Effective Time, participate in the Company’s performance-based bonus program for the fiscal year ending December 31, 2022 the respective amounts of bonuses that such employees would have received in accordance with the terms of the program in effect immediately prior to the Effective Time, regardless of whether such employees are employed by the Surviving Corporation at any time after the Effective Time; provided, however, that Parent and the Surviving Corporation shall not be required to pay such bonuses to any employee of any Acquired Company that voluntarily terminates his or her employment with such Acquired Company.
(b)   Parent agrees that, as of the Effective Time, each Continuing Employee shall receive full credit for purposes of eligibility to participate, vesting, benefit accrual, vacation entitlement and severance benefits for service with the Acquired Companies (or predecessor employers to the extent the Company currently provides such past service credit as of the date hereof) prior to the Effective Time consistent with applicable Law and under the comparable employee benefit plans, programs and policies of Parent or the Surviving Corporation, as applicable, in which such employees are eligible to participate; provided, however, that the foregoing shall not apply (i) with respect to any defined benefit pension plan or retiree medical benefits or (ii) to the extent that its application would result in a duplication of benefits. With respect to each health or welfare benefit plan maintained by Parent or the Surviving Corporation for the benefit of Continuing Employees, Parent shall, or shall cause the Surviving Corporation to, use commercially reasonable efforts to (i) cause to be waived any eligibility waiting periods, any evidence of insurability requirements and the application of any pre-existing condition limitations under such plan, and (ii) cause each Continuing Employee to be given credit under such plan for all amounts paid by such Continuing Employee under any similar Company Benefit Plan for the plan year that includes the Effective Time for purposes of applying deductibles, co-payments and out-of-pocket maximums as though such amounts had been paid in accordance with the terms and conditions of the plans maintained by Parent or the Surviving Corporation, as applicable, for the plan year in which the Effective Time occurs; provided, however, that Parent’s obligations under this clause (ii) shall be subject to receipt of all necessary information, either from the Company or such Continuing Employee, related to such amounts paid by such Continuing Employee.
(c)   Solely if Parent directs in writing at least ten (10) Business Days prior to the Effective Time, (A) the Company shall terminate any and all Company Benefit Plans intended to qualify under Section 401(k) of the Code, effective not later than the Business Day immediately preceding the Effective

Time, and (B) no later than five (5) Business Days prior to the Closing Date, the Company shall provide Parent with evidence that the Company has taken action to terminate such 401(k) plan(s) pursuant to resolutions of the Company Board (the form and substance of which shall be subject to review and reasonable approval by Parent).
(d)   The provisions of this Section 5.8 are solely for the benefit of the parties to this Agreement, and no Continuing Employee or any other employee (including in each case any beneficiary or dependent thereof) shall be regarded for any purpose as a third-party beneficiary of this Agreement, and no provision of this Section 5.8 shall create such rights in any such Persons. Without limiting the foregoing, nothing in this Section 5.8 or elsewhere in this Agreement is intended to or shall, or shall be construed to (i) be treated as an amendment to any particular Company Benefit Plan or other benefit plans or arrangements, (ii) prevent Parent from amending or terminating any of its benefit plans at any time, or require Parent, the Surviving Corporation or any of their Affiliates to continue any Company Benefit Plans or other employee benefit plans or arrangements or prevent the amendment, modification or termination thereof after the Effective Time or (iii) create a right or any guarantee of employment in any employee to employment with the Acquired Companies, Parent or the Surviving Corporation of any of their Affiliates for any period of time or preclude the ability of Parent, the Surviving Corporation or any of their respective Affiliates to terminate the employment of any Continuing Employee at any time and for any reason.
Section 5.9   Stock Exchange Listing; Deregistration.   Prior to the Effective Time, the Company shall cooperate with Parent and use its reasonable best efforts to take, or cause to be taken, all actions, and do or cause to be done all things, necessary, proper or advisable on its part under Laws and rules and policies of the NYSE to cause the delisting of the Company and of the shares of Company Common Stock from NYSE as promptly as practicable after the Effective Time and the deregistration of the shares of Company Common Stock under the Exchange Act as promptly as practicable after such delisting. The Company shall not cause the Company Common Stock to be delisted from NYSE prior to the Effective Time. If the Surviving Corporation is required to file any quarterly or annual report by a filing deadline that is imposed by the Exchange Act which falls on a date within the ten (10) days following the Closing Date, the Company will use its reasonable best efforts to deliver to Parent at least five (5) Business Days prior to the Closing a substantially final draft of any such annual or quarterly report reasonably likely to be required to be filed during such period.
Section 5.10   Indemnification; Directors’ and Officers’ Insurance.
(a)   For six (6) years after the Effective Time, Parent shall, or shall cause the Surviving Corporation to, maintain officers’ and directors’ liability insurance in respect of matters arising prior to the Effective Time covering each such individual currently covered by the Company’s officers’ and directors’ liability insurance policy on terms with respect to coverage and amount no less favorable in the aggregate than those of such policy in effect on the date hereof; provided, however, that in satisfying its obligation under this Section 5.10(a), neither Parent nor the Surviving Corporation shall be obligated to pay annual premiums in excess of 300% of the amount per annum the Company last paid prior to the date hereof (the “Current Premium”) and if such premiums for such insurance would at any time exceed 300% of the Current Premium, then the Surviving Corporation shall cause to be maintained policies of insurance that, in the Surviving Corporation’s good faith judgment, provide as much coverage as reasonably practicable at an annual premium equal to 300% of the Current Premium. Notwithstanding the foregoing, the provisions of the immediately preceding sentence shall be deemed to have been satisfied and such policies need not be maintained if a prepaid “tail” policy have been obtained by the Company (or, if the Company is unable to, Parent may cause the Surviving Corporation as of the Effective Time to obtain such policy) prior to the Effective Time, which policy provides such individuals currently covered by the Company’s directors’ and officers’ liability insurance with coverage for an aggregate period of six years (6) with respect to claims arising from matters arising on or before the Effective Time, including in respect of the Transactions; provided, however, that the cost of such prepaid policy does not exceed 300% of the Current Premium. If such prepaid policy have been obtained prior to or as of the Effective Time, the Surviving Corporation shall (and Parent shall cause the Surviving Corporation to), for its full term, maintain such policy in full force and effect, and continue to honor the obligations thereunder, and no other Party shall have any further obligation to purchase or pay for insurance hereunder.

(b)   Parent and Merger Sub agree that all rights to indemnification and exculpation from Liabilities, including advancement of expenses, for acts or omissions occurring prior to the Effective Time now existing in favor of the directors or officers of the Company at or prior to the Effective Time (each, an “Indemnified Party”) as provided in (i) each indemnification agreement in effect as of the date hereof between the Company and any Indemnified Party, and (ii) the Company Certificate of Incorporation or Company Bylaws as in effect on the date hereof shall survive the Merger and shall continue in full force and effect. For a period of six (6) years from the Effective Time, the Surviving Corporation shall, and Parent shall cause the Surviving Corporation to, maintain in effect the exculpation, indemnification and advancement of expenses equivalent to the provisions of the Company Certificate of Incorporation and Company Bylaws as in effect immediately prior to the Effective Time solely with respect to acts or omissions occurring prior to the Effective Time and shall not amend, repeal or otherwise modify any such provisions in any manner that would adversely affect the rights thereunder of any Indemnified Parties; provided, however, that all rights to indemnification in respect of any action pending or asserted or any claim made for indemnification within such period shall continue until the disposition of such action or resolution of such claim. From and after the Effective Time, Parent shall guarantee and stand surety for, and shall cause the Surviving Corporation to honor, in accordance with their respective terms, each of the covenants contained in this Section 5.10.
(c)   If Parent, the Surviving Corporation or any of their respective successors or assigns (i) consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or Entity of such consolidation or merger or (ii) transfers or conveys all or substantially all of its properties and assets to any Person, then, and in each such case proper provision shall be made so that the successors and assigns of Parent or the Surviving Corporation, as the case may be, shall assume the obligations set forth in this Section 5.10.
(d)   The provisions of this Section 5.10 are (i) intended to be for the benefit of, and shall be enforceable by, each Indemnified Party, such Indemnified Party’s heirs and (ii) in addition to, and not in substitution for, any other rights to indemnification or contribution that any such individual may have under any certificate of incorporation or bylaws, by contract or otherwise. The obligations of Parent and the Surviving Corporation under this Section 5.10 shall not be terminated or modified in such a manner as to adversely affect the rights of any Indemnified Party unless (i) such termination or modification is required by applicable Law or (ii) the affected Indemnified Party shall have consented in writing to such termination or modification (it being expressly agreed that the Indemnified Parties shall be third party beneficiaries of this Section 5.10).
Section 5.11   Section 16 Matters.   Prior to the Effective Time, the Company shall, and shall be permitted to, take all such steps as may reasonably be necessary or advisable (to the extent permitted under applicable Law and no-action letters issued by the SEC) to cause any dispositions of Company Common Stock (including any Company Compensatory Awards) resulting from the Transactions by each Person who is or will be subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to the Company immediately prior to the Effective Time to be exempt under Rule 16b-3 under the Exchange Act, to the extent permitted by applicable Law.
Section 5.12   Transaction Litigation.   The Company shall as promptly as practicable notify Parent in writing of, and shall give Parent the opportunity to participate in (subject to a customary joint defense agreement) the defense or settlement of any Transaction Litigation, whether commenced prior to or after the execution and delivery of this Agreement. The Company agrees that it shall not settle or offer to compromise or settle any Transaction Litigation, in each case, without the prior written consent of Parent (which consent shall not be unreasonably withheld, delayed or conditioned). Without otherwise limiting the Indemnified Parties’ rights with regard to the right to counsel, following the Effective Time, the Indemnified Parties shall be entitled to continue to retain Duane Morris LLP or such other counsel selected by such Indemnified Parties.
Section 5.13   Payoff of Credit Facilities.   At least three (3) Business Days prior to the Closing Date, the Company shall deliver to Parent an executed copy of a customary payoff letter for each Credit Facility, in form and substance reasonably satisfactory to Parent relating to the repayment in full of all obligations thereunder or secured thereby, the termination of all commitments in connection therewith and the release of all Encumbrances securing the obligations thereunder (the “Payoff Letter”) which will provide the dollar amount of all Indebtedness required to be paid under each Credit Facility in order to fully pay off each Credit Facility as of the Closing. The Company shall, and shall cause its Subsidiaries to, deliver to Parent prior to the Closing, in form and substance reasonably satisfactory to Parent, all the documents, filings and notices required for the termination of commitments under the Credit Facilities and the release of all Encumbrances securing the obligations thereunder, including the filing of UCC releases, termination of control agreements, and delivery of possessory collateral, which shall in each case be subject to the occurrence of the Closing and the repayment in full of all obligations then outstanding under the applicable Credit Facilities. Parent shall pay in full at Closing such amounts due and owing set forth in each Payoff Letter.
Section 5.14   Adoption of Agreement.   Parent, as the sole stockholder of Merger Sub, will vote to adopt this Agreement immediately after the execution and delivery of this Agreement.
Section 5.15   State Takeover Laws.   If any state takeover statute becomes or is deemed to become applicable to the Company or the Merger or the other Transactions, then the Company Board shall take any and all actions necessary to render such statutes inapplicable to the foregoing.
Section 5.16   Resignations.   Prior to the Effective Time, upon Parent’s request, the Company shall use reasonable best efforts to cause any director of the Company and each substantially equivalent position of any Subsidiary of the Company to execute and deliver a letter effectuating such Person’s resignation as a director or other position of such Entity effective as of the Effective Time.
Section 5.17   Notification of Certain Events.   The Company shall give prompt notice to Parent of (1) the occurrence or non-occurrence of any event whose occurrence or non-occurrence, as the case may be, could reasonably be expected to cause any condition set forth in clauses (a), (b) and (c) of Section 6.3 not to be satisfied at any time from the date of this Agreement to the Effective Time; (2) any notice or other communication from any third Person alleging that the Consent of such third Person is or may be required in connection with the Merger or the other Transactions; and (3) any material regulatory notice, report or similar communication from a Governmental Entity. Parent shall give prompt notice to the Company of (i) the occurrence or non-occurrence of any event whose occurrence or non-occurrence, as the case may be, could reasonably be expected to prevent or materially delay the consummation by Parent or Merger Sub of the Merger or any of the Transactions; and (ii) any notice or other communication from any Third Party alleging that the Consent of such Third Party is or may be required in connection with the Merger or the other Transactions. Notwithstanding anything in this Agreement to the contrary, no such notification shall affect the representations, warranties, covenants or agreements of the Parties or the conditions to the obligations of the Parties hereunder, and any failure to give such notice by the Company with respect to clauses (2) or (3) above, or by Parent with respect to clause (ii) above, as applicable, shall not constitute a breach of this Section 5.17 for purposes of Section 6.3(b) or Section 6.2(b), respectively. The Company and Parent shall, to the extent permitted by Law, promptly provide the other with copies of all filings made by such Party with any Governmental Entity in connection with this Agreement and the Transactions; provided, however, that filings with respect to Antitrust Laws and Foreign Investment Laws shall be governed by Section 5.4.
Section 5.18   FIRPTA Certificate.   At or prior to the Closing, the Company shall deliver (a) a statement dated not earlier than twenty (20) days prior to the Closing Date in accordance with Treasury Regulation §§ 1.1445-2(c)(3) and 1.897-2(h) certifying that the Company is not, and has not been during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code, a “United States real property holding corporation” for purposes of Sections 897 and 1445 of the Code and (b) the notification to the IRS described in Treasury Regulation § 1.897-2(h)(2) regarding delivery of the statement referred to in the preceding clause (a), in each case signed by a responsible corporate officer of the Company. The Company acknowledges that Parent shall cause the Company to file such notification with the IRS on or after the Closing Date.
Section 5.19   Interim Financing.   Prior to the termination of this Agreement pursuant to Section 7.1 or the Effective Time, if requested by the Company, Parent and the Company shall use their respective commercially reasonable efforts to negotiate and enter into definitive documentation evidencing a credit facility or other interim financing in an amount to be mutually agreed by the parties thereto and otherwise on customary market terms as the parties shall mutually agree upon, provided, that for the avoidance of doubt, this Section 5.19 shall not constitute a commitment to provide financing by Parent.

ARTICLE 6
CONDITIONS TO EACH PARTY’S OBLIGATION TO EFFECT THE MERGER
Section 6.1   Conditions to Each Party’s Obligation to Effect the Merger.   The respective obligation of each Party to consummate the Merger are subject to the satisfaction or (to the extent permitted by Law) waiver by the Company and Parent at or prior to the Effective Time of the following conditions:
(a)   Stockholder Approval.   The Company Stockholder Approval shall have been obtained.
(b)   Regulatory Approvals.   Any (i) applicable waiting period (and any extension thereof) applicable to the consummation of the Merger under the HSR Act shall have expired or termination thereof shall have been granted and (ii) authorization or consent from a Governmental Entity required to be obtained with respect to the Merger under any Antitrust Law as set forth on Schedule I shall have been obtained and shall remain in full force and effect.
(c)   No Order.   No Order shall be in effect that has the effect of preventing, making illegal or otherwise prohibiting the consummation of the Merger and the other Transactions.
Section 6.2   Conditions to Obligations of the Company.   The obligation of the Company to effect the Merger is subject to the satisfaction or (to the extent permitted by Law) waiver by the Company at or prior to the Effective Time of the following additional conditions:
(a)   Representations and Warranties.   (i) The representations and warranties of Parent and Merger Sub contained in Section 4.1, and Section 4.7 (without giving effect to any “materiality” or “Parent Material Adverse Effect” qualifiers set forth therein) shall be true and correct in all material respects both as of the date of this Agreement and as of the Effective Time as if made at and as of such time (except to the extent expressly made as of a specified date, in which case shall be so true and correct in all material respects as of such specified date), (ii) the representations and warranties of Parent and Merger Sub contained in Section 4.3, Section 4.4(a)(i), and Section 4.10 shall be true and correct in all respects both as of the date of this Agreement and as of the Effective Time as if made at and as of such time (except to the extent expressly made as of a specified date, in which case shall be so true and correct as of such specified date), and (iii) the other representations and warranties of Parent and Merger Sub contained in this Agreement (without giving effect to any “materiality” or “Parent Material Adverse Effect” qualifiers set forth therein) shall be true and correct both as of the date of this Agreement and as of the Effective Time as if made at and as of such time (except to the extent expressly made as of a specified date, in which case shall be so true and correct as of such specified date), except where the failure of such representations and warranties to be so true and correct, individually or in the aggregate, has not had, and would not reasonably be expected to have, a Parent Material Adverse Effect.
(b)   Performance of Obligations of Parent and Merger Sub.   Parent and Merger Sub shall have performed or complied in all material respects with each of their obligations required to be performed or complied with by them under this Agreement on or prior to the Effective Time.
(c)   Parent Certificate.   Parent shall have delivered to the Company a certificate, dated as of the Closing Date and signed by an executive officer of Parent, certifying to the effect that the conditions set forth in Section 6.2(a) and Section 6.2(b) have been satisfied.
Section 6.3   Conditions to Obligations of Parent and Merger Sub.   The obligation of Parent and Merger Sub to effect the Merger is subject to the satisfaction or (to the extent permitted by Law) waiver by Parent at or prior to the Effective Time of the following additional conditions:
(a)   Representations and Warranties.   (i) The representations and warranties of the Company contained in Section 3.1(a), Section 3.2(a), Section 3.5(b)-(h) and Section 3.20 (without giving effect to any “materiality” or “Company Material Adverse Effect” qualifiers set forth therein) shall be true and correct in all material respects both as of the date of this Agreement and as of the Effective Time as if made at and as of such time (except to the extent expressly made as of a specified date, in which case shall be so true and correct as of such specified date), (ii) the representations and warranties of the Company contained in Section 3.3, Section 3.4(a)(i), Section 3.5(a), Section 3.7(b)(i), Section 3.19 and Section 3.21 shall be true and correct (except in the case of Section 3.5(a), for any de minimis inaccuracies)

in all respects both as of the date of this Agreement and as of the Effective Time as if made at and as of such time (except to the extent expressly made as of a specified date, in which case shall be so true and correct as of such specified date), and (iii) the other representations and warranties of the Company contained in this Agreement shall be true and correct (without giving effect to any “materiality” or “Company Material Adverse Effect” qualifiers set forth therein) both as of the date of this Agreement and as of the Effective Time as if made at and as of such time (except to the extent expressly made as of a specified date, in which case shall be so true and correct as of such specified date), except where the failure of such representations and warranties to be so true and correct, individually or in the aggregate, has not had, and would not reasonably be expected to have, a Company Material Adverse Effect.
(b)   Performance of Obligations of the Company.   The Company shall have performed or complied in all material respects with its obligations required to be performed or complied with by it under this Agreement on or prior to the Effective Time.
(c)   No Company Material Adverse Effect.   Since the date of this Agreement, there shall not have been any Company Material Adverse Effect.
(d)   Company Certificate.   The Company shall have delivered to Parent a certificate, dated as of the Closing Date and signed by its Chief Executive Officer or Chief Financial Officer, certifying to the effect that the conditions set forth in Section 6.3(a), Section 6.3(b) and Section 6.3(c) have been satisfied.
ARTICLE 7
TERMINATION
Section 7.1   Termination.   This Agreement may be terminated, and the Merger may be abandoned, at any time prior to the Effective Time, as follows:
(a)   by mutual written consent of the Company and Parent;
(b)   by Parent or the Company at any time after 5:00 p.m., New York City time, on April 15, 2023 (the “End Date”) if the Effective Time shall not have occurred on or before the End Date; provided, however, that the right to terminate this Agreement pursuant to this Section 7.1(b) shall not be available to any Party (or any Affiliate of such Party) whose failure to perform or comply with any of its covenants or agreements set forth in this Agreement has been the principal cause of, or principally resulted in, the failure of the Merger to have occurred on or before the End Date;
(c)   by Parent or the Company if a final and non-appealable Order shall be in effect that has the effect of permanently preventing, making illegal or otherwise prohibiting the consummation of the Merger or the other Transactions; provided, however, that the right to terminate this Agreement pursuant to this Section 7.1(c) shall not be available to any Party (or any Affiliate of such Party) whose failure to perform or comply with any of its covenants or agreements set forth in this Agreement has been the principal cause of, or principally resulted in, the issuance, promulgation, enforcement or entry of any such Order;
(d)   by Parent or the Company if the Company Stockholder Approval shall not have been obtained at a duly convened Company Stockholders Meeting or any adjournment or postponement thereof at which the vote thereon was taken;
(e)   by Parent if, at any time prior to the receipt of the Company Stockholder Approval, the Company Board shall have effected a Change in Recommendation;
(f)   by the Company, at any time prior to the receipt of the Company Stockholder Approval, in order for the Company to enter into a definitive agreement with respect to a Superior Proposal to the extent permitted by, and subject to the applicable terms and conditions of, Section 5.3(b)(i) and the Company’s and the Company Board’s compliance with the notice, negotiation and other requirements set forth in Section 5.3(b); provided, that the Company pays the Termination Fee prior to or simultaneously with such termination (it being understood that the Company may enter into such definitive written agreement simultaneously with such termination of this Agreement);

(g)   by Parent, at any time prior to the Effective Time, if a breach of any representation or warranty in Article 3 or failure to perform any covenant or agreement contained in this Agreement on the part of the Company shall have occurred, which breach or failure to perform would cause a failure of any of the conditions set forth in Section 6.3(a), Section 6.3(b) or Section 6.3(c); provided, however, that, for purposes of this Section 7.1(g), if such a breach or failure to perform is curable by the Company on or before the earlier of (i) the End Date and (ii) twenty (20) Business Days following the date Parent gives the Company written notice of such breach or failure to perform and the Company is continuing to use commercially reasonable efforts to cure such breach or failure to perform, then Parent may not terminate this Agreement under this Section 7.1(g) on account of such breach or failure to perform unless such breach or failure to perform shall remain uncured on or before the earlier of (A) the End Date and (B) the end of such twenty (20) Business Day period; provided further, however, that Parent shall not be entitled to terminate this Agreement pursuant to this Section 7.1(g) if either Parent or Merger Sub is in material breach of its respective obligations under this Agreement such that the Company would be entitled to terminate this Agreement pursuant to Section 7.1(h); or
(h)   by the Company at any time prior to the Effective Time, if a breach of any representation or warranty in Article 4 or failure to perform any covenant or agreement contained in this Agreement on the part of Parent or Merger Sub shall have occurred, which breach or failure to perform would reasonably be expected to prevent or materially delay the consummation of Parent or Merger Sub of the Merger or any of the Transactions; provided, however, that, for purposes of this Section 7.1(h), if such a breach or failure to perform is curable by Parent on or before the earlier of (i) the End Date and (ii) twenty (20) Business Days following the date the Company gives Parent written notice of such breach or failure to perform and Parent is continuing to use its commercially reasonable efforts to cure such breach or failure to perform, then the Company may not terminate this Agreement under this Section 7.1(h) on account of such breach or failure to perform unless such breach or failure to perform shall remain uncured on or before the earlier of (A) the End Date and (B) the end of such twenty (20) Business Day period; provided further, however, that the Company shall not be entitled to terminate this Agreement pursuant to this Section 7.1(h) if the Company is in material breach of its obligations under this Agreement such that Parent would be entitled to terminate this Agreement pursuant to Section 7.1(g);
Section 7.2   Effect of Termination.   In the event of the termination of this Agreement as provided in Section 7.1, written notice thereof shall be given by the terminating Party to the other Party, specifying the provision(s) hereof pursuant to which such termination is made, and this Agreement shall become null and void and be of no further force or effect, without liability of any Party (or any of their respective Affiliates or Representatives) to each other Party, and all rights and obligations of any Party hereto shall cease; provided, however, that: (a) this Section 7.2, Article 1 and the applicable definitions elsewhere in this Agreement, the last sentence of Section 5.5, Section 7.3 and Article 8 shall survive the termination of this Agreement pursuant to Section 7.1 and shall remain in full force and effect in accordance with their respective terms; and (b) subject to Section 7.3, nothing herein shall relieve the Company, Parent or Merger Sub from liability or damages incurred or suffered by any other Party as a result of any fraud or intentional breach of any covenant or agreement contained in this Agreement, in which case the aggrieved Party shall be entitled to all rights and remedies available at law or in equity, including the right to specific performance under Section 8.11 and, in the case of fraud or intentional breach by Parent or Merger Sub, the right to pursue damages (which may include damages based on the loss of the benefit of the Transactions to the Company and the lost stockholder premium). The Parties’ rights and remedies under the Confidentiality Agreement shall not be affected by a termination of this Agreement.
Section 7.3   Expenses; Termination Fee.
(a)   Except as otherwise set forth in this Agreement, all fees and expenses incurred in connection with this Agreement, the Merger and the other Transactions shall be paid by the Party incurring such expenses, whether or not the Merger is consummated. For the avoidance of doubt, Parent shall pay all filing fees payable for filings required or otherwise made pursuant to the HSR Act or any other Antitrust Law or Foreign Investment Law, and the Company shall not be required to pay any fees or other payments to any Governmental Entity in connection with any filings under the HSR Act or such other filings as may be required under applicable Antitrust Law or Foreign Investment Law in connection with the Merger or the other Transactions.

(b)   If: (i) (A) this Agreement is validly terminated by Parent pursuant to Section 7.1(g) (Company Breach of Agreement) or by either Parent or the Company pursuant to Section 7.1(b) (Failure of Effective Time to Occur before End Date) or Section 7.1(d) (Failure to Obtain Company Stockholder Approval), (B) following the date hereof and prior to the time of the termination of this Agreement, an Acquisition Proposal or Acquisition Inquiry shall have been publicly announced and not publicly withdrawn (x) prior to such termination in the case of termination pursuant to Section 7.1(g) (Company Breach of Agreement) or Section 7.1(b) (Failure of Merger to Occur before End Date) or (y) at least three (3) Business Days prior to the Company Stockholders Meeting in the case of termination pursuant to Section 7.1(d) (Failure to Obtain Company Stockholder Approval), and (C) the Company consummates such Acquisition Proposal (with all references to twenty percent (20%) in the definition of Acquisition Proposal being treated as fifty percent (50%) for purposes of this clause (i)) within twelve (12) months after such termination or the Company enters into a definitive agreement within twelve (12) months after such termination with respect to such Acquisition Proposal (regardless of when or whether such transaction is consummated); (ii) this Agreement is terminated by Parent pursuant to Section 7.1(e) (Change in Recommendation); or (iii) this Agreement is terminated by the Company pursuant to Section 7.1(f) (Superior Proposal), then in the case of each of clauses (i) through (iii), the Company shall pay or cause to be paid to Parent, in cash at the time specified in the next sentence, a termination fee in the amount of $8,400,000 (the “Termination Fee”). Any Termination Fee shall be paid: (x) in the case of clause (i) of the preceding sentence of this Section 7.3(b), on the same day as the earlier of any consummation of, or entry into a definitive agreement with respect to, the transactions contemplated by such Acquisition Proposal (or no later than the next Business Day if such event occurs on a day that is not a Business Day), (y) in the case of clause (ii) of the preceding sentence of this Section 7.3(b), within two (2) Business Days after the termination of this Agreement and (z) in the case of clause (iii) of the preceding sentence of this Section 7.3(b), immediately prior to or concurrently with such termination of this Agreement (or no later than on the next Business Day if such termination occurs on a day that is not a Business Day). Any Termination Fee due under this Section 7.3(b) shall be paid by wire transfer of immediately available funds to an account designated in writing by Parent. For the avoidance of doubt, the Termination Fee shall be payable only once and not in duplication even though the Termination Fee may be payable under one or more provisions hereof. In circumstances in which the Termination Fee is owing and is actually paid in accordance with this Section 7.3, Parent’s right to receive the Termination Fee from the Company pursuant to this Section 7.3(b) together with any related interest payable pursuant to Section 7.3(c) shall constitute the sole and exclusive remedies (including for damages) of Parent against the Company and its Affiliates, Representatives, successors and assigns for any losses or damages suffered or incurred by Parent, Merger Sub or any of their respective Affiliates in connection with this Agreement (and the termination hereof), and the Merger (and the abandonment thereof) or any matter forming the basis for such termination or as a result of the failure of the other Transactions to be consummated or for any breach or failure to perform hereunder and none of the Company or its Subsidiaries, Representatives, successors or assigns will have any further liability or obligation relating to or arising out of or in connection with this Agreement or the Transactions or any matters forming the basis for such termination; provided, however, that the Company shall remain obligated in accordance with the terms of the Confidentiality Agreement and the Company shall remain obligated pursuant to this Section 7.3 and the last sentence of Section 5.5.
(c)   The Company and Parent acknowledge and agree that the agreements contained in this Section 7.3 are an integral part of the Transactions, and that, without these agreements, the Company and Parent would not enter into this Agreement. In the event that the Company shall fail to pay the Termination Fee when due, Parent shall be entitled to receive interest on such unpaid Termination Fee, commencing on the date that the Termination Fee, as applicable, became due, at a rate equal to the “prime rate” as published in The Wall Street Journal, Eastern Edition, in effect on the date such payment was required to be made through the date of payment (calculated daily on the basis of a year of 365 days and the actual number of days elapsed, without compounding).
ARTICLE 8
MISCELLANEOUS PROVISIONS
Section 8.1   No Survival of Representations and Warranties.   None of the representations and warranties of the Company contained in this Agreement, or contained in any certificate, schedule or document delivered pursuant to this Agreement or in connection with any of the Transactions, shall survive the Effective Time.

Section 8.2   Amendment.   Any provision of this Agreement may be amended, modified, supplemented or waived prior to the Effective Time if, but only if, such amendment, modification, supplement or waiver is in writing and is signed, in the case of an amendment, modification or supplement, by each Party to this Agreement (or their respective boards of directors, if required) or, in the case of a waiver, by each Party against whom the waiver is to be effective (or its board of directors, if required); provided, however, that after the Company Stockholder Approval has been obtained, there will not be any amendment that by applicable Law or the rules of any stock exchange requires further approval by the stockholders without such further approval of such stockholders nor any amendment or change not permitted by applicable Law.
Section 8.3   Waiver.   No failure on the part of any Party to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of any Party in exercising any power, right, privilege or remedy under this Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy. No Party shall be deemed to have waived any claim arising out of this Agreement, or any power, right, privilege or remedy under this Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of such Party; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.
Section 8.4   Entire Agreement.   This Agreement (including the exhibits, schedules, annexes and appendices hereto), the Company Disclosure Schedule, the other agreements referred to herein and the Confidentiality Agreement constitute the entire agreement and supersede all prior agreements and understandings, both written and oral, among or between any of the Parties with respect to the subject matter hereof and thereof.
Section 8.5   Applicable Law; Jurisdiction; Waiver of Trial by Jury.
(a)   This Agreement is made under, and shall be construed and enforced in accordance with, the Laws of the State of Delaware applicable to agreements made and to be performed solely therein, without giving effect to principles of conflicts of law.
(b)   Each of the Parties (i) consents to and submits to the exclusive personal jurisdiction of the Court of Chancery of the State of Delaware, New Castle County, or, if that court does not have jurisdiction, a federal court sitting in Wilmington, Delaware (the “Delaware Courts”) in any action or proceeding arising out of or relating to this Agreement or any of the Transactions, (ii) agrees that all claims in respect of such action or proceeding shall be heard and determined in any such court, (iii) agrees that it shall not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court and (iv) agrees that it shall not bring any action or proceeding arising out of or relating to this Agreement or any of the Transactions in any other court. Each of the Parties waives any defense of inconvenient forum to the maintenance of any action or proceeding so brought and waives any bond, surety or other security that might be required of any other Person with respect thereto. Notwithstanding the foregoing, each of the Parties agrees that a final and nonappealable judgment in any Legal Proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law.
(c)   EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT, ANY OTHER AGREEMENTS EXECUTED IN CONNECTION HEREWITH OR THE TRANSACTIONS CONTEMPLATED HEREBY.
Section 8.6   Assignability; Parties in Interest.   This Agreement shall be binding upon, and shall be enforceable by and inure to the benefit of, the Parties and their respective successors and assigns. This Agreement shall not be assignable by any Party without the express written consent of the other Parties, and any attempt to make any such assignment without such consent shall be null and void; provided, however, that Merger Sub may assign any or all of its rights, interests and obligations hereunder to one or more direct or indirect wholly owned Subsidiaries of Parent, or a combination thereof, so long as such assignment would not have a Parent Material Adverse Effect and no such assignment shall release Parent or Merger

Sub, as the case may be, from its obligations hereunder. Except for Section 2.6 (which, from and after the Effective Time, shall be for the benefit of Persons who are holders of the Company Common Stock immediately prior to the Effective Time) and Section 5.10 (which, from and after the Effective Time shall be for the benefit of the Indemnified Parties), nothing in this Agreement, express or implied, is intended to or shall confer upon any Person, other than the Parties, any right, benefit or remedy of any nature.
Section 8.7    Notices.   Any notices or other communications required or permitted under, or otherwise given in connection with, this Agreement shall be in writing and shall be deemed to have been duly given (a) on the date delivered or sent if delivered in person or sent by email (provided confirmation of email is obtained), (b) on the fifth (5th) Business Day after dispatch by registered or certified mail or (c) on the next Business Day if transmitted by nationally recognized overnight courier (providing written proof of delivery), in each case as follows:
if to Parent, Merger Sub or the Surviving Corporation, to:
Global Infrastructure Solutions Inc.
660 Newport Center Drive, Suite 940
Newport Beach, CA 92660
Attention: Deborah Butera
Telephone No.: (213) 640-4795
Email: dbutera@gisi.com
with a copy (which shall not constitute notice) to:
Cooley LLP
1333 2nd Street, Suite 400
Santa Monica, California 90401
Attention: John-Paul Motley and Steve Tonsfeldt
Telephone No.: (310) 883-6476; (650) 843-5967
Email: jmotley@cooley.com; stonsfeldt@cooley.com
if to the Company (prior to the Merger), to:
Hill International, Inc.
One Commerce Square
2005 Market Street, 17th Floor
Philadelphia, PA 19103
Attention: William H. Dengler, Jr.
Telephone No.: (215) 309-7700
Email: williamdengler@hillintl.com
with a copy (which shall not constitute notice) to:
Duane Morris LLP
30 South 17th Street
Philadelphia, PA 19103
Attention: Darrick M. Mix and Peter D. Visalli
Telephone No.: (215) 977-1206; (856) 874-4229
Email: dmix@duanemorris.com; pvisalli@duanemorris.com
Section 8.8   Severability.   Any term or provision of this Agreement that is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If the final judgment of a court of competent jurisdiction declares that any term or provision hereof is invalid, void or unenforceable, the Parties shall negotiate in good faith to replace such invalid, void or unenforceable term or provision with a valid and enforceable term or provision that will achieve, to the extent possible, the economic, business and other purposes of such invalid or unenforceable term.

Section 8.9   Counterparts.   This Agreement may be executed and delivered (including by facsimile or other form of electronic transmission) in one or more counterparts, and by the different Parties in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.
Section 8.10   Obligation of Parent.   Parent shall take all actions necessary to cause Merger Sub to comply with and perform all of its covenants, obligations, agreements and undertakings made or required to be performed by Merger Sub in accordance with the terms of this Agreement, the Merger and the other Transactions. As a material inducement to the Company’s willingness to enter into this Agreement and perform its obligations hereunder, Parent hereby unconditionally guarantees full performance and payment by Merger Sub of each of the covenants, obligations and undertakings required to be performed by Merger Sub under this Agreement and the Transactions, subject to all terms, conditions and limitations contained in this Agreement, and hereby represents, acknowledges and agrees that any such breach of any such representation and warranty or default in the performance of any such covenant, obligation, agreement or undertaking of Merger Sub shall also be deemed to be a breach or default of Parent, and the Company shall have the right, exercisable in its sole discretion, to pursue any and all available remedies it may have arising out of any such breach or nonperformance directly against either or both of Parent and Merger Sub in the first instance. As applicable, references in this Section 8.10 to “Merger Sub” shall also include the Surviving Corporation following the Effective Time.
Section 8.11   Specific Performance.   The Parties agree that irreparable damage would occur and that the Parties would not have any adequate remedy at law in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached, except as expressly provided in the following sentence. It is accordingly agreed that, prior to any valid termination of this Agreement in accordance with Section 7.1, the Parties shall be entitled to an injunction or injunctions to prevent breaches or threatened breaches of any of the other Parties’ respective covenants or obligations set forth in this Agreement and to enforce specifically the terms and provisions of this Agreement in the Delaware Courts and, in any such action for specific performance, each Party waives the defense of adequacy of a remedy at law and waives any requirement for the securing or posting of any bond in connection with such remedy, this being in addition to any other remedy to which they are entitled at law or in equity (subject to the limitations set forth in this Agreement). The Parties further agree that (a) by seeking the remedies provided for in this Section 8.11, a Party shall not in any respect waive its right to seek any other form of relief that may be available to a Party under this Agreement (including monetary damages) for breach of any of the provisions of this Agreement or in the event that this Agreement has been terminated or in the event that the remedies provided for in this Section 8.11 are not available or otherwise are not granted, and (b) nothing set forth in this Section 8.11 shall require any Party to institute any proceeding for (or limit any Party’s right to institute any proceeding for) specific performance under this Section 8.11 prior or as a condition to exercising any termination right under Article 7 (and pursuing damages after such termination), nor shall the commencement of any Legal Proceeding pursuant to this Section 8.11 or anything set forth in this Section 8.11 restrict or limit any Party’s right to terminate this Agreement in accordance with the terms of Article 7 or pursue any other remedies under this Agreement that may be available at any time; provided, however, that for avoidance of doubt, in no event will any Party be entitled to receive both a grant of specific performance pursuant to this Section 8.11 to cause the Closing and money damages.
Section 8.12   Construction.   The Parties have participated jointly in the negotiation and drafting of this Agreement and the other agreements, documents and instruments executed and delivered in connection herewith with sophisticated counsel. In the event an ambiguity or question of intent or interpretation arises, this Agreement and the agreements, documents and instruments executed and delivered in connection herewith shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any provisions of this Agreement and the agreements, documents and instruments executed and delivered in connection herewith. The Parties intend that each representation, warranty, and covenant contained herein shall have independent significance. Unless the context of the Agreement otherwise requires: (a) the word “including” shall mean “including without limitation” regardless of whether such words are included in some contexts but not others; (b) words of any gender include each other gender and neutral forms of such words; (b) words using the singular or plural number also include the plural or singular number, respectively; (d) the terms “hereof,” “herein,” “hereto,” “hereunder” and derivative or similar words refer to this entire Agreement; (e) references to clauses without a cross-reference to a Section or subsection are references to clauses within the same Section or, if more specific, subsection; (f) the word “or” is disjunctive but not necessarily exclusive; (g) the words “writing”, “written” and comparable terms refer to printing, typing and other means of reproducing words (including electronic media) in a visible form; (h) references from or through any date mean, unless otherwise specified, from and including or through and including, respectively; (i) the words “dollar”, “USD” or “$” shall mean U.S. dollars; and (j) the word “day” means calendar day unless Business Day is expressly specified. Except as otherwise indicated, all references in this Agreement to “Sections,” “Exhibits,” and “Schedules” are intended to refer to Sections of this Agreement and Exhibits and Schedules to this Agreement.
[Remainder of page intentionally left blank; Signature page follows]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed as of the date first above written.
HILL INTERNATIONAL, INC.
By:
/s/ Raouf S. Ghali

Name: Raouf S. Ghali
Title:   Chief Executive Officer
[Signature Page to Amended and Restated Agreement and Plan of Merger]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed as of the date first above written.
GLOBAL INFRASTRUCTURE SOLUTIONS INC.
By:
/s/ Richard G. Newman, Jr.

Name: Richard G. Newman, Jr.
Title:   President and Chief Executive Officer
LIBERTY ACQUISITION SUB INC.
By:
/s/ Jeffrey M. Kissel

Name: Jeffrey M. Kissel
Title:   President and Chief Executive Officer
[Signature Page to Amended and Restated Agreement and Plan of Merger]

EXHIBIT A
AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
OF
HILL INTERNATIONAL, INC.
I.
The name of this corporation is Hill International, Inc.
II.
The address of the registered office of this corporation in the State of Delaware shall be 3411 Silverside Road, Tatnall Building No. 104, City of Wilmington, County of New Castle, 19810 or in such other location as the Board of Directors may from time to time determine or the business of this corporation may require. This corporation’s registered agent for service of process at such address is United Agent Group Inc.
III.
The purpose of this corporation is to engage in any lawful act or activity for which a corporation may be organized under the Delaware General Corporation Law (“DGCL”).
IV.
This corporation is authorized to issue only one class of stock, to be designated Common Stock. The total number of shares of Common Stock presently authorized is 1,000, each having a par value of $0.001.
V.
A.   The management of the business and the conduct of the affairs of this corporation shall be vested in its Board of Directors. The number of directors which shall constitute the whole Board of Directors shall be fixed by the Board of Directors in the manner provided in the bylaws.
B.   Directors shall be elected at each annual meeting of stockholders to hold office until the next annual meeting. Each director shall hold office either until the expiration of the term for which elected or appointed and until a successor has been elected and qualified, or until such director’s death, resignation or removal. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.
C.   No person entitled to vote at an election for directors may cumulate votes to which such person is entitled unless required by applicable law at the time of such election.
D.   Subject to any limitations imposed by applicable law, the Board of Directors or any director may be removed from office at any time, with or without cause, by the affirmative vote of the holders of a majority of the voting power of all then outstanding shares of capital stock of this corporation entitled to vote generally at an election of directors.
E.   The Board of Directors is expressly empowered to adopt, amend, or repeal the bylaws of this corporation. The stockholders shall also have power to adopt, amend, or repeal the bylaws of this corporation; provided, however, that, in addition to any vote of the holders of any class or series of stock of this corporation required by law or by this Certificate of Incorporation, such action by stockholders shall require the affirmative vote of the holders of at least a majority of the voting power of all of the then-outstanding shares of the capital stock of this corporation entitled to vote generally in the election of directors, voting together as a single class.
F.   Unless and except to the extent that the bylaws of this corporation shall so require, the election of directors of this corporation need not be by written ballot.

VI.
A.   The personal liability of the directors to this corporation or its stockholders for monetary damages for any breach of a fiduciary duty as a director shall be eliminated to the fullest extent permitted under applicable law.
B.   This corporation shall indemnify, advance expenses, and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any director, officer, or agent of this corporation (and any other persons to which applicable law permits this corporation to provide indemnification) who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was a director, officer or agent of this corporation. If applicable law is amended after approval by the stockholders of this Article VI to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director to the corporation shall be eliminated or limited to the fullest extent permitted by applicable law as so amended.
C.   Any repeal or modification of this Article VI shall only be prospective and shall not affect the rights or protections or increase the liability of any officer or director under this Article VI in effect at the time of the alleged occurrence of any act or omission to act giving rise to liability or indemnification.
VII.
This corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon the stockholders herein are granted subject to this reservation.
[Remainder of this page intentionally left blank]

ANNEX B
August 26, 2022
The Board of Directors of Hill International, Inc.
One Commerce Square
2005 Market Street, 17th Floor
Philadelphia, PA 19103
Dear Board of Directors:
We understand that Global Infrastructure Solutions Inc. (the “Acquiror”), Liberty Acquisition Sub Inc., a wholly-owned subsidiary of the Acquiror (the “Sub”), and Hill International, Inc. (the “Company”), propose to enter into the Agreement (defined below) pursuant to which, among other things, the Sub will be merged with and into the Company (the “Transaction”), with the Company surviving such merger as the surviving corporation, and that, in connection with the Transaction, (a) each share of the outstanding common stock, par value $0.0001 per share, of the Company (“Company Common Stock”) held by holders of Company Common Stock, other than Excluded Persons (such holders, the “Unaffiliated Stockholders”), will be converted into the right to receive $3.40 in cash (the “Consideration”), and (b) the Company will become a wholly owned subsidiary of the Acquiror. “Excluded Persons” shall be defined as the Acquiror and the Sub, or any direct or indirect wholly owned subsidiaries of the Acquiror or the Sub.
The Company has requested that Houlihan Lokey Capital, Inc. (“Houlihan Lokey”) provide an opinion (the “Opinion”) to the Board of Directors of the Company (the “Board”) as to whether, as of the date hereof, the Consideration to be received by the Unaffiliated Stockholders of the Company in the Transaction pursuant to the Agreement is fair to them from a financial point of view.
In connection with this Opinion, we have made such reviews, analyses and inquiries as we have deemed necessary and appropriate under the circumstances. Among other things, we have:
1.
reviewed the following agreements and documents:

a.
Draft dated August 26, 2022 of the Amended and Restated Agreement and Plan of Merger, by and among Acquiror, Sub and the Company (the “Agreement”); and

b.
Draft dated August 26, 2022 of the Form Support Agreement (the “Support Agreement”)

2.
reviewed certain publicly available business and financial information relating to the Company that we deemed to be relevant;

3.
reviewed certain information relating to the historical, current and future operations, financial condition and prospects of the Company made available to us by the Company, including financial projections prepared by the management of the Company relating to (i) the Company for the fiscal years ending 2022 through 2024 and (ii) the collection by the Company of certain amounts due from a client in Libya (such financial projections described in (i) and (ii) herein, collectively, the “Financial Projections”);

4.
spoken with certain members of the management of the Company regarding the business, operations, financial condition and prospects of the Company, the Transaction and related matters;

5.
compared the financial and operating performance of the Company with that of other public companies that we deemed to be relevant;

6.
considered publicly available financial terms of certain transactions that we deemed to be relevant;

7.
reviewed the current and historical market prices and trading volume for the Company’s publicly traded securities, and the current and historical market prices and trading volume of the publicly traded securities of certain other companies that we deemed to be relevant; and

8.
conducted such other financial studies, analyses and inquiries and considered such other information and factors as we deemed appropriate.

We have relied upon and assumed, without independent verification, the accuracy and completeness of all data, material and other information furnished, or otherwise made available, to us, discussed with or reviewed by us, or publicly available, and do not assume any responsibility with respect to such data, material and other information. In addition, management of the Company has advised us, and we have assumed, that the Financial Projections reviewed by us have been reasonably prepared in good faith on bases reflecting the best currently available estimates and judgments of such management as to the future financial results and condition of the Company and the other matters covered thereby, and we express no opinion with respect to such Financial Projections or the assumptions on which they are based. We have relied upon and assumed, without independent verification, that there has been no change in the business, assets, liabilities, financial condition, results of operations, cash flows or prospects of the Company since the respective dates of the most recent financial statements and other information, financial or otherwise, provided to us that would be material to our analyses or this Opinion, and that there is no information or any facts that would make any of the information reviewed by us incomplete or misleading.
We have relied upon and assumed, without independent verification, that (a) the representations and warranties of all parties to the agreements identified in item 1 above and all other related documents and instruments that are referred to therein are true and correct, (b) each party to all such agreements and other related documents and instruments will fully and timely perform all of the covenants and agreements required to be performed by such party, (c) all conditions to the consummation of the Transaction will be satisfied without waiver thereof, and (d) the Transaction will be consummated in a timely manner in accordance with the terms described in all such agreements and other related documents and instruments, without any amendments or modifications thereto. We have relied upon and assumed, without independent verification, that (i) the Transaction will be consummated in a manner that complies in all respects with all applicable federal and state statutes, rules and regulations, and (ii) all governmental, regulatory, and other consents and approvals necessary for the consummation of the Transaction will be obtained and that no delay, limitations, restrictions or conditions will be imposed or amendments, modifications or waivers made that would have an effect on the Transaction or the Company that would be material to our analyses or this Opinion. In addition, we have relied upon and assumed, without independent verification, that the final forms of any draft documents identified above will not differ in any material respect from the drafts of said documents.
Furthermore, in connection with this Opinion, we have not been requested to make, and have not made, any physical inspection or independent appraisal or evaluation of any of the assets, properties or liabilities (fixed, contingent, derivative, off-balance-sheet or otherwise) of the Company or any other party, nor were we provided with any such appraisal or evaluation. We did not estimate, and express no opinion regarding, the liquidation value of any entity or business. We have undertaken no independent analysis of any potential or actual litigation, regulatory action, possible unasserted claims or other contingent liabilities, to which the Company is or may be a party or is or may be subject, or of any governmental investigation of any possible unasserted claims or other contingent liabilities to which the Company is or may be a party or is or may be subject.
We have considered the results of the third-party solicitation process conducted by the Company, with our assistance, with respect to a possible sale of the Company. This Opinion is necessarily based on financial, economic, market and other conditions as in effect on, and the information made available to us as of, the date hereof. We have not undertaken, and are under no obligation, to update, revise, reaffirm or withdraw this Opinion, or otherwise comment on or consider events occurring or coming to our attention after the date hereof.
This Opinion is furnished for the use of the Board (in its capacity as such) in connection with its evaluation of the Transaction and may not be used for any other purpose without our prior written consent. This Opinion is not intended to be, and does not constitute, a recommendation to the Board, any security holder or any other party as to how to act or vote with respect to any matter relating to the Transaction or otherwise.
In the ordinary course of business, certain of our employees and affiliates, as well as investment funds in which they may have financial interests or with which they may co-invest, may acquire, hold or sell, long or short positions, or trade, in debt, equity, and other securities and financial instruments (including loans and other obligations) of, or investments in, the Company, the Acquiror or any other party that may be involved in the Transaction and their respective affiliates or security holders or any currency or commodity that may be involved in the Transaction.
Houlihan Lokey and certain of its affiliates have in the past provided and are currently providing investment banking, financial advisory and/or other financial or consulting services to the Acquiror, for which Houlihan Lokey and its affiliates have received, and may receive, compensation in connection with such services. Houlihan Lokey and certain of its affiliates may provide investment banking, financial advisory and/or other financial or consulting services to the Company, the Acquiror, other participants in the Transaction or certain of their respective affiliates or security holders in the future, for which Houlihan Lokey and its affiliates may receive compensation. Furthermore, in connection with bankruptcies, restructurings, distressed situations and similar matters, Houlihan Lokey and certain of its affiliates may have in the past acted, may currently be acting and may in the future act as financial advisor to debtors, creditors, equity holders, trustees, agents and other interested parties (including, without limitation, formal and informal committees or groups of creditors) that may have included or represented and may include or represent, directly or indirectly, or may be or have been adverse to, the Company, the Acquiror, other participants in the Transaction or certain of their respective affiliates or security holders, for which advice and services Houlihan Lokey and its affiliates have received and may receive compensation.
Houlihan Lokey has also acted as financial advisor to the Company in connection with, and has participated in, certain of the negotiations leading to, the Transaction and will receive a fee for such services, a substantial portion of which is contingent upon the consummation of the Transaction. In addition, we will receive a fee for rendering this Opinion, which is not contingent upon the successful completion of the Transaction. The Company has agreed to reimburse certain of our expenses and to indemnify us and certain related parties for certain potential liabilities arising out of our engagement.
We have not been requested to opine as to, and this Opinion does not express an opinion as to or otherwise address, among other things: (i) the underlying business decision of the Board, the Company, its security holders or any other party to proceed with or effect the Transaction, (ii) the terms of any arrangements, understandings, agreements or documents related to, or the form, structure or any other portion or aspect of, the Transaction or otherwise (other than the Consideration to the extent expressly specified herein) including, without limitation, any terms, aspects or implications of the Support Agreement to be entered into in connection with the Transaction, (iii) the fairness of any portion or aspect of the Transaction to the holders of any class of securities, creditors or other constituencies of the Company, or to any other party, except if and only to the extent expressly set forth in the last sentence of this Opinion, (iv) the relative merits of the Transaction as compared to any alternative business strategies or transactions that might be available for the Company or any other party, (v) the fairness of any portion or aspect of the Transaction to any one class or group of the Company’s or any other party’s security holders or other constituents vis-à-vis any other class or group of the Company’s or such other party’s security holders or other constituents (including, without limitation, the allocation of any consideration amongst or within such classes or groups of security holders or other constituents), (vi) whether or not the Company, its security holders or any other party is receiving or paying reasonably equivalent value in the Transaction, (vii) the solvency, creditworthiness or fair value of the Company or any other participant in the Transaction, or any of their respective assets, under any applicable laws relating to bankruptcy, insolvency, fraudulent conveyance or similar matters, or (viii) the fairness, financial or otherwise, of the amount, nature or any other aspect of any compensation to or consideration payable to or received by any officers, directors or employees of any party to the Transaction, any class of such persons or any other party, relative to the Consideration or otherwise. Furthermore, no opinion, counsel or interpretation is intended in matters that require legal, regulatory, accounting, insurance, tax or other similar professional advice. It is assumed that such opinions, counsel or interpretations have been or will be obtained from the appropriate professional sources.

Furthermore, we have relied, with the consent of the Company, on the assessments by the Company and its advisors, as to all legal, regulatory, accounting, insurance, tax and other similar matters with respect to the Company and the Transaction or otherwise. The issuance of this Opinion was approved by a committee authorized to approve opinions of this nature.
Based upon and subject to the foregoing, and in reliance thereon, it is our opinion that, as of the date hereof, the Consideration to be received by the Unaffiliated Stockholders of the Company in the Transaction pursuant to the Agreement is fair to them from a financial point of view.
Very truly yours,
/s/ Houlihan Lokey Capital, Inc
HOULIHAN LOKEY CAPITAL, INC

ANNEX C
SECTION 262 OF THE DELAWARE GENERAL CORPORATION LAW
(a)   Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger, consolidation, or conversion, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger, consolidation or conversion nor consented thereto in writing pursuant to § 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder’s shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word “stockholder” means a holder of record of stock in a corporation; the words “stock” and “share” mean and include what is ordinarily meant by those words; the words “depository receipt” mean a receipt or other instrument issued by a depository representing an interest in 1 or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository; the words “beneficial owner” mean a person who is the beneficial owner of shares of stock held either in voting trust or by a nominee on behalf of such person; and the word “person” means any individual, corporation, partnership, unincorporated association or other entity.
(b)   Appraisal rights shall be available for the shares of any class or series of stock of a constituent or converting corporation in a merger, consolidation or conversion to be effected pursuant to § 251 (other than a merger effected pursuant to § 251(g) of this title), § 252, § 254, § 255, § 256, § 257, § 258, § 263, § 264 or § 266 of this title (other than, in each case and solely with respect to a domesticated corporation, a merger, consolidation or conversion authorized pursuant to and in accordance with the provisions of § 388 of this title):
(1)   Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of the meeting of stockholders, or at the record date fixed to determine the stockholders entitled to consent pursuant to § 228 of this title, to act upon the agreement of merger or consolidation or the resolution providing for conversion (or, in the case of a merger pursuant to § 251(h) of this title, as of immediately prior to the execution of the agreement of merger), were either: (i) listed on a national securities exchange or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in § 251(f) of this title.
(2)   Notwithstanding paragraph (b)(1) of this section, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent or converting corporation if the holders thereof are required by the terms of an agreement of merger or consolidation, or by the terms of a resolution providing for conversion, pursuant to § 251, § 252, § 254, § 255, § 256, § 257, § 258, § 263, § 264 or § 266 of this title to accept for such stock anything except:
a.   Shares of stock of the corporation surviving or resulting from such merger or consolidation, or of the converted entity if such entity is a corporation as a result of the conversion, or depository receipts in respect thereof;
b.   Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger, consolidation or conversion will be either listed on a national securities exchange or held of record by more than 2,000 holders;
c.   Cash in lieu of fractional shares or fractional depository receipts described in the foregoing paragraphs (b)(2)a. and b. of this section; or
d.   Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing paragraphs (b)(2)a., b. and c. of this section.

(3)   In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under § 253 or § 267 of this title is not owned by the parent immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.
(4)   [Repealed.]
(c)   Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation, the sale of all or substantially all of the assets of the corporation or a conversion effected pursuant to § 266 of this title. If the certificate of incorporation contains such a provision, the provisions of this section, including those set forth in subsections (d),(e), and (g) of this section, shall apply as nearly as is practicable.
(d)   Appraisal rights shall be perfected as follows:
(1)   If a proposed merger, consolidation or conversion for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for notice of such meeting (or such members who received notice in accordance with § 255(c) of this title) with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) of this section that appraisal rights are available for any or all of the shares of the constituent corporations or the converting corporation, and shall include in such notice either a copy of this section (and, if 1 of the constituent corporations or the converting corporation is a nonstock corporation, a copy of § 114 of this title) or information directing the stockholders to a publicly available electronic resource at which this section (and, § 114 of this title, if applicable) may be accessed without subscription or cost. Each stockholder electing to demand the appraisal of such stockholder’s shares shall deliver to the corporation, before the taking of the vote on the merger, consolidation or conversion, a written demand for appraisal of such stockholder’s shares; provided that a demand may be delivered to the corporation by electronic transmission if directed to an information processing system (if any) expressly designated for that purpose in such notice. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder’s shares. A proxy or vote against the merger, consolidation or conversion shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger, consolidation or conversion, the surviving, resulting or converted entity shall notify each stockholder of each constituent or converting corporation who has complied with this subsection and has not voted in favor of or consented to the merger, consolidation or conversion, and any beneficial owner who has demanded appraisal under paragraph (d)(3) of this section, of the date that the merger, consolidation or conversion has become effective; or
(2)   If the merger, consolidation or conversion was approved pursuant to § 228, § 251(h), § 253, or § 267 of this title, then either a constituent or converting corporation before the effective date of the merger, consolidation or conversion, or the surviving, resulting or converted entity within 10 days after such effective date, shall notify each stockholder of any class or series of stock of such constituent or converting corporation who is entitled to appraisal rights of the approval of the merger, consolidation or conversion and that appraisal rights are available for any or all shares of such class or series of stock of such constituent or converting corporation, and shall include in such notice either a copy of this section (and, if 1 of the constituent corporations or the converting corporation is a nonstock corporation, a copy of § 114 of this title) or information directing the stockholders to a publicly available electronic resource at which this section (and § 114 of this title, if applicable) may be accessed without subscription or cost. Such notice may, and, if given on or after the effective date of the merger, consolidation or conversion, shall, also notify such stockholders of the effective date of the merger, consolidation or conversion. Any stockholder entitled to appraisal rights may, within 20 days after the date of giving such notice or, in the case of a merger approved pursuant to § 251(h) of this title, within the later of the consummation of the offer contemplated by § 251(h) of this title and 20 days after the date of giving such notice, demand in writing from the surviving or resulting entity the appraisal of such holder’s shares; provided that a demand may be delivered to such entity by electronic transmission if directed to an information processing system (if any) expressly designated for that purpose in such notice. Such demand will be sufficient if it reasonably informs such entity of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder’s shares. If such notice did not notify stockholders of the effective date of the merger, consolidation or conversion, either (i) each such constituent corporation or the converting corporation shall send a second notice before the effective date of the merger, consolidation or conversion notifying each of the holders of any class or series of stock of such constituent or converting corporation that are entitled to appraisal rights of the effective date of the merger, consolidation or conversion or (ii) the surviving, resulting or converted entity shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice or, in the case of a merger approved pursuant to § 251(h) of this title, later than the later of the consummation of the offer contemplated by § 251(h) of this title and 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder’s shares in accordance with this subsection and any beneficial owner who has demanded appraisal under paragraph (d)(3) of this section. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation or entity that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation or the converting corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger, consolidation or conversion, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.
(3)   Notwithstanding subsection (a) of this section (but subject to this paragraph (d)(3)), a beneficial owner may, in such person’s name, demand in writing an appraisal of such beneficial owner’s shares in accordance with either paragraph (d)(1) or (2) of this section, as applicable; provided that (i) such beneficial owner continuously owns such shares through the effective date of the merger, consolidation or conversion and otherwise satisfies the requirements applicable to a stockholder under the first sentence of subsection (a) of this section and (ii) the demand made by such beneficial owner reasonably identifies the holder of record of the shares for which the demand is made, is accompanied by documentary evidence of such beneficial owner’s beneficial ownership of stock and a statement that such documentary evidence is a true and correct copy of what it purports to be, and provides an address at which such beneficial owner consents to receive notices given by the surviving, resulting or converted entity hereunder and to be set forth on the verified list required by subsection (f) of this section.
(e)   Within 120 days after the effective date of the merger, consolidation or conversion, the surviving, resulting or converted entity, or any person who has complied with subsections (a) and (d) of this section hereof and who is otherwise entitled to appraisal rights, may commence an appraisal proceeding by filing a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger, consolidation or conversion, any person entitled to appraisal rights who has not commenced an appraisal proceeding or joined that proceeding as a named party shall have the right to withdraw such person’s demand for appraisal and to accept the terms offered upon the merger, consolidation or conversion. Within 120 days after the effective date of the merger, consolidation or conversion, any person who has complied with the requirements of subsections (a) and (d) of this section hereof, upon request given in writing (or by electronic transmission directed to an information processing system (if any) expressly designated for that purpose in the notice of appraisal), shall be entitled to receive from the surviving, resulting or converted entity a statement setting forth the aggregate number of shares not voted in favor of the merger, consolidation or conversion (or, in the case of a merger approved pursuant to § 251(h) of this title, the aggregate number of shares (other than any excluded stock (as defined in § 251(h)(6)d. of this title)) that were the subject of, and were not tendered into, and accepted for purchase or exchange in, the offer referred to in § 251(h)(2) of this title)), and, in either case, with respect to which demands for appraisal have been received and the aggregate number of stockholders or beneficial owners holding or owning such shares (provided that, where a beneficial owner makes a demand pursuant to paragraph (d)(3) of this section, the record holder of such shares shall not be considered a separate stockholder holding such shares for purposes of such aggregate number). Such statement shall be given to the person within 10 days after such person’s request for such a statement is received by the surviving, resulting or converted entity or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) of this section hereof, whichever is later.
(f)   Upon the filing of any such petition by any person other than the surviving, resulting or converted entity, service of a copy thereof shall be made upon such entity, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all persons who have demanded appraisal for their shares and with whom agreements as to the value of their shares have not been reached by such entity. If the petition shall be filed by the surviving, resulting or converted entity, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving, resulting or converted entity and to the persons shown on the list at the addresses therein stated. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving, resulting or converted entity.
(g)   At the hearing on such petition, the Court shall determine the persons who have complied with this section and who have become entitled to appraisal rights. The Court may require the persons who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any person fails to comply with such direction, the Court may dismiss the proceedings as to such person. If immediately before the merger, consolidation or conversion the shares of the class or series of stock of the constituent or converting corporation as to which appraisal rights are available were listed on a national securities exchange, the Court shall dismiss the proceedings as to all holders of such shares who are otherwise entitled to appraisal rights unless (1) the total number of shares entitled to appraisal exceeds 1% of the outstanding shares of the class or series eligible for appraisal, (2) the value of the consideration provided in the merger, consolidation or conversion for such total number of shares exceeds $1 million, or (3) the merger was approved pursuant to § 253 or § 267 of this title.
(h)   After the Court determines the persons entitled to an appraisal, the appraisal proceeding shall be conducted in accordance with the rules of the Court of Chancery, including any rules specifically governing appraisal proceedings. Through such proceeding the Court shall determine the fair value of the shares exclusive of any element of value arising from the accomplishment or expectation of the merger, consolidation or conversion, together with interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. Unless the Court in its discretion determines otherwise for good cause shown, and except as provided in this subsection, interest from the effective date of the merger, consolidation or conversion through the date of payment of the judgment shall be compounded quarterly and shall accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective date of the merger, consolidation or conversion and the date of payment of the judgment. At any time before the entry of judgment in the proceedings, the surviving, resulting or converted entity may pay to each person entitled to appraisal an amount in cash, in which case interest shall accrue thereafter as provided herein only upon the sum of (1) the difference, if any, between the amount so paid and the fair value of the shares as determined by the Court, and (2) interest theretofore accrued, unless paid at that time. Upon application by the surviving, resulting or converted entity or by any person entitled to participate in the appraisal proceeding, the Court may, in its discretion, proceed to trial upon the appraisal prior to the final determination of the persons entitled to an appraisal. Any person whose name appears on the list filed by the surviving, resulting or converted entity pursuant to subsection (f) of this section may participate fully in all proceedings until it is finally determined that such person is not entitled to appraisal rights under this section.
(i)   The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving, resulting or converted entity to the persons entitled thereto. Payment shall be so made to each such person upon such terms and conditions as the Court may order. The Court’s decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving, resulting or converted entity be an entity of this State or of any state.

(j)   The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a person whose name appears on the list filed by the surviving, resulting or converted entity pursuant to subsection (f) of this section who participated in the proceeding and incurred expenses in connection therewith, the Court may order all or a portion of such expenses, including, without limitation, reasonable attorney’s fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal not dismissed pursuant to subsection (k) of this section or subject to such an award pursuant to a reservation of jurisdiction under subsection (k) of this section.
(k)   From and after the effective date of the merger, consolidation or conversion, no person who has demanded appraisal rights with respect to some or all of such person’s shares as provided in subsection (d) of this section shall be entitled to vote such shares for any purpose or to receive payment of dividends or other distributions on such shares (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger, consolidation or conversion); provided, however, that if no petition for an appraisal is filed within the time provided in subsection (e) of this section, or if a person who has made a demand for an appraisal in accordance with this section shall deliver to the surviving, resulting or converted entity a written withdrawal of such person’s demand for an appraisal in respect of some or all of such person’s shares in accordance with subsection (e) of this section, then the right of such person to an appraisal of the shares subject to the withdrawal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any person without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just, including without limitation, a reservation of jurisdiction for any application to the Court made under subsection (j) of this section; provided, however that this provision shall not affect the right of any person who has not commenced an appraisal proceeding or joined that proceeding as a named party to withdraw such person’s demand for appraisal and to accept the terms offered upon the merger, consolidation or conversion within 60 days after the effective date of the merger, consolidation or conversion, as set forth in subsection (e) of this section.
(l)   The shares or other equity interests of the surviving, resulting or converted entity to which the shares of stock subject to appraisal under this section would have otherwise converted but for an appraisal demand made in accordance with this section shall have the status of authorized but not outstanding shares of stock or other equity interests of the surviving, resulting or converted entity, unless and until the person that has demanded appraisal is no longer entitled to appraisal pursuant to this section.

SPECIAL MEETING OF STOCKHOLDERS OFHILL INTERNATIONAL, INC.[•], 2022NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:The Notice of Meeting, Proxy Statement and Proxy Cardare available at: www.hillintl.com in the “Investors” section.Please sign, date and mailyour proxy card in theenvelope provided as soonas possible.Signature of Stockholder Date: Signature of Stockholder Date:Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give fulltitle as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.To change the address on your account, please check the box at right andindicate your new address in the address space above. Please note thatchanges to the registered name(s) on the account may not be submitted viathis method.1. To adopt the Amended and Restated Agreement and Plan ofMerger, dated as of August 26, 2022, among Hill International,Inc., Global Infrastructure Solutions Inc. and Liberty AcquisitionSub Inc., as it may be amended, supplemented or otherwisemodified from time to time (the “Merger Agreement”).2. To approve, on a non-binding, advisory basis, the compensationthat may be paid or become payable to Hill International,Inc.’s named executive officers that is based on or otherwiserelated to the merger contemplated by the Merger Agreement.3. To approve the adjournment of the special meeting of stockholdersof Hill International, Inc. (the “Special Meeting”) to alater date or time, if necessary or appropriate, to solicit additionalproxies in the event that there are not sufficient votes atthe time of the Special Meeting to adopt the MergerAgreement.The undersigned acknowledges receipt from Hill International, Inc. prior to theexecution of this Proxy of a Notice of 2022 Special Meeting and a Proxy Statementdated [ ], 2022.THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. SHARES REPRESENTEDBY THIS PROXY WILL BE VOTED AS SPECIFIED. IF NO SPECIFICATION IS MADE, THESHARES REPRESENTED WILL BE VOTED "FOR" PROPOSAL 1, "FOR" PROPOSAL 2, AND "FOR"PROPOSAL 3. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCHOTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENTTHEREOF.FOR AGAINST ABSTAINTHE BOARD OF DIRECTORS RECOMMENDS YOU VOTE “FOR” PROPOSAL 1,“FOR” PROPOSAL 2, AND “FOR” PROPOSAL 3.PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE xPlease detach along perforated line and mail in the envelope provided.00030030030000000100 3 111522Mark here if you plan to attend the Special Meeting.GO GREENe-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxymaterial, statements and other eligible documents online, while reducing costs, clutter andpaper waste. Enroll today via www.astfinancial.com to enjoy online access.Preliminary Proxy Card - Subject to Completion

Preliminary Proxy Card - Subject to CompletionHILL INTERNATIONAL, INC.PROXY FOR 2022 SPECIAL MEETING OF STOCKHOLDERS[•], 2022THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORSThe undersigned stockholder of Hill International, Inc. hereby appoints Raouf S. Ghali and William H.Dengler, Jr. and each of them, with full power of substitution, as proxies to vote the shares of stock whichthe undersigned could vote if personally present at the 2022 Special Meeting of Stockholders of HillInternational, Inc. to be held on [•], 2022, at [•] a.m. Eastern Time, at One Commerce Square, 2005 MarketSt., 17th Floor, Philadelphia, PA 19103, and at any adjournment or postponement thereof, ashereinafter specified and, in their discretion, upon such other matters as may properly come before themeeting. The undersigned hereby revokes all proxies previously given. If the undersigned holds any of theshares of common stock in a fiduciary, custodial or joint capacity or capacities, this proxy is signed by theundersigned in every such capacity as well as individually.When properly executed, this proxy will be voted in the manner directed herein. On matters for whichyou do not specify a choice, the shares will be voted in accordance with the recommendation of theBoard of Directors. If no direction is made, this proxy will be voted "FOR" Proposal 1, "FOR" Proposal2, and "FOR" Proposal 3.(Continued and to be signed on the reverse side)1------------------ . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . ----------------1.1